                                                                    EXHIBIT 10.1


                          JANUARY 2002 - DECEMBER 2003





                 CONTRACT FOR MEDICAID/BADGERCARE HMO SERVICES

                                    BETWEEN

                                      HMO

                                      AND


                            WISCONSIN DEPARTMENT OF
                           HEALTH AND FAMILY SERVICES

                                TABLE OF CONTENTS

                                                                                           Page No.
                                                                                           --------
ARTICLE I ...................................................................................  1
        I. DEFINITIONS ......................................................................  1

ARTICLE II ....................................... ..........................................  7
        II. DELEGATIONS OF AUTHORITY.........................................................  7

ARTICLE III .................................................................................  8
        III. FUNCTIONS AND DUTIES OF THE HMO ................................................  8
                A. Statutory Requirement ....................................................  8
                B. Provision of Contract Services............................................  8
                C. Time Limit for Decision on Certain Referrals.............................. 19
                D. Emergency Care ........................................................... 19
                E. 24-Hour Coverage ......................................................... 20
                F. Thirty Day Payment Requirement............................................ 20
                G. HMO Claim Retrieval System ............................................... 21
                H. Appeals to the Department for HMO Payment/Denial of Providers ............ 21
                I. Payments for Diagnosis of Whether an Emergency Condition Exists........... 22
                J. Memoranda of Understanding for Emergency Services......................... 22
                K. Provision of Services..................................................... 23
                L. Open Enrollment........................................................... 23
                M. Pre-Existing Conditions................................................... 23
                N. Hospitalization at the Time of Enrollment or Disenrollment................ 24
                O. Non-Discrimination ....................................................... 24
                P. Affirmative Action Plan .................................................. 25
                Q. Cultural Competency....................................................... 26
                R. Health Education and Prevention........................................... 26
                S. Enrollee Handbook and Education and Outreach for Newly Enrolled
                   Recipients................................................................ 28
                T. Approval of Marketing Plans and Informing Materials ...................... 30
                U. Conversion Privileges..................................................... 32
                V. Choice of Health Professional ............................................ 32
                W. Quality Assessment/Performance Improvement (QAPI) ........................ 32
                X. Access to Premises ....................................................... 52
                Y. Subcontracts ............................................................. 52
                Z. Compliance with Applicable Laws, Rules or Regulations .................... 52
                AA. Use of Providers Certified By Medicaid Program .......................... 52
                BB. Reproduction and Distribution of Materials .............................. 53
                CC. Provision of Interpreters................................................ 53
                DD. Coordination and Continuation of Care ................................... 53
                EE. HMO ID Cards ............................................................ 54

HMO Contract for January 1, 2002 - December 31, 2003

                                      i

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
                                                                                                Page No.
                                                                                                --------
                FF. Federally Qualified Health Centers and Rural Health Centers
                    (FQHCs and RHCs) ............................................................. 54
                GG. Coordination with Prenatal Care Services, School-Based Services,
                    Targeted Case Management Services, a Child Welfare Agencies, and
                    Dental Managed Care Organizations............................................. 55
                HH. Physician Incentive Plans..................................................... 56
                II. Advance Directives............................................................ 57
                JJ. Ineligible Organizations...................................................... 57
                KK. Clinical Laboratory Improvement Amendments ................................... 59
                LL. Limitation on Fertility Enhancing Drugs....................................... 59
                MM. Reporting of Communicable Diseases ........................................... 60
                NN. Medicaid/BadgerCare HMO Advocate Requirements................................. 60
                OO. HMO Designation of Staff Person as Contract Representative ................... 63
                PP. Subcontracts with Local Health Departments.................................... 63
                QQ. Subcontracts with Community-Based Health Organizations........................ 64
                RR. Prescription Drugs............................................................ 64
                SS. HMO Attestation............................................................... 65
                TT. Fraud and Abuse Investigations ............................................... 65

ARTICLE IV ....................................................................................... 66
        IV. FUNCTIONS AND DUTIES OF THE DEPARTMENT ............................................... 66
                A. Eligibility Determination ..................................................... 66
                B. Enrollment .................................................................... 67
                C. Disenrollment ................................................................. 67
                D. HMO Enrollment Reports ........................................................ 67
                E. Utilization Review and Control................................................. 68
                F. HMO Review .................................................................... 68
                G. HMO Review of Study or Audit Results .......................................... 68
                H. Vaccines....................................................................... 68
                I. Coordination of Benefits....................................................... 69
                J. Wisconsin Medicaid Provider Reports............................................ 69
                K. Enrollee Health Status and Primary Language Report ............................ 69
                L. Fraud and Abuse Training....................................................... 69
                M. Provision of Data to HMOs...................................................... 69
                N. Special Procedures for Retroactive Payments Adjustments for
                   Pregnant BadgerCare Enrollees.................................................. 69

ARTICLE V ........................................................................................ 70
        V. PAYMENT TO THE HMO .................................................................... 70
                A. Capitation Rates............................................................... 70
                B. Actuarial Basis ............................................................... 70
                C. Renegotiation.................................................................. 70
                D. Reinsurance.................................................................... 70
                E. Neonatal Intensive Care Unit Risk-Sharing...................................... 70
                F. Payment Schedule .............................................................. 72
                G. Capitation Payments For Newborns .............................................. 72

HMO Contract for January 1, 2002 - December 31, 2003

                                       ii
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
                                                                                              Page No.
                                                                                              --------
                H. Coordination of Benefits (COB) .............................................. 73
                I. Recoupments ................................................................. 75
                J. Payment for Aids, HIV-Positive, and Ventilator Dependent..................... 76

ARTICLE VI ..................................................................................... 79
        VI. REPORTS, DATA, AND COMPUTER/DATA REPORTING SYSTEM .................................. 79
                A. Disclosure................................................................... 79
                B. Periodic Reports ............................................................ 79
                C. Access to and Audit of Contract Records ..................................... 80
                D. Records Retention ........................................................... 80
                E. Special Reporting and Compliance Requirements ............................... 81
                F. Reporting of Corporate and Other Changes .................................... 81
                G. Computer/Data Reporting System............................................... 82

ARTICLE VII .................................................................................... 83
        VII. ENROLLMENT AND DISENROLLMENTS ..................................................... 83
                A. Enrollment .................................................................. 83
                B. Third Trimester Pregnancy Disenrollment ..................................... 84
                C. Ninth Month Pregnancy Disenrollment ......................................... 84
                D. Exemptions from Enrollment in any HMO and Disenrollment for
                   Patients of Certified Nurse Midwives or Nurse Practitioners ................. 84
                E. Exemption from Enrollment in any HMO and Disenrollment For
                   AIDS HIV-Positive with Anti Retroviral Drug Treatment ....................... 85
                F. Exemptions from Enrollment in any HMO and Disenrollment for
                   Patients of Federally Qualified Health Centers Federally Qualified
                   Health Centers .............................................................. 85
                G. Native American Disenrollment ............................................... 86
                H. Special Disenrollments....................................................... 86
                I. Exemptions from Enrollment in any HMO and Disenrollment for
                   Recipients With Commercial HMO Insurance or Commercial
                   Insurance With a Restricted Provider Network ................................ 86
                J. Exemption from Enrollment in any HMO and Disenrollment for
                   Families Where One or More Members are receiving SSI benefits ............... 86
                K. Voluntary Disenrollment ..................................................... 87
                L. Section 1115(A) Waiver and State Plan Amendment.............................. 87
                M. Additional Services.......................................................... 87
                N. Enrollment/Disenrollment Practices .......................................... 87
                O. Enrollee Lock-In Period ..................................................... 88

ARTICLE VIII ................................................................................... 88
        VIII. GRIEVANCE PROCEDURES.............................................................. 88
                A. Procedures .................................................................. 88
                B. Recipient Appeals of HMO Formal Grievance Decisions/Formal
                   Grievance Process. .......................................................... 90
                C. Notifications of Denial, Termination, Suspension, or Reduction of
                   Benefits to Enrollees ....................................................... 91

HMO Contract for January 1, 2002 - December 31, 2003

                                                                                           Page No.
                                                                                           --------
                D. Notifications of Denial of New Benefits to Enrollees ....................  93
                E. Reporting of Grievances to the Department ...............................  94

ARTICLE IX .................................................................................  94
        IX. REMEDIES FOR VIOLATION, BREACH, OR NON-PERFORMANCE OF CONTRACT .................  94
                A. Suspension of New Enrollment ............................................  94
                B. Department-Initiated Enrollment Reductions ..............................  94
                C. Other Enrollment Reductions .............................................  95
                D. Withholding of Capitation Payments and Orders to Provide Services .......  95
                E. Inappropriate Payment Denials ...........................................  98
                F. Sanctions ...............................................................  99
                G. Sanctions and Remedial Actions...........................................  99

ARTICLE X ..................................................................................  99
        X. TERMINATION AND MODIFICATION OF CONTRACT.........................................  99
                A. Mutual Consent ..........................................................  99
                B. Unilateral Termination...................................................  99
                C. Obligations of Contracting Parties ...................................... 100
                D. Where this Contract is terminated for any reason......................... 101
                E. Where this Contract is terminated on any basis not given including non-renewal of the contract for a given contract period ....... 101
                F. Modification............................................................. 102

ARTICLE XI ................................................................................. 102
        XI. INTERPRETATION OF CONTRACT LANGUAGE............................................. 102
                A. Interpretations ......................................................... 102

ARTICLE XII ................................................................................ 102
        XII. CONFIDENTIALITY OF RECORDS .................................................... 102

ARTICLE XIII ............................................................................... 103
        XIII. DOCUMENTS CONSTITUTING CONTRACT............................................... 103
                A. Current Documents........................................................ 103
                B. Future Documents ........................................................ 104

ARTICLE XIV ................................................................................ 105
        XIV. MISCELLANEOUS ................................................................. 105
                A. Indemnification ......................................................... 105
                B. Independent Capacity of Contractor ...................................... 105
                C. Omissions ............................................................... 105
                D. Choice of Law ........................................................... 105
                E. Waiver................................................................... 105
                F. Severability ............................................................ 106
                G. Force Majeure............................................................ 106
                H. Headings ................................................................ 106

HMO Contract for January 1, 2002 - December 31, 2003

                                                                                            Page No.
                                                                                            --------
                I. Assignability............................................................. 106
                J. Right to Publish.......................................................... 106

ARTICLE XV .................................................................................. 107
        XV. HMO SPECIFIC CONTRACT TERMS...................................................... 107
                A. Initial Contract Period .................................................. 107
                B. Renewals.................................................................. 107
                C. Specific Terms of the Contract ........................................... 107
        SUBCONTRACT FOR CHIROPRACTIC SERVICES ............................................... 108

ADDENDUM I .................................................................................. 109
        SUBCONTRACTS AND MEMORANDA OF UNDERSTANDING.......................................... 109

ADDENDUM II ................................................................................. 118
        POLICY GUIDELINES FOR MENTAL HEALTH/SUBSTANCE ABUSE AND
        COMMUNITY HUMAN SERVICE PROGRAMS..................................................... 118

ADDENDUM III (DELETED)
        RISK-SHARING FOR INPATIENT HOSPITAL SERVICES

ADDENDUM IV ................................................................................. 126
        CONTRACT SPECIFIED REPORTING REQUIREMENTS............................................ 126
        PART A. REPORTS AND DUE DATES........................................................ 126
        PART B. WISCONSIN MEDICAID/BADGERCARE HMO SUMMARY AND
                ENCOUNTER DATA SET .......................................................... 130
        PART C. PROVIDER LIST ON TAPE ....................................................... 131
        PART D. AIDS COST SUMMARY / VENTILATOR COST SUMMARY.................................. 133

ADDENDUM V .................................................................................. 135
        STANDARD ENROLLEE HANDBOOK LANGUAGE ................................................. 135

ADDENDUM VI ................................................................................. 147
        MEDICAID/BADGERCARE HMO REPORT ON COORDINATION
        OF BENEFITS.......................................................................... 147

ADDENDUM VII ................................................................................ 149
        ACTUARIAL BASIS...................................................................... 149

ADDENDUM VIII................................................................................ 150
        COMPLIANCE AGREEMENT - AFFIRMATIVE ACTION/CIVIL RIGHTS............................... 150

ADDENDUM IX ................................................................................. 153
        MODEL MEMORANDUM OF UNDERSTANDING BETWEEN
        HEALTH MAINTENANCE ORGANIZATION AND PRENATAL CARE
        COORDINATION AGENCY ................................................................. 153


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   Page No.
                                                                                                   --------
ADDENDUM X ......................................................................................... 154
        MEMORANDUM OF UNDERSTANDING BETWEEN MILWAUKEE
        COUNTY HMOS AND BUREAU OF MILWAUKEE CHILD WELFARE .......................................... 154

ADDENDUM XI ........................................................................................ 157
        HEALTHCHECK WORKSHEET ...................................................................... 157
        HMO RATE REGIONS AND ESTABLISHED COUNTIES .................................................. 158
        Region 1: Duluth/Superior................................................................... 158
        Region 2: Wausau/Rhinelander ............................................................... 158
        Region 3: Green Bay......................................................................... 158
        Region 4: Twin Cities ...................................................................... 158
        Region 5: Marshfield/Stevens Point ......................................................... 158
        Region 6: Appleton/Oshkosh ................................................................. 158
        Region 7: LaCrosse ......................................................................... 158
        Region 8: Madison/South Central............................................................. 158
        Region 9: Southeast Wisconsin............................................................... 158
        Established Counties ....................................................................... 158

ADDENDUM XII ....................................................................................... 159
        COMMON CARRIER TRANSPORTATION MEMORANDUM OF
        UNDERSTANDING BETWEEN MILWAUKEE COUNTY MEDICAID/
        BADGERCARE HMOS AND MILWAUKEE COUNTY DEPARTMENT
        OF HUMAN SERVICES .......................................................................... 159

ADDENDUM XIII....................................................................................... 161
        MODEL MEMORANDUM OF UNDERSTANDING BETWEEN .................................................. 161
        HEALTH MAINTENANCE ORGANIZATION AND SCHOOL DISTRICT
        OR CESA MEDICAID-CERTIFIED FOR THE SCHOOL BASED SERVICES
        BENEFIT .................................................................................... 161

ADDENDUM XIV ....................................................................................... 162
        GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN HMOS,
        TARGETED CASE MANAGEMENT (TCM) AGENCIES, AND CHILD
        WELFARE AGENCIES............................................................................ 162

ADDENDUM XV ........................................................................................ 164
        PERFORMANCE IMPROVEMENT PROJECT OUTLINE..................................................... 164

ADDENDUM XVI ....................................................................................... 166
        TARGETED PERFORMANCE IMPROVEMENT MEASURES DATA SET.......................................... 166

ADDENDUM XVII....................................................................................... 167
        MEDICAID/BADGERCARE HMO NEWBORN REPORT ..................................................... 167

ADDENDUM XVIII (DELETED)
        RECOMMENDED CHILDHOOD IMMUNIZATION SCHEDULE

HMO Contract for January 1, 2002 - December 31, 2003

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                                                                                                  Page No.
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
ADDENDUM XIX
        REPORTING REQUIREMENTS FOR NEONATAL INTENSIVE CARE UNIT RISK-SHARING ....................... 170

ADDENDUM XX (DELETED)
        SPECIFIC TERMS OF THE MEDICAID/BADGERCARE HMO CONTRACT

ADDENDUM XXI-A...................................................................................... 173
        FORMAL GRIEVANCE EXPERIENCE SUMMARY REPORT ................................................. 173

ADDENDUM XXI-B ..................................................................................... 174
        HMO REPORTING FORM FOR INFORMAL GRIEVANCES ................................................. 174

ADDENDUM XXII....................................................................................... 175
        GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN
        MEDICAID HMOS AND COUNTY BIRTH TO THREE (B-3) AGENCIES...................................... 175

ADDENDUM XXIII...................................................................................... 181
        WISCONSIN MEDICAID HMO REPORT ON AVERAGE BIRTH COSTS BY COUNTY ............................. 181

ADDENDUM XXIV....................................................................................... 184
        LOCAL HEALTH DEPARTMENTS AND COMMUNITY-BASED HEALTH ORGANIZATIONS - A RESOURCE FOR HMOs .... 184

ADDENDUM XXV ....................................................................................... 187
        GENERAL INFORMATION ABOUT THE WIC PROGRAM, SAMPLE
        HMO-TO-WIC REFERRAL FORM, AND STATEWIDE LIST OF WIC AGENCIES................................ 187

ADDENDUM XXVII...................................................................................... 206
        STATEWIDE LIST OF LOCAL WIC AGENCIES ....................................................... 206

ADDENDUM XXVII ..................................................................................... 214
        STATEWIDE LIST OF LOCAL WIC AGENCIES........................................................ 214

HMO Contract for January 1, 2002 - December 31, 2003

                             CONTRACT FOR SERVICES

                                    Between

                    Department of Health and Family Services

                                      and

                                      HMO

The Wisconsin Department of Health and Family Services and HMO, an insurer with a certificate of authority to do business in Wisconsin, and an organization which makes available to enrolled participants, in consideration of periodic fixed payments, comprehensive health care services provided by providers selected by the organization and who are employees or partners of the organization or who have entered into a referral or contractual arrangement with the organization, for the purpose of providing and paying for Medicaid/BadgerCare contract services to recipients enrolled in the HMO under the State of Wisconsin Medicaid Plan approved by the Secretary of the United States Department of Health and Human Services pursuant to the provisions of the Social Security Act and for the further specific purpose of promoting coordination and continuity of preventive health services and other medical care including prenatal care, emergency care, and HealthCheck services, do herewith agree:

                                   ARTICLE I

I. DEFINITIONS

     The term "ABUSE" means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to Medicaid/BadgerCare, in reimbursement for services that are not medically necessary, or in services that fail to meet professionally recognized standards for health. Abuse also includes client or member practices that result in unnecessary costs to Medicaid.

     The term "ACTION" means the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension or termination of a previously authorized service; the denial, in whole or in part, of payment for a service.

     The term "APPEAL" means a request for review of an action.

     The term "BADGERCARE" means part of the Wisconsin Medical Assistance Program operated by the Wisconsin Department of Health and Family Services under Title XIX and Title XXI of the Federal Social Security Act, s. 49.655, Wis. Stats., and related State and Federal rules and regulations. This term will be used throughout this contract.

HMO Contract for January 1, 2002 - December 31, 2003

     The term "CESA" means Cooperative Educational Service Agencies, which are cooperatives that include multiple school districts that work together for purchasing and other coordinated functions. There are twelve (12) CESAs in Wisconsin.

     The term "CHILDREN WITH SPECIAL HEALTH CARE NEEDS" means children who have or are at increased risk for chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type or amount beyond that required by children generally and who are enrolled in a Children with Special Health Care Needs program operated by a Local Health Department or a local Title V funded Maternal and Child Health Program.

     The term "COMMUNITY BASED HEALTH ORGANIZATIONS" means non-profit agencies providing community based health services. These organizations provide important health care services such as HealthCheck screenings, nutritional support, and family planning, targeting such services to high-risk populations.

     The term "CONTINUING CARE PROVIDER" means (as stated in 42 CFR 441.60(a)) a provider who has an agreement with the Medicaid agency to provide:

     A.   any reports that the Department may reasonably require, and

     B. at least the following services to eligible HealthCheck recipients formally enrolled with the provider as enumerated in 42 CFR 441.60(a)(1)-(5):

          1. screening, diagnosis, treatment, and referrals for follow-up services,

          2. maintenance of the recipient's consolidated health history, including information received from other providers,

          3. physician's services as needed by the recipient for acute, episodic or chronic illnesses or conditions,

          4.   provision or referral for dental services, and

          5.   transportation and scheduling assistance.

     The term "CONTRACT" means the agreement executed between the HMO and the Department to accomplish the duties and functions, in accordance with the rules and arrangements specified in this document.

     The term "CONTRACT SERVICES" means those services that the HMO is required to provide under this contract.


HMO Contract for January 1, 2002 - December 31, 2003

     The term "CONTRACTOR" means the HMO(s) awarded the contract resulting from the HMO Certification process to provide capitated managed care in accordance with the contract.

     The term "CULTURAL COMPETENCY" means a set of congruent behaviors, attitudes, practices and policies that are formed within an agency, and among professionals that enable the system, agency, and professionals to work respectfully, effectively and responsibly in diverse situations. Essential elements of cultural competence include understanding diversity issues at work, understanding the dynamic of difference, institutionalizing cultural knowledge, and adapting to and encouraging organizational diversity.

     The term "DEPARTMENT" means the Wisconsin Department of Health and Family Services.

     The term "EMERGENCY MEDICAL CONDITION" means---

     A. A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in:

          1. placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy,

          2.   serious impairment of bodily functions, or

          3.   serious dysfunction of any bodily organ or part; or

     B.   With respect to a pregnant woman who is in active labor---

          1. where there is inadequate time to effect a safe transfer to another hospital before delivery; or

          2. where transfer may pose a threat to the health or safety of the woman or the unborn child.

     C. A psychiatric emergency involving a significant risk of serious harm to oneself or others.

     D. A substance abuse emergency exists if there is significant risk of serious harm to an enrollee or others, or there is likelihood of return to substance abuse without immediate treatment.

     E. Emergency dental care is defined as an immediate service needed to relieve the patient from pain, an acute infection, swelling, trismus, fever, or trauma. In all emergency situations, the HMO must document in the recipient's dental records the nature of the emergency.

HMO Contract for January 1, 2002 - December 31, 2003

     The term "ENCOUNTER" shall include the following:

     1. A service or item provided to a patient through the health care system. Examples include but are not limited to:

          a.   Office visits

          b.   Surgical procedures

          c.   Radiology, including professional and/or technical components

          d.   Prescribed drugs

          e.   Durable medical equipment

          f.   Emergency transportation to a hospital

          g.   Institutional stays (inpatient hospital, rehabilitation stays)

          h.   HealthCheck screens

     2. A service or item not directly provided by the HMO, but for which the HMO is financially responsible. An example would include an emergency service provided by an out-of-network provider or facility.

     3. A service or item not directly provided by the HMO, and one for which no claim is submitted but for which the HMO may supplement its encounter data set. Such services might include HealthCheck screens for which no claims have been received and if no claim is received, the HMO's medical chart. Examples of services or items the HMO may include are:

          a.   HealthCheck services

          b.   Lead Screening and Testing

          c.   Immunizations

     The terms "SERVICES" or "ITEMS" as used above include those services and items not covered by the Wisconsin Medicaid Program, but which the HMO chooses to provide as part of its Medicaid managed care product. Examples include educational services, certain over-the-counter drugs, and delivered meals.

     The term "ENCOUNTER RECORD" means an electronically formatted list of encounter data elements per encounter as specified in the Wisconsin Medicaid 2002-2003 HMO Encounter Data User Manual. An encounter record may be prepared from a single detail line from a claim such as the HCFA 1500 or UB-92.

     The terms "ENROLLEE" and "PARTICIPANT" mean a Medicaid/BadgerCare recipient who has been certified by the State as eligible to enroll under this Contract, and whose name appears on the HMO Enrollment Reports which the Department will transmit to the HMO every month in accordance with an established notification schedule. Children who are reported to the certifying agency within 100 days of birth shall be enrolled in the HMO their mother is enrolled in from their date of birth if the mother was an enrollee on the date

HMO Contract for January 1, 2002 - December 31, 2003 of birth. Children who are reported to the certifying agency after the 100th day but before their first birthday may be eligible for Medicaid/BadgerCare on a fee-for-service (FFS) basis.

     The term "ENROLLMENT AREA" means the geographic area within which recipients must reside in order to enroll, on a mandatory basis, in the HMO under this Contract.

     The term "EXPERIMENTAL SURGERY AND PROCEDURES" means experimental services that meet the definition of HFS 107.035(1) and (2) Wis. Adm. Code. as determined by the Department.

     The term "FORMALLY ENROLLED WITH A CONTINUING CARE PROVIDER" (as cited in 42 CFR 441.60(d)) means that a recipient (or recipient's guardian) agrees to use one continuing care provider as the regular source of a described set of services for a stated period of time.

     The term "FRAUD" means an intentional deception or misrepresentation made by a person or entity with the knowledge that the deception could result in some unauthorized benefit to him/herself, itself or to some other person or entity. It includes any act that constitutes fraud under applicable Federal or State law.

     The term "GRIEVANCE" means an expression of dissatisfaction about any matter other than an action. The term is also used to refer to the overall system that includes grievances and appeals handled by the HMO. Possible subjects for grievances include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the enrollee's rights.

     The term "HMO" means the health maintenance organization or its parent corporation with a certificate of authority to do business in Wisconsin, that is obligated under this Contract.

     The term "HMO ENCOUNTER TECHNICAL WORKGROUP" means a workgroup composed of HMO technical staff, contract administrators, claims processing, eligibility, and/or other HMO staff, as necessary; Department staff from the Division of Health Care Financing; and staff from the Department's fiscal agent contractor.

     The term "LOCAL HEALTH DEPARTMENT" (LHD) means an agency of local government established according to Chapter 251, Wis. Stats. Local health departments have statutory obligation to perform certain core functions, which include assessment, assurance, and policy development for the purpose of protecting and promoting the health of their communities.

     The term "MEDICAID" means the Wisconsin Medical Assistance Program operated by the Wisconsin Department of Health and Family Services under Title XIX of the Federal Social Security Act, Ch. 49, Wis. Stats., and related State and Federal rules and

HMO Contract for January 1, 2002 - December 31, 2003 regulations. This will be the term used consistently in this Contract. However, other expressions or words equivalent to Medicaid are "MA," "Medical Assistance," and "WMAP."

     The term "MEDICAL STATUS CODE" means the two digit (alphanumeric) code that the Department uses in its computer system to define the type of Medicaid eligibility a recipient has: the code identifies the basis of eligibility, whether cash assistance is being provided, and other aspects of Medicaid. The medical status code is listed on the HMO enrollment reports. Please refer to Article IV. A. for a list of HMO eligible medical status codes.


     The term "MEDICALLY NECESSARY" means a medical service that meets the definition of HFS 101.03(96m) Wis. Adm. Code.

     The term "NEWBORN" means an enrollee who is less than 100 days old.

     The term "POST STABILIZATION SERVICES" means medically necessary non-emergency services furnished to an enrollee after he or she is stabilized following an emergency medical condition.

     The term "PROVIDER" means a person who has been certified by the Department to provide health care services to recipients and to be reimbursed by Medicaid for those services.

     The term "PUBLIC INSTITUTION" means an institution that is the responsibility of a governmental unit or over which a governmental unit exercises administrative control as defined by federal regulations including but not limited to prisons and jails.

     The term "RECIPIENT" means any individual entitled to benefits under Title XIX and XXI of the Social Security Act, and under the Medicaid State Plan as defined in Chapter 49, Wis. Stats.

     The term "RISK" means the possibility of monetary loss or gain by the HMO resulting from service costs exceeding or being less than payments made to it by the Department.

     The term "SERVICE AREA" means an area of the State in which the HMO has agreed to provide Medicaid services to Medicaid enrollees. The Department will monitor enrollment levels of HMOs by the service areas of the HMO, and HMO will indicate whether they will provide dental or chiropractic services by service area. A service area may be as small as a zip code, may be a county, a number of counties, or the entire State.

     The term "STATE" means the State of Wisconsin.

     The term "SUBCONTRACT" means any written agreement between the HMO and another party to fulfill the requirements of this Contract. However, such term does not include

HMO Contract for January 1, 2002 - December 31, 2003 insurance purchased by the HMO to limit its loss with respect to an individual enrollee, provided the HMO assumes some portion of the underwriting risk for providing health care services to that enrollee.

     The term "WISCONSIN TRIBAL HEALTH DIRECTORS ASSOCIATION (WTHDA)" means the coalition of all Wisconsin American Indian Tribal Health Departments.

     Terms that are not defined above shall have their primary meaning identified in the Wisconsin Administrative Code, Chs. HFS 101-108.

                                   ARTICLE II

II. DELEGATIONS OF AUTHORITY

     The HMO shall oversee and remain accountable for any functions and responsibilities that it delegates to any subcontractor. For all major or minor delegation of function or authority:

     A. There shall be a written agreement that specifies the delegated activities and reporting responsibilities of the subcontractor and provides for revocation of the delegation or imposition of other sanctions if the subcontractor's performance is inadequate.

     B. Before any delegation, the HMO shall evaluate the prospective subcontractor's ability to perform the activities to be delegated.

     C. The HMO shall monitor the subcontractor's performance on an ongoing basis and subject the subcontractor to formal review at least once a year.

     D. If the HMO identifies deficiencies or areas for improvement, the HMO and the subcontractor shall take corrective action.

     E. If the HMO delegates selection of providers to another entity, the HMO retains the right to approve, suspend, or terminate any provider selected by that entity.

HMO Contract for January 1, 2002 - December 31, 2003

                                  ARTICLE III

III. FUNCTIONS AND DUTIES OF THE HMO

     In consideration of the functions and duties of the Department contained in this Contract the HMO shall:

     A. Statutory Requirement Retain at all times during the period of this Contract a valid Certificate of Authority issued by the State of Wisconsin Office of the Commissioner of Insurance.

     B.   Provision of Contract Services

          1. Promptly provide or arrange for the provision of all services required under Section 49.46(2), Wis. Stats., and HFS 107 Wis. Adm. Code; as further clarified in all Wisconsin Medicaid Program Provider Handbooks and Bulletins, and HMO Contract Interpretation Bulletins (CIBs) and as otherwise specified in this Contract except:

               a. County Transportation by common carrier or private motor vehicle (except as required in Article III. B (10). HealthCheck). HMOs are required to arrange for transportation for HealthCheck visits. When authorized by the Department, the HMO may provide non-emergency transportation by common carrier or private motor vehicle for HealthCheck visits and be reimbursed by the County.


                    HMOs may negotiate arrangements with local county Departments of Health and Social Services for common carrier or private vehicle transportation for HMO services in general and not just for HealthCheck visits. The Department will make a list of county transportation contacts available to HMOs upon request.

                    The Department will facilitate the development of such arrangements between the HMO and the county. HMOs interested in developing a transportation arrangement with one or more counties and interested in Department assistance should contact the following office either by mail or phone:

                    Bureau of Managed Health Care Programs
                    P.O. Box 309
                    Madison, WI 53701- 0309
                    Phone Number: (608) 266-7894 or 267-2170
                    Fax Number: (608) 261-7792


HMO Contract for January 1, 2002 - December 31, 2003

               b. Milwaukee County HMOs will provide common carrier transportation to enrollees. Transportation services will be limited to:

                    o    Transportation of Medicaid/BadgerCare HMO members only.

                    o Transportation of Medicaid/BadgerCare HMO members to and from Medicaid covered services.

                    The HMO is responsible for arranging for the common carrier transportation and providing monthly costs incurred to Milwaukee County Department of Human Services (MCDHS), for common carrier transportation arranged. HMO agrees to submit costs to the DHS within 15 days following the end of each month to:

                         Milwaukee County DHS
                         Financial Assistant, Division Administrator
                         1220 W. Vliet Street
                         Milwaukee, WI 53206

                    The DHS is responsible for reimbursing the HMO for mileage and an administration fee. The State Department of Health and Family Services reserves the right to adjust these rates.

                    The HMO shall maintain adequate records for each enrollee which include all pertinent and sufficient information relating to common carrier transportation, and make this information readily available to the Department of Health and Family Services (DHFS). HMO agrees to report suspected abuse by enrollees or providers to the DHFS.

               c. Dental, unless the HMO is certified to provide dental services.

               d.   Prenatal Care Coordination.

               e.   Targeted Case Management.

               f.   School-Based Services.

               g.   Milwaukee Childcare Coordination.

               h.   Tuberculosis-related Services.

HMO Contract for January 1, 2002 - December 31, 2003

          2. Cover chiropractic services, or in the alternative, enter into a subcontract for chiropractic services with the State as provided in Article XV. State law mandates coverage.

          3. Remain liable for provision of care for that period for which capitation payment has been made in cases where medical status code changes occur subsequent to capitation payment.

          4. Be liable, where emergencies and HMO referrals to out-of-area or non-affiliated providers occur, for payment only to the extent that Medicaid pays, including Medicare deductibles, or would pay, its FFS providers for services to the AFDC/BadgerCare population. For inpatient hospital services, the Department will provide each HMO per diem rates based on the Medicaid FFS equivalent. This condition does not apply to: (1) cases where prior payment arrangements were established; and (2) specific subcontract agreements.

          5. Changes to Medicaid covered services mandated by Federal or State law subsequent to the signing of this Contract will not affect the contract services for the term of this Contract, unless (1) agreed to by mutual consent, or (2) unless the change is necessary to continue to receive federal funds or due to action of a court of law.

               The Department may incorporate any change in covered services mandated by Federal or State law into the Contract effective the date the law goes into effect, if it adjusts the capitation rate accordingly. The Department will give the HMO 30 days notice of any such change that reflects service increases, and the HMO may elect to accept or rejects the service increases for the remainder of that contract year; the Department will give the HMO 60 days notice of any such change that reflects service decreases, with a right of the HMO to dispute the amount of the decrease within that 60 days. The HMO has the right to accept or reject service decreases for the remainder of the Contract year. The date of implementation of the change in coverage will coincide with the effective date of the increased or decreased funding. This section does not limit the Department's ability to modify the Medicaid/HMO Contract for changes in the State Budget.

          6. Be responsible for payment of all contract services provided to all Medicaid/BadgerCare recipients listed as ADDs or CONTINUEs on either the Initial or Final Enrollment Reports (see Article IV. B and D) generated for the month of coverage. The HMO is also responsible for payment of services to all newborns meeting the criteria described in Article V.G, "Capitation Payments for Newborns." Additionally, the HMO agrees to provide, or authorize provision of, services to all Medicaid enrollees with valid Forward cards indicating HMO enrollment without regard to disputes

HMO Contract for January 1, 2002 - December 31, 2003
               about enrollment status and without regard to any other identification requirements. Any discrepancies between the cards and the reports will be reported to the Department for resolution. The HMO shall continue to provide and authorize provision of all contract services until the discrepancy is resolved. This includes recipients who were PENDING on the Initial Report and held a valid Forward card indicating HMO enrollment, but did not appear as an CONTINUE on the Final Report.

          7. Transplants: As a general principle, Wisconsin Medicaid does not pay for items that it determines to be experimental in nature.

               a. Procedures that are covered by Medicaid that are no longer considered experimental are cornea transplants and kidney transplants. HMOs shall cover these services.

               b. There are other procedures that are approved only at particular institutions, including bone marrow transplants, liver, heart, heart-lung, lung, pancreas-kidney, and pancreas transplants. HMOs need not cover the transplantation because there are no funds in the FFS experience data (and thus in the HMO capitation rates) for these services. This relieves the HMO from paying for expensive follow-up care, as when there are permanent, expensive requirements for drugs or equipment.

                    1) The person to get the transplant will be permanently exempted from HMO enrollment the first of the month in which surgery is performed.

                    2) In the case of autologous bone marrow transplants, the person will be permanently exempted from HMO enrollment the date the bone marrow was extracted.

               c. Enrollees who have had one or more transplant surgeries referenced in 7 b, prior to enrollment in an HMO will be permanently exempted the first of the month of their HMO enrollment.

          8. Dental Care: HMOs that agree to accept the dental capitation rate for the purpose of covering all Medicaid dental services must:

               a. Cover all dental services as required under HFS 107.07, provider handbooks, bulletins, and periodic updates.

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                                      -11-

               b. Provide diagnostic, preventive, and medically necessary follow-up care to treat the dental disease, illness, injury or disability of enrollees while they are enrolled in an HMO, except as required in sub. (c).

               c. Complete orthodontic or prosthodontic treatment begun while an enrollee is enrolled in an HMO if the enrollee becomes ineligible or disenrolls from the HMO, no matter how long the treatment takes. Medicaid/BadgerCare covers such continuing services for FFS recipients and the costs of continuing treatment are included in the FFS payment data on which the HMO capitation rates are based. An HMO will not be required to complete orthodontic or prosthodontic treatment on an enrollee who has begun treatment as a FFS recipient and who subsequently has been enrolled in an HMO.

                    [Refer to the chart following this page of the Contract for the specific details of completion of orthodontic or prosthodontic treatment in these situations.]

               d. HMOs who cover dental will be required to do quarterly progress reports to the Department documenting the outcomes or current status of activities intended to increase utilization. These reports are due fifteen (15) days after the end of each calendar quarter.

HMO Contract for January 1, 2002 - December 31, 2003

     RESPONSIBILITY FOR PAYMENT OF ORTHODONTIC AND PROSTHODONTIC TREATMENT WHEN THERE IS AN ENROLLMENT STATUS CHANGE DURING THE COURSE OF TREATMENT


                                                                                        WHO PAYS FOR COMPLETION OF
                                                                                       ORTHODONTIC AND PROSTHODONTIC
                                                                                        TREATMENT* WHERE THERE IS AN
                                                                                          ENROLLMENT STATUS CHANGE
                                                                                     -----------------------------------
                                                                                     FIRST HMO       SECOND HMO      FFS
                                                                                     ---------       ----------      ---
Person converts from one status to another:

1.         FFS to an HMO covering dental.                                                               N/A            X

2a.        HMO covering dental to an HMO not covering dental, and person's              X
           residence remains within 50 miles of the person's residence when in the first HMO.

2b.        HMO covering dental to an HMO not covering dental, and person's                                             X
           residence changes to greater than 50 miles of the person's residence when in the first HMO.

3a.        HMO covering dental to the same or another HMO covering dental and           X
           the person's residence remains within 50 miles of the residence when in the first HMO.

3b.        HMO covering dental to the same or another HMO covering dental and                                          X
           the person's residence changes to greater than 50 miles of the residence when in the first HMO.

4.         HMO with dental coverage to FFS because:

           a.  Person moves out of the HMO service area but the person's                X
               residence remains within 50 miles of the residence when in the
               HMO.

           b.  Person moves out of the HMO service area, but the person's                               N/A            X
               residence changes to greater than 50 miles of the residence when in the HMO.

           c.  Person exempted from HMO enrollment.                                                     N/A            X

           d.  Person's medical status changes to an ineligible HMO code and the        X               N/A
               person's residence remains within 50 miles of the residence when in that HMO.

           e.  Person's medical status changes to an ineligible HMO code and the                        N/A            X
               person's residence changes to greater than 50 miles of the residence when in that HMO.

5a.        HMO with dental to ineligible for Medicaid/BC and the                        X               N/A
           person's residence remains within 50 miles of the
           residence when in that HMO.

5b.        HMO with dental to ineligible for Medicaid/BC and the person's                               N/A            X
           residence changes to greater than 50 miles of the residence when in that HMO.

6.         HMO without dental to ineligible for Medicaid/BC.                                            N/A            X

----------
* Orthodontic treatment is only covered by Medicaid/BadgerCare for children under 21 as a result of a HealthCheck referral (HFS 107.07(3)).

HMO Contract for January 1, 2002 - December 31, 2003

          9. The following provision refers to payments made by the HMO. HMO covered primary care and emergency care services provided to a recipient living in a Health Professional Shortage Area (HPSA) or by a provider practicing in a HPSA must be paid at an enhanced rate of 20 percent above the rate the HMO would otherwise pay for those services. Primary care providers are defined as nurse practitioners, nurse midwives, physician assistants, and physicians who are Medicaid-certified with specialties of general practice, OB-GYN, family practice, internal medicine, or pediatrics. Specified HMO-covered obstetric or gynecological services (see the Wisconsin Medicaid and BadgerCare Physicians Services Handbook) provided to a recipient living in a HPSA or by a provider practicing in a HPSA must be paid at an enhanced rate of 25 percent above the rate the HMO would otherwise pay providers in HPSAs for those services.

               However, this does not require the HMO to pay more than the enhanced Medicaid FFS rate or the actual amount billed for these services. The HMO shall ensure that the money for HPSA payments are paid to the physicians and are not used to supplant funds that previously were used for payment to the physicians. The Department will supply a list of the services affected by this provision, the maximum FFS rates, and HPSAs. The HMO must develop written policies and procedures to ensure compliance with this provision. These policies must be available for review by the Department, upon request.

          10.  HealthCheck

               a.   HMO Responsibilities:

                    Provide services as a continuing care provider as defined in
                    Article I, and according to policies and procedures in Part D of the Wisconsin Medicaid Provider Handbook related to covered services.

                    Provide HealthCheck screens upon request. For enrollees over 1 year of age, if an enrollee, parent or guardian of an enrollee requests a HealthCheck screen, HMO shall provide such screen within 60 days, if a screen is due according to the periodicity schedule. If the screen is not due within 60 days, then the HMO shall schedule the appointment in accordance with the periodicity schedule. For enrollees up to one (1) year of age, if a parent or guardian of an enrollee's requests a HealthCheck screen, HMO shall provide such screen within 30 days, if a screen is due according to the periodicity schedule. If the screen is not due

HMO Contract for January 1, 2002 - December 31, 2003
                    within 30 days, then the HMO shall schedule the appointment in accordance with the periodicity schedule.

                    Provide HealthCheck screens at a rate equal to or greater than 80 percent of the expected number of screens. The rate of HealthCheck screens will be determined by the calculation in the HealthCheck Worksheet in Addendum XI. The HMO may complete the worksheet on its own, periodically, as a means to monitor its HealthCheck screening performance.

                    HealthCheck data provided by the HMO must agree with its medical record documentation. For the purpose of the HealthCheck recoupment process the Department will not include any additional HealthCheck encounter records that are received after January 16, 2004 and 2005 for the year under consideration. (Please note: This is a thirteen-month period of time from the end of the years under consideration. (For example, for dates of service in 2002 the cut-off period will be January 16, 2004).

               b.   Department Responsibilities:

                    If the HMO provides fewer screens in the contract year than 80 percent, the Department will:

                    1) recoup the funds provided to the HMO for the provision of the remaining screens. The following formula will be used:

                         (0.80 x A - B) x (C - D), where

                         A = Expected number of screens (Line 6 of HealthCheck Worksheet)

                         B = Number of screens paid in the contract year as reported in the HMO's Encounter Data Set as of January 16, 2004 and January 16, 2005. (This is a total of a thirteen-month period following the year under consideration.

                         C = *FFS maximum allowable fee (Line 11 of the HealthCheck Worksheet). The FFS maximum allowable fee is the average maximum fee for the year.
                              For example, if the maximum allowable fee for HealthCheck is $50 from January through June, and $52 from July through December, then the average maximum allowable fee for the year is $51.

                         D =  HMO discount, if applicable.

HMO Contract for January 1, 2002 - December 31, 2003

                    2) determine the amount of the HMO's HealthCheck recoupment, by Rate Region, excluding Dane, Eau Claire, Kenosha, Milwaukee and Waukesha counties, which will be determined separately. Rate Regions are defined in Addendum XI.

                    3) determine the actual number of screens completed, for the recoupment calculation (Line 8 of the Worksheet), by using the number of screens reported in the HMO's Encounter Database for calendar years 2002 and 2003 by Rate Region, except for Dane, Eau Claire, Kenosha, Milwaukee and Waukesha counties which will be determined separately. The Department will identify and retrieve the HealthCheck screening data from the Encounter Database.

                         When assigning HealthCheck screens to an age category, the Department will use the member's age on the first day of the month in which the screening occurred. If a newborn enrollee is screened in the month of their birth, the newborn's screen will be assigned to the
                         <1 age category.

                    4) determine the number of eligible months and unduplicated enrollees (Lines 1 and 2 of the Worksheet) per HMO per year, for the HealthCheck recoupment calculation, by using the Medicaid Management Information System Recipient Eligibility File according to specifications contained in Article III B 10 b.

                         When calculating member months for each age category, the Department will use the member's age on the first day of the month except for newborns. Newborns enrolled in an HMO in the month of their birth will be counted as eligible from their date of birth.

                    5) inform the HMO in writing of its preliminary analysis of the HealthCheck data and allow the HMO 30 business days to review and respond to the calculations. If the HMO responds within 30 business days, the Department will review the HMO's concerns and notify the HMO of its final decision. If an HMO does not respond within 30 business days, the Department will send a "Notice of Intent to Recover" letter 40 days after the initial letter.

HMO Contract for January 1, 2002 - December 31, 2003

                    11. The HMO must adequately fund physician services provided to pregnant women and children under age 19, so that they are paid at rates sufficient to ensure that provider participation and services are as available to the Medicaid/BadgerCare population as to the general population in the HMO service area(s).

                    12. The actual provision of any service is subject to the professional judgment of the HMO providers as to the medical necessity of the service, except that the HMO must provide assessment and evaluation services ordered by a court. Decisions to provide or not to provide or authorize medical services shall be based solely on medical necessity and appropriateness as defined in HFS 101.03(96m). Disputes between HMOs and recipients about medical necessity can be appealed through an HMO grievance system, and ultimately to the Department for a binding determination; the Department's determinations will be based on whether Medicaid would have covered that service on a FFS basis (except for certain experimental procedures discussed in Article III, B. 7). Alternatively, disputes between HMOs and enrollees about medical necessity can be appealed directly to the Department.

                         HMOs are not restricted to providing Wisconsin Medicaid covered services. Sometimes, HMOs find that other treatment methods may be more appropriate than Medicaid covered services, or result in better outcomes.

                         None of the provisions of this contract that are applicable to Wisconsin Medicaid covered services apply to other services that an HMO may choose to provide, except that abortions, hysterectomies and sterilizations must comply with 42 CFR 441 Subpart E and 42 CFR 441 Subpart F.

                         If a service provided is an alternative or replacement to a Wisconsin Medicaid covered service, then the HMO or HMO provider is not allowed to bill the enrollee for the service.

                    13. HMO and its providers and subcontractors shall not bill a Medicaid/ BadgerCare enrollee for medically necessary services covered under this Contract and provided during the enrollee's period of HMO enrollment. HMO and its providers and subcontractors shall not bill a Medicaid/ BadgerCare enrollee for copayments and/or premiums for medically necessary services covered under this Contract and provided during the enrollee's period of HMO enrollment. Any provider who knowingly and willfully bills a Medicaid/BadgerCare enrollee for an MA covered service shall be guilty of a felony and upon conviction shall be fined, imprisoned, or both, as defined in Section 1128B.(d)(1) [42 U.S.C. 1320a-7b] of the

HMO Contract for January 1, 2002 - December 31, 2003

                         Social Security Act. This provision shall continue to be in effect even if the HMO becomes insolvent.

                         However, if an enrollee agrees in advance in writing to pay for a non-Medicaid/ BadgerCare covered service, then the HMO, HMO provider, or HMO subcontractor may bill the enrollee. The standard release form signed by the enrollee at the time of services does not relieve the HMO and its providers and subcontractors from the prohibition against billing an enrollee in the absence of a knowing assumption of liability for a non-Medicaid/BadgerCare covered service. The form or other type of acknowledgment relevant to an enrollee's liability must specifically state the admissions, services, or procedures that are not covered by Medicaid/BadgerCare.

                    14. The HMO must operate a program to promote full immunization of enrollees. The HMO shall be responsible for administration of immunizations including payment of an administration fee for vaccines provided by the Department. For vaccines that are newly approved during the term of the Contract and not yet part of the Vaccine for Children program, the HMO will report usage for reimbursement from the Department. The Department will identify vaccines that meet these criteria to the HMO.

                         The HMO, as a condition of their certification as a Medicaid/ BadgerCare provider, shall share enrollee immunization status with Local Health Departments and other non-profit HealthCheck providers upon request of those providers without the necessity of enrollee authorization. The Department is also requiring that Local Health Departments and other non-profit HealthCheck providers share that equivalent information with HMOs upon request. This provision is made to ensure proper coordination of immunization services and to prevent duplication of services.

                    15. Services required under Section 49.46(2), Wis. Stats., and HFS 107 Wis. Adm. Code, include (without limitation due to enumeration) private duty nursing services, nurse-midwife services, and independent nurse practitioner services; physician services, including primary care services, are not only services performed by physicians, but services under the direct, on-premises supervision of a physician performed by other providers such as physician assistants and nurses of various levels of certification.

                    16. Provision of Family Planning Services and Confidentiality of Family Planning Information: Give enrollees the opportunity to have their own primary physician for the provision of family planning services whether that provider is in-plan or out-of-plan. If the enrollee chooses an out-of-plan provider, those family planning services will be paid FFS. The physician

HMO Contract for January 1, 2002 - December 31, 2003
                         does not replace the primary care provider chosen by or assigned to the enrollee. All such information and medical records relating to family planning shall be kept confidential including those of a minor.

          C.   Time Limit for Decision on Certain Referrals

               Pay for covered services provided by a non-HMO provider to a disabled participant less than three (3) years of age, or to any participant pursuant to a court order (for treatment), effective with the receipt of a written request for referral from the non-HMO provider, and extending until the HMO issues a written denial of referral. This requirement does not apply if the HMO issues a written denial of referral within seven (7) days of receiving the request for referral.

          D.   Emergency Care

               Promptly provide or pay for needed contract services for emergency medical conditions and post-stabilization services as defined in Article I. Nothing in this requirement mandates HMOs to reimburse for post-stabilization services that were not authorized by the HMO.

               1. Payments for qualifying emergencies (including services at hospitals or urgent care centers within the HMO service area(s)) are to be based on the medical signs and symptoms of the condition upon initial presentation. The retrospective findings of a medical work-up may legitimately be the basis for determining how much additional care may be authorized, but not for payment for dealing with the initial emergency.

               2. All HMOs, regardless of whether dental care is included in their contract, are responsible for paying all ancillary charges relating to dental emergencies with the only exception being the dentist's or oral surgeon's direct and office charges. These ancillary charges would include, but are not limited to, physician, anesthesia, pharmacy and emergency room in a hospital or freestanding ambulatory care setting.

               Ambulance Services

               1. HMOs may require submission of a trip ticket with ambulance claims before paying the claim. Claims submitted without a trip ticket need only be paid at the service charge rate.

               2. HMOs will pay a service fee for ambulance response to a call in order to determine whether an emergency exists, regardless of the HMO's determination to pay for the call.

HMO Contract for January 1, 2002 - December 31, 2003

               3. HMOs will pay for emergency ambulance services based on established Medicaid criteria for claims payment of these services.

               4. HMO will either pay or deny payment of a complete claim for ambulance services within 45 days of receipt of the claim.

               5. HMOs will respond to appeals from ambulance companies within the time frame described in Article III. H. Failure will constitute HMO agreement to pay the appealed claim in full.

          E.   24-Hour Coverage

               Provide all emergency contract services and post-stabilization services as defined in this Contract twenty-four (24) hours each day, seven (7) days a week, either by the HMO's own facilities or through arrangements approved by the Department with other providers. The HMO shall have one (1) toll-free phone number that enrollees or individuals acting on behalf of an enrollee can call at any time to obtain authorization for emergency transport, emergency, or urgent care. (Authorization here refers to the requirements defined in Addendum V, in the Standard Enrollee Handbook Language, regarding the conditions under which an enrollee must receive permission from the HMO prior to receiving services from a non-HMO affiliated provider in order for the HMO to reimburse the provider: e.g., for urgent care, for ambulance services for non-emergency care, for extended emergency services, and other situations.) This number must have access to individuals with authority to authorize treatment as appropriate. A response to such call must be provided within 30 minutes (except that response to ambulance calls shall be within 15 minutes) or the HMO will be liable for the cost of subsequent care related to that illness or injury incident whether treatment is in- or out-of-plan and whether the condition is emergency, urgent, or routine.

               The HMO must be able to communicate with a caller in the language spoken by the caller or the HMO will be liable for the cost of subsequent care related to that illness or injury incident whether treatment is in- or out-of-plan and whether the condition is emergency, urgent, or routine.

               These calls must be logged with time, date and any pertinent information related to persons involved, resolution and follow-up instructions.

               The HMO shall notify the Department of any changes of this one toll-free phone number for emergency calls within seven (7) working days of change.

          F.   Thirty Day Payment Requirement

               Pay at least 90% (ninety percent) of adjudicated (clean) claims from subcontractors for covered medically necessary services within thirty (30) days of

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                                      -20-
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               receipt of a clean claim , and 99% (ninety-nine percent) within ninety (90) days and 100 percent of the claims within 180 days of receipt, except to the extent subcontractors have agreed to later payment. HMO agrees not to delay payment to subcontractors pending subcontractor collection of third party liability unless the HMO has an agreement with their subcontractor to collect third party liability.

          G.   HMO Claim Retrieval System

               Maintain a claim retrieval system that can on request identify date of receipt, action taken on all provider claims (i.e., paid, denied, other), and when action was taken. HMO shall date stamp all provider claims upon receipt. In addition, maintain a claim retrieval system that can identify, within the individual claim, services provided and diagnoses of enrollees with nationally accepted coding systems: HCPCS including level I CPT codes and level II and level III HCPCS codes with modifiers, ICD-9-CM diagnosis and procedure codes, and other national code sets such as place of service, type of service, and EOB codes. Finally, the claim retrieval system must be capable of identifying the provider of services by the appropriate Wisconsin Medicaid provider ID number assigned to all in-plan providers. Refer to
               Article III, section AA for use of providers certified by the Medicaid program.

          H.   Appeals to the Department for HMO Payment/Denial of Providers

               Provide the name of the person and/or function at the HMO to whom provider appeals should be submitted.

               Provide written notification to providers of HMO payment/denial determinations which includes:

               1. A specific explanation of the payment amount or a specific reason for the payment denial.

               2. A statement regarding the provider's rights and responsibilities in appealing to the HMO about the HMO's initial determination by submitting a separate letter or form:

                    a.   clearly marked "appeal"

                    b. which contains the provider's name, date of service, date of billing, date of rejection, and reason(s) claim merits reconsideration

                    c.   for each appeal

                    d. to the person and/or function at the HMO that handles Provider Appeals within sixty (60) days of the initial denial or partial payment.

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               3.   A statement advising the provider of the provider's right to appeal to the Department if the HMO fails to respond to the appeal within forty-five (45) days or if the provider is not satisfied with the HMO's response to the request for reconsideration, and that all appeals to the Department must be submitted in writing within sixty (60) days of the HMO's final decision.

               4. Accept written appeals from providers who disagree with the HMO's payment/denial determination, if the provider submits the dispute in writing and within sixty (60) days of the initial payment/denial notice. The HMO has forty-five (45) days from the date of receipt of the request for reconsideration to respond in writing to the provider. If the HMO fails to respond within that time frame, or if the provider is not satisfied with the HMO's response, the provider may seek a final determination from the Department.

               5. Accept the Department's determinations regarding appeals of disputed claims. In cases where there is a dispute about an HMO's payment/ denial determination and the provider has requested a reconsideration by the HMO according to the terms described above, the Department will hear appeals and make final determinations. These determinations may include the override of the HMO's time limit for submission of claims in exceptional cases. The Department will not exercise its authority in this regard unreasonably. The Department will accept written comments from all parties to the dispute prior to making the decision. Appeals must be submitted to the Department within sixty (60) days of the date of written notification of the HMO's final decision resulting from a request for reconsideration. The Department has forty-five (45) days from the date of receipt of all written comments to respond to these appeals. HMOs will pay provider(s) within forty-five (45) days of receipt of the Department's final determination.

          I.   Payments for Diagnosis of Whether an Emergency Condition Exists

               Pay for appropriate, medically necessary, and reasonable diagnostic tests utilized to determine if an emergency exists. Payment for emergency services continue until the patient is stabilized and can be safely discharged or transferred.

          J.   Memoranda of Understanding for Emergency Services

               HMOs may have a contract or an MOU with hospitals or urgent care centers within the HMO's service area(s) to ensure prompt and appropriate payment for emergency services. For situations where a contract or MOU is not possible, HMOs must identify for hospitals and urgent care centers procedures that ensure prompt and appropriate payment for emergency services.

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                                      -22-

               1.   Such MOUs shall provide for:

                    a. The process for determining whether an emergency exists.

                    b. The requirements and procedures for contacting the HMO before the provision of urgent or routine care.

                    c. Agreements, if any, between the HMO and the provider regarding indemnification, hold harmless, or any other deviation from malpractice or other legal liability which would attach to the HMO or provider in the absence of such an agreement.

                    d. Payments for appropriate, medically necessary, and reasonable diagnostic tests to determine if an emergency exists.

                    e. Assurance of timely and appropriate provision of and payment for emergency services.

               2. Unless a contract or MOU specifies otherwise, HMOs are liable to the extent that FFS would have been liable for the emergency situation. The Department reserves the right to resolve disputes between HMOs, hospitals and urgent care centers regarding emergency situations based on FFS criteria.

          K.   Provision of Services

               Provide contract services to Medicaid/BadgerCare enrollees under this Contract in the same manner as those services are provided to other members of the HMO.

          L.   Open Enrollment

               Conduct a continuous open enrollment period during which the HMO shall accept recipients eligible for coverage under this Contract in the order in which they are enrolled without regard to health status of the recipient or any other factor(s).

          M.   Pre-Existing Conditions

               Assume responsibility for all covered medical conditions of each enrollee as of the effective date of coverage under the Contract. The aforementioned responsibility shall not apply in the case of persons hospitalized at the time of initial enrollment, as provided for in this article.

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          N.   Hospitalization at the Time of Enrollment or Disenrollment

               1. The HMO will not assume financial responsibility for enrollees who are hospitalized at the time of enrollment (effective date of coverage) until an appropriate hospital discharge.

               2. The Department will be responsible for paying on a FFS basis all Medicaid covered services for such hospitalized enrollees during hospitalization.

               3. Enrollees, including newborn enrollees, who are hospitalized at the time of disenrollment from the HMO shall remain the financial responsibility of the HMO. The financial liability of the HMO shall encompass all contract services. The HMO's financial liability shall continue for the duration of the hospitalization, except where (1) loss of Medicaid/ BadgerCare eligibility occurs; (2) disenrollment occurs because there is a voluntary disenrollment from the HMO as a result of one of the conditions in Addendum II, in which case HMO liability shall terminate upon disenrollment being effective; and (3) except where disenrollment is due to medical status change to a code indicating SSI, 503 case, or institutionalized eligibility. 503 cases are SSI cases that continue Medicaid eligibility in spite of social security cost of living increases that cause an SSI recipient to lose SSI eligibility. In these three exceptions, the HMO's liability shall not exceed the period for which it is capitated.

               4. Discharge from one hospital and admission to another within twenty-four (24) hours for continued treatment shall not be considered discharge under this section. Discharge is defined here as it is in the UB-92 Manual.

          O.   Non-Discrimination

               Comply with all applicable Federal and State laws relating to non-discrimination and equal employment opportunity including s. 16.765, Wis. Stats., Federal Civil Rights Act of 1964, regulations issued pursuant to that Act and the provisions of Federal Executive Order 11246 dated September 26, 1985, and assure physical and program accessibility of all services to persons with physical and sensory disabilities pursuant to
               Section 504 of the Federal Rehabilitation Act of 1973, as amended (29 U.S.C. 794), all requirements imposed by the applicable Department regulations (45 CFR part 84) and all guidelines and interpretations issued pursuant thereto, and the provisions of the Age Discrimination and Employment Act of 1967 and Age Discrimination Act of 1975.

               Chapter 16.765, Wis. Stats. requires that in connection with the performance of work under this Contract, the Contractor agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color, handicap, sex, physical condition, developmental disability as defined in


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                                      -24-

               Section 51.01(5), sexual orientation or national origin. This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Except with respect to sexual orientation, the Contractor further agrees to take affirmative action to ensure equal employment opportunities. The Contractor agrees to post in conspicuous places, available for employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of the non-discrimination clause. Addendum VIII contains further details on the requirements of non-discrimination.

               With respect to provider participation, reimbursement, or indemnification - HMO will not discriminate against any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such license or certification. This shall not be construed to prohibit an HMO from including providers to the extent necessary to meet the needs of the Medicaid population or from establishing any measure designed to maintain quality and control cost consistent with these responsibilities.

          P.   Affirmative Action Plan

               Comply with State Affirmative Action policies. Contracts estimated to be twenty-five thousand dollars ($25,000) or more require the submission of a written affirmation action plan or have a current plan on file with the State of Wisconsin. Contractors with an annual work force of less than twenty-five employees are exempted from this requirement; however, such contractors shall submit a statement to the Division of Health Affirmative Action/Civil Rights Compliance Office certifying that its work force is less than twenty-five employees.

               1. "Affirmative Action Plan" is a written document that details an affirmative action program. Key parts of an affirmative action plan are:

                    a. a policy statement pledging nondiscrimination and affirmative action in employment;

                    b.   internal and external dissemination of the policy;

                    c. assignment of a key employee as the equal opportunity officer;

                    d. a work force analysis that identifies job classification where representation of women, minorities and the disabled is deficient;

                    e. goals and timetables that are specific and measurable, and that are set to correct deficiencies and to reach a balance of work force;

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                                      -25-

                    f. revision of all employment practices to ensure that they do not have discriminatory effects; and

                    g. establishment of internal monitoring and reporting systems to measure progress regularly.

               2. Within fifteen (15) days after the award of a contract, the affirmative action plan shall be submitted to the Department of Health and Family Services Box 7850, Madison, WI 53707-7850. Contractors are encouraged to contact the Department of Health and Family Services, Affirmative Action/Civil Rights Compliance Office at (608) 266-9372 for technical assistance.

               3. Addendum VIII contains further details on the requirements of Affirmative Action Plans.

          Q.   Cultural Competency

               1. HMO shall address the special health needs of enrollees such as those who are low income or members of specific population groups needing specific culturally competent services. HMO shall incorporate in its policies, administration, and service practice such as (1) recognizing member's beliefs, (2) addressing cultural differences in a competent manner, (3) fostering in staff/providers behaviors and effectively address interpersonal communication styles which respect enrollees' cultural backgrounds. HMO shall have specific policy statements on these topics and communicate them to subcontractors.

               2. HMO shall encourage and foster cultural competency among providers. HMO shall, when appropriate, permit enrollees to choose providers from among the HMO's network based on linguistic/cultural needs. HMO shall permit enrollees to change primary providers based on the provider's ability to provide services in a culturally competent manner. Enrollees may submit grievances to the HMO and/or the Department related to inability to obtain culturally appropriate care, and the Department may, pursuant to such grievance, permit an enrollee to disenroll and enroll into another HMO, or into FFS in a county where HMOs do not enroll all eligibles.

          R.   Health Education and Prevention

               1. Inform all enrollees of contributions that they can make to the maintenance of their own health and the proper use of health care services.

               2. Have a program of health education and prevention available and within reasonable geographic proximity to its enrollees. The program shall.

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                                      -26-
                    include health education and anticipatory guidance provided as a part of the normal course of office visits, and in discrete programming.

               3.   The program shall provide:

                    a. An individual responsible for the coordination and delivery of services in the program.

                    b. Information on how to obtain these services (locations, hours, phones, etc.).

                    c. Health-related educational materials in the form of printed, audiovisual, and/or personal communication.

                    d. Information on recommended check-ups and screenings, and prevention and management of disease states which affect the general population. This includes specific information for persons who have or who are at risk of developing such health problems (e.g., hypertension, diabetes, STD, asthma, breast and cervical cancer, osteoporosis and postpartum depression).

                    e. Health education and prevention programs. Recommended programs include: injury control, family planning, teen pregnancy, sexually transmitted disease prevention, prenatal care, nutrition, childhood immunization, substance abuse prevention, child abuse prevention, parenting skills, stress control, postpartum depression, exercise, smoking cessation, weight gain and healthy birth, postpartum weight loss, and breast-feeding promotion and support. Note that any education and prevention programs for family planning and substance abuse would supplement the required family planning and substance abuse health care services covered in the Medicaid/BadgerCare program.

                    f. Promotion of the health education and prevention program, including use of languages understood by the population served, and use of facilities accessible to the population served.

                    g. Information on and promotion of other available prevention services offered outside of the HMO including child nutrition programs, parenting classes, programs offered by local health departments and other programs.

                    h. Systematic referrals of potentially eligible women, infants, and children to the Special Supplemental Nutrition Program for Women, Infants, and Children
                         (WIC) and relevant medical

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                                      -27-
                         information to the WIC program. General information about recipient eligibility requirements for the WIC program, a statewide list of WIC agencies, as well as a sample WIC Referral Form that can be used by HMOs, can be found in Addendum XXV. The Department will develop a resource manual for information related to the Medicaid/BadgerCare Program. Specific information concerning WIC and WIC agencies will be contained in the resource manual.

               4. Health related educational materials produced by the HMO must be at a sixth (6th ) grade reading comprehension level and reflect sensitivity to the diverse cultures served. Also, if the HMO uses material produced by other entities, the HMO must review these materials for grade level comprehension level and for sensitivity to the diverse cultures served. Finally, the HMO must make all reasonable efforts to locate and use culturally appropriate health related material.

          S. Enrollee Handbook and Education and Outreach for Newly Enrolled Recipients

               1. Within one week of initial enrollment notification to the HMO, annually thereafter and whenever the enrollee's requests, mail to each casehead an enrollee handbook which is at the "sixth (6th ) grade reading comprehension level" and which at a minimum will include information about:

                    a. the phone number that can be used for assistance in obtaining emergency care or for prior authorization for urgent care;

                    b.   information on contract services offered by the HMO;

                    c.   location of facilities;

                    d.   hours of service;

                    e. informal and formal grievance procedures, including notification of the enrollee's right to a fair hearing;

                    f.   grievance appeal procedures;

                    g.   HealthCheck;

                    h.   family planning policies;

                    i. policies on the use of emergency and urgent care facilities;

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                                      -28-

                    j. providers and whether the provider is accepting new "enrollees," and

                    k.   changing HMOs.

               2. The HMO must provide periodic updates to the handbook, as needed explaining changes in the above policies. Such changes must be approved by the Department prior to printing.

               3. New standard language for the enrollee handbooks required by this Contract will be included in the handbooks when HMOs reprint the informing materials

               4. Enrollee handbooks (or substitute enrollee information approved by the Department which explains HMO services and how to use the HMO) shall be made available in at least the following languages: Spanish, Lao, Russian and Hmong if the HMO has enrollees who are conversant only in those languages. The handbook should direct enrollees who are not conversant in English to the appropriate resources within the HMO for obtaining a copy of the handbook with the appropriate language. The Department will provide translations of the standard handbook language in Addendum V for the four specified languages. HMOs may use the translated standard handbook language as appropriate to its service area. However, HMOs must utilize local resources to review the final handbook language. This will assure the that the appropriate dialect(s) is/are used in the standard translation. HMOs must arrange for translation into other dialects if the translation is inappropriate for its enrollees.

               5. HMOs may create enrollee handbook language that they believe is simpler than the standard language of Addendum V, but this substitute language must be approved by the Department and HMOs must independently arrange for the translation of any non-standard language.

               6. HMOs shall submit their enrollee handbook for review and approval within sixty (60) days of signing the contract for 2002-2003.

               7. Standard language on several subjects, including HealthCheck, family planning, grievance and appeal rights, conversion rights, and emergency and urgent care shall appear in all handbooks and is included in Addendum V. Any exceptions to the standard must be approved in advance by the Department, and will be approved only for exceptional reasons. Standard language may change during the course of the contract period, if there are changes in federal or state laws, rules or regulations, in which case the new language will have to be inserted into the enrollee handbooks as of the effective date of any such change.

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               8.   In addition to the above requirements sections 1 through 7 for the enrollee handbook, HMOs are required to perform other education and outreach activities for newly enrolled recipients. HMOs are to submit to the Department for prior written approval an education and outreach plan targeted towards newly enrolled recipients. This outreach plan will be examined by the Department during pre-contract review. Newly enrolled recipients are those recipients appearing on the enrollment reports described in Article IV. D. and listed as "ADD-NEW." The plan must identify at least two (2) educational/outreach activities in addition to the enrollee handbook to be undertaken by the HMO for the purpose of informing new enrollees of pertinent information necessary to access services within the HMO network. The plan must include the frequency (i.e., weekly, monthly, etc.) of the activity, the person within the HMO responsible for the activities, and how activities will be documented and evaluated for effectiveness.

          T.   Approval of Marketing Plans and Informing Materials

               1.   Marketing and Informing Materials

                    As used in this section, "marketing materials, other marketing activities, and informing materials" include the production and dissemination of any informing materials, marketing plans, marketing materials and other marketing activities that refer to Medicaid, Title XIX, BadgerCare, or Title XXI or are intended for Medicaid/BadgerCare recipients. This requirement includes marketing or informing materials that are produced by providers under contract to the HMO or owned by the HMO in whole or in part.

               2.   Department Approval of Marketing and Informing Materials--

                    HMOs must submit to the Department for prior written approval all informing materials, marketing plans, and all marketing materials and other marketing activities that refer to Medicaid Title XIX, BadgerCare, or Title XXI or are intended for Medicaid/ BadgerCare recipients. This requirement includes marketing or informing materials that are produced by providers under contract to the HMO or owned by the HMO in whole or in part.

                    Marketing plans and informing materials must be written at a "sixth grade comprehensive level" and will be reviewed by the Department in a manner that does not unduly restrict or inhibit the HMO's informing or marketing plans. When applying this provision to specific marketing plans, informing materials and/or activities, the entire content and use of the

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                                      -30-
                    informing/marketing materials or activities shall be taken into consideration. All materials will be reviewed as follows:


                    a. The Department will review and either approve, approve with modifications, or deny all marketing or informing material within ten (10) working days of receipt of the informing materials, except that informing, marketing materials and other marketing activities are deemed approved if there is no response from the Department within ten (10) working days

                    b. Time-sensitive marketing or informing material must be clearly marked time-sensitive by the HMO and will be approved, approved with modifications or denied by the Department within ten business days. The Department reserves the right to determine whether the material is, indeed, time-sensitive.

                    c. The Department will not approve any materials which are deemed to be confusing, fraudulent, misleading, or do not accurately reflect the scope and philosophy of the Medicaid program and/or its covered benefits.

                    d. Problems and errors subsequently identified by the Department must be corrected by the HMO when they are identified. HMO agrees to comply with Ins. 6.07 and 3.27, Wis. Admin. Code, and practices consistent with the Balanced Budget Amendment of 1997 P.L. 105-33 Sec. 4707(a) [42 U.S.C. 1396v(d)(2)].

               3.   Prohibited Practices:

                    The following marketing practices are prohibited:

                    a.   Practices that are discriminatory;

                    b. Practices that seek to influence enrollment in conjunction with the sale of any other insurance product;

                    c. Direct and indirect cold calls, either door-to-door or telephonic;

                    d. Offer of material or financial gain to potential members as an inducement to enroll;

                    e. Activities and material that could mislead, confuse or defraud consumers;

                    f.   Materials that contain false information; and

                    g. Practices that are reasonably expected to have the effect of denying or discouraging enrollment.

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                                      -31-
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               4.   HMOs Agreement to Abide by Marketing/Informing Criteria

                    HMO agrees to engage only in marketing activities and distribute only those informing and marketing materials that are pre-approved in writing. HMOs that fail to abide by these marketing requirements may be subject to any and all sanctions available under Article IX. In determining any sanctions, the Department will take into consideration any past unfair marketing practices, the nature of the current problem and the specific implications on the health and well being of the Medicaid enrollees. In the event that an HMO's affiliated provider fails to abide by these requirements, the Department will evaluate whether the HMO should have had knowledge of the marketing issue and the HMO's ability to adequately onitor ongoing future marketing activities of the subcontractor(s).

          U.   Conversion Privileges

               Offer any enrollee covered under this Contract, whose enrollment is subsequently terminated due to loss of Medicaid/BadgerCare eligibility, the opportunity to convert to a private enrollment contract without underwriting. This time period for conversion following Medicaid/BadgerCare termination notice will comply with Wisconsin Stats. 632.897 regarding conversion rights.

          V.   Choice of Health Professional

               Offer each enrollee covered under this Contract the opportunity to choose a primary health care professional affiliated with the HMO, to the extent possible and appropriate. If the HMO assigns recipients to primary care providers, then the HMO shall notify recipients of the assignment. HMOs must permit Medicaid/ BadgerCare enrollees to change primary providers at least twice in any calendar year, and to change primary providers more often than that for just cause, just cause being defined as lack of access to quality, culturally appropriate, health care. Such just cause will be handled as a formal grievance. If the HMO has reason to lock-in an enrollee to one primary provider and/or pharmacy in cases of difficult case management, the HMO must submit a written request in advance of such lock-in to the Department. Requests should be submitted to the Contract Monitor. Culturally appropriate care in this section means care by a provider who can relate to the enrollee and who can provide care with sensitivity, understanding, and respect for the enrollee's culture.

          W.   Quality Assessment/Performance Improvement (QAPI)

               1. The HMO Quality Assessment/Performance Improvement (QAPI) program must conform to requirements of 42 CFR, Part 400, Medicaid Managed Care Requirements, Subpart D, Quality Assessment and Performance Improvement. The program must also comply with 42 Code of Federal

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                    Regulations (CFR) 434.34 which states that the HMO must have a QAPI system that:

                    a. Is consistent with the utilization control requirement of 42 CFR 456;

                    b. Provides for review by appropriate health professionals of the process followed in providing health services;

                    c. Provides for systematic data collection of performance and patient results;

                    d. Provides for interpretation of this data to the practitioners; and

                    e.   Provides for making needed changes.

               2.   Quality Assessment/Performance Improvement Program

                    a. The HMO must have a comprehensive Quality Assessment/ Improvement Program (QAPI) program that protects, maintains, and improves the quality of care provided to Wisconsin Medicaid program recipients. The HMO must evaluate the overall effectiveness of its QAPI program annually to determine whether the program has demonstrated improvement, where needed, in the quality of care and service provided to its Medicaid/ BadgerCare population.

                         The HMO must have documentation of all aspects of the QAPI program available for Department review upon request. The Department may perform off-site and on-site Quality Assessment/ Performance Improvement audits to ensure that the HMO is in compliance with contract requirements. The review and audit may include: on-site visits; staff and enrollee interviews; medical record reviews; review of all QAPI procedures, reports, committee activities, including credentialing and recredentialing activities, corrective actions and follow-up plans; peer review process; review of the results of the member satisfaction surveys, and review of staff and provider qualifications.

                    b. The HMO must have a written QAPI work plan that is ratified by the board of directors and outlines the scope of activity and the goals, objectives, and time lines for the QAPI program. New goals and objectives must be set at least annually based on findings from quality improvement activities and studies and results of the HMO

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                                      -33-
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                         on DHCF enrollee satisfaction surveys and MEDDIC-MS
                         performance measures.

                    c. The HMO governing body is ultimately accountable to the Department for the quality of care provided to HMO enrollees. Oversight responsibilities of the governing body include, at a minimum: approval of the overall QAPI program and an annual QAPI plan; designating an accountable entity or entities within the organization to provide oversight of QAPI; review of written reports from the designated entity on a periodic basis which include a description of QAPI activities, progress on objectives, and improvements made; formal review on an annual basis of a written report on the QAPI program; and directing modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the HMO.

                    d. The QAPI committee shall be in an organizational location within the HMO such that it can be responsible for all aspects of the QAPI program. The committee membership must be interdisciplinary and be made up of both providers and administrative staff of the HMO, including:

                         1) a variety of health professions (e.g., pharmacy, physical therapy, nursing, etc.);

                         2) qualified professionals specializing in mental health or substance abuse and dental care on a consulting basis when an issue related to these areas arises;

                         3) a variety of medical disciplines (e.g., medicine, surgery, radiology, etc.);

                         4)   OB/GYN and pediatric representation; and

                         5)   HMO management or governing body.

                         6) Enrollees of the HMO must be able to contribute input to the QAPI Committee. The HMO must have a system to receive enrollee input on quality improvement, document the input received, document the HMO's response to the input, including a description of any changes or studies it implemented as the result of the input and document feedback to enrollees in response to input received. The HMO response must be timely.

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                    e.   The committee must meet on a regular basis, but not
                         less frequently than quarterly. The activities of the QAPI Committee must be documented in the form of minutes and reports. The QAPI Committee must be accountable to the governing body.

                         Documentation of Committee minutes and activities must be available to the Department upon request.

                    f. QAPI activities of HMO providers and subcontractors, if separate from HMO QAPI activities, shall be integrated into the overall HMO/QAPI program. Requirements to participate in QAPI activities, including submission of complete encounter data, are incorporated into all provider and subcontractor contracts and employment agreements. The HMO QAPI program shall provide feedback to the providers/subcontractors regarding the integration of, operation of, and corrective actions necessary in provider/subcontractor QAPI efforts. Other management activities (Utilization Management, Risk Management, Customer Service, Complaints and Grievances, etc.) must be integrated with the QAPI program. Physicians and other health care practitioners and institutional providers must actively cooperate and participate in the HMO's quality activities.

                         The HMO remains accountable for all QAPI functions, even if certain functions are delegated to other entities. If the HMO delegates any activities to contractors the conditions listed in Article II of this agreement must be met.

                    g. There is evidence that HMO management representatives and providers participate in the development and implementation of the QAPI plan of the HMO. This provision shall not be construed to require that HMO management representatives and providers participate in every committee or subcommittee of the QAPI program.

                    h. The HMO must designate a senior executive to be responsible for the operation and success of the QAPI program. If this individual is not the HMO Medical Director, the Medical Director must have substantial involvement in the QAPI program. The designated individual shall be accountable for the QAPI activities of the HMO's own providers, as well as the HMO's subcontracted providers.

                    i. The qualifications, staffing level and available resources must be sufficient to meet the goals and objectives of the QAPI program

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                                      -35-
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                         and related QAPI activities. Such activities
                         include, but are not limited to, monitoring and evaluation of important aspects of care and services, facilitating appropriate use of preventive services, monitoring provider performance, provider credentialing, involving members in QAPI initiatives and conducting performance improvement projects.

                         Written documentation listing the staffing resources that are directly under the organizational control of the person who is responsible for QAPI (including total FTEs, percent of time dedicated to QAPI, background and experience, and role) must be available to the Department upon request.

               3.   Monitoring and Evaluation

                    a. The QAPI program must monitor and evaluate the quality of clinical care on an ongoing basis. Important aspects of care (i.e., acute, chronic conditions, high volume, high-risk preventive care and services) are studied and prioritized for performance improvement and/or development of practice guidelines. Standardized quality indicators must be used to asses improvement, assure achievement of minimum performance levels (Ref:
                         MEDDIC-MS Measures and Technical Specifications), monitor adherence to guidelines, and identify patterns of over utilization and under utilization. The measurement of quality indicators selected by the HMO for areas other than those included in MEDDIC-MS must be supported by appropriate data collection and analysis methods to improve clinical care and services.

                    b. Provider performance must be measured against practice guidelines and standards adopted by the QAPI Committee. Areas identified for improvement must be tracked and corrective actions taken when warranted. The effectiveness of corrective actions must be monitored until problem resolution occurs. Reevaluation must occur to assure that the improvement is sustained.

                    c. The HMO must use appropriate clinicians to evaluate the data on clinical performance, and multi disciplinary teams to analyze and address data on systems issues.

                    d. The HMO must also monitor and evaluate care and services in certain priority clinical and non-clinical areas specified in Article III W 13 c. d.

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                                      -36-
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                    e.   The HMO must make documentation available to the
                         Department upon request regarding quality improvement and assessment studies on plan performance, which relate to the enrolled population. See reporting requirements in Article III. W. Section 13, "Performance Improvement Priority Areas and Projects."

                    f. Practice guidelines: The HMO must develop or adopt practice guidelines that are disseminated to providers and to enrollees as appropriate or upon request. The guidelines should be based on reasonable medical evidence or consensus of health professionals; consider the needs of the enrollees; developed or adopted in consultation with the contracting health professionals, and reviewed and updated periodically.

                         Decisions with respect to utilization management, enrollee education, coverage of services, and other areas to which the practice guidelines apply are consistent with the guidelines. Variations from the guidelines must be based on the clinical situation.

               4.   Access

                    a. The HMO must provide medical care to its Medicaid/BadgerCare enrollees that is as accessible to them, in terms of timeliness, amount, duration, and scope, as those services are to nonenrolled Medicaid/BadgerCare recipients within the area served by the HMO.

                         The HMO must have a Medicaid certified primary care provider within a 20-mile distance from any enrollee residing in the HMO service area. A service area for an HMO will be specified down to the zip code. Therefore, all portions of each zip code in the HMO service area must be within 20-miles from a Medicaid certified primary care provider.

                    b.   Network Adequacy:

                         The HMO must assure that its delivery network is sufficient to provide adequate access to all services covered under this agreement. In establishing the network, the HMO must consider:

                         1)   The anticipated Medicaid/BadgerCare enrollment.

                         2) The expected utilization of services, considering enrollee characteristics and health care needs.

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                         3)   The number and types of providers (in terms of
                              training experience and specialization) required to furnish the contracted services.

                         4) The number of network providers not accepting new patients.

                         5) The geographic location of providers and enrollees, distance, travel time, normal means of transportation used by enrollees and whether 1 provider locations are accessible to enrollees with disabilities.

                         The HMO must also assure the following provisions:

                         6) In addition to any primary care provider a female enrollee may have, provide female enrollees with direct access to a women's health specialist within the network for covered women's routine and preventive health care services.

                         7) Provision for a second opinion from a qualified network provider upon enrollee request, subject to referral procedures approved by the Department.
                              If an appropriately qualified provider is not available within the network, arrange for a second opinion outside the network at no charge to the enrollee.

                         8) Adequate and timely coverage of services provided out of network, when the required medical service is not available within the HMO network.

                         9) Network providers are credentialed as required by this contract.

                         HMO must provide documentation and assurance of the above network adequacy criteria as required by the Department for pre-contract certification or upon request of the Department.

                         This access standard does not prevent a recipient from choosing and HMO when the recipient resides in zip code that does not meet the 20-mile distance standard. However, the recipient will not be automatically assigned to that HMO. If by some circumstance the recipient has been assigned to the HMO or has chosen the HMO and becomes dissatisfied with access to medical care, the recipient will be allowed to disenroll from the HMO for reason of distance.

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                                      -38-
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                         Primary care providers are defined to include, but are
                         not limited to, Physicians and Physician Clinics with specialties in general practice, family practice, internal medicine, obstetrics and gynecology, and pediatrics, FQHCs, RHCs, Nurse Practitioners, Nurse Midwives, Physician Assistants, and Tribal Health Centers. HMOs may define other types of providers as primary care providers. If they do so, the HMOs must define these other types of primary care providers and justify their inclusion as primary care providers during the pre-contract review phase of the HMO Certification process.

                    c. The HMO must have written protocols to ensure that enrollees have access to screening, diagnosis and referral, and appropriate treatment for those conditions and services covered under the Wisconsin Medicaid program.

                         The HMO's protocols must include methods for identification, outreach to and screening/assessment of enrollees with special health care needs.

                    d. The HMO must also provide medically necessary high risk prenatal care within two weeks of the enrollee's request for an appointment, or within three weeks if the request is for a specific HMO provider.

                    e. The HMO must have written standards for the accessibility of care and services that are communicated to providers and monitored. The standards must include the following: waiting times for care at facilities; waiting times for appointments; specify that providers' hours of operation do not discriminate against Medicaid/ BadgerCare enrollees; and whether or not provider(s) speak member's language. The HMO must take corrective action if its standards are not met.

                    f. The HMO must have a mental health or substance abuse provider within a 35-mile distance from any enrollee residing in the HMO service area or no further than the distance for non-enrolled recipients residing in the service area. The HMO must also give consideration to whether the providers are accepting new patients, and where full or part-time coverage is available.

                    g. The HMO must have a dental provider, when appropriate, within a 35-mile distance from any enrollee residing in the HMO service area or no further than the distance for non-enrolled recipients residing in the service area. The HMO must also give consideration

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                                      -39-
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                         to whether the dentist is accepting new patients, and
                         where full or part-time coverage is available.

               5.   Health Promotion and Disease Prevention Services

                    a. The HMO must identify at-risk populations for preventive services and develop strategies for reaching Medicaid/ BadgerCare members included in this population. Local health departments and community-based health organizations can provide the HMO with special access to vulnerable and low-income population groups, as well as settings that reach at-risk individuals in their communities, schools and homes. Public health resources can be used to enhance the HMO's health promotion and preventive care programs.

                    b. The HMO must have mechanisms for facilitating appropriate use of preventive services and educating enrollees on health promotion. At a minimum, an effective health promotion and prevention program includes: tracking of preventive services, practice guidelines for preventive services, yearly measurement of performance in the delivery of such services, and communication of this information to providers and enrollees.

               6. Provider Selection (credentialing) and Periodic Evaluation (recredentialing)

                    a. The HMO must have written policies and procedures for provider selection and qualifications. For each practitioner, including each member of a contracting group that provides services to the HMO's enrollees, initial credentialing must be based on a written application, primary source verification of licensure, disciplinary status, eligibility for payment under Medicaid and certified for Medicaid. The HMO's written policies and procedures must identify the circumstances in which site visits are appropriate in the credentialing process.

                    b. The HMO must periodically monitor (no less than every three years) the provider's documented qualifications to assure that the provider still meets the HMO's specific professional requirements.

                    c. The HMO must also have a mechanism for considering the provider's performance. The recredentialing method must include updating all the information (except medical education) utilized in the initial credentialing process. Performance evaluation must include information from: the QAPI system, reviewing enrollee complaints, and the utilization management system.

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                    d.   The selection process must not discriminate against
                         providers such as those serving high-risk populations, or specialize in conditions that require costly treatment. The HMO must have a process for receiving advice on the selection criteria for credentialing and recredentialing practitioners in the HMO's network.

                    e. If the HMO delegates selection of providers to another entity, the organization retains the right to approve, suspend, or terminate any provider selected by that entity.

                    f. The HMO must have a formal process of peer review of care delivered by providers and active participation of the HMO's contracted providers in the peer review process. This process may include internal medical audits, medical evaluation studies, peer review committees, evaluation of outcomes of care, and systems for correcting deficiencies. The HMO must supply documentation of its peer review process upon request.

                    g. The HMO must have written policies that allow it to suspend or terminate any provider for quality deficiencies. There must also be an appeals process available to the provider that conforms to the requirements of the HealthCare Quality Improvement Act of 1986 (42 USCss.11101 etc. Seq.).

                    h. In addition to the requirements in this section, the names of individual practitioners and institutional providers who have been terminated from the HMO provider network as a result of quality issues must be immediately forwarded to the Department and reported to other entities as required by law (42 USC Section 11101 et. Seq.).

                    i. Institutional Provider Selection--For each provider, other than an individual practitioner, the HMO determines, and verifies at specified intervals, that the provider is:

                         1) licensed to operate in the State, if licensure is
                            required, and in compliance with any other applicable State or Federal requirements; and

                         2) the HMO verifies if the provider claims
                            accreditation, or is determined by the HMO to meet standards established by the HMO itself.

                    j. Exceptions to Credentialing and recredentialing requirements:

HMO Contract for January 1, 2002 - December 31, 2003

                                      -41-
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                         These standards do not apply to:

                         1) Providers who practice only under the direct
                            supervision of a physician or other provider, and;

                         2) Hospital-based providers such as emergency room
                            physicians, anesthesiologists, and other providers who provide services only incident to hospital services.

                         These exceptions do not apply if the provider contracts independently with the HMO.

               7.   Enrollee Feedback on Quality Improvement

                    a. The HMO must have a process to maintain a relationship with its enrollees that promotes two way communication and contributes to quality of care and service. The HMO must show a commitment to treating members with respect and dignity.

                    b. Annually, DHCF will conduct a satisfaction of care survey of a representative sample of enrolled Medicaid/ BadgerCare recipients.

                         The Department will work with HMOs to develop the survey instrument and plan. The HMO shall have systems in place for acting on survey results and shall report to the Department any quality management projects planned in response to survey results.

                    c. The HMO is encouraged to find additional ways to involve Medicaid/BadgerCare enrollees in quality improvement initiatives and in soliciting enrollee feedback on the quality of care and services the HMO provides. Other ways to bring enrollees into the HMO's efforts to improve the health care delivery system include but are not limited to: focus groups, consumer advisory councils, enrollee participation on the governing board, the QAPI committees or other committees, or task forces related to evaluating services. All efforts to solicit feedback from enrollees must be approved by the Department.

               8.   Medical Records

                    a. The HMO must have policies and procedures for participating provider medical records content and documentation that have been communicated to providers and a process for evaluating its providers' medical records based on the HMO's policies. These policies must address patient confidentiality, organization and

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                                      -42-
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                         completeness, tracking, and important aspects of
                         documentation such as accuracy, legibility, and safeguards against loss, destruction, or unauthorized use. The HMO must also have confidentiality policies and procedures that are applicable to administrative functions that are concerned with confidential patient information. Those policies must include information with respect to disclosure of enrollee-identifiable medical record and/or enrollment information and specifically provide:

                         1. The enrollees may review and obtain copies of
                            medical records information that pertain to them.

                         2. The policies above must be made available to
                            enrollees upon request.

                    b. Patient medical records must be maintained in an organized manner (by the HMO, and/or by the HMO's subcontractors) that permits effective patient care, they must reflect all aspects of patient care and be readily available for patient encounters, for administrative purposes, and for Department review.

                    c. Because HMOs are considered contractors of the State and are therefore (only for the limited purpose of obtaining medical records of its enrollees) entitled to obtain medical records according to Wisconsin Administrative Code, HFS 104.01(3), the Department will require Medicaid-certified providers to release relevant records to the HMO to assist in compliance with this section. Where HMOs have not specifically addressed photocopying expenses in their provider contracts or other arrangements, the HMOs are liable for charges for copying records only to the extent that the Department would reimburse on a FFS basis.

                    d. The HMO must have written confidentiality policies and procedures in regard to confidential patient information. Policies and procedures must be communicated to HMO staff, members, and providers. The transfer of medical records to out-of-plan providers or other agencies not affiliated with HMO (except for the Department) are contingent upon the receipt by the HMO of written authorization to release such records signed by the enrollee or, in the case of a minor, by the enrollee's parent, guardian, or authorized representative.

                    e. The HMO must have written quality standards and performance goals for participating provider medical record documentation and be able to demonstrate, upon request of the DHFS, that the

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                         standards and goals have been communicated to
                         providers. The HMO must actively monitor established standards and provide documentation of standards and goals upon request of the Department.

                    f. Medical records must be readily available for HMO-wide Quality Assessment/Performance Improvement (QAPI) and Utilization Management (UM) activities and provide adequate medical and other clinical data required for
                         (QAPI)/UM, and Department use.

                    g. The HMO must have adequate policies in regard to transfer of medical records to ensure continuity of care when enrollees are treated by more than one provider. This may include transfer to local health departments subject to the receipt of a signed authorization form as specified in Article III. W. 8
                         (d) above (with the exception of immunization status information described in Article III. B. 14., which doesn't require enrollee authorization).

                    h. Requests for completion of residual functional capacity evaluation forms and other impairment assessments, such as queries as to the presence of a listed impairment, shall be provided within ten (10) working days of request (at the discretion of the individual provider and subject to the provider's medical opinion of its appropriateness) and according to the other requirements listed above; the HMO and its providers and subcontractor may charge the enrollee, authorized representative, or other third party a reasonable rate for the completion of such forms and other impairment assessments. Such rates may be reviewed by the Department for reasonableness and may be modified based on this review.

                    i. Minimum medical record documentation per chart entry or encounter must conform to the Wisconsin Administrative Code, Chapter HFS 106.02, (9)(b) Medical record content.

               9.   Utilization Management (UM)

                    a. The HMO must have documented policies and procedures for all UM activities that involve determining medical necessity, and the approval or denial of medical services. Qualified medical professionals must be involved in any decision-making that requires clinical judgment. The decision to deny, reduce or authorize a service that is less than requested must be made by a health professional with appropriate clinical expertise in treating the affected enrollee's condition(s). Criteria used to determine medical necessity and appropriateness must be communicated to providers.

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                                      -44-
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                         The criteria for determining medical necessity may not
                         be more stringent than HFS 101.03 (96m) Wisconsin Administrative Code.

                    b. If the HMO delegates any part of the UM program to a third party, the delegation must meet the requirements in Article II Delegations of Authority.

                    c. If the HMO utilizes phone triage, nurse lines or other demand management systems, the HMO must document review and approval of qualification criteria of staff and of clinical protocols or guidelines used in the system. The system's performance will be evaluated annually in terms of clinical appropriateness.

                    d. The policies specify time frames for responding to requests for initial and continued service determinations, specify information required for authorization decisions, provide for consultation with the requesting provider when appropriate, and provide for expedited responses to requests for authorization of urgently needed services. In addition, the HMO must have in effect mechanisms to ensure consistent application of review criteria for authorization decisions (interrater reliability).

                         Within the timeframes specified, the HMO must give the enrollee and the requesting provider written notice of:

                         1) the decision to deny, limit, reduce, delay or
                            terminate a service along with the reasons for the decision.

                         2) the enrollee's right to file a grievance or request
                            a state fair hearing.

                         Authorization decisions must be made within the following time frames and in all cases as expeditiously as the enrollee's condition requires:


                         1) within 14 days of the receipt of the request, or

                         2) within 3 working days if the physician indicates or
                            the HMO determines that following the ordinary time frame could jeopardize the enrollee's health or ability to regain maximum function.

                         One extension of up to 14 days may be allowed if the enrollee requests it or if the HMO justifies the need for more information.

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                                      -45-
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                    e.   Criteria for decisions on coverage and medical
                         necessity are clearly documented, are based on reasonable medical evidence, current standards of medical practice, or a consensus of relevant health care professionals, and are regularly updated.

                    f. The HMO oversees and is accountable for any functions and responsibilities that it delegates to any subcontractor. (See Article II Delegations of Authority).

                    g. Postpartum discharge policy for mothers and infants must be based on medical necessity determinations. This policy must include all follow-up tests and treatments consistent with currently accepted medical practice and applicable federal law. The policy must allow at least a 48-hour hospital stay for normal spontaneous vaginal delivery, and 96 hours for a cesarean section delivery, unless a shorter stay is agreed to by both the physician and the enrollee. HMOs may not deny coverage, penalize providers, or give incentives or payments to providers or enrollees. Post hospitalization follow-up care must be based on the medical needs and circumstances of the mother and infant. The Department may request documentation demonstrating compliance with this requirement.

               10.  External Quality Review Contractor

                    a. The HMO must assist the Department and the external quality review organization under contract with the Department in identification of provider and enrollee information required to carry out on-site or off-site medical chart reviews. This includes arranging orientation meetings for physician office staff concerning medical chart review, and encouraging attendance at these meetings by HMO and physician office staff as necessary. The provider of service may elect to have charts reviewed on-site or off-site.

                    b. When the professional review organization under contract with the Department identifies an adverse health situation in which follow-up is needed to determine whether appropriate care was provided, the HMO will be responsible for the following tasks:

                         1) Assign a staff person(s) to conduct follow-up with
                            the provider(s) concerning each adverse health situation identified by the Department's professional review organization, including informing the provider(s) of the finding and monitoring the provider's resolution of the finding;

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                         2) Inform the HMO's QAPI Committee of the final finding
                            and involve the QAPI Committee in the development, implementation and monitoring of the corrective action plan; and

                         3) Submit a corrective action plan or an opinion in
                            writing to the Department within 60 days that addresses the measures that the HMO and the provider intend to take to resolve the finding. The HMO's final resolution of all cases must be completed within six (6) months of HMO notification. A case is not considered resolved by the Department until the Department approves the response provided by the HMO and provider.

                    c. The HMO will facilitate training provided by the Department to its providers.

               11. Dental Services Quality Improvement (Applies only to HMOs covering dental services.)

                    a. The HMO QAPI Committee and QAPI coordinator will review subcontracted dental programs quarterly to assure that quality dental care is provided and that the HMO and the contractor comply with the following:

                         1) The HMO or HMO affiliated dental provider must
                            advise the enrollee within 30 days of effective enrollment of the name of the dental provider and the address of the dental provider's site. The HMO or HMO affiliated dental provider must also inform the enrollee in writing how to contact his/her dentist (or dental office), what dental services are covered, when the coverage is effective, and how to appeal denied services.

                         2) An HMO or HMO affiliated dental provider who assigns
                            all or some Medicaid/BadgerCare HMO enrollees to specific participating dentists must give enrollees at least 30 days after assignment to choose another dentist. Thereafter, in accordance with Article III. V., the HMO and/or affiliated provider must permit enrollees to change dentists at least twice in any calendar year and more often than that for just cause.

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                         3) HMO-affiliated dentists must provide a
                            routine dental appointment to an assigned enrollee within 90 days after the request. Enrollee requests for emergency treatment must be addressed within 24 hours after the request is received.

                         4) Dental providers must maintain adequate
                            records of services provided. Records must fully disclose the nature and extent of each procedure performed and should be maintained in a manner consistent with standard dental practice.

                         5) The HMO affirms by execution of this Contract
                            that the HMO's peer review systems are
                            consistently applied to all dental
                            subcontractors and providers.

                         6) The HMO must document, evaluate, resolve, and
                            follow up on all verbal and written
                            complaints they receive from
                            Medicaid/BadgerCare enrollees related to dental services.

               12.  Accreditation

                    a. The Department encourages the HMO to actively pursue accreditation by the National Committee for Quality Assurance (NCQA), the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) or other recognized accrediting body approved by the Department.

                    b. The achievement of full accreditation by an accreditation body approved by the department and satisfaction of the requirements of the HMO Accreditation Incentive Program as specified by the Department will result in the HMO qualifying for the Accreditation Incentive.

                    Where accreditation standards conflict with the standard set forth in this agreement, the agreement prevails unless the accreditation standard is more stringent.

               13.  Performance Improvement Priority Areas and Projects:

                    a. The HMO must develop and ensure implementation of program initiatives to address the specific clinical needs that have a higher prevalence in the HMO's enrolled population served under this agreement. These priority areas must include clinical and non-clinical Performance Improvement projects. The Department strongly advocates the development of collaborative relationships among HMOs, Local Health Departments, community based

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                         behavioral health treatment agencies (both public and
                         private), and other community health organizations to achieve improved services in priority areas and must report complete encounter data for all services provided. Linkages between managed care organizations and public health agencies is an essential element for the achievement of the public health objectives, potentially reducing the quantity and intensity of services the HMO needs to provide. The Department and the HMO are jointly committed to on-going collaboration in the area of service and clinical care improvements by the development and sharing of "best practices" and use of encounter data-driven performance measures (MEDDIC-MS).

                         Annually, for the priority areas specified by the Department and listed below, the HMO must monitor and evaluate the quality of care and services through performance improvement projects for at least two of the listed areas in Article III, W. 13 (c) or (d) below, or an HMO may propose alternative performance improvement topics to be addressed by making a request in writing to the Department. In addition, the HMO may be required to conduct up to two additional performance improvement initiatives and submit reports as required to achieve performance goals specified in the MEDDIC-MS technical specifications in addition to two performance improvement projects required under Article III W.13.c.d. The final or on-going status report for each project must be submitted by October 1, 2003, and October 1, 2004, or as may be specified in the MEDDIC-MS technical specifications. The performance improvement topic must take into account: the prevalence of a condition among, or need for a specific service by, the HMO enrollees served under this agreement, enrollee demographic characteristics and health risks; and the interest of consumers or purchasers in the aspect of care or services to be addressed. Each project report must include all of the information in the Performance Improvement Project Outline in Addendum XV.

                    b. Performance reporting will utilize standardized indicators appropriate to the performance improvement area or as specified in the MEDDIC-MS technical specifications. Minimum performance levels must be specified for each performance improvement area, using normative standards derived from regional, national norms, or from norms established by an appropriate practice organization. Goals for improvement for the "Priority Areas" listed in c. of this section, may be set by the organization itself.

                         The organization must assure that improvements are sustained through periodic audits of relevant data and maintenance of the

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                         interventions that resulted in the improvement. The HMO
                         agrees to open at least one new performance improvement project in 2002 with the report on that project to be submitted to the Department by October 1, 2003. In all cases, not less than two performance improvement projects must be reported to the Department in any year and not less than three different projects must be reported to the Department between 2002 and 2004. These projects are in addition to any that may be required as the result of sub-goal performance on any MEDDIC-MS Targeted Performance Improvement Measures. However, if the HMO chooses to initiate or continue a project on a topic that coincides with a required MEDDIC-MS project, the Department will accept the report as fulfilling both requirements during the next contract year.

                         The organization must implement a performance improvement project in the area if a quality improvement opportunity is identified. The HMO must report to the Department on each study, including those areas where the HMO will not pursue a performance improvement project.

                    c. Clinical Priority Areas: 1) prenatal services; 2) identification of adequate treatment for high-risk pregnancies, including those involving substance abuse;
                         3) evaluating the need for specialty services; 4) availability of comprehensive, ongoing nutrition education, counseling, and assessments; 5) Family Health Improvement Initiative: Smoking Cessation; 6) children with special health care needs; 7) outpatient management of asthma; 8) the provision of family planning services; 9) early postpartum discharge of mothers and infants; 10) STD screening and treatment;
                         11) high volume/high risk services selected by the HMO;
                         12) prevention and care of acute and chronic conditions; and 13) coordination and continuity of care.

                         Non-Clinical Priority Areas: 1) grievances, appeals and complaints; 2) access to and availability of services;
                         3) enrollee satisfaction with HMO customer service; and
                         4) satisfaction with services for enrollees with special health care needs or cultural competency of the HMO and its providers.

                         In addition, the HMO may be required to conduct performance improvement projects specific to the HMO and to participate in one annual statewide project that may be specified by the Department.

                    d. Performance Measurement and Improvement - MEDDIC-MS Medicaid Encounter Data-Driven Improvement Core--Measure Set:

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                         The Department will evaluate HMO performance using the
                         MEDDIC-MS technical specifications, based on
                         HMO-supplied encounter data and other data (for selected measures). Evaluation of HMO performance on each measure will be conducted on timetables determined by the Department. The technical specifications for each measure are established by the Department with HMO input and are described in "MEDDIC-MS Proposed Measures and Technical Specifications," as revised.

                         The Department will inform the HMO of its performance on each measure, whether the HMO's performance satisfied the goal requirements set by the Department and whether a performance improvement initiative by the HMO is required. The HMO will have 60 business days to review and respond to the Departments performance report. When a performance improvement initiative is required due to sub-goal performance on the measure, the HMO may request recalculation of the performance level based on new or additional data the HMO may supply, or if the HMO can demonstrate material error in the calculation of the performance level. The Department will provide a tentative schedule of measure calculation dates to the HMO within 90 days of the beginning of each calendar year in the contract period.

                         MEDDIC-MS consists of targeted performance improvement measure (TPIMS) and monitoring measures. The specifications for each TPIM includes denominator and numerator specifications, performance goals and requirements for actions to be taken when sub-goal performance occurs.

                         Unless otherwise noted within a specific targeted performance improvement measure, the Department may specify minimum performance levels and require that the HMOs develop plans to respond to levels below the minimum performance levels. Additions, deletions or modifications to the Targeted Performance Improvement Measures and Monitoring Measures in the MEDDIC-MS Technical Specifications and goals must be mutually agreed upon by the parties. The Department will give 90 days notice to the HMO of its intent to change any of measures, technical specifications or goals. The HMO shall have the opportunity to comment on the measure specifications, goals and implementation plan within the 90 day notice period. The Department reserves the right to require the HMO to report such performance measure data as may be deemed necessary to monitor and improve HMO-specific or program-wide quality performance.

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          X.   Access to Premises

               Allow duly authorized agents or representatives of the State or Federal government, during normal business hours, access to HMO's premises or HMO subcontractor's premises to inspect, audit, monitor or otherwise evaluate the performance of the HMO's or subcontractor's contractual activities and shall within a reasonable time, but not more than 10 working days, produce all records requested as part of such review or audit. In the event right of access is requested under this Section, the HMO or subcontractor shall, upon request, provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the State or Federal personnel conducting the audit or inspection effort. All inspections or audits shall be conducted in a manner as will not unduly interfere with the performance of HMO's or subcontractor's activities. The HMO will be given 30 business days to respond to any findings of an audit before the Department shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable laws, rules or regulations.

          Y.   Subcontracts

               Assure that all subcontracts shall be in writing, shall comply with the provisions of Addendum I, shall include any general requirements of this Contract that are appropriate to the service or activity identified in Addendum I, and assure that all subcontracts shall not terminate legal liability of the HMO under this Contract. The HMO may subcontract for any function covered by this Contract, subject to the requirements of this Contract.

          Z.   Compliance with Applicable Laws, Rules or Regulations

               Observe and comply with all Federal and State laws, rules or regulations in effect when the Contract is signed or which may come into effect during the term of the Contract, which in any manner affects HMO's performance under this Contract, except as specified in Article III, Section B.

          AA.  Use of Providers Certified By Medicaid Program

               Except in emergency situations, use only providers who have been certified by the Medicaid program for services or items covered by Wisconsin Medicaid. The Department reserves the right to withhold retrospectively from the capitation payments the monies related to services provided by non-Medicaid-certified providers, at the Medicaid FFS rate for those services. (See Wisconsin Administrative Code, Chapter HFS 105, for provider certification requirements.) Every Medicaid HMO will require each physician providing services to enrollees to

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               have a unique physician identifier, as specified in Section
               1173(b) of the Social Security Act.

          BB.  Reproduction and Distribution of Materials

               Reproduce and distribute at HMO expense, according to a reasonable Department timetable, information or documents sent to HMO from Department that contain information the HMO-affiliated providers must have in order to fully implement this Contract.

          CC.  Provision of Interpreters

               Provide interpreter services for enrollees as necessary to ensure availability of effective communication regarding treatment, medical history or health education and/or any other component of this contract. Furthermore, the HMO must provide for 24-hour a day, 7-day a week access to interpreter services in languages spoken by those individuals otherwise eligible to receive the services provided by the HMO or its provider. Also, upon a recipient or provider request for interpreter services in a specific situation where care is needed, the HMO shall provide an interpreter in time to assist adequately with all necessary care, including urgent and emergency care. The HMO must clearly document all such actions and results. This documentation must be available to the Department at the Department's request.

               1. Professional interpreters shall be used, when needed, where technical, medical, or treatment information or other matters, where impartiality is critical, are to be discussed or where use of a family member or friend, as interpreter is otherwise inappropriate. Family members, especially children, should not be used as interpreters in assessments, therapy and other situations where impartiality is critical.

               2. The HMO will maintain a current list of interpreters who are on "on call" status to provide interpreter services. Provision of interpreter services must be in compliance with Title VI of the Civil Rights Act.

               3. The HMO must designate a person responsible for the administration of interpreter/translation services.

               4. The HMO must receive Department approval of written policies and procedures for the provision of interpreter services. The policies and procedures for interpreters must be submitted as part of the certification application as well as a list of interpreters the HMO uses and the language spoken by each interpreter.

          DD.  Coordination and Continuation of Care

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               Have systems in place to ensure well-managed patient care, including at a minimum:

               1. Management and integration of health care through primary provider/gatekeeper/other means.

               2. Systems to assure referrals for medically necessary, specialty, secondary and tertiary care.

               3. Systems to assure provision of care in emergency situations, including an education process to help assure that enrollees know where and how to obtain medically necessary care in emergency situations.

               4. Specific referral requirements. HMO shall clearly specify referral requirements to providers and subcontractors and keep copies of referrals (approved and denied) in a central file or the patient's medical records.

               5. Systems to assure provision of a clinical determination, within 10 working days, at the request of the enrollee, of the medical necessity and appropriateness of an enrollee to continue with MH or Substance Abuse providers who are not subcontracted by the HMO. If the HMO determines that the enrollee does not need to continue with the non-contracted provider, it must ensure an orderly transition of care.

          EE.  HMO ID Cards

               The HMO may issue their own HMO ID cards. The HMO may not deny services to an enrollee solely for failure to present an HMO issued ID card. The Forward ID card will always determine HMO enrollment, even where an HMO issues HMO ID cards.

          FF. Federally Qualified Health Centers and Rural Health Centers (FQHCs and RHCs)

               If an HMO contracts with a facility or program, which has been certified as an FQHC or RHC by the Medicaid program, for the provision of services to its enrollees, the HMO must negotiate payment rates for that FQHC or RHC on the same basis as it negotiates with other clinics and primary providers and the HMO must increase the FQHC's or RHC's payment in direct proportion to the annual increase for physicians' services in the capitation rate paid to the HMO. In other words, if an HMO receives a 10 percent increase from the Department for physicians' services, the contracted rates paid to the FQHC or RHC either through capitation or FFS, must be increased by at least 10 percent over those that were in effect on the date this Contract is signed. The Department will notify the HMOs of the percentage increase for physician services made in the capitation rates by the

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               Department when such changes occur. An HMO which contracts with an FQHC or RHC must report to the Department within 45 days of the end of each quarter (for example, January 1 - March 31 is due May 15) the total amount paid to each FQHC or RHC, per month and as reported on the 1099 forms prepared by the HMO for each FQHC or RHC. FQHC or RHC payments include direct payments to a medical provider who is employed by the FQHC or RHC. The report should be for the entire HMO, aggregating all service areas if the HMO has more than one service area.

          GG. Coordination with Prenatal Care Services, School-Based Services, Targeted Case Management Services, a Child Welfare Agencies, and Dental Managed Care Organizations

               1.   Prenatal Care Services-- The HMO must sign an MOU (Addendum
                    IX) with all agencies in the HMO service area that are Medicaid-certified prenatal care coordination agencies. The MOU will be effective on the effective date of the agency's PNCC certification or when both HMO and PNCC agency have signed it, whichever is later. In addition, if the PNCC wants to negotiate additional provisions into the MOU, the HMO must negotiate in good faith and document those negotiations. Such documentation must be available to the Department for review on request. In addition, the HMO must assign an HMO medical representative to interface with the care coordinator from the prenatal care coordination agency. This HMO representative shall work with the care coordinator to identify what Medicaid covered services, in conjunction with other identified social services, are to be provided to the enrollee. The HMO is not liable for medical services directed outside of their provider network by the care coordinator unless prior authorized by the HMO. In addition, the HMO is not required to pay for services provided directly by the Prenatal Care Coordinating provider: such services are paid on a FFS basis by the Department. The main purpose of the MOU is to assure coordination of care between the HMO, that provides medical services, and the Prenatal Care Coordinating Agency, that provides outreach, risk assessment, care planning, care coordination, and follow-up.

               2.   School-Based Services-- The HMO must sign an MOU (Addendum
                    XIII) with all School-Based Services (SBS) providers in the HMO service area who are Medicaid-certified (a School-Based Services provider is a school district or Cooperative Educational Service Agency (CESA) and not the individual schools within the school district). The MOU will be effective on the date when both the HMO and the SBS provider have signed it or the date the SBS provider is Medicaid-certified, whichever is later. As described in Addendum XIII, the purpose of the MOU is to develop policies and procedures to avoid duplication of services and to promote continuity of care between the HMO and SBS provider. There are many

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                    situations where schools cannot provide services: after
                    school hours, during school vacations, and during the summer, and these situations may interrupt the course of treatment or otherwise affect the continuity of care. In addition, the fact that HMOs and SBS providers may provide the same services could lead to the duplication of services. Therefore, an MOU is essential for the avoidance of duplication of services and the assurance of continuity of care. School-based services are paid FFS by Medicaid. SBS providers, as a requirement of Medicaid/BadgerCare certification, will be directed to negotiate MOUs with HMOs.

               3. Targeted Case Management-- The HMO must assign an HMO medical representative to interface with the case manager from the Targeted Case Management (TCM) agency. This HMO representative shall work with the case manager to identify what Medicaid covered services, in conjunction with other identified social services, are to be provided to the enrollee. The HMO is not required to pay for medical services directed outside of their provider network by the case manager unless prior authorized by the HMO. The Department will distribute a statewide list of Medicaid-certified TCM agencies to the HMOs and periodically update the list. Addendum XIV contains guidelines for how HMOs and TCM agencies should coordinate care.

               4. Child Welfare Agencies-- Milwaukee County HMOs must designate at least one individual to serve as a contact person for the Bureau of Milwaukee Child Welfare (BMCW) agency. If the HMO chooses to designate more than one contact person, the HMO should identify the service area for which each contact person is responsible. The HMO must provide all Medicaid covered mental health and substance abuse services to individuals identified as clients of the BMCW agency. Disputes regarding the medical necessity of services identified in the Family Treatment Plan will be adjudicated using the dispute process outlined in Addendum X, except that HMOs will provide court ordered services in accordance with Addendum II. Addendum X contains guidelines for how Milwaukee County HMOs and the Bureau of Milwaukee Child Welfare agency will work together to provide mental health and substance abuse services.

          HH.  Physician Incentive Plans

               A physician incentive plan is any compensation arrangement between the HMO and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services provided with respect to individuals enrolled with the HMO.

               1. The HMO shall fully comply with the physician incentive plan requirements specified in 42 CFR s. 417.479(d) through (g) and the requirements

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                    relating to subcontracts set forth in 42 CFR s. 417.479(i), as those provisions may be amended from time to time, and shall submit to the Department its physician incentive plans as required under 42 CFR s. 434.470 and as requested by the Department.

          II.  Advance Directives

               Maintain written policies and procedures related to advance directives. An advance directive is a written instruction, such as a living will or durable power of attorney for health care, recognized under Wisconsin law (whether statutory or recognized by the courts of Wisconsin) and relating to the provision of such care when the individual is incapacitated. HMO shall:

               1. Provide written information at time of HMO enrollment to all adults receiving medical care through the HMO regarding: (a) the individual's rights under Wisconsin law (whether statutory or recognized by the courts of Wisconsin) to make decisions concerning such medical care, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives; and (b) the HMO's written policies respecting the implementation of such rights.

               2. Document in the individual's medical record whether or not the individual has executed an advance directive.

               3. Shall not discriminate in the provision of care or otherwise discriminate against an individual based on whether or not the individual has executed an advance directive. This provision shall not be construed as requiring the provision of care which conflicts with an advance directive.

               4. Ensure compliance with requirements of Wisconsin law (whether statutory or recognized by the courts of Wisconsin) respecting advance directives.

               5. Provide education for staff and the community on issues concerning advance directives.

               The above provisions shall not be construed to prohibit the application of any Wisconsin law which allows for an objection on the basis of conscience for any health care provider or any agent of such provider which as a matter of conscience cannot implement an advance directive.

          JJ.  Ineligible Organizations


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          Upon obtaining information or receiving information from the
          Department or from another verifiable source, exclude from participation in the HMO all organizations which could be included in any of the following categories (references to the Act in this section refer to the Social Security Act):

          1. Entities Which Could Be Excluded Under Section 1128(b)(8) of the Social Security Act.--These are entities in which a person who is an officer, director, agent or managing employee of the entity, or a person who has direct or indirect ownership or control interest of 5 percent or more in the entity has:

               a.   Been convicted of the following crimes:

                    1) Program related crimes, i.e., any criminal offense related to the delivery of an item or service under Medicare or Medicaid (see Section 1128(a)(1) of the
                         Act);

                    2) Patient abuse, i.e., criminal offense relating to abuse or neglect of patients in connection with the delivery of health care (see Section 1128(a)(2) of the Act);

                    3) Fraud, i.e., a State or Federal crime involving fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of health care or involving an act or omission in a program operated by or financed in whole or part by Federal, State or local government (see Section 1128(b)(1) of the Act);

                    4) Obstruction of an investigation, i.e., conviction under State or Federal law of interference or obstruction of any investigation into any criminal offense described in subsections a, b, or c (see Section 1128(b)(2) of the Act); or

                    5) Offenses relating to controlled substances, i.e., conviction of a State or Federal crime relating to the manufacture, distribution, prescription or dispensing of a controlled substance (see Section 1128(b)(3) of the Act).

               b. Been Excluded, Debarred, Suspended, Otherwise Excluded, or is an affiliate (as defined in such Act) of a person described in JJ. above from participating in procurement activities under the Federal Acquisition Regulation or from participating in non procurement activities under regulations issued pursuant to Executive Order No. 12549 or under guideline implementing such order.

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

               c. Been Assessed a Civil Monetary Penalty under Section 1128A of the Act.--Civil monetary penalties can be imposed on individual providers, as well as on provider organizations, agencies, or other entities by the DHHS Office of Inspector General. Section 1128A authorizes their use in case of false or fraudulent submittal of claims for payment, and certain other violations of payment practice standards. (See Section 1128(b)(8)(B)(ii) of the Act.)

          2. Entities Which Have a Direct or Indirect Substantial Contractual Relationship with an Individual or Entity Listed in subsection A.--A substantial contractual relationship is defined as any contractual relationship which provides for one or more of the following services:

               a. The administration, management, or provision of medical services;

               b. The establishment of policies pertaining to the administration, management, or provision of medical services; or

               c. The provision of operational support for the administration, management, or provision of medical services.

          3. Entities Which Employ, Contract With, or Contract Through Any Individual or Entity That is Excluded From Participation in Medicaid under Section 1128 or 1128A, for the Provision (Directly or Indirectly) of Health Care, Utilization Review, Medical Social Work or Administrative Services.--For the services listed, HMO must exclude from contracting any entity which employs, contracts with, or contracts through an entity which has been excluded from participation in Medicaid by the Secretary under the authority of
               Section 1128 or 1128A of the Act.

          HMO attests by signing this Contract that it excludes from participation in the HMO all organizations which could be included in any of the above categories.

     KK.  Clinical Laboratory Improvement Amendments

          Use only certain laboratories. All laboratory testing sites providing services under this Contract must have a valid Clinical Laboratory Improvement Amendments (CLIA) certificate along with a CLIA identification number, and comply with CLIA regulations as specified by 42 CFR Part 493, "Laboratory Requirements." Those laboratories with certificates will provide only the types of tests permitted under the terms of their certification.

     LL.  Limitation on Fertility Enhancing Drugs




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          The HMO must get prior authorization from the Chief Medical Officer in the Division of Health Care Financing before an HMO provider treats an enrollee with any of the following drug products: Chorionic Gonadotropin, Clomiphene, Gonadorelin, Menotropins, Urofollitropin and any other new fertility enhancing drugs.

     MM.  Reporting of Communicable Diseases

          As required by Wis. Stats. 252.05, 252.15(5)(a)6 and 252.17(7)(9b),
          Physicians, Physician Assistants, Podiatrists, Nurses, Nurse Midwives, Physical Therapists, and Dietitians affiliated with a Medicaid HMO shall report the appearance, suspicion or diagnosis of a communicable disease or death resulting from a communicable disease to the Local Health Department for any enrollee treated or visited by the provider. Reports of human immunodeficiency virus (HIV) infection shall be made directly to the State Epidemiologist. Such reports shall include the name, sex, age, residence, communicable disease, and any other facts required by the Local Health Department and Wisconsin Division of Public Health. Such reporting shall be made within 24 hours of learning about the communicable disease or death or as specified in Wis. Admin. Code HFS 145.04, Appendix A. Charts and reporting forms on communicable diseases are available from the Local Health Department. Each laboratory subcontracted or otherwise affiliated with the HMO shall report the identification or suspected identification of any communicable disease listed in Wis. Admin. Rules 145, Appendix A to the local health department; reports of HIV infections shall be made directly to the State Epidemiologist.

     NN.  Medicaid/BadgerCare HMO Advocate Requirements

          Each HMO must employ a Medicaid/BadgerCare HMO Advocate during the entire contract term. The HMO Advocate is to work with both enrollees and providers to facilitate the provision of Medicaid benefits to enrollees; is responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered; and must be in an organizational location within the HMO which provides the authority needed to carry out these tasks. The detailed requirements of the HMO Advocate are listed below:

          1.   Functions of the Medicaid/BadgerCare HMO Advocate(s)

               a. Investigation and resolution of access and cultural sensitivity issues identified by HMO staff, State staff, providers, advocate organizations, and enrollees.




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

               b. Monitoring formal and informal grievances with the grievance personnel for purposes of identification of trends or specific problem areas of access and care delivery. An aspect of the monitoring function is the ongoing participation in the HMO grievance committee.

               c. Recommendation of policy and procedural changes to HMO management including those needed to ensure and/or improve enrollee access to care and enrollee quality of care. Changes can be recommended for both internal administrative policies and for subcontracted providers.

               d. Act as the primary contact for enrollee advocacy groups. Work with enrollee advocacy groups on an ongoing basis to identify and correct enrollee access barriers.

               e. Act as the primary contact for local community based organizations (local governmental units, non-profit agencies, etc.). Work with the local community based organizations on an ongoing basis to acquire knowledge and insight regarding the special health care needs of enrollees.

               f. Participate in the Advocacy Program for Managed Care that is organized by the Department. Such participation includes the following: attendance, on an as needed basis, at the Regional Forums chaired by a Department staff person, and at the semiannual Statewide Forum; work with Division of Health Care Financing Managed Care staff person assigned to the HMO on issues of access to medical care and quality of medical care; work with the Enrollment Contractor staff persons on issues of access to medical care, quality of medical care, and enrollment/ disenrollment; attendance, on an as needed basis, at bi-monthly Advocacy Team meetings, which will be attended by the Division of Health Care Financing Managed Care Staff, enrollment contractor staff, community based organizations, recipient service representatives from the Fiscal Agent, and EDS ombudsman.

               g. Ongoing analysis of internal HMO system functions, with HMO staff, as these functions affect enrollee access to medical care and enrollee quality of medical care.

               h. Organization and provision of ongoing training and educational materials for HMO staff and providers to enhance their understanding of the values and practices of all cultures with which the HMO interacts.

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
               i. Provision of ongoing input to HMO management on how changes in the HMO provider network will affect enrollee access to medical care and enrollee quality and continuity of care. Participation in the development and coordination of plans to minimize any potential problems that could be caused by provider network changes.

               j. Review and approve all HMO informing material to be distributed to enrollees for the purpose of assessing clarity and accuracy.

               k. Provision of assistance to enrollees and their authorized representatives for the purpose of obtaining medical records.

               l. The lead advocate position will be responsible for overall evaluation of the HMO's internal advocacy plan and will be required to monitor any contracts the HMO may enter into for external advocacy with culturally diverse associations or agencies. The lead advocate will be responsible for training the associations or agencies and assuring their input into the HMO's advocacy plan.

          2. Staff Requirements and Authority of the Medicaid/BadgerCare HMO Advocate

               a. At a minimum one HMO Advocate must be located in the organizational structure so that the Advocate has the authority to perform the functions and duties listed in
                    (1)(a-l).

                    The HMO Certification Application requires HMOs to state the staffing levels to perform the functions and duties listed in (1)(a-l) in terms of number of full and part time staff and total Full Time Equivalents (FTEs) assigned to these tasks. The Department assumes that an HMO acting as an Administrative Service Organization (ASO) for another HMO will have one Advocate or FTE position for each ASO contract as well as maintaining their own internal advocate. An HMO may employ less than a Full Time Equivalent (FTE) advocate position, but must justify to the satisfaction of the Department why less than one FTE position will suffice the HMO's enrollee population. The HMO must also regularly evaluate the advocate position, workplan, and job duties and allocate an FTE advocate position to meet the duties listed in (1)(a-l) if there is significant increase in the HMO's enrollee population or in the HMO service area. The Department reserves the right to require an HMO to employ an FTE advocate position if the HMO does not demonstrate adequacy of a part-time advocate position.

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

                    In order to meet the requirement for the Advocate position statewide, the DHFS encourages HMOs to contract or have a formal memorandum of understanding for advocacy and/or translation services with associations or organizations who have culturally diverse populations within the HMO service area. However, the overall or lead responsibility for the advocate position will be within each HMO. HMOs must monitor the effectiveness of the associations and agencies under contract and may alter the contract(s) with written notification to the Department.

               b. The HMO Advocate shall have authority for facilitating and assuring access to all medically necessary services as stipulated in this Contract for each enrollee.

               c. The HMO Advocate staffing levels submitted in the HMO Certification Application shall be maintained, and solely devoted to the functions and duties listed in (1)(a-l) throughout the contract term. Changes in the HMO Advocate staffing levels must be approved by the Department thirty days prior to the effective date of the change.

               d. The HMO Advocate shall develop prior to contract signing, and shall maintain and modify as necessary, throughout the Contract term, a Medicaid/BadgerCare HMO Advocacy workplan, with time lines and activities specified.

          OO.  HMO Designation of Staff Person as Contract Representative

               The HMO is required to designate a staff person to act as liaison to the Department on all issues that relate to the contract between the Department and the HMO. The contract representative will be authorized to represent the HMO regarding inquiries pertaining to the Contract, will be available during normal business hours, and will have decision making authority in regard to urgent situations that arise. The Contract representative will be responsible for follow-up on contract inquiries initiated by the Department.

          PP.  Subcontracts with Local Health Departments

               The Department encourages the HMO to contract with local health departments for the provision of care to Medicaid/BadgerCare enrollees in order to assure continuity and culturally appropriate care and services. Local health departments can provide HealthCheck outreach and screening, immunizations, blood lead screening services, and services to targeted populations within the community for

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

               the prevention, investigation, and control of communicable diseases (e.g., tuberculosis, HIV/AIDS, sexually transmitted diseases, hepatitis and others). WIC projects provide nutrition services and supplemental foods, breastfeeding promotion and support; and immunization screening. Many projects screen for blood lead poisoning during the WIC appointment.

               The Department encourages HMOs to work closely with local health departments as noted in Addendum XXIV - Recommendations for Coordination between HMOs and Local Health Departments and Community-Based Health Organizations.

               Local health departments have a wide variety of resources that could be coordinated with HMOs to produce more efficient and cost effective care for HMO enrollees. Examples of such resources are ongoing programs of medical services, materials on health education, prevention, and disease states, expertise on outreaching specific subpopulations, communication networks with varieties of medical providers, advocates, community-based health organizations, and social service agencies, and access to ongoing studies of and information about health status and disease trends and patterns.

          QQ.  Subcontracts with Community-Based Health Organizations

               The Department encourages the HMO to contract with community-based health organizations for the provision of care to Medicaid/BadgerCare enrollees in order to assure continuity and culturally appropriate care and services. Community-based organizations can provide HealthCheck outreach and screening, immunizations, family-planning services, and other types of services.

               The Department encourages HMOs to work closely with community-based health organizations as noted in Addendum XXIV - Recommendations for Coordination between HMOs and Local Health Departments and Community-Based Health Organizations.

               Community-based health organizations may also provide services, such as WIC services, that HMOs are required by Federal law to coordinate with and refer to, as appropriate.

          RR.  Prescription Drugs

               1. If an HMO elects not to cover dental services, the HMO is liable for the cost of all medically necessary prescription drugs when ordered by a certified Medicaid dental provider.

               2. When an enrollee elects to use a family planning provider that is non-HMO affiliated, the HMO is liable for the cost of all medically necessary drugs when ordered by a certified Medicaid family planning provider.

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

          SS.  HMO Attestation

               The Chief Executive Officer (CEO), the Chief Financial Officer
               (CFO) or designee must attest to the best of their knowledge to the truthfulness, accuracy, and completeness of all data submitted to the Department at the time of submission. This includes encounter data, NICU, AIDS/Vent, Sterilization Reports or any other data in which the HMO paid claims.

          TT.  Fraud and Abuse Investigations

               HMO agrees to cooperate with the Department on fraud and abuse investigations. In addition, the HMO agrees to report allegations of fraud and abuse (both provider and enrollee) to the Department within fifteen days of the suspected fraud or abuse coming to the attention of the HMO. Failure on the part of HMOs to cooperate or report fraud and or abuse may result in any applicable sanctions under Article IX.








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
                                   ARTICLE IV


IV.  FUNCTIONS AND DUTIES OF THE DEPARTMENT

     In consideration of the functions and duties of the HMO contained in this Contract, the Department shall:

     A.   Eligibility Determination

          Identify Medicaid/BadgerCare recipients who are eligible for enrollment in HMOs as a result of eligibility under the following eligibility status:

MED STAT                       CAP RATE*         DESCRIPTION
--------                       ---------         -----------

31, WN                         A                 AFDC-Regular

32                             A                 AFDC-Unemployed

38, 39                         A                 AFDC-Related, No Cash Payment

CC, CM, GC, PC                 A                 Healthy Start Children

E2                             A                 AFDC-Related, No Cash Payment

GE                             A                 Healthy Start Children Ages 15-18

N1, N2                         A                 Medicaid Newborn

UA, WU                         A                 AFDC-Related, Unemployed

WH                             A                 AFDC Employed over 100 Hours a Month

X1, X2, X3, X4                 A                 AFDC-Related, No Cash Payment

B1                             A                 BadgerCare - Income equal or
                                                 greater than 100% of FPL, and
                                                 less than or equal to 150% of
                                                 FPL, Kids, No premium.

B4                             A                 BadgerCare - Income equal or
                                                 greater than 100% of FPL, and
                                                 less than or equal to 150% of
                                                 FPL, Adults, No premium.

B2                             A                 BadgerCare - Income greater than
                                                 150% of FPL, and less than
                                                 185% of FPL, Kids, Premium.

B5                             A                 Income greater than 150% of FPL,
                                                 and less than 185% of FPL,
                                                 Adults, Premium.

B3                             A                 Income equal or greater than
                                                 185% of the FPL, and less than
                                                 200% of the FPL, Kids, Premium.

B6                             A                 Income equal or greater than
                                                 185% of the FPL, and less than
                                                 200% of the FPL, Adults,
                                                 Premium.

GP                             A                 Income less than 100% of FPL,
                                                 Adults Parents of OBRA kids
                                                 (AFDC), No premium.

95                             B                 Pregnant Women in Intact Families

A6, A7, A8, A9                 B                 Pregnant Woman, IRCA Alien

E3, E4                         B                 Extension for Pregnant Woman

PW, P1                         B                 Healthy Start Pregnant Women



     *A = AFDC/Healthy Start Children/BadgerCare capitation rate.


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                                      -66-

     *B = Pregnant Women Healthy Start capitation rate.

     B.   Enrollment

          Promptly notify the HMO of all Medicaid/BadgerCare recipients enrolled in the HMO under this Contract. Notification shall be effected through the HMO Enrollment Reports. All recipients listed as an ADD or CONTINUE on either the Initial or Final HMO Enrollment Report are members of the HMO during the enrollment month. The reports shall be generated in the sequence specified under HMO ENROLLMENT REPORTS. These reports shall be in both tape and hard copy formats or available through electronic file transfer capability and shall include Medical Status Codes. The Department will make all reasonable efforts to enroll pregnancy cases as soon as possible.

     C.   Disenrollment

          Promptly notify the HMO of all Medicaid/BadgerCare recipients no longer eligible to receive services through the HMO under this Contract. Notification shall be effected through the HMO Enrollment Reports which the Department will transmit to the HMO for each month of coverage throughout the term of the Contract. The reports shall be generated in the sequence under HMO ENROLLMENT REPORTS. Any recipient who was enrolled in the HMO in the previous enrollment month, but does not appear as an ADD or CONTINUE on either the Initial or Final HMO Enrollment Report for the current enrollment month, is disenrolled from the HMO effective the last day of the previous enrollment month.

     D.   HMO Enrollment Reports

          For each month of coverage throughout the term of the Contract, the Department shall transmit "HMO Enrollment Reports" to the HMO. These reports will provide the HMO with ongoing information about its Medicaid/ BadgerCare enrollees and disenrollees and will be used as the basis for the monthly capitation claims described in Article V--PAYMENT TO THE HMO. The HMO Enrollment Reports will be generated in the following sequence:

          1. The Initial HMO Enrollment Report will list all of the HMO's enrollees and disenrollees for the enrollment month that are known on the date of report generation. The Initial HMO Enrollment Report will be available to the HMO on or about the twenty-first of each month. A capitation claim shall be generated for each enrollee listed as an ADD or CONTINUE on this report. Enrollees who appear as PENDING on the Initial Report and are reinstated into the HMO prior to the end of the month will appear as a CONTINUE on the Final Report and a capitation claim shall be generated at that time.



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
          2. The final HMO Enrollment Report will list all of the HMO's enrollees for the enrollment month, that were not included in the Initial HMO Enrollment Report. The Final HMO Enrollment Report will be available to the HMO by the first day of the capitation month. A capitation claim shall be generated for each enrollee listed as an ADD or CONTINUE on this report. Enrollees in PENDING status will not be included on the final report.

          3. The Department shall provide HMOs with effective dates for medical status code changes, county changes and other address changes in each enrollment report to the extent that the county reports these to the Department.

     E.   Utilization Review and Control

          Waive, to the extent allowed by law, any present Department requirements for prior authorization, second opinions, co-payment, or other Medicaid restrictions for the provision of contract services provided by the HMO to enrollees, except as may be provided in Addendum II.

     F.   HMO Review

          Submit to HMOs for prior approval materials that describe specific HMOs and that will be distributed by the Department or County to recipients.

     G.   HMO Review of Study or Audit Results

          Submit to HMOs for a 30 business day review/comment period, any HMO Medicaid/BadgerCare audits, the annual HMO Comparison Report, HMO Consumer Satisfaction Reports, or any other HMO Medicaid studies the Department releases to the public.

     H.   Vaccines

          Provide certain vaccines to HMO providers for administration to Medicaid/ BadgerCare HMO enrollees according to the policies and procedures in the Wisconsin Medicaid and BadgerCare Physicians Services Handbook. The Department will reimburse the HMO for the cost of vaccines that are newly approved during the contract year and not yet part of the Vaccine for Children program. The cost of the vaccine shall be the same as the cost to the Department of buying the new vaccine through the Vaccine for Children program. The HMO retains liability for the cost of administering the vaccines.





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                                      -68-

     I.   Coordination of Benefits

          Maintain a report of recovered money reported by the HMO and its subcontractor.

     J.   Wisconsin Medicaid Provider Reports

          Provide a monthly electronic listing of all Wisconsin Medicaid certified providers to include, at a minimum, the name, address, Wisconsin Medicaid provider ID number, and dates of certification in Wisconsin Medicaid.

     K.   Enrollee Health Status and Primary Language Report

          The Department will provide the HMO with an enrollee health status and primary language report of all enrollees who have agreed to participate with the gathering of this data. The reports will be provided to the HMO on a monthly basis. The purpose of this report is to assist HMOs with continuity of care issues and to assist with the identification of Non-English speaking enrollees and to facilitate appointments for enrollees who have urgent health care needs.

     L.   Fraud and Abuse Training

          The Department will provide fraud and abuse detection training to the HMOs annually.

     M.   Provision of Data to HMOs

          Provide to each HMO the following data related to the HMO's members:

          1. Lead testing performed and sent to the State Lab of Hygiene for analysis

          2. Immunization information from the Wisconsin immunization registry to the extent available. The Department will make every effort to get the Wisconsin Immunization Registry information to HMOs.

     N. Special Procedures for Retroactive Payments Adjustments for Pregnant BadgerCare Enrollees

          The Department shall develop and implement a procedure by which HMOs may provide documentation that a BadgerCare enrollee should be redesignated as a Healthy Start Pregnant Women. When a HMO notifies the Department in writing of a pregnant BadgerCare enrollee who is eligible for Healthy Start, the Department will facilitate the correction of the enrollee's medical status code retroactive to the beginning of the pregnancy or the first day of enrollment, whichever is later. Providing that correct and validated documentation is available, the Department will assume a pregnancy duration of 38 weeks for purposes of establishing an effective date for the Healthy Start Pregnant Women medical status code and for providing retroactive capitation adjustments.




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                                      -69-

                                    ARTICLE V


V.   PAYMENT TO THE HMO

     A.   Capitation Rates

          In full consideration of contract services rendered by the HMO, the Department agrees to pay the HMO monthly payments based on the capitation rate specified in Addendum VII. The capitation rate shall be prospectively designed to be less than the cost of providing the same services covered under this Contract to a comparable Medicaid population on a FFS basis. The capitation rate shall not include any amount for recoupment of losses incurred by the HMO under previous contracts. The Department shall have the right to make separate payments to subcontractors directly on a monthly basis when the Department determines it is necessary to assure continued access to quality care. Such separate payment will be made only to subcontractors that receive more than 90 percent of the contracted monthly capitation rate from the Department to the HMO.

     B.   Actuarial Basis

          The capitation rate is calculated on an actuarial basis (specified in Addendum VII) recognizing the payment limits set forth in 42 CFR 447.361.

     C.   Renegotiation

          The monthly capitation rates set forth in this article shall not be subject to renegotiation during the contract term or retroactively after the contract term, unless such renegotiation is required by changes in Federal or State laws, rules or regulations.

     D.   Reinsurance

          The HMO may obtain a risk-sharing arrangement from an insurer other than the Department for coverage of enrollees under this Contract, provided that the HMO remains substantially at risk for providing services under this Contract.

     E.   Neonatal Intensive Care Unit Risk-Sharing

          The Department agrees to reimburse each HMO for a portion of the neonatal intensive care unit (NICU) costs incurred by the HMO if the HMO's average number of NICU days per thousand member year exceeds 75 days per thousand member year during the contract period. This reimbursement shall be provided in the following manner:



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

          1. The Department shall reimburse the HMO for the average number of NICU days per thousand member years that the HMO exceeds 75 NICU days per thousand member years per county during the contract period. (Please see addendum XIX for reporting requirements.) For each day that the HMO's average number of NICU days per thousand member years exceeds 75 NICU days per thousand member years, the Department will reimburse the HMO for ninety percent (90%) of the HMO's NICU cost per day, not to exceed $1,443 per day.

          2. The HMO's NICU cost per day shall include the HMO's NICU inpatient payment per day and the HMO's associated physician payments. Associated physician payments refers to total HMO payments made by the HMO to the physician(s) for services provided to the infant during the NICU stay. Associated physician payments will be divided by the number of days reported for the NICU stay to determine the HMO's payment per day of associated physician payments.

          3. Neonatal intensive care unit days cover any newborn transferred or directly admitted after birth, to a Level II, Level III or Level IV SCN/NICD for treatment and/or observation under the care of a neonatologist or pediatrician. NICU coverage will continue until the infant is deemed medically stable to be discharged to a newborn nursery, medical floor or home.

               NICU days will also cover any newborn infant transferred or directly admitted after birth to a Level II, Level III or Level IV SCN/NICD who requires transfer to another institution for a severe, compromised physical status, diagnostic testing or surgical intervention which cannot be provided for at the hospital of initial admission. NICU coverage will continue until the infant is transferred back to the initial hospital and deemed medically stable to be discharged to a newborn nursery, medical floor or home.

               Level I facilities are those which are designed primarily for the care of neonatal patients who have no complications but which are able to provide competent emergency services when the need arises. Level II facilities provide a full range of services for low birthweight neonates who are not sick, but require frequent feeding, and neonates who require more hours of nursing than do normal neonates. Level III facilities provide a full range of newborn intensive care services for neonatal patients who do not require intensive care but require 6-12 hours of nursing each day. Level IV facilities provide a full range of services for severely ill neonates who require constant nursing and continuous cardiopulmonary and other support.




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                                      -71-

               NOTE: HMOs cannot claim additional reimbursement under both the NICU risk-sharing policy and the ventilator dependent policy for the same enrollee on the same date of service.

          4. HMOs must submit all data requested by the Department for calculating the NICU reimbursement in the format specified by the Department before May 1 of the following calendar year. The data and data format required is defined in Addendum XIX. The Department will calculate the NICU reimbursement amount by county.

          5. NICU reimbursement shall be made by the Department to the HMO after the end of the contract year, following submittal of all needed NICU data from the HMO. The Department will reimburse the HMO within sixty days of receipt of all necessary data from the HMO. A final adjustment to the NICU reimbursement amount may be made by the Department one year after the initial payment. This adjustment will be based on updated NICU days and eligible months.

     F.   Payment Schedule

          Payment to the HMO shall be based on the HMO Enrollment Reports which the Department will transmit to the HMO according to the schedule in
          Article IV. D. Payment for each person listed as an ADD or CONTINUE on the HMO Enrollment Reports shall be made by the Department within 60 days of the date the report is generated. Also, all retroactive capitation payments for newborns shall be paid within 60 days of the child's first appearance on an enrollment report. (See Article V. G.) Any claim that is not paid within these time limits shall be denied by the Department and the recipient shall be disenrolled from the HMO for the capitation month specified on the claim. Notification of all paid and denied claims shall be given through the weekly Remittance Status Report, which is available on both tape and hard copy.

     G.   Capitation Payments For Newborns

          The HMO shall authorize provision of contract services to the newborn child of an enrolled mother for the first ten days of life. The child's date of birth should be counted as day one. In addition, if the child is reported within 100 days of its date of birth, the HMO shall provide contract services to the child from its date of birth until the child is disenrolled from the HMO. The HMO will receive a separate capitation payment for the month of birth and for all other months the HMO is responsible for providing contract services to the child. If the child is not reported within 100 days of its date of birth the child will not be retroactively enrolled into the HMO. In this case the HMO is not responsible for payment of services provided prior to the child's enrollment and will receive no capitation payments for that time period and may recoup from providers for any services that were

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                                      -72-
          authorized in that 100 day time period. The providers who gave services in this 100 day time period may then bill the Department on a FFS basis. More detailed information for providers on billing the Department on a FFS basis in these situations can be found in Part A,
          Section IX, of the Wisconsin Medicaid Provider Handbook.

          HMOs, or their providers, must complete an HMO Newborn Report (example and instructions in Addendum XVII) for newborns. The HMO shall report all births to the Department's fiscal agent as soon as possible after the date of birth, but at least monthly. Prompt HMO reporting of newborns will facilitate retroactive enrollment and capitation payments for newborns, since this newborn reporting will ensure the newborn's Medicaid/BadgerCare eligibility for the first 12 months of life contingent upon the newborn continuously residing with the mother.

     H.   Coordination of Benefits (COB)

          The HMO must actively pursue, collect and retain all monies from all available resources for services to enrollees covered under this Contract except where the amount of reimbursement the HMO can reasonably expect to receive is less than the estimated cost of recovery (this exception does not apply to collections for AIDS and ventilator dependent patients), or except as provided in Addendum II. COB recoveries will be done by post-payment billing (pay and chase) for certain prenatal care and preventive pediatric services. Post-payment billing will also be done in situations where the third party liability is derived from a parent whose obligation to pay is being enforced by the State Child Support Enforcement Agency and the provider has not received payment within 30 days after the date of service.

          1. Cost effectiveness of recovery is determined by, but not limited to time, effort, and capital outlay required to perform the activity. The HMO must be able to specify the threshold amount or other guidelines used in determining whether to seek reimbursement from a liable third party, or describe the process by which the HMO determines seeking reimbursement would not be cost effective, upon request of the Department.

          2. To assure compliance, records shall be maintained by the HMO of all COB collections and reports shall be made quarterly on the form designated by the Department in Addendum VI. HMOs must be able to demonstrate that appropriate collection efforts and appropriate recovery actions were pursued. The Department has the right to review all billing histories and other data related to COB activities for enrollees. HMOs must seek from all enrollees' information on other available resources. HMOs must also seek to coordinate benefits before claiming reimbursement from the Department for the AIDS and ventilator dependent enrollees:



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               a.   Other available resources may include, but are not limited to, all other State or Federal medical care programs which are primary to Medicaid, group or individual health insurance, ERISAs, service benefit plans, the insurance of absent parents who may have insurance to pay medical care for spouses or minor enrollees, and subrogation/workers compensation collections.

               b. Subrogation collections are any recoverable amounts arising out of settlement of personal injury, medical malpractice, product liability, or Worker's Compensation. State subrogation rights have been extended to HMOs under s. 49.89(9), Act 31, Laws of 1989. After attorneys' fees and expenses have been paid, the HMO shall collect the full amount paid on behalf of the enrollee.

          3. Section 1912(b) of the Social Security Act must be construed in a beneficiary-specific manner. The purpose of the distribution provision is to permit the beneficiary to retain TPL benefits to which he or she is entitled to except to the extent that Medicaid (or the HMO on behalf of Medicaid) is reimbursed for its costs. The HMO is free, within the constraints of State law and this contract, to make whatever case it can to recover the costs it incurred on behalf of its enrollee. It can use the Medicaid fee schedule, an estimate of what a capitated physician would charge on a FFS basis, the value of the care provided in the market place or some other acceptable proxy as the basis of recovery. However, any excess recovery, over and above the cost of care (however the HMO chooses to define that cost), must be returned to the beneficiary. HMOs may not collect from amounts allotted to the beneficiary in a judgement or court-approved settlement. The HMO is to follow the practices outlined in the DHFS Casualty Recovery Manual.

          4. Where the HMO has entered a risk-sharing arrangement with the Department, the COB collection and distribution shall follow the procedures described in Addendum III of this Contract. Act 27, Laws of 1995 extended assignment rights to HMOs under s. 632.72.

          5. COB collections are the responsibility of the HMO or its subcontractors. Subcontractors must report COB information to the HMO. HMOs and subcontractors shall not pursue collection from the enrollee, but directly from the third party payer. Access to medical services will not be restricted due to COB collection.

          6. The following requirement shall apply if the Contractor (or the Contractor's parent firm and/or any subdivision or subsidiary of either the Contractor's parent firm or of the Contractor) is a health care insurer (including, but not limited to, a group health insurer and/or health

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               maintenance organization) licensed by the Wisconsin Office of the
               Commissioner of Insurance and/or a third-party administrator for a group or individual health insurer(s), health maintenance organization(s), and/or employer self-insurer health plan(s):

               a. Throughout the Contract term, these insurers and third-party administrators shall comply in full with the provision of subsection 49.475 of the Wisconsin Statutes. Such compliance shall include the routine provision of information to the Department in a manner and electronic format prescribed by the Department and based on a monthly schedule established by the Department. The type of information provided shall be consistent with the Department's written specifications.

               b. Throughout the Contract term, these insurers and third-party administrators shall also accept and properly process postpayment billings from the Department's fiscal agent for health care services and items received by Wisconsin Medicaid enrollees.

          7. If, at any time during the contract term, any of the insurers or third party administrators fail, in whole or in part, to adhere to the requirements of (Article V. H. subsection 6. (a.) or (6.(b.)) above, the Department may take the remedial measures specified in Article IX. D. 1. and Article X. B. (2).

     I.   Recoupments

          The Department will not normally recoup HMO per capita payments when the HMO actually provided service. However, in situations where the Medicaid enrollee cannot use HMO facilities, the Department will recoup HMO capitation payments. Such situations are described more fully below:

          1. The Department will recoup HMO capitation payments for the following situations where an enrollee's HMO status has changed before the 1st day of a month for which a capitation payment has been made:

               a.   enrollee moves out of the HMO's service area

               b.   enrollee enters a public institution

               c.   enrollee dies







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          2.   The Department will recoup HMO capitation payments for the following situations where the Department initiates a change in an enrollee's HMO status on a retroactive basis, reflecting the fact that the HMO was not able to provide services. In these situations, recoupments for multiple month's capitation payments are more likely.

               a. correction of a computer or human error, where the person was never really enrolled in the HMO.

               b. disenrollments of enrollees for reasons of pregnancy and continuity of care, or for reasons specified in Addendum II.

          3. In instances where membership is disputed between two HMOs, the Department shall be the final arbitrator of HMO membership and reserves the right to recoup an inappropriate capitation payment.

          4. If an HMO enrollee moves out of the HMO service area, the enrollee will be disenrolled from the HMO on the date the enrollee moved as verified by the eligibility worker. If the eligibility worker is unable to verify the enrollee's move, the HMO may mail a "certified return receipt requested" letter to the enrollee to verify the move. The enrollee must sign for the letter. A copy of the letter and the signed return receipt must be sent to the Department or its designee within twenty days of the enrollees' signature date. If this criteria is met the effective date of the disenrollment is the first of the month in which the returned registered receipt requested letter was sent. Documentation that fails to meet the twenty-day criteria will result in disenrollment the first of the month in which the HMO supplied information to the Department or its designee. This policy does not apply to extended service area requests that have been approved by the HMO unless the enrollee moves out of the extended service area or HMO's service area. Any capitation payment made for periods of time after disenrollment will be recouped.

          5. If a contract is terminated, recoupments will be handled through a payment by the HMO within 30 business days of contract termination.

          6. If an HMO is unable to meet the HealthCheck requirements specified in Article III. B, 10.

     J.   Payment for Aids, HIV-Positive, and Ventilator Dependent

          The Department will pay the HMO's costs of providing Medicaid-covered services to HMO enrollees who meet the criteria in this section, by HMO service area. These payments will be made based on the data submitted by the HMO to the Department on a quarterly basis. The data submission and payment schedule is

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          included as Addendum IV to this Contract. Reimbursement already provided to the HMO in the form of capitation payments for qualified enrollees will be deducted from 100 percent reimbursement payments. One-hundred percent reimbursement refers to full reimbursement of HMO costs for providing Medicaid services to the above enrollees. The criteria for enrollees are:

          1. Ventilator Assisted Patients----Costs incurred for enrollees who need ventilator treatment services qualify for reimbursement if the enrollee meets the following criteria:

               a. For the purposes of this reimbursement, a ventilator-assisted patient must have died while on total respiratory support or must meet all of the criteria below:

                    1) The patient must require equipment that provides total respiratory support. This equipment may be a volume ventilator, a negative pressure ventilator, a continuous positive airway pressure (CPAP) system, or a Bi (inspiratory and expiratory) PAP. The patient may need a combination of these systems. Any equipment used only for the treatment of sleep apnea does not qualify as total respiratory support.

                    2) The total respiratory support must be required for a total of six or more hours per 24 hours.

                    3) The patient must have total respiratory support for at least 30 days which need not be continuous.

                    4) The patient must have absolute need for the respiratory support, as documented by appropriate blood gases.

               b. The HMO will submit the following written documentation to qualify enrollees for reimbursement at the same time as the quarterly reports identified in Addendum IV:

                    1)   The Department's designated form.

                    2) A signed statement from the doctor attesting to the need of the patient.

                    3) Copies of progress notes which show the need for continuation of total ventilatory support, any change in the type of ventilatory support and the removal of the ventilatory support.

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                    Copies of lab reports must be submitted if the progress
                    notes do not include blood gas levels.

               c. Dates of enhanced funding are based on the following methodology:

                    1) Day one is the day that the patient is placed on the ventilator. If the patient is on the ventilator for less than six hours on the first day, the use must continue into the next day and be more than six total hours.

                    2) Each day that the patient is on the ventilator for a part of any day, as long as it is part of the six total hours per 24 hours, counts as a day for enhanced funding.

                    3) The period of enhanced funding starts on the first day of the month that the patient was placed on ventilator support. It ends on the last day of the month after which the patient is removed from the ventilatory support, or at the end of the hospital stay, whichever is later.

               2. HMOs cannot claim additional reimbursement under both the NICU risk-sharing policy and the ventilator dependent policy for the same enrollee on the same date of service.

               3. AIDS or HIV-Positive with Anti Retroviral Drug Treatment--Costs for services provided to enrollees with a confirmed diagnosis of AIDS, as indicated by an ICD-9-CM diagnosis code or HIV-Positive who are on anti retroviral drug treatment approved by the Food and Drug Administration, qualify for reimbursement. Written requests to qualify enrollees for reimbursement must be submitted by the HMO to the Contract Monitor. These requests should be batched and submitted with the reports identified in Addendum IV. A signed statement from a physician that indicates a diagnosis of AIDS or HIV-Positive and that the patient is on an Anti Retroviral Drug treatment must accompany each request. One hundred percent reimbursement will be effective for services provided on or after the first day of the month in which treatment begins.

                    a. For AIDS and HIV -- Positive enrollees retroactively disenrolled under Article VII of this Contract, the HMO will have to back out the cost of the care provided during the backdated period from the reports in Addendum IV. Part D.




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                    b.   Submission of Data -- As required by the Wisconsin
                         Administrative Code HFS 106.03, payment data or adjustment data for AIDS and/or vent enrollees must be received by the Department's fiscal agent within 365 days after the date of the service. If the HMO cannot meet this requirement, the HMO must provide documentation that substantiates the delay. The Department will make the final determination to pay or deny the services. The Department will exercise its discretion reasonably in making the determination to waive the 365-day billing requirement.

               4. NICU days for which the HMO will collect 100 percent reimbursement cannot be counted under the NICU risk-sharing policy in this Contract. (HMOs cannot choose between the 100 percent policy and the NICU policy; if a cost qualifies under the 100 percent policy, it must be reported under that policy.)

                    The HMO will manage the care of these enrollees, produce quarterly cost and utilization reports and meet with the Department on a quarterly basis to discuss cost and other issues related to care management for these.

               5. The HMO must submit reports (eligibility summary, cost summary, inpatient hospital utilization summary, and detail) to the Department according to the schedule and in the format specified in Addendum IV.


                                   ARTICLE VI


VI.  REPORTS, DATA, AND COMPUTER/DATA REPORTING SYSTEM

     A.   Disclosure

          The HMO and any subcontractors shall make available to the Department, the Department's authorized agents, and appropriate representatives of the U.S. Department of Health and Human Services any financial records of the HMO or subcontractors which relate to the HMO's capacity to bear the risk of potential financial losses, or to the services performed and amounts paid or payable under this Contract. The HMO shall comply with applicable record keeping requirements specified in HFS 105.02(1)-(7) Wis. Adm. Code, as amended.

     B.   Periodic Reports

          The HMO agrees to furnish within the Department's time frame and within the Department's stated form and format, information and/or data from its records to



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          the Department, and to the Department's authorized agents, which the
          Department may require to administer this Contract, including but not limited to the following:

          1. Summaries of amounts recovered from third parties for services rendered to enrollees under this Contract in the format specified in Addendum VI.

          2. An encounter record for each service provided to enrollees covered under this contract. The Encounter data set will include at least those data elements specified in Addendum IV. The Department will work with the HMOs to develop a mechanism for sharing HMO specific data and blinded data from other HMOs in order for HMOs to perform their own independent analysis of the data.

               The encounter data set must be submitted monthly via electronic media. Refer to Article I, Definitions, for the definition of an encounter.

          3. Copies of all formal grievances and documentation of actions taken on each grievance, as specified in Article VIII. A. (11).

          4.   Birth Cost as specified in Addendum XXIII.

     C.   Access to and Audit of Contract Records

          Throughout the duration of the Contract, and for a period of five (5) years after termination of the Contract, the HMO shall provide duly authorized representatives of the State or Federal government access to all records and material relating to the Contractor's provision of and reimbursement for activities contemplated under the Contract. Such access shall include the right to inspect, audit and reproduce all such records and material and to verify reports furnished in compliance with the provisions of the Contract. All information so obtained will be accorded confidential treatment as provided under applicable laws, rules or regulations.

     D.   Records Retention

          The HMO shall retain, preserve and make available upon request all records relating to the performance of its obligations under the Contract, including claim forms, paper and electronic, for a period of not less than five (5) years from the date of termination of the Contract. Records involving matters which are the subject of litigation shall be retained for a period of not less than five (5) years following the termination of litigation. Microfilm copies of the documents contemplated herein may be substituted for the originals with the prior written consent of the Department, provided that the microfilming procedures are approved by the Department as reliable and are supported by an effective retrieval system.

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          Upon expiration of the five (5) year retention period, the subject records shall, upon request, be transferred to the Department's possession. No records shall be destroyed or otherwise disposed of without the prior written consent of the Department.

     E.   Special Reporting and Compliance Requirements

          The HMO shall comply with the following State and Federal reporting and compliance requirements for the services listed below, for the entire HMO, aggregating all service areas if the HMO has more than one service area:

          1. Abortions shall comply with the requirements of Chapter 20.927, Wis. Stats., and with 42 CFR 441 Subpart E--Abortions.

          2. Hysterectomies and sterilizations shall comply with 42 CFR 441 Subpart F--Sterilizations.

               Sanctions in the amount of $10,000.00 may be imposed for noncompliance with the above special reporting and compliance requirements.

          3.   HMOs shall abide by s. 609.30 Wis. Stats.

     F.   Reporting of Corporate and Other Changes

          If corporate restructuring or any other change affects the continuing accuracy of certain information previously reported by the HMO to the Department, the HMO shall report the change in information to the Department. The HMO shall report each such change in information as soon as possible, but not later than 30 days after the effective date of the change. Changes in information covered under this section include all of the following:

          1. Any change in information previously provided by the HMO in response to questions posed by the Department in the current HMO Certification Application or any previous RFB for Medicaid/BadgerCare HMO Contracts. This includes any change in information originally provided by the HMO as a "new HMO," within the meaning of the HMO Certification Application or RFB.

          2. Any change in information relevant to Article III, Section JJ of this Contract, relating to ineligible organizations.

          3. Any change in information relevant to Section 4 of Addendum I of this Contract, relating to ownership and business transactions of the HMO.




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     G.   Computer/Data Reporting System

          The HMO must maintain a computer/data reporting system that meets the Department's following requirements. The HMO is responsible for complying with all of the reporting requirements established by the Department and with assuring the accuracy and completeness of the data as well as the timely submission of data. The data submitted must be supported by records available to the Department or its designee. The Department reserves the right to conduct on-site inspections and/or audits prior to awarding the Contract. The HMO must have a contact person responsible for the computer/data reporting system and in a position to answer questions from the Department and resolve problems identified by the Department in regard to the requirements listed below:

          1. The HMO must have a claims processing system that is adequate to meet all claims processing and retrieval requirements specified in this Contract, specifically Article III. G.

          2. The HMO must have a computer/data collection, processing, and reporting system sufficient to monitor HMO enrollment/disenrollment (in order to determine on any specific day which recipients are enrolled or disenrolled from the HMO) and to monitor service utilization for the Utilization Management requirements of Quality Improvement that are specified in Article
               III. W. (9) of the Contract.

          3. The HMO must have a computer/data collection, processing, and reporting system sufficient to support the Quality Improvement
               (QI) requirements described in Article III. W. The system must be able to support the variety of QI monitoring and evaluation activities, including the monitoring/ evaluation of quality of clinical care and service (III. W. (3)); periodic evaluation of HMO providers (III. W.(6)(b)); member feedback on QI (III. W.
               (7)(b) and (c)); maintenance of and use of medical records in QI (III. W. (8)(f) and (i)); and monitoring and evaluation of priority areas (III. W. (13)(a) - (f)).

          4. The HMO must have a computer and data processing system sufficient to accurately produce the data, reports, and encounter data set, in the formats and time lines prescribed by the Department in this contract, that are included in Addendum IV of the Contract. Newly certified HMOs and HMOs who substantially change the IS system during the contract period are required to submit electronic test encounter data files as required by the Department in the format specified in the HMO encounter data user manual and timelines specified in Addendum IV of the Contract and as may be further specified by the Department. The electronic test encounter data files are subject to Department review and approval before production data is accepted by the Department. Production claims or other documented encounter data must be used for the test data files.


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          5.   The HMO must capture and maintain a claim record of each service or item provided to enrollees, using HCFA 1500, UB-92, NCPDP, or other claim, or claim formats that are adequate to meet all reporting requirements of this contact. The computerized database must be a complete and accurate representation of all services covered by the HMO for the contract period. The HMO is responsible for monitoring the integrity of the data base, and facilitating its appropriate use for such required reports as encounter data, and targeted performance improvement studies.

          6. The HMO must have a computer processing and reporting system that is capable of following or tracing an encounter within its system using a unique encounter record identification number for each encounter.

          7. The HMO reporting system must have the ability to identify all denied claims/encounters using national ANSI EOB codes.

          8. The HMO system must be capable of reporting original and reversed claim detail records and encounter records.

          9. The HMO system must be capable of correcting an error to the encounter record within 90 days of notification by the Department.

          10. The HMO must notify the Department of all significant changes to the system that may impact the integrity of the data, including such changes as new claims processing software, new claims processing vendors and significant changes in personnel.


                                   ARTICLE VII

VII. ENROLLMENT AND DISENROLLMENTS

     A.   Enrollment

          The HMO shall accept as enrolled all persons who appear as enrollees on the HMO Enrollment Reports and newborns as defined in Article I. Enrollment in the HMO shall be voluntary by the recipient except where limited by Departmental implementation of a State Plan Amendment or a
          Section 1115(a) waiver. The current State Plan Amendment and 1115(a) waiver requires mandatory enrollment into an HMO for those service areas in which there are two or more HMOs with sufficient slots for the HMO eligible population. The Department reserves the right to assign a Medicaid/ BadgerCare recipient to a specific HMO when the recipient fails to choose an HMO during a required enrollment period.

          The HMO shall designate, in Article XV, and Addendum XX, of this Contract, their maximum enrollment level for the different service areas of the HMO throughout the State. The Department may take up to 60 days, from the date of

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
          written notification, to implement maximum enrollment level changes. The HMO shall accept as enrolled all persons who appear as enrollees on the HMO Enrollment Reports and newborns up to the HMO specified enrollment level for a particular service area. The number of enrollees may exceed the maximum enrollment level by 5 percent on a temporary basis. The Department does not guarantee any minimum enrollment level. The maximum enrollment level for a service area may be increased or decreased during the course of the contract period based on mutual acceptance of a different maximum enrollment level.

     B.   Third Trimester Pregnancy Disenrollment

          Enrollees who are in their third trimester of pregnancy when they are expected to enter an HMO may be eligible for disenrollment. In order for disenrollment to occur, the enrollee must have been automatically assigned or reassigned. In addition, they must be seeking care from a provider (physician and/or hospital) who is either not affiliated with the HMO to which they were assigned or is affiliated but the HMO is closed to new enrollment. Disenrollment requests can only be made by the enrollee and/or casehead. Disenrollment requests must be made before the end of the second month in the HMO or before the birth, whichever occurs first. Disenrollment requests should be directed to the Enrollment Contractor or the Department's assigned HMO Contract Monitor.

     C.   Ninth Month Pregnancy Disenrollment

          Enrollees who deliver or are expected to deliver the first month they are assigned to a HMO may be eligible for disenrollment. In order for disenrollment to occur, the enrollee must have been automatically assigned or reassigned and must not have been in the HMO to which they were assigned or reassigned within the last seven months. In addition, they must be seeking care from a provider (physician and/or hospital) not affiliated with the HMO to which they were assigned. Disenrollment requests can be made by the HMO, a provider, or the recipient. Requests for ninth month pregnancy disenrollments should be directed to the Department's assigned HMO Contract Monitor.

     D. Exemptions from Enrollment in any HMO and Disenrollment for Patients of Certified Nurse Midwives or Nurse Practitioners

          1.   Enrollees may be eligible for an exemption from enrollment if:

               a. the enrollee resides in a service area of a certified nurse midwife or nurse practitioner; and

               b. the enrollee chooses to receive their care from a certified nurse midwife or nurse practitioner; and



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               c.   the certified nurse midwife or nurse practitioner is not
                    affiliated with any HMO in the service area; or

               d. the certified nurse midwife or nurse practitioner is not independently certified as a provider of any HMO within the service area.

          2. Exemptions and disenrollment requests may be made by the enrollee and should be directed to the Department's Enrollment Contractor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of request.

     E. Exemption from Enrollment in any HMO and Disenrollment For AIDS or HIV-Positive with Anti Retroviral Drug Treatment

          Enrollees with a confirmed diagnosis of AIDS, as indicated by an ICD-9-CM diagnosis code, or HIV-Positive who are on anti retroviral drug treatment approved by the Federal Food and Drug Administration, are eligible for an exemption. The casehead may apply for the exemption. The HMO shall not counsel or otherwise influence an enrollee or potential enrollee in such a way as to encourage exemption from enrollment or continued enrollment. Exemptions will be processed as soon as possible. Disenrollment will be effective with the first day of the month in which anti retroviral treatment begins or in which the enrollee was diagnosed with AIDS except that disenrollment will not be backdated more than nine (9) months from the date the request is received.

     F. Exemptions from Enrollment in any HMO and Disenrollment for Patients of Federally Qualified Health Centers

          1.   Enrollees may be eligible for an exemption from enrollment if:

               a.   the enrollee resides in the service area of an FQHC;

               b. the enrollee chooses to receive their primary care from the FQHC; and

               c. the FQHC is not affiliated with any HMO within the service area.

          2. Exemption and Disenrollment requests may be made by the casehead and should be directed to the Department's assigned HMO Contract Monitor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of the request.





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     G.   Native American Disenrollment

          Enrollees who are Native American and members of a federally recognized tribe are eligible for disenrollment. Only the enrollee can make disenrollment requests.

     H.   Special Disenrollments

          The HMO may request and the Department may approve disenrollment for specific cases or persons where there is just cause. Just cause is defined as a situation where enrollment would be harmful to the interests of the recipient or in which the HMO cannot provide the recipient with appropriate medically necessary contract services for reasons beyond its control. Disruptive behavior resulting from diminished mental capacity from a special needs enrollee will not qualify as a just cause disenrollment.

     I. Exemptions from Enrollment in any HMO and Disenrollment for Recipients With Commercial HMO Insurance or Commercial Insurance With a Restricted Provider Network

          Enrollees who have commercial HMO insurance may be eligible for exemption from enrollment in any HMO or disenrollment, if the commercial HMO does not participate in Medicaid. In addition, enrollees who have commercial insurance which limits enrollees to a restricted provider network (e.g., PPOs, PHOs, etc.) may be eligible for an exemption from enrollment in any HMO or disenrollment. Requests for exemption and disenrollment should be directed to the Department's Enrollment Contractor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of the request.

     J. Exemption from Enrollment in any HMO and Disenrollment for Families Where One or More Members are receiving SSI benefits

          1.   Families may be eligible for exemption from enrollment if:

               a. there are one or more members in the family who are receiving SSI benefits, and

               b. the SSI member receives primary care from a provider who does not accept any Medicaid HMO, and

               c. other family members receive their primary care from the same provider as the SSI member.






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          2.   Exemption and Disenrollment requests may be made by the SSI member, parent or guardian and should be directed to the Department's Enrollment Contractor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of request.

     K.   Voluntary Disenrollment

          All enrollees shall have the right to disenroll from the HMO pursuant to 42 CFR 434.27(b)(1) unless otherwise limited by a State Plan Amendment or a Section 1115(a) waiver of federal laws, or pursuant to Addendum II. A voluntary disenrollment shall be effective no later than the first day of the second month after the month in which the enrollee requests termination. The HMO will promptly forward to the Department or its designee all requests from enrollees for disenrollment. Wisconsin currently has a State Plan Amendment and an 1115(a) waiver which allows the Department to "lock-in" enrollees to an HMO for a period of 12 months in mandatory HMO service areas, except that disenrollment is allowed for good cause as described in Sections B. through J. above. The lock-in policy is described more completely in Section O below. Addendum II allows voluntary exemptions and disenrollment from HMOs for a variety of reasons. Because of these two Department policies, voluntary disenrollment is limited to the situations described in Sections B. through K. of Article VII. and Addendum II.

     L.   Section 1115(A) Waiver and State Plan Amendment

          Should the Department, at any time during the Contract, obtain a State Plan Amendment, a waiver or revised waiver authority under the Social Security Act (as amended), the conditions of enrollment described in the Contract, including but not limited to voluntary enrollment and the right to voluntary disenrollment, shall be amended by the terms of said waiver and State Plan Amendment.

     M.   Additional Services

          The HMO shall not obtain enrollment through the offer of any compensation, reward, or benefit to the enrollee except for additional health-related services that have been approved by the Department.

     N.   Enrollment/Disenrollment Practices

          The HMO shall permit the Department to monitor enrollment and disenrollment practices of the HMO under this Contract. The HMO will not discriminate in enrollment/disenrollment activities between individuals on the basis of health status or requirement for health care services, including those individuals who have AIDS or are HIV-Positive. This includes an enrollee with a diminished mental capacity, who is uncooperative and displays disruptive behavior and the behavior results from the enrollees' special needs. This section shall not prevent the HMO from

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          assisting in the disenrollment process for individuals who can be in a different medical status code.

     O.   Enrollee Lock-In Period

          Under the Department's State Plan Amendment and waiver authority of
          Section 1115(a) of the Social Security Act (as amended), in mandatory HMO service areas, enrollees will be locked in to an HMO for twelve months. The first 90 days of the 12-month lock-in period will be an open enrollment period in which the enrollee may change their HMO. The conditions of disenrollment as specified in VII. B - K still apply during this lock-in period.


                                  ARTICLE VIII

VIII. GRIEVANCE PROCEDURES

     Medicaid/BadgerCare enrollees may grieve regarding any aspect of service delivery provided or arranged by the HMO.

     A.   Procedures:

          The HMO shall:

          1. Have written policies and procedures that detail what the grievance system is and how it operates.

          2. Identify a contact person in the HMO to receive grievances and be responsible for routing/processing.

          3. Operate an informal grievance process which enrollees can use to get problems resolved without going through the formal, written grievance process.

          4. Operate a formal grievance process which enrollees can use to grieve in writing.

          5. Inform enrollees about the existence of the formal and informal grievance processes and how to use the formal and informal grievance process.

          6.   Attempt to resolve grievances informally.






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          7.   Respond to written grievances (i.e., formal grievances) in writing within 10 business days of receipt of grievance, except that in cases of emergency or urgent (expedited grievances) situations, HMOs must resolve the grievance within 2 business days of receiving the complaint or sooner if possible. This represents the first response. More complete procedures are described in Section B. of this Article.

          8. Operate a grievance process within the HMO which enrollees can use to appeal any negative response to their grievance to the Board of Directors of the HMO. The HMO Board of Directors may delegate this authority to review appeals to an HMO grievance appeal committee, but the delegation must be in writing. If a grievance appeal committee is established, the Medicaid HMO Advocate must be a member of the committee.

          9. Grant the enrollee the right to appear in person before the grievance committee, to present written and oral information. The enrollee may bring a representative to this meeting. The HMO must inform the enrollee in writing of the time and place of the meeting at least 7 calendar days before the meeting.

          10. Maintain a record keeping system for informal grievances in the form of a "log" that includes a short, dated summary of each of the problems, the response, and the resolution. This log shall distinguish Medicaid/ BadgerCare from commercial enrollees, if the HMO does not have a separate log for Medicaid. The HMO must submit quarterly reports to the Department of all informal grievances/complaints. The analysis of the log will include the number of informal grievances/complaints divided into two categories, program administration and benefits denials.

          11. Maintain a record keeping system for formal grievances that includes a copy of the original grievance, the response, and the resolution. This system shall distinguish Medicaid/BadgerCare from commercial enrollees.

          12. Notify the enrollee who grieves, at the time of the initial HMO grievance decision denying the grievance, that the enrollee may appeal to the Division of Hearings and Appeals (DHA) or the Department.

          13. Assure that individuals with the authority to require corrective action are involved in the grievance process.

          14. Distribute to their gatekeepers* and IPAs the informational flyer on enrollee's grievance rights `(the ombudsman brochure). When a new brochure is available, the HMO shall distribute copies to their gatekeepers and IPAs within three weeks of receipt of the new brochure.



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          15.  Assure that their gatekeepers* and IPAs have written procedures for describing how enrollees are informed of denied services. The HMO will make copies of the gatekeeper's and IPA's grievance procedures available for review upon request by the Department.

          16. HMOs must inform enrollees about the availability of interpreter services during the grievance process. In addition, HMOs must provide interpreter services for non-English speaking and hearing impaired enrollees throughout the grievance process except during the Department's fair hearing process. The Department will arrange for interpreters during the state fair hearing process.

               *The word "gatekeeper" in this context refers to any entity that performs a management services contract, a behavioral health science IPA, or a dental IPA, and not to individual physicians acting as a gatekeeper to primary care services.

     B. Recipient Appeals of HMO Formal Grievance Decisions/Formal Grievance Process.

          The enrollee may choose to use the HMO's formal grievance process or may appeal to the Department instead of using the HMO's formal grievance process. If the enrollee chooses to use the HMO's process, the HMO must provide an initial response within ten business days and a final response within thirty calendar days of receiving the grievance. If the HMO is unable to resolve the grievance within thirty calendar days, the time period may be extended another fourteen calendar days from receipt of the grievance if the HMO notifies the enrollee in writing that the HMO has not resolved the grievance, when the resolution may be expected, and why the additional time is needed. The total timeline for HMOs to finalize a formal grievance may not exceed 45 calendar days from the date of the receipt of the grievance.

          Any formal grievance decision by the HMO may be appealed by the enrollee to the Department. The Department shall review such appeals and may affirm, modify, or reject any formal grievance decision of the HMO at any time after the enrollee files the formal appeal. The Department will give a final response within 30 days from the date the Department has all information needed for a decision. Also, an enrollee can submit a formal, written grievance directly to the Department at any time during the grievance process. Any formal decision made by the Department under this section is subject to enrollee appeal rights to the extent provided by State and Federal Laws and rules. The Department will receive input from the recipient and the HMO in considering appeals.

          For an expedited grievance, the HMO must resolve all issues within two business days of receiving the written request for an expedited grievance.

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     C.   Notifications of Denial, Termination, Suspension, or Reduction of
          Benefits to Enrollees

          1. When an HMO, its gatekeepers,* or its IPAs discontinues, terminates, suspends, limits, or reduces a service (including services authorized by an HMO the enrollee was previously enrolled in or services received by the enrollee on a Medicaid FFS basis), the HMO shall notify the affected enrollee(s) in writing of:

               a.   The nature of the intended action.

               b.   The reasons for the intended action.

               c. The circumstance under which a benefit will continue during the grievance process. The fact that if the enrollee continues to receive the disputed service, the enrollee may be liable for the care if the decision is adverse to the enrollee.

               d. The fact that the enrollee if appealing the action must do so within forty-five (45) days.

               e. The enrollee has the right to examine the documentation used when the HMO made its determination.

               f. The fact that interpreter services are available free of charge during the grievance process and how the enrollee can access those services.

               g. The enrollee may bring a representative with him/her to the hearing.

               h. The enrollee may present "new" information during the grievance process

               i.   The process for requesting an expedited grievance.

               j. An explanation of the enrollee's right to appeal the HMO's decision to the Department.

               k. The fact that the enrollee, if appealing the HMO action, may file a request for a hearing with the Division of Hearings and Appeals (DHA) and the address of the DHA.

               l. The fact that the enrollee can receive help in filing a grievance by calling either the Enrollment contractor or the Ombudsman.

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

               m. The telephone number of both the Enrollment contractor and the Ombudsman.

               * The word "gatekeeper" in this context refers to any entity that performs a management services contract, a behavioral health science IPA, or a dental IPA, and not to individual physicians acting as a gatekeeper to primary care services.

               This notice requirement does not apply when an HMO, its gatekeeper or its IPA triages an enrollee to proper health care provider or when an individual health care provider determines that a service is medically unnecessary.

               The Department must review and approve all notice language prior to its use by the HMO. Department review and approval will occur during the Medicaid certification process of the HMO and prior to any change of the notice language by the HMO.

          2. If the recipient files a request for a hearing with the Division of Hearings and Appeals by the effective date of the decision to reduce, limit, terminate or suspend benefits, upon notification by the Division of Hearings and Appeals:

               a. The Department will notify the enrollee they are eligible to continue receiving care but may be liable for care if DHA overturns the decision; and

               b. The Department will put the enrollee on FFS status effective the first of the month in which the enrollee received the termination, reduction, or suspension notice from the HMO; and:

                    1) If the Division of Hearings and Appeals reverses the HMO's decision, the Department will recoup from the HMO the amount paid for any benefits provided to the enrollee during the period of the enrollee's FFS status while the decision was pending. The enrollee will be reenrolled into the HMO following the resolution of the medical condition, the completion of medical, psychological or dental services or the end of medical necessity of the service(s) unless the HMO has reversed its original decisions and agrees to reimburse the provider(s) for services provided to the enrollee during the administrative hearing process.




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

                    2) If the Division of Hearings and Appeals upholds the HMO's decision, the Department may pursue reimbursement from the enrollee for all services provided to the enrollee during their FFS period. The enrollee will be reenrolled into the HMO no later than the end of the second month following notification from the DHA.

     D.   Notifications of Denial of New Benefits to Enrollees

          When an HMO, its gatekeeper, or IPA denies a new service, the HMO shall notify the affected enrollee (s) in writing of:

          1.   The nature of the intended action.

          2.   The reasons for the intended action.

          3. The fact that the enrollee if appealing the action must do so within forty-five (45) days.

          4. An explanation of how the enrollee may request an expedited grievance.

          5. The enrollee may bring a representative with him/her to the hearing.

          6. The enrollee may present "new" information during the grievance process.

          7.   The enrollee may review the documents used to make the decision.

          8. An explanation of the enrollee's right to appeal the HMO's decision to the Department.

          9. The fact that interpreter services are available free of charge during the grievance process and how the enrollee can access those services.

          10. The fact that the enrollee can receive help in filing a grievance by calling either the Enrollment contractor or the Ombudsman.

          11. The telephone number of both the Enrollment contractor and the Ombudsman.

          If the enrollee was not receiving the service prior to the denial, the HMO is not required to provide the benefit while the decision is being appealed.

          HMO grievance procedures must be reviewed and approved by the Department prior to signing the HMO Contract. All changes to HMO grievance procedures require prior review and approval by the Department.

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

     E.   Reporting of Grievances to the Department

          1. HMOs shall forward both the formal and informal grievances reports to the Department within thirty days of the end of a quarter in the format specified in Addendum XXI. Failure on the part of an HMO to submit the quarterly grievance reports in the required format within five days of the due date may result in any or all sanctions available under Article IX.


                                   ARTICLE IX

IX.  REMEDIES FOR VIOLATION, BREACH, OR NON-PERFORMANCE OF CONTRACT

     A.   Suspension of New Enrollment

          Whenever the Department determines that the HMO is out of compliance with this Contract, the Department may suspend the HMO's right to receive new enrollment under this Contract. The Department, when exercising this option, must notify the HMO in writing of its intent to suspend new enrollment at least 30 days prior to the beginning of the suspension period. The suspension will take effect if the noncompliance remains uncorrected at the end of this period. The Department may suspend new enrollment sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized. The suspension period may be for any length of time specified by the Department, or may be indefinite. The suspension period may extend up to the expiration of the Contract as provided under Article XV.

          The Department may also notify enrollees of HMO non-compliance and provide an opportunity to enroll in another HMO.

     B.   Department-Initiated Enrollment Reductions

          The Department may reduce the maximum enrollment level and/or number of current enrollees whenever it determines that the HMO has failed to provide one or more of the contract services required under Article III or that the HMO has failed to maintain or make available any records or reports required under this Contract which the Department needs to determine whether the HMO is providing contract services as required under Article III. The HMO shall be given at least 30 days to correct the non-compliance prior to the Department taking any action set forth in this paragraph. The Department may reduce enrollment sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized.



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

     C.   Other Enrollment Reductions

          The Department may also suspend new enrollment or disenroll enrollees in anticipation of the HMO not being able to comply with federal or state law at its current enrollment level. Such suspension shall not be subject to the 30 day notification requirement.

     D.   Withholding of Capitation Payments and Orders to Provide Services

          Notwithstanding the provisions of Article V, the Department may withhold portions of capitation payments as liquidated damages or otherwise recover damages from the HMO on the following grounds:

          1. Whenever the Department determines that the HMO has failed to provide one or more of the medically necessary Medicaid covered contract services required under Article III, the Department may either order the HMO to provide such service, or withhold a portion of the HMO's capitation payments for the following month or subsequent months, such portion withheld to be equal to the amount of money the Department must pay to provide such services.

               If the Department orders the HMO to provide services under this section and the HMO fails to provide the services within the timeline specified by the Department, the Department may withhold an amount up to 150 percent of the FFS amount for such services from the HMO's capitation payments.

               When it withholds payments under this section, the Department must submit to the HMO a list of the participants for whom payments are being withheld, the nature of the service(s) denied, and payments the Department must make to provide medically necessary services.

               If the Department acts under this section and subsequently determines that the services in question were not covered services:

               a. In the event the Department withheld payments it shall restore to the HMO the full capitation payment, or

               b. In the event the Department ordered the HMO to provide services under this section, it shall pay the HMO the actual documented cost of providing the services.

          2. If the HMO fails to submit required data and/or information to the Department or the Department's authorized agents, or fails to submit such data or information in the required form or format, by the deadline

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

               specified by the Department, the Department may immediately impose liquidated damages in the amount of $1,500 per day for each day beyond the deadline that the HMO fails to submit the data or fails to submit the data in the required form or format, such liquidated damages to be deducted from the HMO's capitation payments.

          3. If the HMO fails to submit State and Federal reporting and compliance requirements for abortions, hysterectomies and sterilizations, the Department may impose liquidated damages in the amount of $10,000 per reporting period.

          4. If the HMO fails to correct an error to the encounter record within the timeframe specified, the Department may assess liquidated damages of $5 per erred encounter record per month until the error has been corrected. The liquidated damage amount will be deducted from the HMO's capitation payment. When applied, these liquidated damages will be calculated and assessed on a monthly basis.

               If upon audit or review, the Department finds that the HMO has, without Department approval, removed an erred encounter record, the Department may assess liquidated damages for each day from the date of original error notification until the date of correction.

               The term "erred encounter record" means an encounter record that has failed an edit when a correction is expected by the Department.

               The following criteria will be used prior to assessing liquidated damages:

               o The Department will calculate a percentage rate by dividing the number of erred records not corrected within 90 days (numerator), by the total number of records in error (denominator) and multiply the result by 100.

               o Records failing non-critical edits, as defined in the Wisconsin Medicaid/BadgerCare HMO Encounter Data User Manual, will not be included in the numerator.

               o If this rate is 2 percent or less, liquidated damages will not be assessed.

               o    The Department will calculate this rate each month.

          5. Whenever the Department determines that the HMO has failed to perform an administrative function required under this Contract, the Department may withhold a portion of future capitation payments. For the purposes of this section, "administrative function" is defined as any contract obligation

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
               other than the actual provision of contract services. The amount withheld by the Department under this section will be an amount that the Department determines in the reasonable exercise of its discretion to approximate the cost to the Department to perform the function. The Department may increase these amounts by 50 percent for each subsequent non-compliance.

               Whenever the Department determines that the HMO has failed to perform the administrative functions defined in Article V. H. (1) and (2), the Department may withhold a portion of future capitation payments sufficient to directly compensate the Department for the Medicaid/BadgerCare program's costs of providing health care services and items to individuals insured by said insurers and/or the insurers/ employers represented by said third party administrators.

          6. In any case under this Contract where the Department has the authority to withhold capitation payments, the Department also has the authority to use all other legal processes for the recovery of damages.

          7. Notwithstanding the provisions of this subsection, in any case where the Department deducts a portion of capitation payments under subsection (2) above, the following procedures shall be used:

               a. The Department will notify the HMO's contract administrator no later than the second business day after Department's deadline that the HMO has failed to submit the required data or the required data cannot be processed.

               b. The HMO will be subject to liquidated damages without further notification per submission, per data file or report, beginning on the second business day after the Department's deadline.

               c. If the late submission of data is for encounter data, and the HMO responds with a submission of the data within five
                    (5) business days from the deadline, the Department will rescind liquidated damages if the data can be processed according to the criteria published in the Wisconsin Medicaid/BadgerCare HMO Encounter Data User Manual. The Department will not edit the data until the process period in the subsequent month.

               d. If the late submission is for any other required data or report, and the HMO responds with a submission of the data in the required format within five (5) business days from the deadline, the Department will rescind liquidated damages and immediately process the data or report.

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               e.   If the HMO repeatedly fails to submit required data or
                    reports, or data that cannot be processed, the Department will require the HMO to develop an action plan to comply with the contract requirements that must meet Department approval.

               f. If the HMO, after a corrective action plan has been implemented, continues to submit data beyond the deadline, or continues to submit data that cannot be processed, the Department will invoke the remedies under Article IX, section A (SUSPENSION OF NEW ENROLLMENT), from section B (DEPARTMENT-INITIATED ENROLLMENT REDUCTIONS), or both, in addition to liquidated damages that may have been imposed for a current violation.

               g. If an HMO notifies the Department it is discontinuing contracting with the Department at the end of a contract period, but reports or data are due for a contract period, the Department retains the right to withhold up to two months of capitation payments otherwise due the HMO which will not be released to the HMO until all required reports or data are submitted and accepted after expiration of the contract. Upon determination by the Department that the reports and data are accepted, the Department will release the monies withheld.

     E.   Inappropriate Payment Denials

          HMOs that inappropriately fail to provide or deny payments for services may be subject to suspension of new enrollments, withholding, in full or in part, of capitation payments, contract termination, or refusal to contract in a future time period, as determined by the Department. The Department will select among these sanctions based upon the nature of the services in question, whether the failure or denial was an isolated instance or a repeated pattern or practice, and whether the health of an enrollee was injured, threatened or jeopardized by the failure or denial. This applies not only to cases where the Department has ordered payment after appeal, but also to cases where no appeal has been made (i.e., the Department is knowledgeable about the documented abuse from other sources).











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     F.   Sanctions

          Section 1903(m)(5)(B)(ii) of the Social Security Act vests the Secretary of the Department of Health and Human Services with the authority to deny Medicaid payments to an HMO for enrollees who enroll after the date on which the HMO has been found to have committed one of the violations identified in the federal law. State payments for enrollees of the contracting organization are automatically denied whenever, and for so long as, Federal payment for such enrollees has been denied as a result of the commission of such violations.

     G.   Sanctions and Remedial Actions

          The Department may pursue all sanctions and remedial actions with HMOs that are taken with Medicaid FFS providers, including any civil penalties not to exceed the amounts specified in the Balanced Budget Amendment of 1997 P.L. 105-33 Sec. 4707(a) [42 U.S.C. 1396v(d)(2)].


                                    ARTICLE X

X.   TERMINATION AND MODIFICATION OF CONTRACT

     A.   Mutual Consent

          This Contract may be terminated at any time by mutual written agreement of both the HMO and the Department.

     B.   Unilateral Termination

          This Contract between the parties may be terminated only as follows:

          1. This Contract may be terminated at any time, by either party, due to modifications mandated by changes in Federal or State laws, rules or regulations, that materially affect either party's rights or responsibilities under this Contract. In such case, the party initiating such termination procedures must notify the other party, at least 90 days prior to the proposed date of termination, of its intent to terminate this Contract. Termination by the Department under these circumstances shall impose an obligation upon the Department to pay the Contractor's reasonable and necessarily incurred termination expenses.

          2. This Contract may be terminated by either party at any time if it determines that the other party has substantially failed to perform any of its functions or duties under this Contract. In such event, the party exercising this option must notify the other party, in writing, of this intent to terminate this

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                                      -99-

               Contract and give the other party 30 days to correct the identified violation, breach or non-performance of Contract. If such violation, breach or non-performance of Contract is not satisfactorily addressed within this time period, the exercising party may terminate this Contract. The termination date shall always be the last day of a month. The Contract may be terminated by the Department sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized by continued enrollment in the HMO. A "substantial failure to perform" for purposes of this paragraph includes any violation of any requirement of this Contract that is repeated or ongoing, that goes to the essentials or purpose of the Contract, or that injures, jeopardizes or threatens the health, safety, welfare, rights or other interests of enrollees.

          3. By either party, in the event Federal or State funding of contractual services rendered by the Contractor become or will become permanently unavailable. In the event it becomes evident State or Federal funding of claims payments or contractual services rendered by the Contractor will be temporarily suspended or unavailable, the Department shall immediately notify the Contractor, in writing, identifying the basis for the anticipated unavailability or suspension of funding. Upon such notice, the Department or the Contractor may suspend performance of any or all of the Contractor's obligations under this Contract if the suspension or unavailability of funding will preclude reimbursement for performance of those obligations. The Department or Contractor shall attempt to give notice of suspension of performance of any or all of the Contractor's obligations by 60 calendar days prior to said suspension, if this is possible; otherwise, such notice of suspension should be made as soon as possible. In the event funding temporarily suspended or unavailable is reinstated, the Contractor may remove suspension hereunder by written notice to the Department, to be made within 30 calendar days from the date the funds are reinstated. In the event the Contractor elects not to reinstate services, the Contractor shall give the Department written notice of its reasons for such decision, to be made within 30 calendar days from the date the funds are reinstated. The Contractor shall make such decision in good faith and will provide to the Department documentation supporting its decision. In the event of termination under this Section, this Contract shall terminate without termination costs to either party.

     C.   Obligations of Contracting Parties

          When termination of the Contract occurs, the following obligations shall be met by the parties:





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                                     -100-

          1. Where this Contract is terminated unilaterally by the Department, due to non-performance by the HMO or by mutual consent with termination initiated by the HMO:

               a. The Department shall be responsible for notifying all enrollees of the date of termination and process by which the enrollees will continue to receive contract services; and

               b. The HMO shall be responsible for all expenses related to said notification.

               c. The Department shall grant the HMO a hearing before termination occurs. The Department shall notify the enrollees of the hearing and allow them to disenroll from the HMO without cause.

          2. Where this Contract is terminated on any basis not given in (1) above:

               a. The Department shall be responsible for notifying all enrollees of the date of termination and process by which the enrollees will continue to receive contract services; and

               b. The Department shall be responsible for all expenses relating to said notification.

     D.   Where this Contract is terminated for any reason:

          1. Any payments advanced to the HMO for coverage of enrollees for periods after the date of termination shall be returned to the Department within the period of time specified by the Department; and

          2. The HMO shall supply all information necessary for the reimbursement of any outstanding Medicaid/BadgerCare claims within the period of time specified by the Department.

          3. If a contract is terminated, recoupments will be handled through a payment by the HMO within 90 days of contract termination.

     E. Where this Contract is terminated on any basis not given including non-renewal of the contract for a given contract period:

          1. The Department shall be responsible for notifying all enrollees of the date of the termination and the process by which the enrollees will continue to receive contract services.

          2. The HMO shall be responsible for all expenses related to said notification.




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

          3. Any payments advanced to the HMO for coverage of enrollees for periods after the date of termination shall be returned to the Department within the period of time specified by the Department.

          4. Recoupments will be handled through a payment by the HMO within 90 days of the termination of the contract.

     F.   Modification

          This Contract may be modified at any time by written mutual consent of the HMO and the Department or when modifications are mandated by changes in Federal or State laws, rules or regulations. In the event that changes in State or Federal law, rule or regulation require the Department to modify its contract with the HMO, notice shall be made to the HMO in writing. However, the capitation rate to the HMO can be modified only as provided in Article V relating to RENEGOTIATION.

          If the Department exercises its right to renew this Contract, as allowed by Article XV, the Department will recalculate the capitation rate for succeeding calendar years. The HMO will have 30 days to accept the new capitation rate in writing or to initiate termination of the Contract. If the Department changes the reporting requirements during the contract period, the HMO shall have 180 days to comply with such changes or to initiate termination of the Contract.


                                   ARTICLE XI

XI.  INTERPRETATION OF CONTRACT LANGUAGE

     A.   Interpretations

          The Department has the right to final interpretation of the contract language when disputes arise. The HMO has the right to appeal to the Department or invoke the procedures outlined in Chapter 788, Wis. Stats. if it disagrees with the Department's decision. Until a decision is reached, the HMO shall abide by the interpretation of the Department.


                                   ARTICLE XII

XII. CONFIDENTIALITY OF RECORDS

     A. The parties agree that all information, records, and data collected in connection with this Contract shall be protected from unauthorized disclosure as provided in Chapter 19, Subchapter II, Wis. Stats., HFS 108.01, Wis. Admin. Code, and 42 CFR 431 Subpart F. Except as otherwise required by law, rule or regulation,


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

          access to such information shall be limited by the HMO and the Department to persons who, or agencies which, require the information in order to perform their duties related to this Contract, including the U.S. Department of Health and Human Services and such others as may be required by the Department.

          With respect to the services provided under this contract, the HMO will comply with all applicable health data and information privacy and security policies, standards and regulations as may be adopted or promulgated under the Health Insurance Portability and Accountability Act (HIPAA)of 1996 in final form, and as amended or revised from time to time. This includes cooperating with the Department in amending this contract, or developing a new agreement, if the Department deems it necessary to meet the Department's obligations under HIPAA.

     B. The HMO agrees to forward to the Department all media contacts regarding Medicaid/BadgerCare enrollees or the Medicaid/BadgerCare program.


                                  ARTICLE XIII

XIII. DOCUMENTS CONSTITUTING CONTRACT

     A.   Current Documents

          The contract between the parties to this Contract shall include, in addition to this document, existing Medicaid Provider Publications addressed to HMOs, the terms of the most recent HMO Certification Application issued by this Department for Medicaid/BadgerCare HMO Contracts, any Questions and Answers released pursuant to said HMO Certification Application by this Department, and an HMO's signed application. The terms of the HMO Certification Application are also part of this Contract even if the HMO had a Medicaid/BadgerCare HMO Contract in the prior contract period and consequently did not have to answer all the questions in the HMO Certification Application. In the event of any conflict in provisions among these documents, the terms of this Contract shall prevail. The provisions in any Question and Answer Document shall prevail over the HMO Certification Application. And the HMO Certification Application terms shall prevail over any conflict with an HMO's actual signed application. In addition, the Contract shall incorporate the following Addenda:

                I.      Subcontracts and Memoranda of Understanding

                II. Policy Guidelines for Mental Health/Substance Abuse and Community Human Service Programs

                III. Risk-Sharing for Inpatient Hospital Services (if the HMO has elected to risk-share with the Department)


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                                     -103-

                IV.     Contract Specified Reporting Requirements

                V.      Standard Enrollee Handbook Language

                VI.     COB Report Format

                VII.    Actuarial Basis

                VIII.   Compliance Agreement: Affirmative Action/Civil Rights

                IX.     Model MOU for Prenatal Care Coordination

                X.      Bureau of Milwaukee Child Welfare MOU

                XI.     HealthCheck Worksheet

                XII.    Common Carrier Transportation MOU for Milwaukee County

                XIII.   Model MOU for School Districts or CESAs

                XIV. Guidelines for Coordination of Services between HMOs, Targeted Case Management Agencies, and Child Welfare Agencies

                XV.     Performance Improvement Project Outline

                XVI.    Targeted Performance Improvement Measures Data Set

                XVII.   Medicaid/BC HMO Newborn Report

                XVIII.  Recommended Childhood Immunization Schedule

                XIX.    Reporting Requirements for NICU Risk-Sharing

                XX.     Specific Terms of the Medicaid/BC HMO Contract

                XXI.    Formal Grievance Experience Summary Report

                XXII. Guidelines for the Coordination of Services Between Medicaid HMOs and County Birth to Three (B-3) Agencies

                XXIII. Wisconsin Medicaid HMO Report on Average Birth Cost by County

                XXIV. Local Health Departments and Community-Based Health Organizations - A Resource for HMOs

                XXV. General Information About the WIC Program, Sample HMO-to-WIC Referral Form, and Statewide List of WIC Agencies

     B.   Future Documents

          The HMO is required, by this Contract, to comply with all future Medicaid Provider Publications addressed to the HMOs and Contract Interpretation Bulletins issued pursuant to this Contract.

     The documents listed above constitute the entire Contract between the parties and no other expression, whether oral or written, constitutes any part of this Contract.


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                                     -104-

                                   ARTICLE XIV

XIV. MISCELLANEOUS

     A.   Indemnification

          The HMO agrees to defend, indemnify and hold the Department harmless, with respect to any and all claims, costs, damages and expenses, including reasonable attorney's fees, which are related to or arise out of:

          1. Any failure, inability, or refusal of the HMO or any of its subcontractors to provide contract services;

          2. The negligent provision of contract services by the HMO or any of its subcontractors; or

          3. Any failure, inability or refusal of the HMO to pay any of its subcontractors for contract services.

     B.   Independent Capacity of Contractor

          Department and HMO agree that HMO and any agents or employees of HMO, in the performance of this Contract, shall act in an independent capacity, and not as officers or employees of Department.

     C.   Omissions

          In the event that either party hereto discovers any material omission in the provisions of this Contract which such party believes is essential to the successful performance of this Contract, said party may so inform the other party in writing, and the parties hereto shall thereafter promptly negotiate in good faith with respect to such matters for the purpose of making such reasonable adjustments as may be necessary to perform the objectives of this Contract.

     D.   Choice of Law

          This Contract shall be governed by and construed in accordance with the laws of the State of Wisconsin. HMO shall be required to bring all legal proceedings against Department in Wisconsin State courts.

     E.   Waiver

          No delay or failure by either party hereto to exercise any right or power accruing upon noncompliance or default by the other party with respect to any of the terms

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                                     -105-
          of this Contract shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of a breach of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained.

     F.   Severability

          If any provision of this Contract is declared or found to be illegal, unenforceable, invalid or void, then both parties shall be relieved of all obligations arising under such provision; but if such provision does not relate to payments or services to Medicaid/BadgerCare enrollees and if the remainder of this Contract shall not be affected by such declaration or finding, then each provision not so affected shall be enforced to the fullest extent permitted by law.

     G.   Force Majeure

          Both parties shall be excused from performance hereunder for any period that they are prevented from meeting the terms of this Contract as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

     H.   Headings

          The article and section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

     I.   Assignability

          Except as allowed under subcontracting, the Contract is not assignable by the HMO either in whole or in part, without the prior written consent of the Department.

     J.   Right to Publish

          The Department agrees to allow the HMO to write and have such writing published provided the HMO receives prior written approval from the Department before publishing writings on subjects associated with the work under this Contract.







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                                     -106-

                                                                    EXHIBIT 10.1


                                   ARTICLE XV


XV.  HMO SPECIFIC CONTRACT TERMS

     A.   Initial Contract Period

          The respective rights and obligations of the parties as set forth in this Contract shall commence on January 1, 2002, and, unless earlier terminated under Article X, shall remain in full force and effect through December 31, 2003. The specific terms for enrollment, rates, risk-sharing, dental coverage, and chiropractic coverage are as specified in C.

     B.   Renewals

          By mutual written agreement of the parties, there may be one (1) one-year renewal of the term of the Contract. An agreement to renew must be effected at least forty-five (45) calendar days prior to the expiration date of any contract term. The terms and conditions of the Contract shall remain in full force and effect throughout any renewal period, unless modified under the provision of Article X, Section D.

     C.   Specific Terms of the Contract

          The specific terms of the Medicaid/BadgerCare HMO Contract that the HMO is agreeing to are indicated by the Department in a completed Addendum VII -Actuarial Basis of the Medicaid/BadgerCare HMO Contract. These specific terms include the following items: the service area to be covered; and, whether dental services and chiropractic services will be provided by the HMO and the HMO's maximum enrollment level for each area; finally, whether the HMO, on a Statewide basis. The Department has completed Addendum VII based on the information supplied the Department by the HMO in the HMO Certification Application.

     In WITNESS WHEREOF, the State of Wisconsin has executed this agreement:

--------------------------------------                 --------------------------------------
           (Name of HMO)                                          State of Wisconsin
--------------------------------------                 --------------------------------------
Official Signature                                     Official Signature

/s/ Kathleen R. Crampton                               /s/ Peggy Bartells
--------------------------------------                 --------------------------------------
Title                                                  Title

President and Chief Executive Officer                  Deputy Administrator
--------------------------------------                 --------------------------------------
Date
--------------------------------------                 --------------------------------------

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                                     -107-

     NOTE: The following subcontract with the Department for Chiropractic Services is not effective unless signed below.

                      SUBCONTRACT FOR CHIROPRACTIC SERVICES

     A. THIS AGREEMENT is made and entered into by and between the HMO and the Department of Health and Family Services.

          The parties agree as follows:

          1. The Department agrees to be at risk for and pay claims for chiropractic services covered under this Contract.

          2. The HMO agrees to a deduction from the capitation rate of an amount of money based on the cost of chiropractic services. This deduction is reflected in the Contract that is being signed on the same date.

     B. This is the only subcontract for services that the Department is entering into with the HMO.

     C. The provisions of the Contract regarding subcontracts, in Addendum I, do not apply to this subcontract.

     D. The term of this subcontract is for the same period as the Contract between HMO and Department for medical services.

     Signed:

        FOR                                    FOR
        HMO: /s/ Kathleen R. Crampton          STATE: /s/ Peggy Bartells
            --------------------------------         --------------------------------
        TITLE: President and CEO               TITLE: Deputy Administrator
              ------------------------------         --------------------------------
        DATE:                                  DATE:
             -------------------------------        ---------------------------------














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

                                   ADDENDUM I

                   SUBCONTRACTS AND MEMORANDA OF UNDERSTANDING

     NOTE: This Addendum does not apply to subcontracts between the Department and the HMO. The Department shall have sole authority to determine the conditions and terms of such subcontracts.

     1. Original Review and Approval for HMOs that did not have a Medicaid/BadgerCare HMO Contract in the Prior Contract Period, or that are going to accept enrollment of recipients in a new county.

           a. The Department may approve, approve with modification, or deny subcontracts under this Contract at its sole discretion. The Department may, at its sole discretion and without the need to demonstrate cause, impose such conditions or limitations on its approval of a subcontract as it deems appropriate. The Department may consider such factors as it deems appropriate to protect the interests of the State and recipients, including but not limited to the proposed subcontractor's past performance. DHFS will give the HMO (1) 120 days to implement a change that requires the HMO to find a new subcontractor, and (2) 60 days to implement any other change required by DHFS. DHFS will acknowledge the approval or disapproval of a subcontract within 14 days after its receipt from the HMO.

           b. The Department will review and approve or disapprove each subcontract before contract signing. Any disapproval of subcontracts may result in the application by the Department of remedies pursuant to Article IX of this Contract. The Department's subcontract review will assure that the HMO has inserted the following standard language in subcontracts (except for specific provisions that are inapplicable in a specific HMO management subcontract):

           c. Subcontractor (hereafter identified as subcontractor) agrees to abide by all applicable provisions of the (HMO's NAME)'s contract with the Department of Health and Family Services, hereafter referred to as the Medicaid/BadgerCare HMO Contract. Subcontractor compliance with the Medicaid/HMO Contract specifically includes but is not limited to the following requirements:

               1) Subcontractor uses only Medicaid-certified providers in accordance with Article III. AA. of the Medicaid/BadgerCare HMO Contract.

               2) No terms of this subcontract are valid which terminate legal liability of HMO in accordance with Article III.Y. of the Medicaid/BadgerCare HMO Contract.




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                                     -109-

               3) Subcontractor agrees to participate in and contribute required data to HMO Quality Assessment/Performance Improvement programs as required in Article III. W. of the Medicaid/BadgerCare HMO Contract.

               4) Subcontractor agrees to abide by the terms of the Medicaid/BadgerCare HMO Contract (Article III. D.) for the timely provision of emergency and urgent care. Where applicable, subcontractor agrees to follow those procedures for handling urgent and emergency care cases stipulated in any required hospital/emergency room MOUs signed by HMO in accordance with Article III. J. of the Medicaid/BadgerCare HMO Contract.

               5) Subcontractor agrees to submit HMO encounter data in the format specified by the HMO, so the HMO can meet the Department specifications required by Article VI and Addendum IV of the Medicaid/ BadgerCare HMO Contract. HMOs will evaluate the credibility of data obtained from subcontracted vendors' external databases to ensure that any patient-reported information has been adequately verified.

               6) Subcontractor agrees to comply with all non-discrimination requirements in Article III. O. of the Medicaid/BadgerCare HMO Contract.

               7) Subcontractor agrees to comply with all record retention requirements and, where applicable, the special reporting requirements on abortions, sterilizations, hysterectomies, and HealthCheck requirements.

               8) Subcontractor agrees to provide representatives of the HMO, as well as duly authorized agents or representatives of DHFS and the Federal Department of Health and Human Services, access to its premises and its contract and/or medical records in accordance with Article III and Article IX of the Medicaid/BadgerCare HMO Contract. Subcontractor agrees otherwise to preserve the full confidentiality of medical records in accordance with Article XII of the Medicaid/BadgerCare HMO Contract.

               9) Subcontractor agrees to the requirements for maintenance and transfer of medical records stipulated in Article III. W. of the Medicaid/BadgerCare HMO Contract.

               10) Subcontractor agrees to ensure confidentiality of family planning services in accordance with Article III. B. of the Medicaid/BadgerCare HMO Contract.

               11) Subcontractor agrees not to create barriers to access to care by imposing requirements on recipients that are inconsistent with the provision of medically necessary and covered Medicaid benefits (e.g., COB recovery procedures that delay or prevent care).

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                                     -110-

               12) Subcontractor agrees to clearly specify referral approval requirements to its providers and in any sub-subcontracts.

               13) Subcontractor agrees not to bill a Medicaid/BadgerCare enrollee for medically necessary services covered under the Medicaid/BadgerCare HMO Contract and provided during the enrollee's period of HMO enrollment. Subcontractor also agrees not to bill enrollees for any missed appointments while an enrollee is eligible under the Medicaid/BadgerCare Program. This provision shall continue to be in effect even if the HMO becomes insolvent. However, if an enrollee agrees in writing to pay for a non-Medicaid covered service, then the HMO, HMO provider, or HMO subcontractor can bill.

                    The standard release form signed by the enrollee at the time of services does not relieve the HMO and its providers and subcontractors from the prohibition against billing a Medicaid enrollee in the absence of a knowing assumption of liability for a non-Medicaid covered service. The form or other type of acknowledgment relevant to Medicaid/ BadgerCare enrollee liability must specifically state the admissions, services, or procedures that are not covered by Medicaid.

               14) Subcontractors must forward to the HMO medical records pursuant to grievances, within 15 working days of the HMO's request. If the subcontractor does not meet the 15 day requirement, the subcontractor must explain why and indicate when the medical records will be provided.

               15)  Subcontractor agrees to abide by the terms of Article III.
                    H. regarding appeals to the HMO and to the Department for HMO non-payment of service providers.

               16) Subcontractor agrees to abide by the HMO marketing/informing requirements. Subcontractor will forward to the HMO for prior approval all flyers, brochures, letters, and pamphlets the subcontractor intends to distribute to its Medicaid/BadgerCare enrollees concerning its HMO affiliation(s), changes in affiliation, or relates directly to the Medicaid/BadgerCare population. Subcontractor will not distribute any "marketing" or recipient informing materials without the consent of the HMO and the Department.

     2. The Department will also review HMO management subcontracts to assure that rates are reasonable.

          a. Subcontracts for HMO management must clearly describe the services to be provided and the compensation to be paid.

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                                     -111-

          b. Any potential bonus, profit-sharing, or other compensation not directly related to costs of providing goods and services to the HMO, shall be identified and clearly defined in terms of potential magnitude and expected magnitude during the Medicaid/BadgerCare HMO Contract period.

          c. Any such bonus or profit-sharing shall be reasonable compared to services performed. The HMO shall document reasonableness.

          d. A maximum dollar amount for such bonus or profit-sharing shall be specified for the contract period.

          e. Requirements A through D do not have to relate to non-Medicaid/BadgerCare enrollees if the HMO wishes to have separate arrangements for these Medicaid enrollees.

     3. Subcontract Review for HMOs that have had a Medicaid/BadgerCare HMO Contract in the Previous Contract Period and are Not Expanding into New Service Areas during the Current Contract Period.

          a. The HMO shall submit, and the Department shall review, before signing this Contract, an affidavit that the contract language required above in all Medicaid/ BadgerCare HMO subcontracts is included in all the HMO's subcontracts for medical services (and dental care, if covered). The affidavit shall specify the expiration date of all subcontracts.

          b. These HMOs shall submit the HMO management subcontract for review as specified for new contractors above.

     4. Review and Approval of New Subcontracts and Changes in Approved Subcontracts During the Contract Period.

          a. New subcontracts and changes in approved subcontracts shall be reviewed and approved by the Department before taking effect. This requirement will be considered met if the Department has not responded within 15 consecutive days of the date of Departmental receipt of request.

          b. This review requirement applies to changes which affect the amount, duration, scope, location, or quality of services. In other words, technical changes do not have to be approved.

          c. Changes in rates paid do not have to be approved, with the exception of changes in the amounts paid to HMO management services subcontractors.




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                                     -112-

          d. The HMO shall submit notice within 10 days to the Department of addition or deletion of subcontracts involving: (i) a clinic or group of physicians, (ii) an individual physician (iii) a mental health provider and/or clinic.

          e. The HMO shall notify the Department's enrollment broker within 10 days of additions to, and deletions from, the provider network.

          f. The HMO shall submit to the enrollment broker an electronic listing of all network Medicaid providers, facilities and pharmacies within the first 10 days of each calendar quarter in a mutually agreed upon format approved by the Department. This listing will include, but is not limited to, provider name, provider number, address, phone number, and specialty as well as indicators designating whether a provider can be selected as a PCP, and whether the PCP is accepting new patients. The listing shall include only Medicaid certified providers who are contracted with the HMO to provide contract services to Medicaid/BadgerCare enrollees.

          g. The HMO must send timely written notification to enrollees whose PCP, mental health provider, gatekeeper or dental clinic terminates a contract with the HMO. The Department must approve notifications before they are sent to enrollees.

          h. The HMO shall be required to submit transition plans when a primary care provider(s), mental health provider(s), gatekeeper or dental clinic terminates their contractual relationship with the HMO. The transition plan will address continuity of care issues, enrollee notification and any other information required by the Department to assure adequate enrollee access. The Department will either approve, deny, or modify the transition plan prior to the effective date of the subcontract change.

     5.   Disclosure Statements

          Ownership

          The HMO agrees to submit to the Department within 30 days of contract signing full and complete information as to the identity of each person or corporation with an ownership or controlling interest in the HMO, or any subcontractor in which the HMO has a 5 percent or more ownership interest.

          a. Definition of "Person with an Ownership or Controlling Interest."--A "person with an ownership or controlling interest" means a person or corporation that:

               1) Owns, directly or indirectly, 5 percent or more of the HMO's capital or stock or receives 5 percent or more of its profits (see subsection B);

               2) Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the HMO or by its property or assets, and

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

                    that interest is equal to or exceeds 5 percent of the total property and assets of the HMO; or

               3) Is an officer or director of the HMO (if it is organized as a corporation) or is a partner in the HMO (if it is organized as a partnership).

          b. Calculation of 5 percent Ownership or Receipt of Profits.--The percentage of direct ownership or control is calculated by multiplying the percent of interest, which a person owns, by the percent of the HMO's assets used to secure the obligation. Thus, if a person owns 10 percent of a note secured by 60 percent of the HMO's assets, the person owns 6 percent of the HMO.

               The percentage of indirect ownership or control is calculated by multiplying the percentages of ownership in each organization. Thus, if a person owns 10 percent of the stock in a corporation which owns 80 percent of the stock of the HMO, the person owns 8 percent of the HMO.

          c. Information to be Disclosed -- The following information must be disclosed:

               1) The name and address of each person with an ownership or controlling interest of 5 percent or more in the HMO or in any subcontractor in which the HMO has direct or indirect ownership of 5 percent or more;

               2) A statement as to whether any of the persons with ownership or controlling interest is related to any other of the persons with ownership or controlling interest as spouse, parent, child, or sibling; and

               3) The name of any other organization in which the person also has ownership or controlling interest. This is required to the extent that the HMO can obtain this information by requesting it in writing. The HMO must keep copies of all of these requests and responses to them, make them available upon request, and advise the Department when there is no response to a request.

          d. Potential Sources of Disclosure Information -- This information may already have been reported on Form HCFA-1513, "Disclosure of Ownership and Controlling Interest Statement." Form HCFA-1513 is likely to have been completed in two different cases. First, if an HMO is Federally qualified and has a Medicare contract, it is required to file Form HCFA-1513 with HCFA within 120 days of the HMO's fiscal year end. Secondly, if the HMO is owned by or has subcontracts with Medicaid providers which are reviewed by the State survey agency, these providers may have completed Form HCFA-1513 as part of the survey process. If Form HCFA-1513 has not been completed, the HMO may supply the ownership and controlling information on a separate report or submit reports filed with the



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                                     -114-

               State's insurance or health regulators as long as these reports provide the necessary information for the prior 12 month period.

          e. As directed by the Center for Medicaid/Medicare Services (CMS) Regional Office (RO), this Department must provide documentation of this disclosure information as part of the prior approval process for contracts. This documentation must be submitted to the Department and the RO prior to each contract period. If an HMO has not supplied the information that must be disclosed, a contract with the HMO is not considered approval for this period of time and no FFP is available for the period of time preceding the disclosure.

          f. A managed care entity may not knowingly have a person who is debarred, suspended, or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities as a director, officer, partner, or person with beneficial ownership of more than 5 percent of the entity's equity, or have an employment, consulting, or other agreement for the provision of items and services that are significant and material to the entity's obligations under its contract with the State.

          g.   Business Transactions

               All HMOs which are not Federally qualified must disclose to the Department information on certain types of transactions they have with a "party in interest" as defined in the Public Health Service Act. (See Sections 1903(m)(2)(A)(viii) and 1903(m)(4) of the Act.):

               1) Definition of a Party in Interest -- As defined in Section 1318(b) of the Public Health Service Act, a party in interest is:

                    a) Any director, officer, partner, or employee responsible for Management or administration of an HMO and HIO; any person who is directly or indirectly the beneficial owner of more than 5 percent of the equity of the HMO; any person who is the beneficial owner of more than 5 percent of the HMO; or, in the case of an HMO organized as a nonprofit corporation, an incorporator or member of such corporation under applicable State corporation law;

                    b) Any organization in which a person described in subsection 1 is director, officer or partner; has directly or indirectly a beneficial interest of more than 5 percent of the equity of the HMO; or has a mortgage, deed of trust, note, or other interest valuing more than 5 percent of the assets of the HMO;




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                                     -115-

                    c) Any person directly or indirectly controlling, controlled by, or under common control with an HMO; or

                    d) Any spouse, child, or parent of an individual described in subsections 1, 2, or 3.

               2) Types of Transactions Which Must Be Disclosed. Business transactions which must be disclosed include:

                    a) Any sale, exchange or lease of any property between the HMO and a party in interest;

                    b) Any lending of money or other extension of credit between the HMO and a party in interest; and

                    c) Any furnishing for consideration of goods, services (including management services) or facilities between the HMO and the party in interest. This does not include salaries paid to employees for services provided in the normal course of their employment.

               3) The information which must be disclosed in the transactions listed in subsection b. between an HMO and a party in interest includes:

                    a)   The name of the party in interest for each transaction;

                    b) A description of each transaction and the quantity or units involved;

                    c) The accrued dollar value of each transaction during the fiscal year; and

                    d) Justification of the reasonableness of each transaction.

               4) If this Medicaid/BadgerCare HMO Contract is being renewed or extended, the HMO must disclose information on these business transactions which occurred during the prior contract period. If the Contract is an initial contract with Medicaid, but the HMO has operated previously in the commercial or Medicare markets, information on business transactions for the entire year preceding the initial contract period must be disclosed. The business transactions which must be reported are not limited to transactions related to serving the Medicaid enrollment. All of these HMO business transactions must be reported.

     6. The HMO shall notify Department within seven days of any notice by the HMO to a subcontractor, or any notice to the HMO from a subcontractor, of a subcontract



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
         termination, a pending subcontract termination, or a pending modification in subcontract terms, that could reduce
         Medicaid/BadgerCare enrollee access to care.

          a. If the Department determines that a pending subcontract termination or pending modification in subcontract terms will jeopardize enrollee access to care, then the Department may invoke the remedies provided for in Article IX and Article X of this Contract. These remedies include contract termination (notice to HMO and opportunity to correct are provided for), suspension of new enrollment, and giving enrollees an opportunity to enroll in a different HMO.

     7. The HMO shall submit MOUs referred to in this Contract to the Department upon the Department's request and during the certification process if required by the Department.

     8. The HMO shall submit to the Department copies of new MOUs, or changes in existing MOUs within 15 days of signing.














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                                     -117-

                                   ADDENDUM II

             POLICY GUIDELINES FOR MENTAL HEALTH/SUBSTANCE ABUSE AND
                        COMMUNITY HUMAN SERVICE PROGRAMS

          The HMO shall develop a working relationship with community agencies that are involved in the provision of non-medical services to enrollees. The HMO may under certain conditions be exempted from taking on or continuing to provide services to Medicaid/BadgerCare HMO enrollees who require highly specialized or extensive treatment and/or non-medical services for mental illness, methadone treatment, developmental disabilities, or due to child abuse and neglect or domestic violence. The extent of HMO responsibility for working cooperatively with other community agencies, for treating the medical aspects of the above conditions as legitimate health care problems and the terms under which enrollee exemption may be obtained are specified as follows:

          1. CONDITIONS ON COVERAGE OF MENTAL HEALTH/SUBSTANCE ABUSE TREATMENT FOR DISABLED PERSONS----On the effective date of this Contract, unless waived by DHFS, the HMO shall, in compliance with the provision of s. 632.89 Wis. Stats.:

               a. be certified as an outpatient Mental Health and/or Substance Abuse treatment facility; or

               b. have contracted with a certified facility or other certified providers under s. 632.89, Wis. Stats., for the treatment of mental health/substance abuse problems.

               Regardless of whether a. or b., above, is chosen, such treatment facilities and/or providers must provide transitional treatment arrangements in addition to other outpatient mental health and/or substance abuse services; such transitional treatment arrangements are defined as Adult Mental Health Day Treatment, Child/Adolescent Mental Health Day Treatment and Substance Abuse Day Treatment.

               Decisions to waive this requirement shall be based solely on whether there is a certified clinic that is geographically or culturally accessible to enrollees, and whether the use of psychiatrists or psychologists alone improves either the quality or the cost-effectiveness of care.

               In compliance with said provisions, the HMO shall further guarantee all enrolled Medicaid/BadgerCare enrollees access to all medically necessary outpatient mental health/substance abuse treatment. No limit may be placed on the number of hours of outpatient treatment which the HMO shall provide or reimburse where it has been determined that treatment for mental disorders and substance abuse is medically necessary.



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                                     -118-

               The HMO shall not establish any monetary limit or limit on the number of days of inpatient hospital treatment where it has been determined that this treatment is medically necessary.

          2. MENTAL HEALTH/SUBSTANCE ABUSE ASSESSMENT REQUIREMENTS----The HMO shall further assure that authorization for mental health/substance abuse treatment to its enrollees shall be governed by the findings of an assessment performed promptly by the HMO upon request of a client or referral from a primary care provider or physician in the HMO's network. Such assessments shall be conducted by qualified staff in a certified program, who are experienced in mental health/substance abuse treatment. All denials of service and the selection of particular modalities of service shall be governed by the findings of this assessment and the medical necessity of treatment. The lack of motivation of an enrollee to participate in treatment shall not be considered a factor in determining medical necessity and may not be used as a rationale for withholding or limiting treatment of a client/enrollee. HMOs will use Wisconsin Uniform Placement Criteria (WI-UPC) or placement criteria developed by the American Society of Addiction Medicine (ASAM) as mandated for AODA providers in HFS 75. The requirement in no way obligates the HMOs to provide care options included in the placement criteria, but not paid for by fee-for-service Medicaid.

               The HMO shall involve and engage the enrollee in the process used to select a provider and treatment option. The purpose of the participation is to get a good match between the enrollee's condition, cultural preference (see Article III. Q), medical needs and the provider who will seek to meet these needs. This section does not require HMOs to use providers who are not qualified to treat the individual enrollee or who are not contracted providers.

          3. MEMORANDA OF UNDERSTANDING REQUIRED AND RELATIONS WITH OTHER HUMAN SERVICE AGENCIES DEFINED----Listed below are the minimum standards to be addressed in an MOU with counties. HMOs and counties may develop alternative MOU language, if both parties agree. However, all elements of the MOU (items a. through b.) must be addressed in the MOU. As an alternative to an MOU, HMOs may enter into a contract with the counties. If the HMO enters into a contract with the county, those contracts must be in compliance with Addendum I and would supercede any MOU requirements.

               In addition, HMOs must make a "good faith" attempt to negotiate either an MOU or a contract with the county(ies) in their service area(s). A "good faith" attempt is defined as a minimum of one face-to-face meeting between the HMO and the county in an attempt to develop either an MOU or a contract. If a face-to-face meeting is not possible, the HMO must maintain a written record of their attempt to negotiate either an MOU or a contract with the county(ies). The MOU(s), contract(s) or written documentation of a good faith attempt must be available during the certification process and when requested by the Department. Failure of the HMO to have an MOU, contract or demonstrate a good faith effort, as specified by the Department, may result in the application by the Department of remedies specified under Article IX of this Contract.

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                                     -119-

               a. Boards created under SS. 51.42, 51.437 or 46.23, Wis. Stats., specifying, at a minimum, the conditions under which the HMO will either reimburse the Board(s) or another contract provider, or directly cover medical services, including, but not limited to, examinations ordered by a court, specified by the Board's designated assessment agency in an enrollee's driver safety plan as provided under HFS
                    62. It is the responsibility of both the HMO and the Board to assure that courts order the use of the HMO's providers. If the court orders a non-HMO source to provide the treatment or evaluation, the HMO is liable for the cost up to the full Medicaid rate if the HMO could not have provided the service through its own provider arrangements. If the service was such that the HMO could reasonably have been expected to provide it through its own provider arrangements, the HMO is not liable. Reasonable arrangements, in this situation, are certified providers with facilities and services to safely meet the medical and psychiatric needs of the recipient within a prompt and reasonable time frame. The MOU shall further specify reimbursement arrangements between the HMO and the Board's provider for assessments performed by the Board's designated assessment agency under HFS 62, Intoxicated Driver Program rules. The MOU shall also specify other reporting and referral relationships if required by the Board or the HMO.

               b.   The Department of Social Services (DSS) created under
                    S. 46.21 or 46.22, Wis. Stats., or the Human Service Department created under S. 46.23, Wis. Stats., specifying, at a minimum, that the HMO will reimburse the DSS or its provider if the HMO cannot provide the treatment, or will directly cover medical services including examinations and treatment which are ordered by a court. It is the responsibility of both the HMO and the DSS to assure that courts order the use of the HMO's providers. If the court orders a non-HMO source to provide the treatment or evaluation, the HMO is liable for the cost up to the full Medicaid rate if the HMO could not have provided the service through its own provider arrangements. If the service was such that the HMO could reasonably have been expected to provide it through its own provider arrangements, the HMO is not liable. The MOU will also specify the reporting and referral relationships for suspected cases of child abuse or neglect pursuant to S. 48.981, Wis. Stats. The MOU shall also specify a referral agreement for HMO enrollees who are physically disabled and who may be in need of Supportive Home Care or other programming provided or purchased by the county agency. The MOU may specify that evaluations for substitute care will be provided by a provider acceptable to both parties; the DSS may require in the MOU that the HMO specify expert providers acceptable to the DSS and the HMO in dealing with court-related children's services, victims of child abuse and neglect, and domestic abuse.

          4. ASSURANCE OF EXPERTISE FOR CHILD ABUSE AND NEGLECT AND DOMESTIC VIOLENCE----The HMO shall arrange for the provision of examination and treatment services by providers with expertise and experience in dealing with the medical/psychiatric aspects of caring for victims and perpetrators of child abuse and

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                                     -120-
               neglect and domestic violence. Such expertise shall include the identification of possible and potential victims of child abuse and neglect and domestic violence, statutory reporting requirements, and local community resources for the prevention and treatment of child abuse and neglect and domestic violence. The HMO shall consult with human service agencies on appropriate providers in their community.

               The HMO shall notify all persons employed by or under contract to the HMO who are required by law to report suspected child abuse and neglect, and ensure they are knowledgeable about the law and about the identification requirements and procedures. Services provided shall include and are not limited to court-ordered physical, psychological and mental or developmental examinations and psychiatric treatment appropriate for victims and perpetrators of child abuse and neglect.

               The HMO shall further assure that providers with appropriate expertise and experience in dealing with perpetrators and victims of domestic abuse and incest are utilized in service provision.

          5. COURT-RELATED CHILDREN'S SERVICES----The HMO shall be liable for the cost of providing assessments under the Children's Code,
               S. 48.295, Wis. Stats., and shall be responsible for reimbursing for the provision of medically necessary treatment if unable to itself provide for such treatment ordered by a juvenile court. The medical necessity of court-ordered evaluation and treatment is assumed to be established and the HMO may be allowed to provide the care through its network, if at all possible. The HMO may not withhold or limit services unless or until the court has agreed.

          6. COURT-RELATED SUBSTANCE ABUSE SERVICES----The HMO shall be liable for the cost of providing medically necessary substance abuse treatment, as long as the treatment occurs in an HMO-approved facility or by an HMO-approved provider ordered in the subject's Driver Safety Plan, pursuant to Chapter 343, Wis. Stats., and HFS 62 of the Wis. Administrative Code. The medical necessity of services specified in this plan is assumed to be established, and the HMO shall provide those services unless the assessment agency agrees to amend the enrollee's Driver Safety Plan. This is not meant to require HMO coverage of substance abuse educational programs, or the initial assessment used to develop the Driver Safety Plan. Necessary HMO referrals or treatment authorizations by providers must be furnished promptly. It is expected that no more than five days will elapse between receipt of a written request by an HMO and the issuance of a referral or authorization for treatment. Such referral or authorization, once determined to be medically necessary, will be retroactive to the date of the request. After the 5th day, an assumption will exist that an authorization has been made until such time as the HMO responds in writing.

          7. EMERGENCY CARE COVERAGE----The HMO shall be liable for the cost of all mental health/substance abuse treatment, including involuntary commitment or stipulated voluntary commitment provided by non-HMO providers to HMO enrollees where the time required to obtain such treatment at the HMO's facilities, or the facilities of a provider

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                                     -121-
               with which the HMO has arrangements, would have risked permanent damage to the enrollee's health or safety, or the health or safety of others. The extent of the HMO's liability for appropriate emergency treatment shall be the current Medicaid fee-for-service rate for such treatment. Where appropriate emergency treatment is provided by a non-HMO provider to an HMO enrollee, the non-HMO provider must notify the HMO within three business days of the initiation of service excluding weekends and holidays. The HMO is liable for the cost of the first 72 hours of care. Upon notification within 72 hours the HMO shall be responsible for payment of the first three business days, plus any intervening weekend days and/or holidays. The HMO is responsible for payment of additional care only if given the opportunity to provide such care. Such referral or authorization, is medically necessary, and will be retroactive to the date of the request. After the 5th day following the date of request, an assumption will exist that an authorization has been made until such time as the HMO responds in writing.

               In addition, the HMO shall be liable for the provision of crisis intervention benefit. To the extent that counties provide the crisis intervention service, the HMO will be liable to the extent that FFS would pay except where contractual arrangements include the crisis intervention service. The crisis intervention provider must inform the HMO within twenty-four hours of initiation of treatment care if the enrollee is stabilized. The HMO has the option to transfer care in-plan or authorize the county's crisis intervention provider to continue to provide the care. Other provisions proposed by county human service agencies relating to emergency care may be covered in the MOU and required if both parties agree.

          8. COURT-RELATED COMMITMENT COVERAGE----If services are provided in an HMO facility, or approved by the HMO for provision in a non-contracted facility, the HMO shall be financially liable for the enrollee's court ordered assessment and/or treatment where an HMO enrollee is defending him/herself or a member of his/her Medicaid/BadgerCare case against a mental disability or substance abuse commitment.

          9. INSTITUTIONALIZED CHILDREN, COVERAGE REQUIRED----If inpatient or institutional services are provided in an HMO facility, or approved by the HMO for provision in a non-contracted facility, the HMO shall be financially liable for all children enrolled under this Contract for the entire period for which capitation is paid. The HMO remains financially liable for the entire period a capitation is paid even if the child's medical status code changes , or the child's relationship to the original AFDC case changes.

          10. EXEMPTION PRIVILEGE DEFINED----For Medicaid/BadgerCare enrollees who are eligible for HMO enrollment under the terms of Article IV of this Contract, and who are thought to meet one or more of the criteria in 11 a-d of this addendum, the AFDC/BadgerCare case head shall be given the option of enrolling the enrollee who meets one or more criteria in an HMO or applying to have the affected person remain in the Medicaid FFS system. The same privilege applies to HMO enrollees who are identified after enrollment as meeting one or more of the criteria described in 11 a-d of this

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                                     -122-
               addendum. The AFDC/BadgerCare case head shall be given the option of having the affected person remain in the HMO or applying to be exempted at any point during the terms of this Contract. Where the conditions in requirement 11 a-d of this addendum might apply, the HMO, upon confirmation of this, shall promptly inform the AFDC/BadgerCare case heads of their options as described above. Beyond the obligation to inform, the HMO shall not counsel or otherwise influence an enrollee or potential enrollee in such a way as to encourage exemption from enrollment or continued enrollment. The Department, the local boards, and the county social service departments may notify enrollees or potential enrollees of their options independently where such notification is deemed appropriate. County Birth to Three programs may apply, on behalf of enrollees, for exemption for children who are thought to meet the criteria in 11 (d) of this addendum.

          11. CRITERIA FOR EXEMPTION----The HMO shall not be liable, at the point in time commencing with the month for which the ` enrollee's voluntary exemption becomes effective, except as provided in 9 above, for providing contract services to Medicaid/BadgerCare cases in which there is an HMO enrollee who meets one or more of the following criteria as provided in requirement 11 of this addendum:

               a. a person with recurrent or persistent psychosis and/or a major disruption in mood, cognition or perception;

               b. a child from birth through two years of age (i.e., including 2 year olds), who is severely developmentally disabled or suspected of a severe developmental delay, or who is admitted to a 0-3 program;

               c. a person participating in a methadone treatment program, or who has been determined to need methadone treatment unless the person declines to receive such treatment;

               d. a person who has extensive non-medical programming needs which the 51.42, 51.437, and social/human services system are typically best equipped to provide or coordinate.

          12. DISPUTE RESOLUTION----The Department shall be the sole arbitrator of disputes concerning the criteria described in 11 a - d of this addendum and all other requirements of this addendum and of disputes arising out of MOUs negotiated. A local board, county social or human service department, recipient, or advocate for an enrollee, may request a review of complaints regarding denial of access to medically necessary Medicaid-covered services after they have utilized the HMO dispute resolution process. The Department shall review the complaint and make a final determination. The Department will accept written comments from all parties to the dispute prior to making a decision. Failure to pay providers promptly within 30 days for properly referred care will be considered as a denial of access to such care. Where a Departmental ruling is invoked in any dispute relating to the terms of this addendum, the Department's decision shall be communicated to the

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                                     -123-

               HMO, and when appropriate, to the 51.42, 51.437, or 46.23 Board and/or to the county social service or human service department, in writing and within 30 days of receipt of the request. The HMO shall abide by all decisions of the Department.

          13. LIVING IN A PUBLIC INSTITUTION----The HMO shall be liable for the cost of providing all medically necessary services to enrollees who are living in a public institution as defined in Article I, during the month in which they first enter the public institution. Enrollees who remain in a public institution after the last day of the month are no longer eligible for Medical Assistance/BadgerCare and HMOs are not liable for providing care after the end of the first month.

          14. TRANSFER FROM A PUBLIC INSTITUTION TO A MEDICAL FACILITY----Enrollees who are living in a public institution and go directly from the public institution to a medical facility, court ordered or voluntarily, are no longer living in a public institution and remain eligible for Medicaid/BadgerCare. The HMO shall be responsible for reimbursing for the provision of medically necessary treatment if treatment is at the HMO's facilities, or if unable to itself provide for such treatment.

          15. TRANSPORTATION FOLLOWING EMERGENCY DETENTION----The HMO shall be liable for the provision of medical transportation to an HMO-affiliated provider when the enrollee is under emergency detention or commitment and the HMO requires the enrollee to be moved to a participating provider, provided the transfer can be made safely. If a transfer requires a secured environment by local law enforcement officials, i.e., Sheriff Department, Police Department, etc., the HMO shall not be liable for the cost of transfer. Nothing precludes the HMO from entering into an MOU or agreement with local law enforcement agencies or with county agencies for such transfer.

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                                     -124-

                                  ADDENDUM III
                                    (DELETED)

                  RISK-SHARING FOR INPATIENT HOSPITAL SERVICES



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                                     -125-

                                   ADDENDUM IV

                    CONTRACT SPECIFIED REPORTING REQUIREMENTS

     PART A. REPORTS AND DUE DATES

  DUE                                                    REPORTING
 DATE*            TYPE OF REPORT                          PERIOD                  DUE TO         REPORT FORMAT      REPORTING UNIT
 -----            --------------                         ---------                ------         -------------      --------------
 Within 15    Affirmative Action Plan                 Contract period          Managed Care
 days of
 contract
 signing

 Within 30    Disclosure Statements                     As of present           Managed Care
 days of                                                    time
 contract
 signing

YEAR 2002

Jan 1        Encounter Data File (AFDC/HS &              Dec., 2001              EDS-MEDS       Electronic Media       Encounter
             BC)

Jan 15       Dental Utilization Data **                Oct - Dec, 2001         Managed Care        Hardcopy             Dental
                                                                                                                      Preventive
                                                                                                                       Encounter

Feb 1        Encounter Data File (AFDC/HS & BC)          Jan., 2002              EDS-MEDS       Electronic Media       Encounter


Feb 1        AIDS/Ventilator Dependent                 Oct - Dec, 2001             EDS          Hardcopy & Disc       HMO Service
             (AFDC/HS & BC)                                                                                              Area

Feb 7        Abortions/Sterilization/Hysterectomi      Oct - Dec, 2001             EDS             Hardcopy           Entire HMO
             es (AFDC/HS & BC)

Feb 15       Federally Qualified Health Centers        Oct - Dec, 2001         Managed Care     Hardcopy - no         By FQHC/RHC
             & Rural Health Centers (AFDC/HS &                                                      form
             BC)

Feb 15       Formal/Informal Grievance                 Oct - Dec, 2001         Managed Care       Hardcopy            Entire HMO
             Experience Summary report
             (AFDC/HS & BC)

Feb 15       Coordination of Benefits Report           Oct - Dec, 2001             EDS            Hardcopy            Entire HMO
             (AFDC/HS & BC)

Mar 1        Encounter Data File AFDC/HS and             Feb., 2002              EDS-MEDS      Electronic Media        Encounter
             BC)

Mar 1        ***Physician Incentive Plan -            Jan - Dec, 2001         Managed Care        Hardcopy            Entire HMO
             Disclosure Form (AFDC/HS & BC)

Apr 1        Encounter Data File (AFDC/HS &              March 2002             EDS -MEDS      Electronic Media        Encounter
             BC)

Apr 15       Dental Utilization Data **                Jan - Mar 2002         Managed Care        Hardcopy              Dental
                                                                                                                      Preventive
                                                                                                                      Encounter

Apr 30       Formal/Informal Grievance                Jan - Mar, 2002         Managed Care        Hardcopy             Entire HMO
             Experience Summary report
             (AFDC/HS & BC)

May 1        Neonatal ICU Patient Care Data           Jan - Dec, 2001             EDS             Hardcopy               HMO By
             (AFDC/HS & BC)                                                                                              County

May 1        Encounter Data File (AFDC/HS & BC)       Jan - Apr, 2002          EDS-MEDS        Electronic Media         Encounter


May 1        AIDS/Ventilator Dependent                Jan - Mar, 2002             EDS          Hardcopy & Disc         HMO Service
             (AFDC/HS & BC)                                                                                               Area

May 7        Abortion/Sterilization/Hysterectomies    Jan - Mar, 2002             EDS              Hardcopy            Entire HMO
             (AFDC/HS & BC)


 DUE             CONTRACT
 DATE*           REFERENCE
 -----           ---------
 Within 15      Art. III, P
 days of
 contract
 signing

 Within 30       Add. I, V
 days of
 contract
 signing

YEAR 2002

Jan 1           Art. VI, B;
                Add. IV, B

Jan 15        Art. III, B, 8 d



Feb 1           Art. VI, B;
                Add. IV, B

Feb 1           Art. V, K;
                Add. IV, D

Feb 7           Art. VI, E


Feb 15         Art. III, FF



Feb 15       Art VIII, A. 10-11;
                  Add. XXI


Feb 15         Art. VI, B.1;
             Art V, H; Add. VI

Mar 1           Art. VI, B;
                Add IV, B

Mar 1          Art. III, HH


Apr 1           Art. VI, B;
                Add IV, B

Apr 15       Art. III, B, 8 d



Apr 30       Art. VIII, A. 10-11;
                Art. VIII, E;
                 Add. XXI

May 1           Art. V, E
                Add. XIX

May 1          Art. VI, B;
               Add. IV, B

May 1          Art. V, J
               dd. IV, D

May 7          Art. VI, E

HMO Contract for January 1, 2002 - December 31, 2003

 DUE                                                    REPORTING
DATE*                  TYPE OF REPORT                    PERIOD             DUE TO        REPORT FORMAT      REPORTING UNIT
-----                  --------------                   ---------           ------        -------------      --------------
May 15        Federally Qualified Health Centers      Jan - Mar, 2002     Managed Care    Hardcopy - no        By FQHC/RHC
              & Rural Health Centers (AFDC/HS &                                                form
              BC)
May 15        Coordination of Benefits Report         Jan - Mar, 2002         EDS            Hardcopy           Entire HMO
              (AFDC/HS & BC)
Jun 1         Encounter File (AFDC/HS & BC)              May, 2002          EDS-MEDS     Electronic Media       Encounter

Jul 1         Encounter File (AFDC/HS & BC)              Jun, 2002          EDS-MEDS     Electronic Media       Encounter

Jul 15        Dental Utilization Data                  Mar - Jun 2002     Managed Care       Hardcopy             Dental
                                                                                                                Preventive
                                                                                                                Encounter
Jul 30        Formal/Informal Grievance               Apr - Jun, 2002     Managed Care       Hardcopy           Entire HMO
              Experience Summary report
              (AFDC/HS & BC)
Aug 1         AIDS/Ventilator Dependent               Apr - Jun, 2002         EDS        Hardcopy & Disc       HMO Service
              (AFDC/HS & BC)                                                                                       Area
Aug 1         Encounter File (AFDC/HS & BC)              Jul, 2002          EDS-MEDS     Electronic Media       Encounter

Aug 7         Abortions/Sterilization/                Apr - Jun, 2002         EDS            Hardcopy           Entire HMO
              Hysterectomies (AFDC/HS & BC)
Aug 15        Federally Qualified Health Centers      Apr - Jun, 2002     Managed Care    Hardcopy - no        By FQHC/RHC
              & Rural Health Centers (AFDC/HS &                                                form
              BC)
Aug 15        Coordination of Benefits Report         Apr - Jun, 2002         EDS            Hardcopy           Entire HMO
              (AFDC/HS & BC)
Sept 1        Encounter File (AFDC/HS & BC)              Aug, 2002          EDS-MEDS     Electronic Media       Encounter

Sept 1        Birth Cost Reporting (AFDC/HS &         Jan - Dec, 2001     Managed Care       Hardcopy           Entire HMO
              BC)
Oct 1         Targeted Performance Improvement        Jan - Dec, 2001     Managed Care   Electronic Media          Per
              Measures (AFDC/HS & BC)                                                                            Project
Oct 1         Performance Improvement Projects        Jan - Dec, 2001     Managed Care       Hardcopy        Per Improvement
              (AFDC/HS & BC)                                                                                     Project
Oct 1         Encounter File (AFDC/HS & BC)              Sep, 2002          EDS-MEDS     Electronic Media       Encounter

Oct 15        Dental Utilization Data                  Jul - Sep 2002     Managed Care       Hardcopy             Dental
                                                                                                                Preventive
                                                                                                                Encounter
Oct 30        Formal/Informal Grievance               Jul - Sep, 2002     Managed Care       Hardcopy           Entire HMO
              Experience Summary report
              (AFDC/HS & BC)
Nov 1         AIDS/Ventilator Dependent               Jul - Sep, 2002         EDS        Hardcopy & Disc       HMO Service
              (AFDC/HS & BC)                                                                                       Area
Nov 1         ***Physician Incentive Plan              Jan - Dec 2001     Managed Care       Hardcopy           Entire HMO
              Provider Risk Survey Report
Nov 1         Encounter File (AFDC/HS & BC)              Oct, 2002          EDS-MEDS     Electronic Media       Encounter

Nov 7         Abortions/Sterilization/                Jul - Sep, 2002         EDS            Hardcopy           Entire HMO
              Hysterectomies (AFDC/HS & BC)
Nov 15        Federally Qualified Health Centers      Jul - Sep, 2002     Managed Care    Hardcopy - no        By FQHC/RHC
              & Rural Health Centers (AFDC/HS &                                                form
              BC)
Nov 15        Coordination of Benefits Report         Jul - Sep, 2002         EDS            Hardcopy           Entire HMO
              (AFDC/HS & BC)

 DUE                CONTRACT
DATE*               REFERENCE
-----               ---------
May 15             Art. III, FF


May 15              Art. V, H;
                     Add. VI
Jun 1              Art. VI, B;
                    Add. IV, B
Jul 1              Art. VI, B;
                    Add. IV, B
Jul 15           Art. III, B, 8 d


Jul 30         Art. VIII, A. 10-11;
                  Art. VIII, E;
                     Add. XXI
Aug 1               Art. V, J;
                    Add. IV, D
Aug 1              Art. VI, B;
                    Add. IV, B
Aug 7               Art. VI, E

Aug 15             Art. III, FF


Aug 15              Art. V, H;
                     Add. VI
Sept 1             Art. VI, B;
                    Add. IV, B
Sept 1            Art. VI, B. 4;
                    Add. XXIII
Oct 1            Art. III, W 13;
                     Add. XVI
Oct 1            Art. III, W 13;
                   Add. XV, XVI
Oct 1              Art. VI, B;
                    Add. IV, B
Oct 15          Art. III, B, 8 d.


Oct 30         Art. VIII, A. 10-11;
                   Art.VIII, E;
                     Add. XXI
Nov 1               Art. V, J;
                    Add. IV, D
Nov 1              Art. III, HH

Nov 1              Art. VI, B;
                    Add. IV, B
Nov 7               Art. VI, E

Nov 15             Art. III, FF


Nov 15              Art. V, H;
                     Add. VI

HMO Contract for January 1, 2002 - December 31, 2003

 DUE                                                    REPORTING
DATE*           TYPE OF REPORT                            PERIOD              DUE TO         REPORT FORMAT       REPORTING UNIT
-----           --------------                          ---------             ------         -------------       --------------
Dec 1           Encounter File (AFDC/HS & BC)           Nov, 2002            EDS-MEDS       Electronic Media       Encounter

YEAR 2003
Jan 1           Encounter File (AFDC/HS & BC)           Dec, 2002            EDS-MEDS       Electronic Media       Encounter

Jan 15          Dental Utilization Data               Oct - Dec 2002       Managed Care         Hardcopy             Dental
                                                                                                                   Preventive
                                                                                                                   Encounter
Jan 30          Formal/Informal Grievance            Oct - Dec, 2002       Managed Care         Hardcopy           Entire HMO
                Experience Summary report
                (AFDC/HS & BC)
Jan 31          Provider List on Tape                 Dec. 31, 2002        Managed Care           Disc            HMO Service
                                                                                                                      Area
Feb 1           AIDS/Ventilator Dependent            Oct - Dec, 2002           EDS          Hardcopy & Disc       HMO Service
                (AFDC/HS & BC)                                                                                        Area
Feb 1           Encounter File (AFDC/HS & BC)           Jan, 2003            EDS-MEDS       Electronic Media       Encounter

Feb 7           Abortions/Sterilization/             Oct - Dec, 2002           EDS              Hardcopy           Entire HMO
                Hysterectomies (AFDC/HS & BC)
Feb 15          Federally Qualified Health Centers   Oct - Dec, 2002       Managed Care      Hardcopy - no        By FQHC/RHC
                & Rural Health Centers (AFDC/HS &                                                 form
                BC)
Feb 15          Coordination of Benefits Report      Oct - Dec, 2002           EDS              Hardcopy           Entire HMO
                (AFDC/HS & BC)
Mar 1           ***Physician Incentive Disclosure    Jan - Dec, 2002       Managed Care         Hardcopy           Entire HMO
                Form (AFDC/HS & BC)
Mar 1           Encounter File (AFDC/HS & BC)           Feb, 2003            EDS-MEDS       Electronic File        Encounter

Apr 1           Encounter File (AFDC/HS & BC)           Mar, 2003            EDS-MEDS       Electronic File        Encounter

Apr 15          Dental Utilization Data               Jan - Mar 2003       Managed Care         Hardcopy             Dental
                                                                                                                   Preventive
                                                                                                                   Encounter
Apr 30          Formal/Informal Grievance            Jan - Mar, 2003       Managed Care         Hardcopy           Entire HMO
                Experience Summary report
                (AFDC/HS & BC)
May 1           Neonatal ICU Patient Care Data       Jan - Dec, 2002           EDS              Hardcopy             HMO By
                (AFDC/HS & BC)                                                                                       County
May 1           Encounter File (AFDC/HS & BC)           Apr, 2003            EDS-MEDS       Electronic File        Encounter

May 1           AIDS/Ventilator Dependent            Jan - Mar, 2003           EDS          Hardcopy & Disc       HMO Service
                (AFDC/HS & BC)                                                                                        Area
May 7           Abortions/Sterilization/             Jan - Mar, 2003           EDS              Hardcopy           Entire HMO
                Hysterectomies (AFDC/HS & BC)
May 15          Federally Qualified Health Centers   Jan - Mar, 2003       Managed Care      Hardcopy - no        By FQHC/RHC
                & Rural Health Centers (AFDC/HS &                                                 form
                BC)
May 15          Coordination of Benefits Report      Jan - Mar, 2003           EDS              Hardcopy           Entire HMO
                (AFDC/HS & BC)
Jun 1           Encounter File (AFDC/HS & BC)           May, 2003            EDS-MEDS       Electronic File        Encounter

Jul 1           ***Physician Incentive Plan           Jan - Dec 2002       Managed Care         Hardcopy           Entire HMO
                Provider Risk (AFDC/HS and BC)
Jul 1           Encounter File (AFDC/HS & BC)           Aug, 2003            EDS-MEDS       Electronic File        Encounter


 DUE                  CONTRACT
DATE*                 REFERENCE
-----                 ---------
Dec 1                Art. VI, B;
                      Add. IV, B
YEAR 2003
Jan 1                Art. VI, B;
                      Add. IV, B
Jan 15            Art. III, B, 8 d.


Jan 30           Art. VIII, A. 10-11;
                    Art. VIII, E;
                       Add. XXI
Jan 31                Add. IV, C

Feb 1                 Art. V, J;
                      Add. IV, D
Feb 1                Art. VI, B;
                      Add. IV, B
Feb 7                 Art. VI, E

Feb 15               Art. III, FF


Feb 15                Art. V, H;
                       Add. VI
Mar 1                Art. III, HH

Mar 1                Art. VI, B;
                      Add. IV, B
Apr 1                Art. VI, B;
                      Add. IV, B
Apr 15            Art. III, B, 8 d.


Apr 30           Art. VIII, A. 10-11;
                    Art. VIII, E;
                       Add. XXI
May 1                 Art. V, E;
                       Add. XIX
May 1                Art. VI, B;
                      Add. IV, B
May 1                 Art. V, J;
                      Add. IV, D
May 7                 Art. VI, E

May 15               Art. III, FF


May 15                Art. V, H;
                       Add. VI
Jun 1                Art. VI, B;
                      Add. IV, B
Jul 1                Art. III, HH

Jul 1                Art. VI, B;
                      Add. IV, B

HMO Contract for January 1, 2002 - December 31, 2003

 DUE                                                     REPORTING
DATE*           TYPE OF REPORT                            PERIOD               DUE TO         REPORT FORMAT       REPORTING UNIT
-----           --------------                           ---------             ------         -------------       --------------
Jul 15          Dental Utilization Data               Apr - Jun 2003        Managed Care         Hardcopy             Dental
                                                                                                                    Preventive
                                                                                                                    Encounter
Jul 30          Formal/Informal Grievance            Apr - Jun, 2003        Managed Care         Hardcopy           Entire HMO
                Experience Summary report
                (AFDC/HS & BC)
Aug 1           AIDS/Ventilator Dependent            Apr - Jun, 2003            EDS          Hardcopy & Disc       HMO Service
                (AFDC/HS & BC)                                                                                         Area
Aug 1           Encounter File (AFDC/HS & BC)           Jul, 2003             EDS-MEDS       Electronic File        Encounter

Aug 7           Abortions/Sterilization/             Apr - Jun, 2003            EDS              Hardcopy           Entire HMO
                Hysterectomies (AFDC/HS & BC)
Aug 15          Federally Qualified Health Centers   Apr - Jun, 2003        Managed Care      Hardcopy - no        By FQHC/RHC
                & Rural Health Centers (AFDC/HS &                                                  form
                BC)
Aug 15          Coordination of Benefits Report      Apr - Jun, 2003            EDS              Hardcopy           Entire HMO
                (AFDC/HS & BC)
Sep 1           Birth Cost Reporting (AFDC/HS &      Jan - Dec, 2002        Managed Care         Hardcopy           Entire HMO
                BC)
Sep 1           Encounter File (AFDC/HS & BC)           Aug, 2003             EDS-MEDS       Electronic File        Encounter

Oct 1           Performance Improvement Projects     Jan - Dec, 2002        Managed Care         Hardcopy        Per Improvement
                (AFDC/HS & BC)                                                                                       Project
Oct 1           Encounter File (AFDC/HS & BC)           Sep, 2003             EDS-MEDS       Electronic File        Encounter

Oct 15          Dental Encounter Data                Jul - Sep, 2003        Managed Care         Hardcopy             Dental
                                                                                                                    Preventive
                                                                                                                    Encounter
Oct 30          Formal/Informal Grievance            Jul - Sep, 2003        Managed Care         Hardcopy           Entire HMO
                Experience Summary report
                (AFDC/HS & BC)
Nov 1           AIDS/Ventilator Dependent            Jul - Sep, 2003            EDS          Hardcopy & Disc       HMO Service
                (AFDC/HS & BC)                                                                                         Area
Nov 1           Encounter File (AFDC/HS & BC)           Oct, 2003             EDS-MEDS       Electronic File        Entire HMO

Nov 7           Abortions/Sterilization/             Jul - Sep, 2003            EDS              Hardcopy           Entire HMO
                Hysterectomies (AFDC/HS & BC)
Nov 15          Federally Qualified Health Centers   Jul - Sep, 2003        Managed Care      Hardcopy - no        By FQHC/RHC
                & Rural Health Centers (AFDC/HS &                                                  form
                BC)
Nov 15          Coordination of Benefits Report      Jul - Sep, 2003            EDS              Hardcopy           Entire HMO
                (AFDC/HS & BC)
Dec 1           Encounter File (AFDC/HS & BC)           Nov, 2003             EDS-MEDS       Electronic File        Encounter


 DUE                  CONTRACT
DATE*                 REFERENCE
-----                 ---------
Jul 15            Art. III, B, 8 d


Jul 30          Art. VIII, A. 10-11;
                   Art. VIII, E;
                      Add. XXI
Aug 1                Art. V, J;
                     Add. IV, D
Aug 1               Art. VI, B;
                     Add. IV, B
Aug 7                Art. VI, E

Aug 15              Art. III, FF


Aug 15               Art. V, H;
                      Add. VI
Sep 1              Art. VI, B 4;
                     Add. XXIII
Sep 1               Art. VI, B;
                     Add. IV, B
Oct 1             Art. III, W 13;
                    Add. XV, XVI
Oct 1               Art. VI, B;
                     Add. IV, B
Oct 15            Art III, B, 8 d.


Oct 30          Art. VIII, A. 10-11;
                   Art. VIII, E;
                      Add. XXI
Nov 1                Art. V, J;
                     Add. IV, D
Nov 1               Art. VI, B;
                      Add. IV
Nov 7                Art. VI, E

Nov 15              Art. III, FF


Nov 15               Art. V, H;
                      Add. VI
Dec 1               Art. VI, B;
                     Add. IV, B

Any reports that are due on a weekend or holiday are due the following workday.

** Only HMOs who are certified to provide dental are required to submit preventive dental encounter data for the service areas in which the HMO is certified to provide dental.

  REPORT MAILING    EDS-MEDS                          Bureau of Managed Care Programs          EDS
         ADDRESS:   10 E. Doty Street, Suite 200      P.O. Box 309                             6406 Bridge Road
                    Madison, WI  53703                Madison, WI  53701-0309                  Madison WI  53713

*** This report is due only for HMOs with substantial financial risk as shown in the PIP Disclosure Form for the reporting period. Surveys must include enrollees and disenrollees.


HMO Contract for January 1, 2002 - December 31, 2003

PART B.        WISCONSIN MEDICAID/BADGERCARE HMO SUMMARY AND
               ENCOUNTER DATA SET

          Encounter Data Reporting

          1. All HMOs that contract with the Wisconsin Department of Health and Family Services (DHFS) to provide Medicaid services must submit monthly encounter data files according to the specifications and submission protocols published in the Wisconsin Medicaid HMO Encounter Data User Manual.

          2. Encounter data should be reported using the following specifications:

               a. The rules governing the level of detail when reporting encounters should be those rules established by the following classification schemes: ICD-9-CM (or ICD-10-CM) diagnosis codes and procedure codes CPT procedure codes (HCPCS level I codes), level II HCPCS codes, level III HCPCS codes, National Drug Codes (NDC), CDT-2 codes, Hospital revenue codes for inpatient and outpatient hospital services, and hospital inpatient Diagnostic Related Group
                    (DRG) codes.

                    Multiple encounters can occur between a single provider and a single recipient on a day. For example, if a physician provides a limited office visit, administers an immunization, and takes a chest x-ray, and the provider submits a claim or report specifically identifying all three services, then there are three encounters, and the HMO will report three encounters to the Wisconsin Medicaid Program.

          Testing Encounter Data

          1. New HMOs must test the encounter data set until the Department is satisfied that the HMO is capable of submitting valid, accurate, and timely encounter data according to the schedule and timetable in this addendum.

          2. Each HMO must specify to the DHFS the name of the primary contact person assigned responsibility for submitting and correcting HMO encounter and utilization data, and a secondary contact person that should be contacted in the event the primary contact person is not available.

          HMO Encounter Technical Workgroup

          1. All HMOs must assign staff to participate in HMO encounter technical workgroup meetings periodically scheduled by the Department. This workgroup's purpose is to enhance the HMO and Medicaid data submission protocols and improve the accuracy and completeness of the data. The HMO encounter technical workgroup is also responsible for planning the implementation of the electronic transaction

HMO Contract for January 1, 2002 - December 31, 2003
               formats mandated by the Health Insurance Portability and Accountability Act (HIPAA).

          Encounter Data Completeness and Accuracy

          1. The Department has established a goal for the encounter data set of 98 percent completeness and accuracy. The HMO encounter technical workgroup will develop the mechanism to achieve this goal by the end of the contract period.

          2. The Department will conduct data validity and completeness audits during the contract period. At least one of these audits will include a review of the HMO's encounter data system and system logic.

          Analysis of Encounter Data

          1. The Department retains the right to analyze encounter data and use it for any purpose it deems necessary. However, the Department will make every effort to ensure that the analysis does not violate the integrity of the reported data submitted by the HMO.

PART C.   PROVIDER LIST ON TAPE

          All HMOs that contract with the Department to provide Medicaid services must submit the provider data requested on the HMO Provider List once per contract period, based on the HMO files as of December 31, 2002. The tape should be submitted by January 31, 2003, according to the schedule in Part A of Addendum IV. This data must be submitted in computer readable format. Data must be included for physicians, dentists, pharmacies, optometrists, transportation providers, hospitals, Substance Abuse and/or mental health providers, and freestanding urgent care centers.

                           PROVIDER DATA RECORD LAYOUT

           FIELD NAME          TYPE        WIDTH       POSITION                              NOTES
           ----------          ----        -----       --------                              -----

a. HMO_ID                      Num         8           1-8          Right justified. This field represents the base
                                                                    HMO Medicaid provider number with the two-digit
                                                                    suffix that indicates an HMO's service area.

b. CTY                         Num         2           9-10         County Code (1-72)

c. PROV_LAST                  Char        13          11-23         Provider's last name

d. PROV_FIRST                 Char        10          24-33         Provider's first name

e. ADDRESS                    Char        26          34-59         Practice address

f. CITY                       Char        18          60-77

g. ZIPCODE                    Char        10          78-87         Left justified


HMO Contract for January 1, 2002 - December 31, 2003

                           PROVIDER DATA RECORD LAYOUT

           FIELD NAME           TYPE       WIDTH       POSITION                             NOTES
           ----------           ----       -----       --------                             -----

h. PROV_ID                      Num        8           88-95        Provider's Medicaid ID number

i. PROV_TYPE                    Char       2           96-97        Provider type

j. SPEC                         Char       3           98-100       Provider's specialty

k. CLINIC_AFFIL                 Char       26          101-126      Clinic affiliation

l. IPA_AFFIL                    Char       26          127-152      IPA affiliation

m. #MAX_PAT                     Num        4           153-156      If you assign Medicaid patients to this provider,
                                                                    what number is currently assigned?

n. MAX                          Char       1           157          Is this provider taking more Medicaid patients?
                                                                    (Y = Yes, N = No)

To help provide this information, HMOs are encouraged to refer to the monthly file of Medicaid-certified providers that they receive.

HMOs must enter data in field m. #MAX_PAT for primary care physicians, dentists, Substance Abuse and mental health providers. If HMOs do not assign enrollees to other provider types (for example, pharmacies), they do not make entries here.

For providers who practice in more than one location, the HMOs must list all of the information for each location.

The HMO must provide the address where the provider practices, not a billing address or a post office address.

In a memo that accompanies the provider list, the HMO must identify the name and phone number of a contact person for this tape.



















HMO Contract for January 1, 2002 - December 31, 2003

            PART D: AIDS AND VENTILATOR DEPENDENT ENROLLEE QUARTERLY
                                     REPORTS


     AIDS COST SUMMARY

HMO NAME:
         ----------------------------------

REPORT PERIOD:
              -----------------------------

NUMBER OF CASES REPORTED:
                         ------------------


      CATEGORY OF SERVICE                      AMOUNT BILLED                           AMOUNT PAID
      -------------------                      -------------                           -----------
  Inpatient

  Outpatient

  Physician

  Pharmacy

  All Other

  TOTAL


     VENTILATOR COST SUMMARY

HMO NAME:
         ----------------------------------

REPORT PERIOD:
              -----------------------------

NUMBER OF CASES REPORTED:
                         ------------------

      CATEGORY OF SERVICE                      AMOUNT BILLED                           AMOUNT PAID
      -------------------                      -------------                           -----------
  Inpatient

  Outpatient

  Physician

  Pharmacy

  All Other

  TOTAL



HMO Contract for January 1, 2002 - December 31, 2003

                   AIDS AND VENTILATOR DEPENDENT DETAIL REPORT


The detail report must be provided on disk and must be in the following layout:

             FIELD NAME            TYPE        WIDTH      DEC     POSITION      EXPLANATION
             ----------            ----        -----      ---     --------      -----------
1            HMO_ID                Num         8          0       1-8           Right justified (HMO Service
                                                                                Area Provider Number)

2            MA_ID                 Num         10         0       9-18          Recipient Medicaid ID

3            LNAME                 Char        13                 19-31         Recipient Last Name - Left
                                                                                justified

4            FNAME                 Char        10                 32-41         Recipient First Name - Left
                                                                                justified

5            ELIG_CODE             Char        1                  42            A = AIDS;
                                                                                N = NICU vent dependent;
                                                                                V = Vent dependent, non-NICU

6            DOB                   Date        8                  43-50         mmddyyyy

7            SEX                   Char        1                  51            F or M

8            PROV_ID               Num         8          0       52-59         Medicaid Provider Number

9            FROM_DATE             Date        8                  60-67         mmddyyyy

10           TO_DATE               Date        8                  68-75         mmddyyyy

11           DIAG_1                Char        5                  76-80         Left justified, ICD-9, implied
                                                                                decimal

12           DIAG_2                Char        5                  81-85         Left justified, ICD-9, implied
                                                                                decimal

13           QTY                   Num         4          0       86-89         Right justified (do not zero fill)

14           PROC_CODE             Char        5                  90-94         Left justified, CPT-4, UB92

15           PROC_DESC             Char        10                 95-104

16           DRUG_CODE             Num         11         0       105-115       National drug code

17           AMT_BILL              Num         9          2       116-124       Include decimal (do not zero fill)

18           AMT-PAID              Num         9          2       125-133       Include decimal (do not zero fill)

19           ADMIT_DATE            Date        8                  134-141       Hospital admission date:
                                                                                mmddyyyy

20           DIS_DATE              Date        8                  142-149       Hospital discharge date:
                                                                                mmddyyyy



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                                     -134-

                                   ADDENDUM V

                       STANDARD ENROLLEE HANDBOOK LANGUAGE


INTERPRETER SERVICES

English - For help to translate or understand this, please call [1-800-xxx-xxxx]
          (TTY).

Spanish - Si necesita ayuda para traducir o entender este texto, por favor llame al telefono [1-800-xxx-xxxx] (TTY).

Russian - ? ??? ??? ?? ??? ??????? ? ???? ????? ????, ?? ??????? ?? ?????
          ??? [1-800-xxx-xxx] (?? Y).

Hmong - Yog xav tau kev pab txhais cov ntaub ntawv no kom koj totaub, hu rau [1-800-xxx-xxxx] (TTY).

Laotian - GRNJV-J;P.ODKOCX S]NG0QK.9GONVSK.OOUF DTI5OK3MITLA[SK
          [1-800-xxx-xxxx] (TTY).

Interpreter services are provided free of charge to you.

IMPORTANT [HMO NAME] PHONE NUMBERS

Customer Service                    [1-800-xxx-xxxx]          [Hours/Days Available]

Emergency Number                    [1-800-xxx-xxxx]          Call 24 hours a day, 7 days a week

TDD/TTY                             [1-800-xxx-xxxx]


WELCOME

Welcome to [HMO NAME]. As a member of [HMO NAME], you will receive all your health care from [HMO NAME] doctors, hospitals, and pharmacies. See [HMO NAME] Provider Directory for a list of these providers. You may also call our Customer Service Department at [1-800-xxx-xxxx]. Providers not accepting new patients are marked in the Provider Directory.

YOUR FORWARD ID CARD

Always carry your Forward ID card with you, and show it every time you get care. You may have problems getting care or prescriptions if you do not have your card with you. Also bring any other health insurance cards you may have.


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                                     -135-

PRIMARY CARE PHYSICIAN (PCP)

It is important to call your primary care physician (PCP) first when you need care. This doctor will manage all your health care. If you think you need to see another doctor, or a specialist, ask your PCP. Your PCP will help you decide if you need to see another doctor, and give you a referral. Remember, you must get approval from your PCP before you see another doctor.

You can choose your primary care physician (PCP) from those available (NOTE: For women you may also see a women's health specialist (for example a OB/GYN doctor or a nurse midwife) without a referral, in addition to choosing your PCP).There are HMO doctors who are sensitive to the needs of many cultures. To choose a PCP, or to change to a different PCP, call our Customer Service Department at [1-800-xxx-xxxx].

EMERGENCY CARE

Emergency care is care needed right away. This may be caused by an injury or a sudden illness. Some examples are:

                  Choking                       Severe or unusual bleeding
                  Trouble breathing             Suspected poisoning
                  Serious broken bones          Suspected heart attack
                  Unconsciousness               Suspected stroke
                  Severe burns                  Convulsions
                  Severe pain                   Prolonged or repeated seizures

If you need emergency care, go to a [HMO NAME] provider for help if you can. BUT, if the emergency is severe, go to the nearest provider (hospital, doctor or clinic). You may want to call 911 or your local police or fire department emergency services if the emergency is severe.

If you must go to a [non-HMO NAME] hospital or provider , call [HMO NAME] at [1-800-xxx-xxxx] as soon as you can and tell us what happened. This is important so we can help you get follow up care.

Remember, hospital emergency rooms are for true emergencies only. Call your doctor or our 24-hour emergency number at [1-800-xxx-xxxx] before you go to the emergency room, unless your emergency is severe.

URGENT CARE

Urgent Care is care you need sooner than a routine doctor's visit. Urgent care is not emergency care. Do not go to a hospital emergency room for urgent care unless your doctor tells you to go there. Some examples of urgent care are:




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                                     -136-

                  Most broken bones                  Minor cuts
                  Sprains                            Bruises
                  Non-severe bleeding                Most drug reactions
                  Minor burns

If you need urgent care, call [insert instructions here--call clinic, doctor, 24-hour number, nurse line, etc.] We will tell you where you can get care. You must get urgent care from [HMO NAME] doctors unless you get our approval to see a [non-HMO NAME] doctor. Remember, do not go to a hospital emergency room for urgent care unless you get approval from [HMO NAME] first.

OUT-OF-AREA MEDICAL CARE

Out-of-area means more than 50 miles away from our service area. Our service area is:

HMOs MAY USE A MAP TO EXPLAIN WHAT THE HMO SERVICE AREA IS, MAY LIST MAJOR CITIES, MAJOR CLINICS, OR A COMBINATION THEREOF TO EXPLAIN SERVICE NETWORK.

For help with out-of-area services, call HMO NAME customer service line at 1-800-xxx-xxxx or the enrollment specialist at 1-800-291-2002.

HOW TO GET MEDICAL CARE WHEN YOU ARE AWAY FROM HOME

Follow these rules if you need medical care but are too far away from home to go to your assigned primary care physician (PCP) or clinic.

For severe emergencies, go to the nearest hospital, clinic, or doctor.

For urgent or routine care away from home, you must get approval from us to go to a different doctor, clinic or hospital. This includes children who are spending time away from home with a parent or relative. Call us at [1-800-xxx-xxxx] for approval to go to a different doctor, clinic, or hospital.

PREGNANT WOMEN AND DELIVERIES

You must go to a [HMO NAME] hospital to have your baby. Talk to your [HMO NAME] doctor to make sure you understand which hospital you are to go to when it's time to have your baby.

Also, talk to your doctor if you plan to travel in your last month of pregnancy. Because we want you to have a healthy birth and a good birthing experience, it may not be a good time for you and your unborn child to be traveling. We want you to have a healthy birth and your [HMO Name] doctor knows your history and is the best doctor to help you have a healthy birth. Do not go out of area to have your baby unless you have [HMO NAME] approval.

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                                     -137-

You may also wish to pick a doctor for your child before you give birth. We will be able to help you pick a doctor for your unborn child.

WHEN YOU MAY BE BILLED FOR SERVICES

It is very important to follow the rules when you get medical care so you are not billed for services. You must receive your care from [HMO NAME] providers, hospitals, and pharmacies unless you have our approval. The only exception is for severe emergencies.

IF YOU ARE BILLED

If you receive a bill for services, call our Customer Service Department at [1-800-xxx-xxxx]. You do not have to pay for services that [HMO NAME] is required to provide you.

OTHER INSURANCE

If you have other insurance in addition to [HMO NAME], you must tell your doctor or other provider. Your health care provider must bill your other insurance before billing [HMO NAME]. If your [HMO NAME] doctor does not accept your other insurance, call the HMO Enrollment Specialist at 1-800-291-2002. The Enrollment Specialist can tell you how to match your HMO enrollment with your other insurance so you can use both insurance plans.

SERVICES COVERED BY [HMO NAME]

[HMO NAME] provides all medically necessary covered services. Some services may require a doctor's order or a prior authorization. Covered services include:

o Prescription drugs and certain over-the-counter drugs when ordered by a doctor

o Services by doctors and nurses, including nurse practitioners and nurse midwives

o    Inpatient and outpatient hospital services

o    Laboratory and X-ray services

o HealthCheck for members under 21 years of age, including referral for other medically necessary services

o    Certain podiatrists' (foot doctors) services

o Inpatient care at institutions for mental disease (care for persons 22-64 years of age is not included)



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                                     -138-

o    Optometrists' (eye doctors) or opticians' services, including eyeglasses

o    Mental health treatment

o    Substance abuse (drug and alcohol) services

o    Family planning services and supplies

o    The following services when a doctor gives a written order:

     >>   Prostheses and other corrective support devices

     >>   Hearing aids and other hearing services

     >>   Home health care

     >>   Personal care

     >>   Independent nursing services

     >>   Medical supplies and equipment

     >>   Occupational therapy

     >>   Physical therapy

     >>   Speech therapy

     >>   Respiratory therapy

     >>   Nursing home services

     >>   Medical Nutrition Counseling

     >>   Hospice care

     >> Appropriate transportation to obtain medical care by ambulance or specialized medical vehicles

o Certain dental services (not all dental services are covered) [Eliminate if HMO does not provide dental]

o Certain chiropractic services [Eliminate if HMO does not provide chiropractic]

MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES

[HMO NAME] provides mental health and substance abuse (drug and alcohol) services to all enrollees. If you need these services, call [PCP, gatekeeper, Customer Service, as appropriate].

FAMILY PLANNING SERVICES

We provide confidential family planning services to all enrollees. This includes minors. If you don't want to talk to your primary care doctor about family planning, call our Customer Service Department at [1-800-xxx-xxx]. We will help you choose a [HMO NAME] family planning doctor who is different from your primary care doctor.




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                                     -139-

You can also go to any family planning clinic that will accept your Forward ID card even if the clinic is not part of [HMO NAME]. But we encourage you to receive family planning services from a [HMO NAME] doctor. That way we can better coordinate all your health care.

DENTAL SERVICES

[Note to HMO: Use statement 1. if you provide dental services. Use statement 2. if you do not provide dental services. If you provide dental services in only part of your service area, use both statements and list the appropriate counties with each statement.]

1. [HMO NAME] provides all covered dental services. But you must go to a [HMO NAME] dentist. See the Provider Directory or call the Customer Service Department at [1-800-xxx-xxxx] for the names of our dentists.

2. You may get dental services from any dentist who will accept your Forward ID card. Your dental services are provided by the State, not [HMO NAME]. If you are enrolled in the State dental managed care program, you must get your dental services from that program.

DENTAL EMERGENCY:

A dental emergency is an immediate dental service needed to treat dental pain, swelling, fever, infection, or injury to the teeth.

WHAT TO DO IF YOU OR YOUR CHILD HAS A DENTAL EMERGENCY

1.   If you already have a dentist who is with HMO name:

     >>   Call the dentist's office.

     >>   Identify yourself or your child as having a dental emergency.

     >> Tell the dentist's office what the exact dental problem is. This may be something like a toothache or swollen face. Make sure the office understands that you or your child is having a "dental emergency."

     >> Call us if you need help with transportation to your dental appointment.

2.   If you do not currently have a dentist who is with HMO Name

     >> Call {HMO specific dental gatekeeper or HMO}. Tell us that you/your child is having a dental emergency. We can help you get dental services.

     >>   Tell us if you need a ride to the dentist's office.

     >> Alternative language for HMO's whose dental gatekeeper handles appointment for emergencies. Call HMO NAME if you need help with transportation to the dentist's office. We can help with transportation.

For help with a dental emergency call xxx-xxx-xxxx.

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                                     -140-

CHIROPRACTIC SERVICES

[Note to HMO: Use statement 1. if you provide chiropractic services. Use statement 2. if you do not provide chiropractic services.]

1. [HMO NAME] provides covered chiropractic services. But you must go to a [HMO NAME] chiropractor. See the Provider Directory or call the Customer Service Department at [1-800-xxx-xxxx] for the names of our chiropractors.

2. You may get chiropractic services from any chiropractor who will accept your Forward ID card. Your chiropractic services are provided by the State, not [HMO NAME].

HEALTHCHECK

HealthCheck is a preventive health checkup program for members under the age of
21. The HealthCheck program covers complete health checkups. These checkups are very important for children's health. Your child may look and feel well, yet may have a health problem. Your doctor wants to see your children for regular checkups, not just when they are sick.

The HealthCheck health program has three purposes:

1.   To find and treat children's health problems early,

2. To let you know about the special child health services you can receive, and

3.   To make your children eligible for some health care not otherwise covered.

The HealthCheck program covers the care for any health problems found during the checkup including medical care, eye care and dental care.

The HealthCheck checkup includes:

     >>   a health history

     >>   physical exam

     >>   developmental assessment

     >>   hearing and vision test

     >>   blood and urine lab tests

     >>   complete immunizations (shots)

Children age three and older will be referred to a dentist. You will receive help in choosing and getting to a dentist.

[HMO NAME] will help arrange for transportation for HealthCheck visits. Call our Customer Service Department a [1-800-xxx-xxxx].


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                                     -141-

Ask your child's primary care doctor (PCP) when your child should have his/her next HealthCheck exam or call our Customer Service Department at [1-800-xxx-xxxx] for more information.

TRANSPORTATION

(Note to HMO: Use statement 1. if you arrange transportation for your enrollees. Use statement 2. if you do not arrange transportation for your enrollees. Use statement 3. if you arrange transportation in only part of your service area.)

1. Bus or taxi rides to receive care are arranged by [HMO NAME]. Call our Customer Service Department at [1-800-xxx-xxxx] if you need a ride.

2. Bus or taxi rides to receive care are arranged by your county Department of Social or Human Services Call them for information.

3. Bus or taxi rides to receive care are arranged by [HMO NAME] if you live in [INSERT COUNTIES]. Call our Customer Service Department at [1-800-xxx-xxxx] if you need a ride. If you live in a county that is not listed, please call your county Department of Social or Human Services for information about arranging a ride.

AMBULANCE

[HMO NAME] covers ambulance service for Emergency Care. We may also cover this service at other times, but you must have approval for all non-emergency ambulance trips. Call our Customer Service Department at [1-800-xxx-xxxx] for approval.

SPECIAL MEDICAL VEHICLE (SMV)

[HMO NAME] covers transportation by special vehicle for those in wheelchairs. We may also cover this service for others if your doctor asks for it. Call our Customer Service Department at [1-800-xxx-xxxx] if you need this service.

IF YOU MOVE

If you are planning to move, contact your county Department of Social or Human Services. If you move to a different county, you must also contact the Department of Social or Human Services in your new county to update your eligibility.

If you move out of [HMO NAME'S] service area, call the HMO Enrollment Specialist at 1-800 291-2002. [HMO NAME] will only provide emergency care if you move out of our service area. The Enrollment Specialist will help you choose an HMO that serves your area.




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                                     -142-

HEALTH INSURANCE AFTER YOUR ELIGIBILITY ENDS

You have the right to purchase a private health insurance policy from [HMO NAME] when your eligibility ends. Call our Customer Service Department at [1-800-xxx-xxxx]. If you decide to purchase a policy from us, you have 30 days after the date your eligibility ends to apply.

SECOND MEDICAL OPINION

A second medical opinion on recommended surgeries may be appropriate in some cases. Contact your doctor or our Customer Service Department for information.

HMO EXEMPTIONS

An HMO exemption means you are not required to join an HMO to receive your health care benefits. Most exemptions are granted for only a short period of time so you can complete a course of treatment before you are enrolled in an HMO. If you think you need an exemption from HMO enrollment, call the HMO Enrollment Specialist at 1-800-291-2002 for more information.

LIVING WILL OR POWER OF ATTORNEY FOR HEALTH CARE

You have a right to make decisions about your medical care. You have a right to accept or refuse medical or surgical treatment. You also have the right to plan and direct the types of health care you may receive in the future if you become unable to express your wishes. You can let your doctor know about your feelings by completing a living will or power of attorney for health care form. Contact your doctor for more information.

RIGHT TO MEDICAL RECORDS

You have the right to ask for copies of your medical record from your provider(s). We can help you get copies of these records. Please call [1-800-xxx-xxxx] for help. Please note: You may have to pay to copy your medical record. You also may correct wrong information in your medical records if your doctor agrees to the correction.

[HMO NAME'S] MEMBER ADVOCATE

[HMO NAME] has a Member Advocate to help you get the care you need. The Advocate can answer your questions about getting health care from [HMO NAME]. The Advocate can also help you solve any problems you may have getting health care from [HMO NAME]. You can reach the Advocate at [1-800-xxx-xxxx].

STATE OF WISCONSIN HMO OMBUD PROGRAM

The State has Ombuds who can help you with any questions or problems you have as an HMO member. The Ombuds can tell you how to get the care you need from your HMO. The Ombuds



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                                     -143-
can also help you solve problems or complaints you may have about the HMO Program or your HMO. Call 1-800-760-0001 and ask to speak to an Ombud.

COMPLAINTS

We would like to know if you have a complaint about your care at [HMO NAME]. Please call [HMO NAME'S] Member Advocate at [1-800-xxx-xxxx] if you have a complaint. Or you can write to us at:

                         [HMO name and mailing address]

If you want to talk to someone outside of [HMO NAME] about the problem, call the HMO Enrollment Specialist at 1-800-291-2002. The Enrollment Specialist may be able to help you solve the problem, or can help you write a formal complaint to [HMO NAME] or to the State HMO Program. The address to complain to the State HMO Program is:

                                            EDS
                                            HMO Ombuds
                                            P. O. Box 6470
                                            Madison, WI  53716

We cannot treat you differently than other members because you file a complaint. Your health care benefits will not be affected.

WHEN BENEFITS ARE DENIED (FAIR HEARINGS)

You may appeal to the State if you believe your benefits are unfairly denied, limited, reduced, delayed or stopped by [HMO NAME]. An appeal must be made not later than 45 days after the date of the action being appealed.

To appeal to the State, call the HMO Ombuds at 1-800-760-0001. Or you can write to the HMO Ombuds at:

                                            EDS
                                            HMO Ombuds
                                            P. O. Box 6470
                                            Madison, WI  53716

You have the right to appeal to the State of Wisconsin Division of Hearings and Appeals (DHA) for a Fair Hearing if you believe your benefits are unfairly denied, limited, reduced, delayed or stopped by [HMO NAME]. An appeal must be made no later than 45 days after the date of the action being appealed. If you appeal this action to DHA before the effective date, the service may continue. You may need to pay for the cost of services if the hearing decision is not in your favor.


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                                     -144-

If you want a Fair Hearing, send a written request to:

                                    Department of Administration
                                    Division of Hearings and Appeals
                                    P. O. Box 7875
                                    Madison, WI  53707-7875

The hearing will be held in the county where you live. You have the right to bring a friend or be represented at the hearing. If you need a special arrangement for a disability, or for English language translation, please call
(608) 266-3096 (voice) or (608) 264-9853 (hearing impaired).

We cannot treat you differently than other members because you request a Fair Hearing. Your health care benefits will not be affected.

If you need help writing a request for a Fair Hearing, please call:

           EDS Ombuds                                           1-800-760-0001
                                       or
           HMO Enrollment Specialist                            1-800-291-2002

PHYSICIAN INCENTIVE PLAN

You are entitled to ask if we have special financial arrangements with our physicians that can affect the use of referrals and other services you might need. To get this information, call our Customer Service Department at [1-800-xxx-xxxx] and request information about our physician payment arrangements.

PROVIDER CREDENTIALS

You have the right to information about our providers that includes the provider's education, Board certification and recertification. To get this information, call our Customer Service Department at [1-800-xxx-xxxx].

MEMBER RIGHTS

You have the right to ask for an interpreter and have one provided to you during any Medicaid/BadgerCare covered service.

You have the right to receive the information provided in this member handbook in another language or another format.

You have the right to receive health care services as provided for in Federal and State law. All covered services must be available and accessible to you. When medically appropriate, services must be available 24 hours a day, 7 days a week.


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                                     -145-

You have the right to receive information about treatment options including the right to request a second opinion.

You have the right to make decisions about your health care.

You have the right to be treated with dignity and respect.

You have the right to be free from any form of restraint or seclusion used as a means of force, control, ease or reprisal.

YOUR CIVIL RIGHTS

[HMO NAME] provides covered services to all eligible members regardless of:

o    Age

o    Race

o    Religion

o    Color

o    Disability

o    Sex

o    Sexual Orientation

o    National Origin

o    Marital Status

o    Arrest or Conviction Record

o    Military Participation

All medically necessary covered services are available to all members.

All services are provided in the same manner to all members.

All persons or organizations connected with [HMO Name] who refer or recommend members for services shall do so in the same manner for all members.

Translating or interpreting services are available for those members who need them. This service is free.











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                                     -146-

                                   ADDENDUM VI

                               STATE OF WISCONSIN
                               MEDICAID/BADGERCARE
                     HMO REPORT ON COORDINATION OF BENEFITS


Name of HMO                                  Mailing Address
           -----------------------------                    -------------------

Office Telephone
                ------------------------                    -------------------

Provider Number
               -------------------------                    -------------------


Please designate below the quarter period for which information is given in this report.

____________________________, 20____ through _________________________, 20______


                                  INSTRUCTIONS

For the purposes of this report, an enrollee is any Medicaid recipient listed on the monthly enrollment reports coming from the fiscal agent, and who is an ADD or CONTINUE.

Subrogation may include collections from auto, homeowners, or malpractice insurance, as well as restitution payments from the Division of Corrections. In addition, subrogation should include collections from Workers' Compensation.

Birth costs or delivery costs (e.g., routine delivery and associated hospital charges) are not to be included in this report. Recovery of birth costs are collected through the county agencies.

Coordination of Benefits Reports are to be completed on a calendar quarterly basis.

The report is to be for the entire HMO, aggregating all separate service areas if the HMO has more than one service area.

Please complete and return this report within 45 days of the end of the quarter being reported to:

                                   DHFS - Managed Care Section
                                   P.O. Box 309
                                   Madison, WI 53701-0309

                                   Attn: COB Report from ____________________HMO




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                                     -147-

                                   COB REPORT


The following information is REQUIRED in order to comply with CMS (formerly
HCFA) reporting requirements:

                                 Cost Avoidance

Indicate the dollar amount of the claims you denied as a result of your knowledge of other insurance being available for the enrollee. The provider did not indicate at the time of the claim submission (with an EOB, etc.) that the other insurance was billed prior to submitting the claim to you. Therefore, you denied the claim. Please indicate the dollar amount of these denials.

Amount Cost Avoided:
                    -----------------------------------------------------------

Including claims denied for third party liability.


                   RECOVERIES (POST-PAY BILLING/PAY AND CHASE)

Indicate the dollar amount you recovered as a result of billing an enrollee's other insurance:
                ---------------------------------------------------------------


Subrogation/Worker's
Compensation:
             ------------------------------------------------------------------


Amount of other recoveries (Dollars) This Quarter:
                                                  -----------------------------


     I HEREBY CERTIFY that to the best of my knowledge and belief, the information contained in this report is a correct and complete statement prepared from the records of the HMO, except as noted on the report.



Signed:
       ------------------------------------------------------------------------
                     Original Signature of Director or Administrator

Title:
      -------------------------------------------------------------------------

Date Signed:
            -------------------------------------------------------------------






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                                     -148-

                                  ADDENDUM VII

                                 ACTUARIAL BASIS















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                                     -149-

                                  ADDENDUM VIII

              COMPLIANCE AGREEMENT AFFIRMATIVE ACTION/CIVIL RIGHTS

THE HMO HEREBY AGREES THAT it will comply with the following.


1. The HMO agrees to comply with Public Law 103-227, also known as the Pro-Children Act of 1994, which prohibits tobacco-smoke in any portion of a facility owned or leased or contracted for by an entity which receives federal funds, either directly or through the State, for the purpose of providing services to children under the age of 18.

2. The HMOs shall implement and adhere to rules and regulations prescribed by the United States, Department of Labor and in accordance with 41 Code of Federal Regulations, Chapter 60.

3. The HMO shall comply with regulations of the United States Department of Labor recited in 20 Code of Federal Regulations, Part 741 and the Federal Rehabilitation Act of 1973. The HMO shall ensure compliance by any and all subcontractors engaged by Contractor under the Contract with said regulations.

Affirmative Action Plan/Civil Rights

1. The HMO assures that they have submitted to the Department Affirmative Action/Civil Rights Compliance Office a current copy of an Affirmative Action Plan and Civil Rights Compliance Action Plan for Meeting Equal Opportunity Requirements under Title VI of the Civil Rights Act of 1964,
     Section 504 of the Rehabilitation Act of 1973, Title VI and XVI of the Public Service Health Act, the Age Discrimination Act of 1975, the Omnibus Budget Reconciliation Act of 1981 and the Americans with Disabilities Act
     (ADA) of 1990, the Wisconsin Fair Employment Act, and any or all applicable Federal and State nondiscrimination statutes as may be in effect during the term of this Contract. If an approved plan has been reviewed during the previous calendar year, a plan update must be submitted during this contract period. The plan may cover a two-year period.

     a. No otherwise qualified person shall be excluded from participation in, be denied the benefits of, or otherwise subject to discrimination in any manner on the basis of race, color, national origin, sexual orientation, religion, sex, disability or age. This policy covers eligibility for and access to service delivery, and treatment in all programs and activities.

     b. No otherwise qualified person shall be excluded from employment, be denied the benefits of employment or otherwise be subject to discrimination in employment in any manner or term of employment on the basis of age, race, religion, color, sex, national origin, or ancestry, handicap [as defined in Section 504 and the American

HMO Contract for January 1, 2002 - December 31, 2003

          With Disabilities Act (ADA)], physical condition, developmental disability [as defined in s. 51.05(5) Wis. Stats.], arrest or conviction record [in keeping with s.111.32 Wis. Stats.], sexual orientation, marital status, or military participation. All employees are expected to support goals and programmatic activities relating to nondiscrimination in employment.

2. The HMO shall post the Equal Opportunity Policy, the name of the Equal Opportunity Coordinator and the discrimination complaint process in conspicuous places available to applicants and clients of services, and applicants for employment and employees. The complaint process will be according to Department standards and made available in languages and formats understandable to applicants, clients and employees. The HMO will continue to provide appropriate translated State procedures, mandated brochures and forms for local distribution.

3. The HMO agrees to comply with guidelines in the Civil Rights Compliance Standards and a Resource Manual for Equal Opportunity in Service Delivery and Employment for the Wisconsin Department of Health and Family Services, its Service Providers and their Subcontractors (September 1997 Edition).

4. Requirements herein stated apply to any subcontracts. The HMO has primary responsibility to take constructive steps, as per the CRC Standards and Resource Manual, to ensure compliance of subcontractors. However, where the Department has a direct contract with another community agency or vendor, the HMO need not obtain a Subcontractor Affirmative Action Plan and Civil Rights Compliance Action Plan or monitor that agency or vendor.

5. The Department will monitor the Civil Rights Compliance of the HMO and will conduct reviews to ensure that the HMO is ensuring compliance of its subcontractors in compliance with guidelines in the CRC Standards and Resource Manual. The HMO agrees to comply with Civil Rights monitoring reviews, including the examination of records and relevant files maintained by the HMO, as well as interviews with staff, clients, applicants for services, subcontractors and referral agencies.

6. The HMO agrees to cooperate with the Department in developing, implementing and monitoring corrective action plans that result from complaint investigations or other monitoring efforts.

Access to Agency

1. The HMO agrees to hire staff, contract with, or identify community individuals with special translation or sign language skills and/or provide staff with special translation or sign language skills training or find persons who are available within reasonable time and who can communicate with non-English speaking or hearing impaired clients; train staff in human relations techniques, sensitivity to persons with disabilities and sensitivity to cultural characteristics; and make programs and facilities accessible, as appropriate,

HMO Contract for January 1, 2002 - December 31, 2003 through outstations, authorized representatives, adjusted work hours, ramps, doorways, elevators or ground floor rooms, and Braille, large print or taped information for the visually impaired. Informational materials will be posted and/or available in languages and formats appropriate to the needs of the client population.

2. The HMO shall ensure the establishment of safeguards to prevent employees, consultants or members of governing bodies from using their positions for purposes that are, or give the appearance of being, motivated by a desire for private gain for themselves or others, such as those with whom they have family, business, or other ties as specified in Wisconsin Statutes
     946.10 and 946.13.

3. The applicant gives assurance that he/she will immediately take any measures necessary to effectuate this agreement.

4. The applicant shall comply with Conflict of Interest (Section 946.10 and 946.13 Wis. Stats. and DHFS Employee Guidelines DMB-Pers. 102-7/1/71).














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                                     -152-

                                   ADDENDUM IX

                        MODEL MEMORANDUM OF UNDERSTANDING
                                     BETWEEN
                         HEALTH MAINTENANCE ORGANIZATION
                                       AND
                        PRENATAL CARE COORDINATION AGENCY


Prenatal care coordination services are paid FFS by the Wisconsin Medical Assistance Program (Wisconsin Medicaid) for all recipients, including those enrolled in HMOs. The prenatal care coordination agencies (PNCC) are responsible for services which include outreach, risk assessment, care planning, care coordination and follow-up to support high-risk pregnant women. The HMOs are responsible for providing and managing medically necessary services. Successful provision of the services to individual enrollees requires cooperation, coordination and communication between the HMO and the PNCC.

The HMO and the PNCC agree to facilitate effective communication between agencies, work to resolve inter-agency coordination and communication problems, and inform staff from both the HMO and the PNCC about the policies and procedures for this cooperation, coordination and communication.

Recognizing that these "clients-in-common" are at high risk for poor birth outcomes, the HMO and the PNCC agree to cooperate in removing access barriers, coordinating care and providing culturally competent services.

This agreement becomes effective on the date the PNCC is certified by WISCONSIN MEDICAID or on the date when both HMO and PNCC have signed, whichever is later. It may be terminated in writing with two weeks notice by either signer.

------------------------------------                     ------------------------------------
                 HMO                                                    PNCC
------------------------------------                     ------------------------------------
Authorizing Signature                                    Authorizing Signature



------------------------------------                     ------------------------------------
Title                                                    Title


------------------------------------                     ------------------------------------
Date                                                     Date


------------------------------------                     ------------------------------------




HMO Contract for January 1, 2002 - December 31, 2003

                                   ADDENDUM X

                       MEMORANDUM OF UNDERSTANDING BETWEEN
                              MILWAUKEE COUNTY HMOS
                                       AND
                        BUREAU OF MILWAUKEE CHILD WELFARE


HMO RIGHTS AND RESPONSIBILITIES:

o The HMO must designate at least one individual to serve as a contact person for the Bureau of Milwaukee Child Welfare (BMCW) agency(ies). If the HMO chooses to designate more than one contact person, the HMO should identify the service area for which each contact person is responsible.

o The HMO must provide all Medicaid covered mental health and substance abuse services to individuals identified as clients of the BMCW agency. Disputes in the medical necessity of services identified in the Family Treatment Plan will be adjudicated using the dispute process outlined in this MOU, except that HMOs will provide court ordered services in accordance with Addendum II.

o The HMO liaison, or other appropriate staff as designated by the HMO, will participate in case conference with BMCW upon the request of the BMCW agency. The planning session may be done through telephone contact or other means of communication when attending a formal case conference is not feasible.

o The HMO liaison and the BMCW agency will discuss who will be responsible for ensuring that the recipient receives the services authorized and provided through the HMO. The HMO must have a mechanism in place for notifying the BMCW agency of missed appointments or family crisis situations that could potentially lead to an out-of-home placement by the BMCW agency. The notification will be within three business days of occurrence or sooner if possible.

o The HMO agrees to participate in dispute resolution using the following process:

o The BMCW and the HMO designated personnel will meet or teleconference to discuss the case and attempt to resolve issues of dispute.

If the BMCW designees and the HMO designees (known as the team) are unable to resolve the issues, the BMCW and the HMO will schedule a meeting or a teleconference of representatives with expertise in the area of dispute to look at outstanding issues within 2 days of the teleconference or sooner if indicated.





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                                     -154-

If the team is unable to resolve the issues to both party's satisfaction, either party may appeal to the Department. It will be the disputing party's responsibility to supply the necessary documentation for the Department to adjudicate the dispute.

o The HMO will work with the BMCW in developing lists of providers and fostering a provider network which has expertise in:

     >>   Working with adults and children effectively.

     >>   Working with dual diagnosed clients effectively.

     >> Understanding adult functioning problems in the context of parenting, child safety and child well-being.

     >> Recognizing the interrelationship of the problems BMCW families experience and, therefore, the value of close collaboration among the various service providers working with the family.

o The HMO will share with the BMCW agency(ies) the procedure and process for prior authorization and out-of-plan referrals.

MILWAUKEE CHILD CARE COORDINATION AGENCY'S RIGHTS AND RESPONSIBILITIES:

o It is the Bureau of Milwaukee Child Welfare Agencies' responsibility to initiate contact with the HMO regarding child welfare families and/or individuals in need of service. BMCW will provide (through court order and/or signed release of information) completed assessment information which supports the request for HMO services.

o The BMCW will complete and involve the HMO in the development of a comprehensive case plan, which identifies the outcomes to be achieved, the services to be provided and the measures to be used for evaluation.

o The BMCW will utilize the HMO's provider network for routine services whenever possible and will attempt to utilize the HMO provider network for emergency services. BMCW will obtain criteria from the HMO concerning BMCW's ability to utilize non-participating providers and the mechanism for authorizing non-participating providers.

o The BMCW will evaluate the progress of the case plan at 90-day intervals, including the effectiveness of services and will forward those results to the HMO within ten days of completion.

o The BMCW will be responsible for informing the HMO of the status of the case, including court-ordered revisions within two business days of the revisions.

o The BMCW agrees to participate in dispute resolution using the following process:

HMO Contract for January 1, 2002 - December 31, 2003

The BMCW and the HMO designated personnel will meet or teleconference to discuss the case and attempt to resolve issues of dispute.

If the BMCW designees and the HMO designees (known as the team) are unable to resolve the issues the BMCW and the HMO will schedule a meeting of representatives to look at outstanding issues within two (2) days of the meeting or teleconference or sooner if indicated.

If the team is unable to resolve the issues to both parties' satisfaction, either party may appeal to the Department. It will be the disputing party's responsibility to supply the necessary documentation for the Department to adjudicate the dispute.

HMO Contract for January 1, 2002 - December 31, 2003

                                   ADDENDUM XI
                              HEALTHCHECK WORKSHEET


HMO:                              HMO Provider Number:
    ----------------------                            --------------------------

                                                                                              Age Groups
                                                                                    ------------------------------
                                             Calculation                            < 1       1-5   6-14     15-20    Total
                                             -----------                            ---       ---   ----     -----    -----

1           Number of eligible months        Entered
            for enrollees under age 21       (Total is sum of age groups.)

2           Number of unduplicated           Entered
            enrollees under age 21

3           Ratio of recommended             Given                                  5.00      1.4   0.56     0.50
            screens per age group
            member

4           Average period of eligibility    Line 1 / line 2 / 12
            (in years)                       (Total is calculated by formula.)

5           Adjusted ratio of                Line 3 x line 4
            recommended screens per
            age group member

6           Expected number of screens       Line 2 x line 5
            (100% of required screens        (Total is sum of age groups.)
            for ages and months of
            eligibility)

7           Number of screens in goal        Line 6 x 0.80
            (80%)                            (Total is calculated by formula.)

8           Actual number of screens         Entered
            completed                        (Total is sum of age groups.)

9           Difference between goal and      Line 8 - line 7
            actual                           (Positive result means goal is
                                             met; negative result means goal is
                                             not met.)

10          Percent of the HMO
            discount or premium if
            applicable except for
            Milwaukee, Dane, Eau
            Claire, Kenosha and
            Waukesha Counties.

11          Amount per screen to be          FFS maximum allowable fee
            recouped                         *(Article III. B. 10) x line 10

12          Total recoupment                 Line 11 x line 9


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                                     -157-

HMO RATE REGIONS AND ESTABLISHED COUNTIES


        REGION 1: DULUTH/SUPERIOR                              REGION 2: WAUSAU/RHINELANDER

02 Ashland                  85 Red Cliff RNIP             21 Forest                60   Taylor
04 Bayfield                 89 Bad River                  34 Langlade              63   Vilas
07 Burnett                  94 Lac Courte RNIP            35 Lincoln               86   Stockbridge RNIP
16 Douglas                  95 St Croix RNIP              37 Marathon              87   Potawatomi RNIP
26 Iron                                                   43 Oneida                88   Lac du Flambeau RNIP
57 Sawyer                                                 50 Price                 91   Sokaogon RNIP
65 Washburn                                               58 Shawano

         REGION 3: GREEN BAY                                     REGION 4: TWIN CITIES

05 Brown                    38 Marinette                  03 Barron                47   Pierce
15 Door                     42 Oconto                     09 Chippewa              48   Polk
19 Florence                 72 Menominee                  17 Dunn                  54   Rusk
31 Kewaunee                 84 Menominee RNIP             46 Pepin                 55   St Croix
36 Manitowoc

    REGION 5: MARSHFIELD/STEVENS POINT                          REGION 6: APPLETON/OSHKOSH

01 Adams                    39 Marquette                  08 Calumet               92   Oneida RNIP
10 Clark                    49 Portage                    20 Fond Du Lac
24 Green Lake               69 Waushara                   44 Outagamie
27 Jackson                  71 Wood                       68 Waupaca
29 Juneau                                                 70 Winnebago

         REGION 7: LACROSSE                                    REGION 8: MADISON/SOUTH CENTRAL

06 Buffalo                  61 Trempealeau                11 Columbia              28   Jefferson
12 Crawford                 62 Vernon                     14 Dodge                 33   Lafayette
32 LaCrosse                                               22 Grant                 53   Rock
41 Monroe                                                 23 Green                 56   Sauk
52 Richland                                               25 Iowa

      REGION 9: SOUTHEAST WISCONSIN                                 ESTABLISHED COUNTIES

45 Ozaukee                                                13 Dane
51 Racine                                                 18 Eau Claire
59 Sheboygan                                              30 Kenosha
64 Walworth                                               40 Milwaukee
66 Washington                                             67 Waukesha







HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XII

                          COMMON CARRIER TRANSPORTATION

                           MEMORANDUM OF UNDERSTANDING
                                     BETWEEN
                    MILWAUKEE COUNTY MEDICAID/BADGERCARE HMOS
                                       AND
                  MILWAUKEE COUNTY DEPARTMENT OF HUMAN SERVICES


All Milwaukee County Medicaid Health Maintenance Organizations (HMOs) will provide common carrier transportation for their Medicaid/BadgerCare enrollees. Transportation services will be limited to:

o    Transportation of Medicaid/BadgerCare HMO members only.

o Transportation of Medicaid/BadgerCare HMO members to and from Medicaid covered services only.

The HMO is responsible for arranging for the common carrier transportation and providing monthly costs to Milwaukee County Department of Human Services (DHS), of common carrier transportation provided. Monthly costs will include information specified in the attachment. The DHS is responsible for reimbursing the HMO for mileage and an administration fee.

The HMO and DHS agree to facilitate effective communication between agencies, work together to resolve inter-agency coordination and communication problems, and inform staff from both the HMO and DHS about the policies and procedures for this cooperation, coordination and communication.

This agreement becomes effective when both the HMO and DHS have signed.

      Milwaukee County Department of                                  Milwaukee County
              Human Services                                 Health Maintenance Organization
  -------------------------------------                   -------------------------------------
  Signature                                               Signature


  -------------------------------------                   -------------------------------------
  Title                                                   Title


  -------------------------------------                   -------------------------------------
  Date                                                    Date


  -------------------------------------                   -------------------------------------


HMO Contract for January 1, 2002 - December 31, 2003

           Milwaukee County Medicaid/HMO Common Carrier Transportation
                       Monthly Invoice from HMO to County



(DATE)



Milwaukee County DHS
Financial Assistance Division Administrator
1220 West Vliet Street
Milwaukee, WI  53205



Dear Sir:

(HMO NAME)'s total transportation costs for the month of (MONTH, YEAR) was ($_____________). This amount includes transportation and administration fees.

Please remit the above dollar amount to:

                                    (HMO NAME)
                                    (AUTHORIZED INDIVIDUAL)
                                    (ADDRESS)

Thank you.

Sincerely,



(NAME/HMO)













HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XIII

                        MODEL MEMORANDUM OF UNDERSTANDING
                                     BETWEEN
                         HEALTH MAINTENANCE ORGANIZATION
                                       AND
         SCHOOL DISTRICT OR CESA MEDICAID-CERTIFIED FOR THE SCHOOL BASED
                                SERVICES BENEFIT


School based services is a benefit paid FFS by the Wisconsin Medicaid Program for all school enrolled recipients, including those enrolled in HMOs. The School Based Service (SBS) provider is responsible for services which include occupational/physical/speech therapies, private duty or home care individualized nursing services, mental health services, testing services, school Individual Education Plan (IEP) services, and Individualized Family Service Program (IFSP) services, when provided in the school. The HMOs are responsible for providing and managing medically necessary services outside of school settings. However, there are some situations where schools cannot provide services, such as after school hours, during school vacations, and during the summer. Therefore, avoidance of duplication of services and promotion of continuity of care for Medicaid/BadgerCare HMO enrollees requires cooperation, coordination and communication between the HMO and the SBS provider.

The HMO and the SBS provider agree to facilitate effective communication between agencies, work to resolve inter-agency coordination and communication problems, and inform staff from both the HMO and the SBS provider about the policies and procedures for this cooperation, coordination and communication. Recognizing that these "clients-in-common" could receive duplicate services and could suffer with problems in continuity of care (e.g., when the school year ends in the middle of a series of treatments), the HMO and the SBS provider agree to cooperate in communicating information about the provision of services and in coordinating care.

This agreement becomes effective on the date the SBS provider is certified by the Wisconsin Medicaid Program or on the date when both the HMO and the SBS provider have signed, whichever is later. It may be terminated in writing with two weeks notice by either signer. The SBS provider is the School District or the CESA.

------------------------------------                     ------------------------------------
               HMO                                                  SBS Provider
------------------------------------                     ------------------------------------
Authorizing Signature                                    Authorizing Signature


------------------------------------                     ------------------------------------
Title                                                    Title


------------------------------------                     ------------------------------------
Date                                                     Date


------------------------------------                     ------------------------------------




HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XIV

       GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN HMOS, TARGETED
           CASE MANAGEMENT (TCM) AGENCIES, AND CHILD WELFARE AGENCIES


(The same language will be incorporated as an Appendix in the case management provider handbook, ensuring that both HMOs and case management providers have the same language available to them.)

HMO RIGHTS AND RESPONSIBILITIES

1. The HMO must designate at least one individual to serve as a contact person for case Management providers. If the HMO chooses to designate more than one contact person, the HMO should identify the target populations for which each contact person is responsible.

2. The HMO may make referrals to case management agencies when they identify an enrollee from an eligible target population who they believe could benefit from case management services.

3. If the enrollee or case manager requests the HMO to conduct an assessment, the HMO will determine whether there are signs and symptoms indicating the need for an assessment. If the HMO finds that assessment is needed, the HMO will determine the most appropriate level for an assessment to be conducted (e.g., primary care physician, specialist, etc.). If the HMO determines that no assessment is needed, the HMO will document the rationale for this decision.

4. The HMO must determine the need for medical treatment of those services covered under the HMO Contract based on the results of the assessment and the medical necessity of the treatment recommended.

5. The HMO case management liaison, or other appropriate staff as designated by the HMO, must participate in case planning with the case management agency, unless no services provided through the HMO are required.

     o The case planning may be done through telephone contact or means of communication other than attending a formal case planning meeting.

     o The HMO must informally discuss differences in opinion regarding the HMO's determination of treatment needs if requested by the recipient or case manager.

     o The HMO case management liaison and the case manager must discuss who will be responsible for ensuring that the enrollee receives the services authorized by and provided through the HMO.


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                                     -162-

     o The HMO's role in the case planning may be limited to a confirmation of the services the HMO will authorize if the enrollee and case manager find these acceptable.

CASE MANAGEMENT AGENCY RIGHTS AND RESPONSIBILITIES

1. The case management agency is responsible for initiating contact with the HMO to coordinate services to recipient(s) they have in common and provide the HMO with the name and phone number of the case Manager(s).

2. If the HMO refers an enrollee to the case management agency, the case management agency must conduct an initial screening based on their usual procedures and policies. The case management agency must determine whether or not they will provide case management services and notify the HMO of this decision.

3. The case management agency must complete a comprehensive assessment of the enrollee's needs in accordance with the requirements in the Part U provider handbook. This includes a review of the enrollee's physical and dental health needs.

4. If the case management agency requires copies of the enrollee's medical records, the case Management agency must obtain the records directly from the service provider, not from the HMO.

5. The case manager must identify whether the enrollee has additional service or treatment needs. As a part of this process, the case manager and the enrollee may seek additional assessment of conditions which the HMO may be expected to treat under the terms of its contract, if the HMO determines there are specific signs and symptoms indicating the need for an assessment.

6. The case management agency may not determine the need for specific medical care covered under the HMO Contract, nor may the case management agency make referrals directly to specific providers of medical care covered through the HMO.

7. The case manager must complete a comprehensive case plan in accordance with the requirements of the Part U provider handbook. The plan must include the medical services the enrollee requires as determined by the HMO.

8. If the case management agency specifically requests the HMO liaison to attend a planning meeting in person, the case management agency must reimburse the HMO for the costs associated with attending the planning meeting. These are allowable costs for case management reimbursement through Wisconsin Medicaid.

     Nothing in these guidelines precludes the HMO and the case management agency from entering into a formal contract or Memorandum of Understanding to address issues not outlined here.


HMO Contract for January 1, 2002 - December 31, 2003

                                   ADDENDUM XV

                     PERFORMANCE IMPROVEMENT PROJECT OUTLINE


The report for each performance improvement project must address each of the following points in order for the Department to evaluate the reliability and validity of the data and the conclusions described in the study:

1.   Topic

     a.   Is the topic important to the enrolled population?

     b.   Can it be affected by the actions of the HMO?

     c.   Was the process of the topic selection described?

2.   Method

     a.   Was the method and procedure used to study the topic clear?

     b.   Study question:

          o Was the study question clearly stated and consistent throughout the study?

          o    Is the study question specific?

3.   Data Collection

     a.   Was the data fully described in detail?

     b.   Was the data appropriate to answer the study question?

     c.   Was the data collection process fully described?

     d.   Was the data collection appropriate to answer the study question?

     e.   Were the data collectors appropriate to collect the data?

     f.   Was interrater reliability adequate?

     g.   Did the loss of data or subjects affect validity?

     h.   Was the study time clear?

4. Intervention (not applicable if the project is to establish a baseline only)

     a.   Was the intervention fully described?

     b.   Was the intervention practical (can it be widely implemented?)

     c. Was the implementation of the intervention monitored and reported to ensure that it was done properly?

5.   Results and interpretation

     a.   Was the data collected fully reported?

     b.   Did the study include comparisons to give meaning to the results?

     c.   Is the norm or standard expressed in a specific numerical manner?

     d. Is the goal, norm or standard appropriate to this population and study?

     e. Was the comparison group (if applicable) as close as possible to the population under study and were any differences acknowledged?

     f. If pre-and-post measures were used, was an explanation for the differences between the measures considered?

HMO Contract for January 1, 2002 - December 31, 2003

     g.   Was assignment to groups random?

     h. Did the study appropriately use statistical testing? (x2 t-test, regression analysis, etc.)?

     i.   Were the conclusions consistent with the results?

     j.   Were data tables, figures and graphs consistent with the text?

     k.   Did the study consider its limitations?

     l. Did the study conclude or imply causality when the supporting data is only correlational?

     m.   Did the study include how to improve the study?

     n.   Did the study present recommendations on the results?

     o. Did the report clearly state whether performance improvement goals were met (if an intervention was carried out), and if the goals were not met, was there an analysis of why not and a plan for future action?

6.   Miscellaneous

     a.   Was enrollee confidentiality protected?

     b.   Did consumers participate in the study (other than as the subjects)?

     c. Did the study include cost/benefit analysis or some other consideration of financial impact?

     d.   Were next steps described in detail? (Dates and timelines).

     e.   Were the results and conclusions distributed throughout the HMO?

     f. Did table, figures and graphs convey their information clearly without reference to the report text?

     g.   Did the study report include an accurate summary?

     h.   Was the study clearly written?











HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XVI

               TARGETED PERFORMANCE IMPROVEMENT MEASURES DATA SET


The Quality Assessment/Performance Improvement section of the Contract requires each Medicaid/BadgerCare contracted HMO to report their activity in targeted care areas. The data reporting guidelines and specifications to be used for reporting 2001 data are defined in "1999 Preventive Care Objectives and 2000 Targeted Performance Improvement Measures Reporting Documentation Reporting Periods 1999 and 2000." The HMOs must use these guidelines and specifications unless the HMO has worked with the Department in developing alternative reporting arrangements. The Targeted Performance Improvement Measures for calendar year 2001 must be reported to the Department by October 1, 2002. Starting in calendar year 2002, the Department will use the MEDDIC-MS system. (See Article III W 13 for a description of the MEDDIC-MS system.)


HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XVII

                     MEDICAID/BADGERCARE HMO NEWBORN REPORT

PLEASE PRINT, TYPE, OR COMPLETE IN A LEGIBLE MANNER.


1.   HMO NAME
              -----------------------------------------------------------------

     HMO PROVIDER NUMBER
                        -------------------------------------------------------

     TELEPHONE NUMBER
                     ----------------------------------------------------------

2.   NEWBORN NAME
                 --------------------------------------------------------------
                            (First)            (M.I.)           (Last)

     DATE OF BIRTH                                      SEX
                  --------------------------------         --------------------

     TWIN:             NO             YES          IF YES, COMPLETE TWO FORMS
                          ------          ------

     DATE OF DEATH
                  -------------------------------------------------------------

3.   MOTHER'S NAME
                  -------------------------------------------------------------
                            (First)            (M.I.)           (Last)

     ADDRESS
             ------------------------------------------------------------------
                                (Street Address)

        -----------------------------------------------------------------------
                     (City)                            (State)       (Zip Code)

4.   MOTHER'S MEDICAID/BADGERCARE ID NUMBER
                                            -----------------------------------

THIS INFORMATION IS ACCURATE TO THE BEST OF MY KNOWLEDGE.




---------------------------------          ----------------------------------
             SIGNATURE                                     DATE

MAIL TO:                                   FAX TO:
      EDS                                       EDS
      ATTN:  HMO UNIT                           ATTN:  HMO UNIT
      6406 BRIDGE ROAD                          (608) 221-8815
      MADISON, WI  53784



HMO Contract for January 1, 2002 - December 31, 2003

INSTRUCTIONS FOR COMPLETING THE MEDICAID/BADGERCARE HMO NEWBORN REPORT

This report should be completed for infants born to mothers who are Medicaid/BadgerCare eligible and enrolled in the HMO at the time of birth of the infant.


1.    HMO Name:                      In this field enter the name of the HMO reporting.

      HMO Provider Number:           In this field enter the 8 digit Medicaid provider number of the
                                     HMO reporting.

      Telephone Number:              In this field enter the telephone number of the HMO that fiscal agent can call with questions about submitted Newborn reports.

2.    Newborn Name:                  In this field enter the name of the newborn infant.  It is a fairly frequent occurrence that the mother has not given a first and middle name to the baby at the time the report is completed.  In these situations, you should still enter the last name of the newborn as the mother's last name; the first name/middle initial can be entered as "baby male" or "baby female."

      Date of Birth:                 In this field enter the date of birth of the newborn infant, in
                                     MM/DD/YY format.

      Sex:                           In this field enter the sex of the newborn infant, M=Male,
                                     F=Female.

      Twin:                          In this field check no if the newborn infant is not a twin, check yes if the newborn infant is a twin.  If the newborn infant is a twin, complete one Newborn Report for each twin.

      Date of Death:                 In this field enter the date of death of the newborn infant, if it has occurred, in MM/DD/YY format.

3.    Mother's Name:                 In this field enter the first name, middle initial, and last name of the mother of the newborn infant.

      Address:                       In this field enter the address of the mother of the newborn infant - street address, city, state, and zip code.

      Mother's Medicaid ID           In this field enter the 10 digit Medicaid/BC ID number of the
      Number:                        mother of the newborn infant.


The HMO staff person completing the report should sign and date the form and send it to the address listed at the bottom of the report.

The particular format of the form shown in Addendum XVII does not have to be used by the HMO if a more efficient format has been designed by the HMO. However, whatever format is used, the information described above is the necessary information that must be sent to EDS.



HMO Contract for January 1, 2002 - December 31, 2003

                                 ADDENDUM XVIII
                                    (DELETED)

                   RECOMMENDED CHILDHOOD IMMUNIZATION SCHEDULE





HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XIX

             REPORTING REQUIREMENTS FOR NEONATAL INTENSIVE CARE UNIT
                                  RISK-SHARING


HMO reporting of NICU costs should follow the requirements listed below, and are due at the Department before May 1 of the year following the previous calendar year. Department risk-sharing for NICU is based on Level II, Level III, and Level IV neonatal intensive care unit facilities and services only. HMO reporting shall be by HMO service area.

 HMO:                               Reporting Period:
     ---------------------------       January 1, 200___ - December 31, 200___

Medicaid Provider (Payee) Number:

A.   HMO SUMMARY DATA BY COUNTY

     1.   Hospital Inpatient Costs for Level II, III, and IV NICU Services*

              NUMBER                 NUMBER OF                   AMOUNT                   AMOUNT
              OF DAYS                ADMISSIONS                  BILLED                   PAID
              -------                ----------                  ------                   ------



   * NICU Level II, III, and IV facilities and services are described in
     Article V.E.(3) of the Contract.

     2.   Physician Services Associated with Level II, III, and IV NICU Services

                      AMOUNT BILLED:                             AMOUNT PAID
                      --------------                             -----------






B. HMO DETAILED DATA (for costs summarized in Part A) Data must be reported by month, by county, and by year (i.e., if an enrollee is in NICU for two or more months the dollar amounts and other data must be separated by the month in which it occurred). Amounts paid should include payments made the following year, as long as the service was provided during the reporting period.


             ENROLLEE
            MEDICAID/B               NICU       NICU      NUMBER        AMOUNT       AMOUNT       AMOUNT         AMOUNT
ENROLLEE      C ID                   ADMIT    DISCHARGE   OF DAYS     BILLED-HOSP   PAID-HOSP     BILLED-         PAID-
  NAME        NUMBER      MONTH      DATE       DATE      BILLED        (UB-92)      (UB-92)     PHYSICIAN      PHYSICIAN
--------    ----------    -----      -----    ---------   -------     -----------   ---------    ---------      ---------




  HMO Contract for January 1, 2002 - December 31, 2003

               Neonatal Intensive Care Unit Risk-Sharing Worksheet


                       CALCULATION

1.     HMO enrollee months:
                                                                                      -------------------

2.     Enrollee years:                                           (line 1/12)
                                                                                      -------------------

3.     Threshold:  75 days per 1000 enrollee years               (75 x line 2/1000)
                                                                                      -------------------

4.     NICU days reported by HMO:
                                                                                      -------------------

5.     NICU days over threshold to be reimbursed:                (line 4 - line 3)
                                                                                      -------------------

6.     Inpatient paid:
                                                                                      -------------------

7.     Physician paid:
                                                                                      -------------------

8.     Total cost:                                               (line 6 + line 7)
                                                                                      -------------------

9.     Average cost per day:                                     (line 8 /line 4)
                                                                                      -------------------

10.     90% of cost/day:  (Not to exceed $1,443)                 (0.9 x line 9)
                                                                                      -------------------

11.     Reimbursement amount:  Days x 90% cost                   (line 5 x line 10)
                                                                                      -------------------







HMO Contract for January 1, 2002 - December 31, 2003

                                   ADDENDUM XX
                                    (DELETED)

             SPECIFIC TERMS OF THE MEDICAID/BADGERCARE HMO CONTRACT



HMO Contract for January 1, 2002 - December 31, 2003

                                 ADDENDUM XXI-A

                   FORMAL GRIEVANCE EXPERIENCE SUMMARY REPORT


SUMMARIZE EACH MEDICAID/BADGERCARE GRIEVANCE REVIEWED IN THE PAST QUARTER.

I.   GRIEVANCES RELATED TO PROGRAM ADMINISTRATION

                                                                                               Administrative
      Member            Date                                               Summary of           Changes as a
 Identification       Grievance         Nature of           Date           Grievance              Result of
      Number            Filed           Grievance         Resolved         Resolution         Grievance Review
 --------------       ---------         ---------         --------         ----------         ----------------







II.  GRIEVANCES RELATED TO BENEFITS DENIALS/REDUCTION

                                                                                              Administrative
      Member            Date                                               Summary of           Changes as a
 Identification       Grievance         Nature of           Date           Grievance              Result of
      Number            Filed           Grievance         Resolved         Resolution         Grievance Review
 --------------       ---------         ---------         --------         ----------         ----------------







III. SUMMARY

     SUBTOTAL:  PROGRAM ADMINISTRATION   _________
     SUBTOTAL:  BENEFITS DENIALS         _________
     TOTAL NUMBER OF GRIEVANCES:         _________

     RETURN THE COMPLETED FORM TO:

                  BUREAU OF MANAGED HEALTH CARE PROGRAMS
                  P.O. BOX 309
                  MADISON, WI  53701-0309
                  FAX:     (608) 266-7729



HMO Contract for January 1, 2002 - December 31, 2003

                                 ADDENDUM XXI-B

                   HMO REPORTING FORM FOR INFORMAL GRIEVANCES



--------------------------------------------------------------------------------
                                    HMO NAME

        [ ]     First Quarter
        [ ]     Second Quarter
        [ ]     Third Quarter
        [ ]     Fourth Quarter
        [ ]     Calendar Year 2002
        [ ]     Calendar Year 2003


TYPE OF INFORMAL GRIEVANCE                         TOTAL NUMBER OF GRIEVANCES
--------------------------                         --------------------------

ACCESS PROBLEMS

BILLING ISSUES

QUALITY OF CARE

DENIAL OF SERVICE

OTHER SPECIFY:



General Definitions

Access problems include any problem identified by the HMO that causes an enrollee to have difficulties getting an appointment, receiving care or receiving culturally appropriate care including the provision of interpreter services in a timely manner.

Billing issues include the denial of a claim or a recipient receiving a bill for a Medicaid covered service in which the HMO is responsible for providing or arranging for the provision of that service.

Qualify of care includes long waiting time in the reception area of providers' offices, rude providers or provider staff or any other complaint related directly to patient care.

Others as identified by each HMO.





HMO Contract for January 1, 2002 - December 31, 2003

                                  ADDENDUM XXII

        GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN MEDICAID HMOS
                    AND COUNTY BIRTH TO THREE (B-3) AGENCIES


I. The Birth to Three (B-3) Program is an entitlement program established by the Federal Individual with Disabilities Education Act (IDEA). The goal of the program is to provide Early Intervention (EI) services to children from birth up to the age of three who have developmental disabilities or delays. The intended outcome of the program is to ensure maximum amelioration of the impact of developmental disabilities or delays on infants and toddlers by early and ongoing provision of rehabilitation services.

     A. The B-3 program is a program funded by Federal, state, and local funds. Early Intervention services under Part C (previously Part H) of the Individuals with Disabilities Education Act (IDEA) are administered in Wisconsin under Administrative Code HSF 90 by county Health and Human Services Departments' Birth to Three programs. B-3 agencies arrange for provision of rehabilitative services (including needed physical therapy, occupational therapy, speech-language pathology, special instruction, audiology, certain nursing, psychological and other services), service coordination, and related parent education. Regulations require that B-3 services are delivered in a "natural" environment, frequently the child's home. Federal rules designate that IDEA, Part C funds are a payer of last resort after all other private and public funds, including Medicaid funds.

     B.   There are HMO enrollees that either are or will be in the B-3 program.

     C. For the purpose of summarizing the B-3 program process for ease of HMO understanding, we can consider that the B-3 program has 4 stages. These "stages" are only a conceptual tool.

          1. Stage 1 is the identification of a child as potentially eligible and in need of evaluation of whether the child is developmentally delayed. This can be done simply by a parent who believes the child is not developing normally, or more formally though a medical evaluation by the HMO provider. The child is then referred to the HMO for evaluation of eligibility and assessment of medically necessary services for the Individual Family Service Plan (IFSP). If the HMO originated the referral to the B-3 agency, then any evaluations already completed by the HMO can be used as part of the eligibility decision process.

          2. Stage 2 is the evaluation for eligibility by the B-3 program according to State and Federal rules and the assessment of needed medical and developmental services for the IFSP.


HMO Contract for January 1, 2002 - December 31, 2003

          3. Stage 3 is the coordinated development of an IFSP that describes the integrated set of services that the child and family should receive. The HMO, the family, the B-3 agency, and other relevant agencies are involved in the development of the IFSP.

          4.   Stage 4 is the provision of services based on the IFSP.

     D. The HMO is involved with the B-3 program throughout all of the above stages. The HMO can identify and refer a child to the B-3 program based on the physician's determination that the child is not developing normally. The HMO will receive referrals from the B-3 program. The HMO will be involved in performing evaluation/assessment for eligibility determination and needed IFSP services. The HMO will be involved in planning a course of rehabilitative treatment and other services for the IFSP in conjunction with the family members, B-3 program staff, and other agencies. Finally, the HMO will be providing the services in the IFSP that meet medical necessity per Medicaid guidelines.

     E. Federal and state regulations require an evaluation for eligibility, an assessment of needs and the development of an IFSP within 45 days of an EI referral to the B-3 agency. A child eligible for B-3 receives services according to the IFSP document.

     F. Regulations require that Medicaid pay for covered IFSP services that meet Medicaid's definition of medical necessity. Services meeting Medicaid's coverage requirement are to be paid by Medicaid funds before county, state or federal IDEA funds are used to pay for the services. Wisconsin Medicaid requires HMOs to seek payment from a recipient's health insurance first. However, in the B-3 program, parents do not have to allow their Medicaid HMO to bill their health insurance for B-3 services. In this situation, where the enrollee has other insurance but the parents do not allow billing of their health insurance for B-3 services, the HMO should bill the B-3 agency. The B-3 agencies have established an "average insurance liability amount" per month for IFSP therapy services for these situations and will reimburse the HMO this amount. HMOs would be responsible for the cost of services after the county pays the average insurance liability. The B-3 agency will inform the HMOs of those recipients participating in the B-3 program for whom the parents/ guardians do not allow billing of their health insurance. The B-3 agency will inform the HMOs of the alternative billing procedures for these recipients.

     G. The following guidelines have been developed to establish the complementary roles of the HMO and the B-3 agency for clients they have in common and to identify the mutual activities of each party that will promote effective communication and coordination between the two parties. This language will also be incorporated as an Appendix in the county B-3 provider materials ensuring that both HMOs and county B-3 providers have the same information available to


HMO Contract for January 1, 2002 - December 31, 2003 them. All actions by B-3 are governed by HSF 90, and HMOs are required to make a reasonable attempt to assure:

             That HSF 90 standards are met (e.g., two-day referral).

II.  HMO Rights and Responsibilities

     A. The HMO must designate at least one individual to serve as a contact person for county B-3 agencies. If the HMO chooses to designate more than one contact person, the HMO should identify the counties which each contact person is responsible for. The contact person will work toward achieving a close, cooperative relationship between the HMO and the B-3 agency. The contact person will work with the B-3 agency to establish a mechanism to identify and refer eligible recipients for services and for the distribution of appropriate paperwork.

     B. The HMO will make referrals to county B-3 agencies when they identify a recipient who may meet the eligibility guidelines of the Wisconsin Administrative Code, Chapter 90 HFS for B-3 services, within 2 days. A child under the age of three can be identified and referred to the B-3 agency based on the judgment of the HMO provider that the child is not developing normally.

     C. If the parent of a child requests the HMO to conduct an evaluation/assessment, the HMO will determine the need for such evaluation/assessment in accordance with the Medicaid and Chapter 90 HFS definition of medical necessity. If the evaluation/assessment warrants eligibility for B-3 services, a referral should be made to the B-3 agency as soon as possible. The HMO evaluation/assessment may be used by the B-3 agency for eligibility determination. If additional information is needed, the HMO and B-3 program will coordinate a B-3 evaluation of eligibility and an assessment of IFSP services needed. The evaluation and assessment results should be completed within 35 days from the date of the parent request. Results should be sent to the B-3 agency with the parent/guardian consent at the time of referral. This provides the B-3 agency sufficient time to complete the IFSP within the 45-day time limit mandated by HSF Chapter 90.

     D. If the county B-3 agency requests a B-3 eligibility determination evaluation and assessment of IFSP service needs, the agency will provide a copy of the recipient screening tool to assist the HMO in determining the need for a full evaluation/assessment. If the HMO agrees with the agency request, the HMO will conduct a complete evaluation/assessment of the recipient's rehabilitative needs. Federal regulations under Chapter 90 HFS require the HMO to forward a copy of the findings to the county B-3 agency within 35 days from the date of the parent/guardian request. This allows the B-3 agency sufficient time to complete the IFSP within the 45-day deadline required by federal regulations under Chapter 90 HFS. If the HMO determines that no medically necessary

HMO Contract for January 1, 2002 - December 31, 2003 evaluation/assessment is needed, the HMO will document the rationale for this decision.

     E. If the HMO requires copies of the recipient's early intervention records held by the county B-3 agency, the HMO may request the records directly from the B-3 agency with the parents'/guardians' consent.

          1. The HMO case management liaison and the county B-3 case manager must establish feasible administrative procedures for obtaining parents'/guardians' consent for release of such records.

          2. If the parents'/guardians' consent is not obtained, then any further actions on the part of the HMO requiring such records may cease.

     F. The HMO must determine the need for medical treatment related to B-3 services covered under the HMO contract based on the results of the evaluation/assessment and the HMO determination of medical necessity. The HMO will not have final say on the entire IFSP, but only on whether the EI services indicated in the IFSP are the HMO's responsibility.

     G. The HMO shall work cooperatively with the B-3 agency so that the provision of medically necessary services identified in the IFSP plan do not suffer interruption due to delays caused by HMO prior authorization and/or utilization management procedures.

     H. The HMO B-3 liaison, or other appropriate staff as designed by the HMO, must participate in case planning for the development of the IFSP with the county B-3 agency, unless no services are provided through the HMO:

          1. The case planning may be done through telephone contact or written communication rather than attending a formal case planning meeting.

          2. The HMO is encouraged to recommend the type, frequency, and amount of services that might be on the IFSP.

          3. The HMO must informally discuss differences in opinion regarding the HMO's determination of medically necessary treatment needs if requested by the recipient or case manager.

          4. The HMO case management liaison and the county B-3 manager must discuss the follow-up to be undertaken so that IFSP services authorized by the HMO according to the criteria of medical necessity are made available and accessible to the recipient, and work with B-3 agencies to assist in scheduling recipient appointments.


HMO Contract for January 1, 2002 - December 31, 2003

          5. The HMO's role in the case planning may be limited to a confirmation of the services the HMO will authorize if the recipient and county B-3 case manager find these acceptable.

     I. The parent/guardian of a B-3 recipient may chose to receive B-3 services from the recipient's HMO or may elect to disenroll the child from the HMO as allowed by Medicaid. However, HMOs may not restrict in any way the right of the recipient to remain enrolled in the HMO and to receive medically necessary services through the HMO.

     J. HMOs must arrange for providers with expertise appropriate to treat the infant and toddler population to meet the medically necessary needs of B-3 recipients enrolled in the HMO.

III. County B-3 Agency Rights and Responsibilities

     A. The county B-3 agency is responsible for the initial contact with the HMO to coordinate services to recipient(s) they have in common, and will provide the HMO with the name and phone number of the county B-3 agency.

     B. If the HMO refers a recipient to the county B-3 agency, the county B-3 agency must conduct an eligibility evaluation/assessment based on their usual procedures and policies in collaboration with the HMO.

     C. If the county B-3 agency requires copies of the recipient's medical records, the B-3 agency may request the records directly from the HMO with the consent of the parent/guardian.

     D. The B-3 case manager (service coordinator) may also identify whether the recipient has service or treatment needs over and above what is included in the child's IFSP. As a part of this process, the county B-3 agency and the recipient may seek additional assessment for treatment of medical conditions not included in the IFSP which the HMO may be expected to assess and treat under the terms of its contract. In these cases, the HMO will determine if there are specific signs and symptoms indicating the medical necessity for the assessment and treatment. The B-3 agency must refer and coordinate evaluation/assessment with the HMO within 2 days of identifying a potentially eligible child.

     E. The county B-3 agency may not determine the need for specific medical care covered under the HMO contract, nor may the county B-3 agency make referrals directly to specific providers of medical care covered through the HMO.

     F. The county B-3 agency must complete an IFSP in accordance with the requirements of HSF 90.


HMO Contract for January 1, 2002 - December 31, 2003

     G. If the county B-3 agency specifically requests the HMO liaison to attend a planning meeting in person, the county B-3 agency may coordinate with the HMO for the costs associated with attending the planning meeting. These are not separately allowable costs for reimbursement through Wisconsin Medicaid.

     H. The county B-3 agency is responsible for making timely referrals to School Based Services (SBS) providers for recipients participating in B-3 programs, who turn the age of 3 and are therefore losing eligibility for B-3 services, and are likely to be eligible for the SBS program.

     I. Nothing in these guidelines precludes the HMO and the county B-3 agency from entering into a formal contract or Memorandum of Understanding to address issues not outlined here.



HMO Contract for January 1, 2002 - December 31, 2003

                                 ADDENDUM XXIII

                               WISCONSIN MEDICAID
                   HMO REPORT ON AVERAGE BIRTH COSTS BY COUNTY


County Child Support Agencies (CSA) obtain court orders requiring fathers to repay birth costs that have been paid by Medicaid FFS as well as Medicaid Health Maintenance Organizations (HMO). The purpose of this report is to provide CSAs with appropriate HMO birth cost payment information.

1. Data must be reported annually. The submission schedule can be found in Addendum IV, Part A, of the HMO contract.

2. Data must be reported for one full year beginning January 1, of the prior year through December 31, of that year (i.e., for contract year 2002, data would accumulated and reported for the period January 1, 2001, through December 31, 2001).

3. Data must reflect claims/encounters with dates of service January 1 through December 31 and not claims paid through the reporting deadline.

4. Data must be reported individually for each county the HMO has been certified by the Department to serve. Do not leave any column of the HMO birth cost chart blank. Use NA if the data is not available.

5. Average dollar amounts paid must include professional and hospital (UB-92) services for the categories defined in the HMO birth cost chart. Do not include high risk delivery costs in the average payments (i.e., NICU related charges).

6.   HMO birth cost chart:

          MEDICAID HEALTH MAINTENANCE ORGANIZATION AVERAGE BIRTH COSTS
                   January 1, ____, through December 31, ____

                        Average Paid          Average Paid        Average Paid       Average Paid      Average Paid
                          Hospital              Hospital             Newborn       Vaginal Delivery  Cesarean Section
HMO         County    (UB-92) - Mother      (UB-92) - Newborn      (Physician)       (Physician)       (Physician)
---         ------    ----------------      -----------------     ------------     ----------------  ----------------
 XXX        Dane              $                   NA                   $                  $                 $

 XXX        Door              $                    $                   $                  $                 $


7. In some counties, judges will not assign birth costs to the father based upon average figures. Upon request of the EDS Contract Monitor, the HMO must provide actual charges less any payments made by a third party payer for the use by the court in setting actual birth and related costs to be paid by the father. Birth cost information must be submitted to the EDS Contract Monitor within fourteen (14) days from the date the request was received by the HMO. Refer to the next page for the reporting requirements.


HMO Contract for January 1, 2002 - December 31, 2003

                  MEDICAID/BADGERCARE HMO BIRTH COST REQUEST

                  PART I:  LOCAL CHILD SUPPORT AGENCY PORTION


PART I IS TO BE COMPLETED BY THE LOCAL CHILD SUPPORT AGENCY. PLEASE PRINT, TYPE OR COMPLETE IN A LEGIBLE MANNER.

1.   HMO NAME
              -----------------------------------------------------------------

2.   NEWBORN NAME
                 --------------------------------------------------------------
                            (First)            (M.I.)           (Last)

     *(If multiple births, please list all names)

     DATE OF BIRTH                                      SEX
                  --------------------------------         --------------------

3.   MOTHER'S NAME
                  -------------------------------------------------------------
                            (First)            (M.I.)           (Last)

     MEDICAID/BADGERCARE ID NUMBER
                                   --------------------------------------------

     ADDRESS
             ------------------------------------------------------------------
                                (Street Address)

        -----------------------------------------------------------------------
                     (City)                            (State)       (Zip Code)

4.   I certify this information is accurate to the best of my knowledge:

     Name of Local Child Support Agency
     Name (Please Print)
     Signature
     Title
     Date
     Phone Number:                              FAX Number:

     MAIL THE FORM TO:                            FAX THE FORM TO:
              EDS                                          EDS
              ATTN:  HMO UNIT                              ATTN:  HMO UNIT
              6406 BRIDGE ROAD                             (608) 221-8815
              MADISON, WI  53784


HMO Contract for January 1, 2002 - December 31, 2003

                             PART II:  HMO PORTION

PART II IS TO BE COMPLETED BY THE HMO. PLEASE PRINT, TYPE OR COMPLETE IN A LEGIBLE MANNER.

1.   The actual payment for birthing costs for the mother and her baby.

     MOTHER'S NAME                                 ID#
                   --------------------------------    -------------------

     HOSPITAL/BIRTHING CENTER PAYMENT (MOTHER)                  $
                                                                 ------------

     HOSPITAL/BIRTHING CENTER PAYMENT (NEWBORN)                 $
                                                                 ------------

     PHYSICIAN PAYMENT (MOTHER)                                 $
                                                                 ------------

     PHYSICIAN PAYMENT (NEWBORN)                                $
                                                                 ------------

     AMOUNT PAID BY OTHER INSURANCE                             $
                                                                 ------------

2. COMMENTS: (i.e., retroactively disenrolled from [HMO NAME]) effective [DATE], services denied

     [STATE DENIAL REASON]:
                           -------------------------------------------------

     -----------------------------------------------------------------------

3.   I certify this information is accurate to the best of my knowledge.

     Name of HMO
     Name (Please Print)
     Signature
     Title
     Date

4.   MAIL OR FAX PART I AND PART II WITHIN 14 OF RECEIPT TO:

         MAIL THE FORM TO:                          FAX THE FORM TO:
                  EDS                                        EDS
                  ATTN:  HMO UNIT                            ATTN:  HMO UNIT
                  6406 BRIDGE ROAD                           (608) 221-8815
                  MADISON, WI  53784



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                                     -183-
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                                  ADDENDUM XXIV

                          LOCAL HEALTH DEPARTMENTS AND
                      COMMUNITY-BASED HEALTH ORGANIZATIONS
                               A RESOURCE FOR HMOs

                            LOCAL HEALTH DEPARTMENTS

Local Health Departments (LHDs) throughout the state have an essential role in promoting the health of citizens of Wisconsin. They have general and specific statutory authority to prevent disease, promote health and protect the health of the citizens. They work in collaboration with community-based organizations, medical care facilities, and local community agencies to develop and coordinate systems of care so that the public's health can be protected. Specific statutory authority includes the three public health core functions of assessment, policy development and assurance:

ASSESSMENT: means the regular, systematic collection, assembly, analysis and dissemination of information on the health of the community. This includes incidence and prevalence data, and morbidity, mortality and environmental data in areas that include: communicable disease, chronic disease and environmental health.

POLICY DEVELOPMENT: means the exercise of responsibility to serve the public's interest by fostering shared ownership with the community in the development of comprehensive public health plans, programs, services and guidelines.

ASSURANCE: means to take reasonable and necessary action to assure citizens that services necessary to achieve public health goals are available. This is done by encouraging the actions of others in the private, public and/or voluntary sectors, and by requiring action through enforcement or by directly providing services.

DESCRIPTION OF PUBLIC HEALTH SERVICES: LHDs' capacities may vary, however, LHDs are required to provide or assure five basic public health services. These include: communicable disease surveillance, prevention and control; health promotion; disease prevention; human health hazard control; and generalized public health nursing programs. Although LHDs serve the population as a whole, they have established traditions of working with population groups at increased risk of illness, disability and premature death. The following specific services have been delineated with the hope of linking Medicaid Managed Care Plans with Local Health Departments. Linking primary care and public health is an essential strategy to strengthen the health of local communities and thus benefit the population of the state as a whole.

o LHDs have access to population data that may be very useful to managed care organizations in determining their services and quality studies.





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



o LHDs closely collaborate their programs with key community agencies that serve the Medicaid population. These include: WIC, Prenatal Care Coordination, School Health Services, Birth to Three Programs, Family Planning, and Developmental Disabilities.

o    LHDs promote and provide health education programs on topics that include:
     Domestic Abuse/Violence Prevention, Smoking Cessation, Breast Feeding, Cardiovascular Risk Reduction, Prenatal/Postpartum Education, Nutrition, and Self-Care Skills.

o LHDs provide health-related home/community inspections in areas that include Lead Poisoning, Asbestos, Indoor Air Quality, Home Safety, and Drinking Water Safety.

o LHDs monitor communicable disease incidence/prevalence, provide information to the public on prevention, and conduct epidemiological investigations of outbreaks/unusual conditions.

ACCESS TO SPECIAL POPULATIONS

Wisconsin's LHDs perform many public health services, including the provision of direct services to Medicaid recipients. Some local health departments provide Medicaid reimbursable services for which HMOs may contract, such as:

o    HealthCheck screening, outreach and follow-up;

o    Immunizations;

o    Blood lead screening;

o Extended case management of medical conditions such as asthma, diabetes, hypertension and children with special health care needs; and

o    Home health and personal care services.

Some important considerations to remember are that LHDs provide:

o    Clinics serving high-risk populations;

o Culturally competent staff experienced in dealing with diverse, high risk populations;

o Direct access to outreach and follow up at-risk population groups in home and community settings;

o Environmental inspection and case management for children with elevated blood lead levels;

o Ability to reach hard-to-reach people to assist HMOs in achieving required rates, such as the HealthCheck screening rate;


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



o    Experience in family-centered care;

o    Linkages with other community based providers and advocacy groups; and

o    Highly skilled staff who emphasize prevention and public health.

                      COMMUNITY BASED HEALTH ORGANIZATIONS

Throughout the state, the health care network includes many nonprofit community based health organizations including: private HealthCheck providers, family planning clinics, and WIC clinics. These organizations may provide some of the same Medicaid reimbursable services as LHDs and are an essential element to advance the health of community. They may also have the same access to special populations as LHDs. (ADDENDUM XXIV.)

       COLLABORATION WITH PUBLIC AND COMMUNITY BASED HEALTH ORGANIZATIONS

HMOs should consider how to utilize the LHDs and community based health organizations through:

o    IDENTIFYING AND UTILIZING THE RESOURCES THEY PROVIDE; AND

o    WHERE APPROPRIATE, CONTRACTING WITH LHDS AND OTHER COMMUNITY
     HEALTH AGENCIES FOR MEDICAID REIMBURSABLE SERVICES.

The complementary roles of managed care and public health are significant and evolving. Communities will be healthier and health care costs will be reduced if health care providers work together. To find out the names of key contacts at LHDs and community based health organizations in your area, contact your LHD.







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                                     -186-
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                                  ADDENDUM XXV

                   GENERAL INFORMATION ABOUT THE WIC PROGRAM,
                      SAMPLE HMO-TO-WIC REFERRAL FORM, AND
                         STATEWIDE LIST OF WIC AGENCIES


GENERAL INFORMATION ABOUT THE WIC PROGRAM AND ITS RELATIONSHIP TO MEDICAID HMOS

The Special Supplemental Nutrition Program for Women, Infants, and Children
(WIC) program is a program enacted as an amendment to the Child Nutrition Act of 1996, and is funded by USDA. WIC provides supplemental nutritious foods, nutrition education, and referrals to pregnant and breastfeeding women, infants and children up to age five, who are determined to be at nutritional risk. Income eligibility is determined by family size and gross income (185 percent of the poverty level). WIC uses "adjunctive" eligibility which means that any recipient of Medicaid (including Healthy Start and BadgerCare) is eligible for WIC.

The State Division of Public Health contracts with 68 local agencies to provide WIC benefits. In Wisconsin, most WIC agencies are local health departments, but other community-based organizations are contracted with WIC to provide WIC benefits, including community action programs and other private non-profit health agencies.

WIC serves approximately 106,000 women, infants and children each month. Approximately thirty-five (35) percent of all Wisconsin births are on WIC. Approximately half of all WIC participants were enrolled in a Medicaid HMO. Sixty-eight (68) percent of all participants have incomes below the poverty level; thirty-five (35) percent have less than a high school education.

Section 1902(a)(11)(C) of the Social Security Act requires coordination between Medicaid HMOs and WIC. This coordination includes the referral of potentially eligible women, infants, and children to the WIC program and the provision of medical information by providers working within Medicaid managed care plans to the WIC program if requested by WIC agencies. Typical types of medical information requested by WIC agencies include information on nutrition related metabolic disease, diabetes, low birth weight, failure to thrive, prematurity, infants of alcoholic, mentally retarded, or drug addicted mothers, AIDS, allergy or intolerance that affects nutritional status, and anemia.

For more information, refer to the WIC Referral Forms, WIC Project Directory and the partnership pamphlet that are part of this addendum. Multiple copies of the WIC Referral Form may be obtained from local WIC agencies.









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                                     -187-

DEPARTMENT OF HEALTH AND FAMILY SERVICES                                                       STATE OF WISCONSIN
Division of Public Health                                                     Bureau of Family & Community Health
DOH 4024 (Rev. 02/99)                                                               WIC Program, Federal Reg. 246

                            WIC MEDICAL REFERRAL FORM
                                       FOR
        PREGNANT AND BREASTFEEDING AND NONBREASTFEEDING POSTPARTUM WOMEN

Completion of this form is voluntary. Information gathered on this form is used for WIC certification and for food package issuance.


Patient's First and Last Name:                      Birthdate:
                              --------------------            ----------------

Address:                                            Telephone:
        ------------------------------------------            ----------------


ALL WOMEN:                                                   PREGNANT:                    POSTPARTUM:

Present weight:                  Hct:                 %      E.D.D.:                      Del. date:
               -----------------     -----------------              ----------------                ------------------
                                 And/or
Present height:                  Hgb:                 gm     Wks gest:                    Prepreg. wt.:
               -----------------     -----------------                --------------                   ---------------

Date taken:                      Date taken:                 Prepreg. wt:                 Wt. gained:
           ---------------------            ----------                   -----------                 -----------------

Vit/Min Rx:
           ---------------------


ALL WOMEN.

Current nutrition-related health problems:

    food allergy or intolerance (specify):
---                                        ----------------------------

    recent major surgery, trauma, or burns:
---                                        ----------------------------

    infectious disease in last 6 months:
---                                     -------------------------------

           pneumonia                                                     HIV or AIDS                   parasitic infection
       ---                                                           ---                           ---

           bronchiolitis (# episodes in last 6 mos:    )                 meningitis                    tuberculosis
       ---                                                           ---                           ---

       nutrition-related chronic disease, genetic or central nervous system
---    disorder, or other medical condition (specify):
                                                      -------------------------

Obstetrical history in any previous pregnancy (if currently pregnant) or most recent pregnancy (if currently postpartum):

    gestational diabetes                                                 large for gestational age infant
---                                                                  ---

    low birth weight or preterm infant                                   fetal or neonatal death
---                                                                  ---

    infant with nutrition-related birth defect (specify):
---                                                       --------------------------------

PREGNANT WOMEN:

Current nutrition-related health problems:

    gestational diabetes                                                 hyperemesis gravidarum
---                                                                  ---

    pregnancy-induced hypertension                                       fetal growth restriction
---                                                                  ---

MEDICAL NUTRITIONAL PRESCRIBED:

    Ensure(R)        Ensure w/Fiber(R)         Ensure Plus(R)         Sustacal(R)         Sustacal w/Fiber(R)       Boost Plus(R)
---              ---                       ---                    ---                 ---                       ---


    Additional Diagnoses/Health Concerns/Diet Orders:  Physician or Health Professional's Name:
                                                                                                -----------------------------------

    Medical Office/Clinic:
                           --------------------------------------------------------------------------------------------------------


    Address:                                                        Telephone:
            ------------------------------------------------                  -----------------------------------------------------

    Signature:                                                      Date:
              ----------------------------------------------             ----------------------------------------------------------

    LOCAL WIC PROJECT:








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                                     -188-

                           WIC MEDICAL REFERRAL FORM
                                      FOR
                 INFANTS AND CHILDREN (THROUGH 4 YEARS OF AGE)
          Completion of this form is voluntary. Information gathered on this form is used for WIC certification and for food package issuance.

Patient's First and Last Name:                      Birthdate:
                              --------------------            ----------------

Address:                                            Telephone:
        ------------------------------------------            ----------------

Parent/Caregiver's First and Last Name:
                                       ---------------------------------------


ALL INFANTS AND CHILDREN:                                                               INFANTS ONLY:

Present Wt:           Length/height:             (    recumbent  or      standing)      Birth weight:
             -------                  ---------   ---                ---                             -------------------
Date measurements taken:
                          ---------------------------------
                                                                                        Birth length:
                                                                                                     -------------------
Hct:         %   and/or   Hgb:         gm    Date taken:
     -------                   -------                  -----------------------

Blood lead:                                Date taken:                                  Gestational age:
           ---------------------------                -------------------------                         ----------------

Vitamin/Mineral Rx:
                   -----------------------------


INFANTS.  Medical conditions the mother had prenatally:
      anemia                                                    high blood lead
----                                                       ----
      pregnancy-induced hypertension                             gestational diabetes
----                                                       ----
      food allergy or intolerance (specify):
----                                         -----------------------------------
      nutrition-related infectious disease, chronic disease, genetic or
----  central nervous system disorder, or other medical condition (specify):

      --------------------------------------------------------------------------

INFANTS AND CHILDREN.  Current nutrition-related health problems:
Infants:      pyloric stenosis        GI reflux        LGA at birth        currently LGA         head circumference <5th percentile
          ---                     ---              ---                 ---                   ---

Infants and Children:
    SGA at birth                                               food allergy or intolerance (specify):
---                                                        ---
    currently SGA                                              recent surgery, trauma, or burns (specify):
---                                                        ---
    failure to thrive
---
    infectious disease in last 6 months:
---
           pneumonia                                           HIV or AIDS                 tuberculosis
       ---                                                 ---                         ---
           bronchiolitis (# episodes in last 6 mos:    )       meningitis                  parasitic infection
       ---                                          ---    ---                         ---
       nutrition-related chronic disease, genetic or central nervous system
---    disorder, or other medical condition (specify):
                                                      -------------------------

FORMULA PRESCRIBED.  Special formula for infants and children:
    Similac NeoSure(R)               Enfamil AR(R)             Kindercal(R)                        Neocate One+(R)
---                              ---                       ---                                 ---
    Enfamil 22(R)                    Neocate(R)                PediaSure(R)                        EleCare(R)
---                              ---                       ---                                 ---
    Nutramigen(R)                    Similac PM 60/40(R)       PediaSurew/Fiber(R)                 Portagen(R)
---                              ---                       ---                                 ---
    Alimentum(R)                     Pregestimil(R)
---                              ---

Standard formula for children:       Similac with Iron(R)      Isomil(R)                           Similac Lactose Free(R)
                                 ---                       ---                                 ---

Intended length of use:
                       ---------------------------------------------------------------------------------------------------

    Additional Diagnoses/Health Concerns/Diet Orders:

    Physician or Health Professional's Name:
                                            ---------------------------------------------------------------------------------------

    Medical Office/Clinic:
                           --------------------------------------------------------------------------------------------------------


    Address:                                                        Telephone:
            ------------------------------------------------                  -----------------------------------------------------

    Signature:                                                      Date:
              ----------------------------------------------             ----------------------------------------------------------

    LOCAL WIC PROJECT:








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                                     -189-

                                  Partnerships
                                       for
                                     Healthy
                                      Kids

                                    [GRAPHIC]

                                    Wisconsin
                            Division of Public Health

                              Immunization Program
                   Childhood Lead Poisoning Prevention Program
                                   WIC Program


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                                     -190-

                                Table of Contents

A.   INTRODUCTION ................................................................................    192

B.   EXPANDING THE PARTNERSHIP ...................................................................    193

C.   WHY THE THREE PROGRAMS WORK TOGETHER ........................................................    193

APPENDIX
PROGRAM DESCRIPTIONS:
IMMUNIZATION PROGRAM .............................................................................    195
1.   What is the Immunization Program? ...........................................................    195
2.   Does the Immunization Program have educational materials? ...................................    196
3.   Does Wisconsin have a statewide Immunization Registry? ......................................    196
4.   Are children in Wisconsin well immunized? ...................................................    197
5.   Who are the contact people for the Immunization Program? ....................................    198

CHILDHOOD LEAD POISONING PREVENTION PROGRAM ......................................................    198
1.   What is the Wisconsin Childhood Lead Poisoning Prevention Program? ..........................    198
2.   What is lead poisoning? .....................................................................    198
3.   Is childhood lead poisoning a problem in Wisconsin? .........................................    199
4.   How is screening for lead poisoning done? ...................................................    199
5.   Are Wisconsin children being screened adequately? ...........................................    200
6.   Why are children enrolled in or eligible for Medicaid at higher risk for lead poisoning? ....    200
7.   What can be done for children with lead poisoning? ..........................................    200

WIC (WOMEN, INFANTS, AND CHILDREN) PROGRAM .......................................................    201
1.   What is WIC? ................................................................................    201
2.   Who is eligible and what is provided? .......................................................    201
3.   Who are WIC participants? ...................................................................    202
4.   How are services provided? ..................................................................    204
5.   Is WIC effective? ...........................................................................    204


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                                     -191-

A.   INTRODUCTION

     The state and federally funded Women's, Infant, and Children Nutrition Program (WIC), the Immunization Program (IP), and the Wisconsin Childhood Lead Poisoning Prevention Program (WCLPPP) all carry the mandate to assure that the children of Wisconsin are well nourished, and are protected from vaccine-preventable diseases and lead poisoning.

     These public health functions are to assure the health of all the citizens of the community. Historically, public health, physicians, and other health care providers work together, often as silent partners, to accomplish this. Within the partnership, it often fell to public health to assess and provide these services to children who may be most vulnerable to a number of health and environmental threats: those who are poor, and/or whose access to "traditional" insurers and providers was limited.

     Today, care for many of these children has been assumed by a new partner: the managed care and health maintenance organizations. In collaboration with the Wisconsin Medicaid Program, these insurers/provider groups have renewed their commitment to providing health care services to children enrolled in Medicaid in a more organized and structured way. The model of all children having a "medical home," a setting in which consistent care over time is given by one, or selected health care providers, has been adopted. This model increases the opportunities for providing education, assessments, and interventions that can prevent illness and injury or treat it in the earliest stages.

     Our programs, within the Wisconsin Division of Public Health, believe that strong collaboration between the public and private sectors will strengthen our will and abilities to meet the nutrition, immunization and lead poisoning prevention goals for Wisconsin children.

     WHY ARE WE HERE?

     There are many effective collaborative efforts already in place around the state and we hope to build on these successes and help facilitate working on problem areas. We don't assume to know how each agency or county or HMO works; all are so different and there are varying levels of collaboration taking place. We also don't assume to know how each county, program, agency should or could work together. Our goal in being here is to start (or in many cases, expand) the discussion between the programs and the HMO's at the local levels. This is obviously the best place to work out the many details associated with collaborative efforts. Perhaps there is a good working relationship with one program, but the community could benefit from further collaborations. Perhaps this will simply affirm and celebrate the collaborative efforts, which we can then share with others. In either case, we look forward to joining you on this venture.


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                                     -192-

B.   EXPANDING THE PARTNERSHIP

     WIC, WCLPPP, and IP would like to build and expand on the public/private partnerships that already exist to provide health care for Wisconsin children, especially those for whom access to consistent health care resources may be inadequate or underutilized. We believe that WIC clinics can provide a pathway that can facilitate not only entrance into the healthcare system, but also the assurance that needed and/or required services (nutrition counseling/support, immunizations, and lead testing) are obtained by all families.

     As new partnerships are defined, and old ones revised, our public health programs are looking to private providers and managed care organizations to begin to discuss how some of the following concerns may be addressed:

     1. Increase understanding of the need, requirements for, and services available to meet children's nutritional needs, recommended immunizations and blood lead screening schedules.

     2. To facilitate billing and information sharing practices between public health, providers, and managed care organizations so that services can be provided at all points of contact with children and are not duplicated.

     3. To assure that reimbursement for services provided by local health departments and programs is obtainable in a timely and cost-effective manner.

     4. To strengthen and coordinate outreach and referral for WIC services when appropriate, and to establish and support a medical home for all clients.

     5. To clarify the roles of managed care and public health in assuring (providing and documenting service) the delivery of nutrition, immunization and blood lead screening to Wisconsin children.

     By addressing these topics, our programs can be of assistance in providing needed services for children, while complementing the work of private health care providers.

C.   WHY THE THREE PROGRAMS COLLABORATE

     The Immunization, Lead Poisoning Prevention, and WIC Programs all have a common goal: healthy kids in Wisconsin. Even though the programs focus on specific objectives, e.g. improve nutritional status, improve immunization rates, decrease lead poisoning, they are often positioned in the community to best serve this high-risk population.

     Many public health agencies administer all three programs and often share space, information, staff and other resources. It is logical for the three programs to collaborate because all are seeing a similar target group:


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                                     -193-

     o    children age five and under,

     o    families that are either at risk or high risk,

     o    low-moderate income,

     o    uninsured or underinsured and often receiving sporadic health care.

     Enhancing collaboration between the programs only serves to enhance accessibility to these health services, and provides them in a convenient and familiar setting.

     WIC IS A LOGICAL PARTNER

     WIC provides a comfortable and convenient setting for receiving benefits. WIC has early and late hours, and many projects have Saturday hours to better serve working families and students.

     The Wisconsin Immunization, Lead and WIC Programs have been working together these past years to enhance services to children and advance the objectives of each program. Memorandums of Understanding (MOU) for sharing information are in place, as well as policies and procedures for local WIC projects to follow. For example, it is a requirement of the WIC Program to screen the immunization records of all children, and refer children to their provider for immunizations as needed. Immunization dates are entered onto either the WIC data system or immunization data system. Another example is blood lead screening. During each certification appointment, children will have a hemoglobin or hematocrit taken. With a minor adjustment of that procedure, the child can also be tested for lead.

     As described in the Appendix, WIC Program, WIC sees many at-high risk families in Wisconsin. They return to WIC frequently for recertification and food voucher pick-up. Enhancing WIC services with immunization and lead screening fits well into certification process, as well as the follow-up visits. WIC also provides frequent opportunities to reinforce health messages through education sessions and materials. WIC has an elaborate data collection system, which collects immunization and lead data, and has the capacity to provide informative outcome reports.

     Children at risk for lead poisoning require screening and referral for lead, and nutrition information to decrease the toxic effects of lead. WIC can do both.

     Children at risk for under-immunization require screening and referral to their immunization provider. WIC can and is doing this.


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                                     -194-

     THE PARTNERSHIP IS WORKING

     Studies show that WIC improves immunization status and screening rates for lead poisoning.

     In the current 1998-99 grant cycle, 89 percent of local health departments receiving state funding for childhood lead poisoning prevention programs identified WIC as a screening location. In 1996-97, 21 percent of children with severe lead poisoning (blood lead levels >20(MU)g/dL) were screened in WIC clinic settings.

                                    APPENDIX

The following provides a Question and Answer description of each program, along with data that reflects the health needs of the children we serve. We trust that you will recognize similarities between some of your clients.

                              IMMUNIZATION PROGRAM
                                 (608)267-9959

1.   WHAT IS THE IMMUNIZATION PROGRAM?

     The purpose of the immunization program is to eliminate vaccine preventable diseases by maintaining high immunization levels among infants, preschool and school age children. This includes vaccines against the following diseases: diphtheria, tetanus, pertussis, polio, haemophilus influenza b
     (Hib), measles, mumps, rubella, hepatitis B and varicella (chicken pox). The Immunization Program distributes vaccine to local health departments
     (LHDs), federally qualified community health centers (FQHCs), tribal health clinics and private providers throughout the state. The use of state supplied vaccine by private providers is limited to children who are uninsured, on medical assistance or Native American or Alaskan natives. The Program distributes federal Immunization Action Plan (IAP) funds to LHDs to support efforts to improve vaccine delivery such as outreach and education programs, tracking and recall systems to keep children on the recommended immunization schedule and immunization clinic expansion when current efforts do not meet identified need.

     Collaborative efforts with other infant and child oriented programs are also funded through IAP funds. The State WIC and Immunization Programs have received national attention for the cooperative efforts taking place between the two programs. Program staff, assigned to the Regional Offices, monitors the IAP Grants and offer consultation and technical assistance to all providers regarding safe and effective methods to immunize children.


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                                     -195-

     The Immunization Program coordinates the investigation of all reported cases of vaccine preventable diseases. Cases are followed up to determine source and appropriate control measures are initiated to limit spread.

     The Wisconsin Immunization Law mandates that children attending day care and schools in the state meet minimum immunization requirements. The Immunization Program works with day care centers, schools, local health departments and physicians to ensure these requirements are met.

     Hepatitis B vaccine is the only vaccine that is recommended at birth. In a collaborative effort with LHDs, the state chapters of the AAP and the AAFP, the State Medical Society, the Wisconsin Hospital Association and the Association of Wisconsin HMO Directors, the Immunization Program was successful in promoting infant hepatitis B immunization at hospital birthing centers prior to discharge. Recent chart reviews indicate that 75 percent of infants born in 1996 received their initial hepatitis B vaccine at birth.

     Hospital labor and delivery personnel play a critical role in preventing perinatal hepatitis B virus transmission from an infected mother to her infant at birth. Without preventive treatment, the infant has a 40 percent chance of becoming infected. In 1996, 95 percent of infants born to infected mothers were correctly treated.

2.   DOES THE IMMUNIZATION PROGRAM HAVE EDUCATIONAL MATERIALS?

     Educational materials promoting on schedule immunization are produced by the immunization program and available upon request. These materials are used by public and private providers, community based organizations and others interested in promoting immunization. One pamphlet titled "The Bear Necessity - Immunization" (enclosed) is designed for new mothers and is distributed by birthing centers in hospitals throughout the state.

3.   DOES WISCONSIN HAVE A STATEWIDE IMMUNIZATION REGISTRY?

     The Wisconsin Immunization Registry (WIR) is being developed as a tool to assist providers in their efforts to properly immunize children. Many parents seek immunizations for their children from more than one provider. Coupled with the fact that parents may not keep their child's immunization record up-to-date makes it very difficult for the new provider to determine which immunizations are needed. The WIR will be a repository for all immunizations given by any public or private provider in the state. This system will enable the provider to determine what was previously given and immunize accordingly. The WIR will also be capable of tracking children to remind parents when children are due for immunizations or to recall them if the child falls behind schedule.


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                                     -196-

4.   ARE CHILDREN IN WISCONSIN WELL IMMUNIZED?

     The state's school aged children are well immunized. School immunization law reports indicate that over 90 percent of Wisconsin's school children meet the "minimum requirements" of the immunization law. The minimum requirements reflect the dose specific requirements for the individual vaccines that are covered under the law. Parents may opt for a waiver to the vaccine requirements for medical, religious or personal conviction reasons. Less than 2 percent (2%) of the total Wisconsin school enrollment have opted for the three waivers combined.

                      WISCONSIN IMMUNIZATION LAW COMPLIANCE

         SCHOOL YEAR        94-95     95-96     96-97     97-98*
         -----------        -----     -----     -----     ------
       MEET MIN. REQ.       94.7%     94.7%     96.3%      90.4%
       IN PROCESS            1.6%      1.7%      0.8%       3.5%
       BEHIND SCHEDULE       1.5%      1.4%      0.8%       3.5%
       NO RECORD             0.6%      0.6%      0.6%       0.9%
       MED. WAIVER           0.2%      0.3%      0.3%       0.2%
       RELIGIOUS WAIVER      0.1%      0.1%      0.1%       0.1%
       PER. CONV. WAIVER     0.9%      1.0%      1.0%       1.0%

     * Effective for the 1997-98 school year, the Administrative Rules for the immunization law were changed to include a requirement for hepatitis B vaccine.

     The pre-school population has been found to be at greatest risk for not receiving their immunizations according to the recommended schedule. The state and national goals for childhood immunization are that 90 percent of all children complete their primary series of immunizations by their second birthday. The 1997 National Immunization Survey indicates that only 79 percent of Wisconsin's children have attained this goal. It is through collaboration and partnering efforts, such as those described here, that may best help us realize these goals.

                         WISCONSIN IMMUNIZATION LEVELS *
                             CHILDREN 2 YEARS OF AGE

                           YEAR         1995     1996     1997
                           ----         ----     ----     ----
                      Wisconsin          74%      76%      79%
                      Milw. Co.          68%      70%      70%
                      WI minus Milw.     76%      78%      81%
                      U.S.               77%      77%      76%

          * Proportion of 2 year olds that have completed 4 DTP/3 Polio/1 MMR/3 Hib by 24 months of age


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                                     -197-

5.   WHO ARE THE CONTACT PEOPLE FOR THE IMMUNIZATION PROGRAM?

     Dan Hopfensperger, Immunization Program Director: (608)266-1339 Jim Zanto, Western/Eau Claire Region: (715)836-2499
     Jean Zastro, Northeastern/Green Bay Region: (920)448-5231
     Jerry Gabor, Southern/Madison Region: (608)243-2366
     Jackie Kowalski, Southeastern/Milwaukee Region: (414)227-4876 Bill Sheeley, Southeastern/Milwaukee Region: (414)227-3995
     Jane Dunbar, Northern/Rhinelander Region: (715)365-2709


         WISCONSIN CHILDHOOD LEAD POISONING PREVENTION PROGRAM (WCLPPP)
                                 (608) 266-5817


1.   WHAT IS WISCONSIN CHILDHOOD LEAD POISONING PREVENTION PROGRAM (WCLPPP)?

     The WCLPPP, in the Wisconsin Department of Health and Family Services, Division of Public Health, works collaboratively with local health departments, private, public, and voluntary sectors to reduce childhood lead morbidity and assure lead safe environments for children, their families, and communities. Lead poisoning prevention activities are supported by federal agency grants (HUD, EPA, CDC) and Wisconsin general purpose revenue funds.

2.   WHAT IS LEAD POISONING?

     Lead poisoning is a blood lead level in a child of more then 10(MU)g/dL. The primary sources of lead poisoning for children are lead-based paint chips and dust found in pre-1950 homes, or in homes built before 1978 undergoing renovation, remodeling, or paint removal.

     Research has found that even at the most common low levels of lead exposure (blood lead levels between 10-19 (MU)g/dL) lead poisoning can impair a child's ability to learn, alter behavior, and can have long lasting effects. At higher levels, effects of lead poisoning can include decreases in growth, hearing, Vitamin D metabolism, anemia, gastrointestinal complaints, coma and death.

     Most children with lead poisoning show no symptoms. The only way to know a blood lead level is elevated is to draw a blood sample on the child.


HMO Contract for January 1, 2002 - December 31, 2003

3.   IS CHILDHOOD LEAD POISONING A PROBLEM IN WISCONSIN?

     Yes. Wisconsin rates of lead poisoning exceed the national average. The following table indicates Lead Poisoning In Wisconsin* and the Nation**

                                                  Wisconsin     United States
                                                  ---------     -------------
          BLL > or = to 10 (MU)g/dL       10.1%           4.4%
          BLL > or = to 15 (MU)g/dL        2.2            1.3
          BLL > or = to 20 (MU)g/dL        1.8            0.4

     *Source: Fiscal Year 96/97 Annual Report of Childhood Lead Poisoning in
              Wisconsin

     *Source: Third National Health and Nutrition Examination Survey-Phase 2
              (1991-1994), MMWR, Vol. 46, No. 7, February 21, 1997.

     Factors in Wisconsin that place children at risk for lead poisoning include the number of young children in poverty and the age of the housing stock. In a 1996 report from the Center for Health Statistics, 36 percent of Wisconsin children age 0-4 years live below 185 percent of poverty. According to the 1990 census 37 percent of Wisconsin housing was built prior to 1950.

4.   HOW IS SCREENING FOR LEAD POISONING DONE?

     Blood lead screening is an important element of a comprehensive program to eliminate childhood lead poisoning. The goal of such screening is to identify children who need individual interventions to reduce their blood lead levels.

     Testing children for lead poisoning should occur at ages 1 and 2 years, when their behavior is most likely to expose them to sources of lead, and brain development is most vulnerable to lead toxicity. In the cities of Milwaukee and Racine, where risk factors for lead poisoning and current prevalence rates are high, all children are tested around 12 and 24 months of age, and older children if assessment indicates a risk of exposure. For the rest of Wisconsin, an assessment of the child's risk for lead exposure is done and a test performed if indicated (call WCLPPP @ (608) 266-5817 for more information on Wisconsin Screening Recommendations).

     Testing for lead should be available at any contact point where children receive health related services. In Wisconsin, testing for lead poisoning is done by physicians in private clinics, at health department clinics and at WIC sites. In FY 1996/97, of children with blood lead levels
     > or = to 20(MU)g/dL, 57 percent were diagnosed in private clinics, 14 percent in health department clinics, and 21 percent at public or private WIC clinics.


HMO Contract for January 1, 2002 - December 31, 2003

5.   ARE WISCONSIN CHILDREN BEING SCREENED ADEQUATELY?

     No. For a variety of reasons, Wisconsin children are not being screened for lead poisoning in adequate numbers. It is feared that children are not routinely having their risk for lead exposure assessed.

         PERCENT OF WISCONSIN CHILDREN TESTED FOR LEAD POISONING BY AGE
                               FISCAL YEAR 1996-97

                         Wisconsin Population*     Number Tested (% Pop)
                         ---------------------     ---------------------
              Age 1             71,276                  19,029 (27%)
              Age 2             71,947                   9,922 (14%)
            Ages 3-5           224,311                  16,178 (7%)
              Total            367,534                  45,129 (12%)

          * 1990 United State Census, Modified Age, Race, Sex (MARS) File,
            U. S. Bureau of the Census,

6. WHY ARE CHILDREN ENROLLED IN OR ELIGIBLE FOR MEDICAID AT HIGHER RISK FOR LEAD POISONING?

     National and Wisconsin data show that children who are enrolled in federal assistance programs (Medical Assistance, WIC, Head Start) have higher rates of lead poisoning. For this reason, the federal and state Medical Assistance programs require that blood lead tests be done at around 12 and 24 months of age. The reasons for increased lead poisoning among children on MA is unclear, but is most likely attributed to the accessibility of affordable, well maintained housing.

7.   WHAT CAN BE DONE FOR CHILDREN WITH LEAD POISONING?

     The detection and treatment of lead poisoning involves the entire family, and collaboration between physicians and public health for effective interventions. The following lead poisoning prevention and treatment services are needed for families screened and those with lead poisoning:

     o Assessment of lead exposure, and screening of children at risk at ages 1 and 2 years, and for children ages 3-5 if never done.

     o For families of children receiving a blood lead test, education about nutrition that can decrease lead absorption, hand-washing, and cleaning techniques to decrease lead exposure.

     o For all children with blood lead levels over 10 (MU)g/dL, an assessment of what the source of lead may be, and information about how to decrease the exposure.


HMO Contract for January 1, 2002 - December 31, 2003

     o Referral to local health departments for all children with blood lead levels over 20(MU)g/dL for a risk assessment of their home and case management and follow-up. Many health departments become involved at lower blood lead levels; consult your local health department to find out at what level they intervene.

     o    Chelation therapy for children with blood lead levels over 45(MU)g/dL.

     o Ongoing assessment of learning delays and behavioral problems, with referral for early intervention or other educational support or behavioral modification programs as needed.

                    WIC (WOMEN, INFANTS AND CHILDREN) PROGRAM
                                 (608) 266-9824

1.   WHAT IS WIC?

     WIC is the Special Supplemental Nutrition Program for Women, Infants and Children. WIC was enacted in 1972 as an amendment to the Child Nutrition Act of 1966. It is administered in Wisconsin by the Department of Health and Family Services, Division of Public Health. It is administered at the local level by sixty eight (68) public and private non-profit agencies. Fifty-one (51) of the sixty eight (68) are in local health departments.

     It is funded primarily by the US Department of Agriculture - Food and Nutrition Service, and some State General Purpose Revenue (GPR). The annual budget is approximately $74 million, to provide food benefits, nutrition services and administration funds.

2.   WHO IS ELIGIBLE AND WHAT IS PROVIDED?

     WIC provides supplemental nutritious foods, nutrition education, and referrals to health care to low-income pregnant and breastfeeding women, mothers with children under 6 months, and infants and children up to age five, who are determined by a nutritionist or nurse to be at nutritional risk.

     Income eligibility is determined by family size (or economic unit) and the gross income. Family income must be less than 185 percent of the poverty level (for example, a family of four may make up to $30,432 to be income eligible for WIC). Income levels are adjusted each July.

     WIC also uses "adjunctive" income eligibility, which means if a participant receives or is eligible for Food Stamps, Medical Assistance or W-2, they are automatically income eligible for WIC.


HMO Contract for January 1, 2002 - December 31, 2003

     WIC benefits include:

     o Basic nutrition information and counseling at certifications and draft pick-up, in groups or individually.

     o Health and nutrition screening for WIC eligibility determinations (health history questions, height/length, weight, hematocrit/hemoglobin, diet screening). Projects also screen immunization status.

     o Through collaboration with other programs, many WIC projects also offer blood lead testing, Prenatal Care Coordination, HealthCheck and immunizations.

     o Supplemental nutritious foods, which include milk, cheese, fruit juices, high iron cereals, peanut butter, dried beans/peas, eggs, iron-fortified infant formula, tuna and carrots for breastfeeding women.

     o Referral to other health and family services. This includes prenatal care, immunizations, blood lead testing, well-baby checks, and HealthCheck for ongoing health care and additional nutrition services (e.g., medical nutrition therapy, special formulas).

3.   WHO ARE WIC PARTICIPANTS?

     WIC currently serves approximately 106,000 women, infants and children each month with a food package. The following chart describes the statewide total by race and category. (June 1998)

                 %     Pregnant   Brstfdng   Post-partum   Infants    Children
               -----   --------   --------   -----------   -------    --------
Black          23.5      2,322       568        2,084        5,814     14,027
Hispanic       11.3      1,242       785          688        2,860      6,429
Asian           6.2        471       170          416        1,166      4,361
Native Am       2.4        239       109          175          574      1,423
White          56.5      6,629     2,929        5,009       14,424     30,801
TOTAL                   10,917     4,562        8,356       24,849     57,054


HMO Contract for January 1, 2002 - December 31, 2003

Using the 1996 total births in Wisconsin, this chart shows that approximately 35% of the mothers were on the WIC Program during their pregnancy.

WIC also serves a very high percentage of the births to Black, Hispanic, American Indian, or Asian mothers.

                           PERCENT OF 1996 BIRTHS BY
                            RACE/ETHNIC IN WISCONSIN

                                    [GRAPH]

                                        PERCENT OF BIRTHS

                 1996 Birth Records     on WIC Prenatal    on WIC Postpartum
                 ------------------     ---------------    -----------------
State                   100%                 35%                   9%
White                   82%                  25%
Black                   10%                  81%
Hispanic                 5%                  71%
Am. Indian               1%                  60%
Asian/other              3%                  69%

     WIC also serves a large number of high risk individuals. The following chart provides some statistics regarding income levels, age and education levels.

     Income by % Poverty              Age at Certification             Education Level
-----------------------------     ---------------------------    ----------------------------
   <100%     79,704     68.0%        <1      29,786     25.4%    0-7 yrs     10,747      9.2%
101-124      13,272     11.3%      1 yr      19,694     16.8        8-11     29,883     25.5
125-149      11,603      9.9%      2 yr      15,977     13.6      12 yrs     54,017     46.0
150-174       8,504      7.3%      3 yr      15,018     12.8       13-15     16,701     14.2
175-185       2,375      2.0%      4 yr      11,639      9.9         16+      4,074      3.5
   >185%      1,683      1.4%     11-14         132       .1         unk      1,961      1.7
                                  15-18       3,890      3.3
                                  19-35      20,017     17.0
                                     36+      1,178      1.0


                                 1996 WI BIRTHS
                                 WOMEN <20 YEARS

                                     [GRAPH]

                                                      Women <20
                                                      on WIC
                Total Births      Women <20         Prenatal & PP
                ------------      ---------         -------------
                     100%              11%                 10%
                  67,150            7,106               6,592

                                 1996 WI BIRTHS
                          WOMEN <HIGH SCHOOL EDUCATION

                                     [GRAPH]

                                                    Educ<HS on WIC
                Total Births       Educ<HS          Prenatal & PP
                ------------      ---------         --------------
                     100%             16%                  14%
                  67,150          10,795                9,693


WIC screens each applicant to determine where they are receiving their health services. The following indicates that over half of the participants are receiving Medical Assistance.


HMO Contract for January 1, 2002 - December 31, 2003

                        Health Care Source
        --------------------------------------------------
        MA/HS, non-HMO                    21,835     19.1%
        MA/HS, HMO                        50,267     43.9
        Indian/Migrant Hlth Service        1,725      1.5
        Health Insurance, Full cov         6,748      5.9
        Health Insurance, co-pay/ded      29,533     25.8
        No Insurance                       9,889      8.6
        Unknown                            2,317      2.0

4.   HOW ARE SERVICES PROVIDED?

     Each participant must be certified as eligible to receive WIC benefits. At this certification appointment, WIC staff checks income and collects the necessary data, including immunization records for all children. A health screener or aide then weighs and measures the woman or child and plots the result on a growth grid. A hemoglobin or hematocrit is also taken to assess blood iron levels. Many WIC projects are also drawing samples for blood lead at the same time.

     A registered dietitian or other nutrition professional reviews the health and nutrition questionnaires and medical data and determines the risk factors and whether the applicant is eligible to participate. Nutrition information is provided which is specific to each participant's risk, follow-up visits are planned, and referrals are made.

     Participants pick up food drafts every 1,2, or 3 months and purchase the nutritious foods at WIC authorized stores. The participants are recertified every six months to determine whether they are still eligible to participate.

     The food draft pick-up appointment is a very important point of contact for WIC participants. This is when they receive additional nutrition information, follow up on high risk factors, and can have access to other available services within the agency, for example, immunizations and lead screening follow-up.

5.   IS WIC EFFECTIVE?

     There are numerous local, state and federal evaluations of the WIC Program which document the benefits of the program. These studies found that WIC participation was associated with an improved outcome of pregnancy, including reduction in late fetal death rates, increased head size of infants, longer pregnancies and fewer premature births, and increases in the number of women seeking prenatal care early in pregnancy. With respect to children, the report shows that:

     o WIC participation leads to better cognitive performance of four and five year olds.


HMO Contract for January 1, 2002 - December 31, 2003

     o Children participating in WIC are better immunized and more likely to have a regular source of medical care.

     o    WIC has a major impact on reducing anemia among children.

     Other research shows WIC to be cost-effective. In May 1992, a General Accounting Office (GAO) study was released showing that the provision of WIC benefits to pregnant women has a cost-benefit ratio of approximately 3:1. According to GAO, providing WIC benefits to pregnant women has resulted in a 25 percent reduction in the incidence of low birthweight babies and a reduction of 44 percent in "very low birthweight" babies (<3.3 pounds). Nine previous studies that examined Medicaid payments to WIC families showed cost-benefit ratios of $1.92 to $4.21 for every dollar spent.

     Wisconsin data also indicates that WIC benefits provided to pregnant women has a positive impact on the outcome of pregnancy. The incidence of low birthweight (<5.5 pounds) decreases the longer the pregnant mother is enrolled in WIC.


       10/97, WIC 814     0 months     1-3 mo     4-6 mo     7-8 mo
       --------------     --------     ------     ------     ------
        Birthweight
       < 5.5 lbs           10.1%        8.9        8.3         4.4
       > 5.5 lbs           89.9         91.1       91.7       95.6


     Enclosures:

     o    WIC Outreach Brochure (also available in Spanish and Hmong)

     o    Health Care Providers and Wisconsin WIC brochure


HMO Contract for January 1, 2002 - December 31, 2003

                                 ADDENDUM XXVII

                      STATEWIDE LIST OF LOCAL WIC AGENCIES


HMO Contract for January 1, 2002 - December 31, 2003

                             WISCONSIN WIC PROGRAM
                               PROJECT DIRECTORY

                         WISCONSIN WIC & FMNP PROGRAMS
                                 CENTRAL OFFICE
                                 (608) 266-9824
                               FAX: (608) 266-3125
                     1414 East Washington Avenue, Room 167
                             Madison, WI 53703-3043
                          WIC VENDOR MANAGEMENT SECTION
                                 (608) 266-6912
                               FAX: (608) 266-1514
                              1 West Wilson Street
                                   PO Box 309
                 Madison, WI 53701 MCH/WIC Hotline: 800-722-2295
                                PDA: 800-488-8799

STATE WIC STAFF

PATTI H. HERRICK, RD, MPA, Director .................................................   266-3821

CONNIE WELCH, MPH, RD, Nutrition Coordinator ........................................   267-7320

VACANT, MCH Nutritionist/Breastfeeding Coordinator ..................................

DEBORAH GRENIER, RD, MPA, Program Operations Coordinator ............................   266-2148

NANCY BROWN-JOYCE, Fiscal Manager ...................................................   261-6383

GLENN THOMPSON, DAISy Systems Manager ...............................................   267-2201

JUDY HOENISCH, Program Assistant ....................................................   261-6381

VI SCHOMBERG, Program Assistant .....................................................   266-9824

JUDY ALLEN, Local Contracts/Farmers' Market Coordinator .............................   261-8867

VENDOR MANAGEMENT SECTION

CHRIS MADSEN, RD, WIC Vendor Section Supervisor .....................................   261-6382

DONNA DUSSO, Vendor Relations Manager ...............................................   261-9431

GREG MCNEELY, Compliance Manager ....................................................   266-3748

JANA STEINMETZ, JD, Monitoring & Food Center Coordinator ............................   267-9002

SANDRA GAGLIANO, Program Assistant ..................................................   266-6912

VACANT, Milwaukee Vendor Coordinator ................................................

                         FY `99 WISCONSIN WIC PROJECTS

                                     [MAP]

                            DIVISION OF PUBLIC HEALTH
                      BUREAU OF FAMILY & COMMUNITY HEALTH
                              REGIONAL OFFICE STAFF

NORTHERN REGIONAL OFFICE
Public Health Nutrition Consultant
Paula Lickteig, RD (715) 365-2715
        Projects-01,10,13,17,46,51
        e-mail: lickpj@dhfs.state.wi.us
Barbara Pevytoe, RD (715) 365-2719
        Projects-01,25,30,41,47,49
        e-mail: pevytba@dhfs.state.wi.us
1853 North Stevens Street
Rhinelander, WI 54501
FAX: (715) 365-2705

SOUTHERN REGIONAL OFFICE
Public Health Nutrition Consultant
Dan Cash, RD MBA(608) 243-2353
        Projects-07,21,32,38,53,54,57,67,71
        e-mail: cashd@dhfs.state.wi.us
Terrell Brock, MPH, RD (608) 243-2368
        e-mail: brockta@dhfs.state.wi.us 3518
Memorial Drive, Building 4
Madison, WI 53704
FAX: (608) 243-2365

SOUTHEASTERN REGIONAL OFFICE
Public Health Nutrition Consultant
Marilyn Bolton, RD (414) 227-5042
        Projects-04,06,33,34,35,36,52,62,63
        e-mail: boltoml@dhfs.state.wi.us
Sandra Poehlman, RD, MPH (414) 227-4795
        Projects-05,15,29,37,40,64
        e-mail: poehlse@dhfs.state.wi.us
819 North Sixth Street, Room
860 Milwaukee, WI 53203-1697
FAX: (414) 227-2010

WESTERN REGIONAL OFFICE
Public Health Nutrition Consultant
Linda Petersen, RD, MPH (715) 836-3826
        Projects-16,18,22,24,26,56,60,69
        e-mail: peterlj@dhfs.state.wi.us
JoAnn Wegenke, RD (715) 836-6689
        Projects-09,20,23,28,31,39,48,58,59,68
        e-mail: wegenjr@dhfs.state.wi.us
312 South Barstow Street, Suite 2
Eau Claire, WI 54701-3679
FAX: (715) 836-6686

NORTHEASTERN REGIONAL OFFICE
Public Health Nutrition Consultant
Diane Moreau-Stodola, MS, RD (920) 448-5228
        Projects-11,12,14,19,42,45,50,65
        e-mail: moreadm@dhfs.state.wi.us
Mary Silha, RD (920) 448-0113
        Projects-02,03,08,27,43,44,61,66
        e-mail: silhamj@dhfs.state.wi.us
Nutrition Surveillance
Linda Spaans-Esten (920) 448-5346
        e-mail: spaanln@dhfs.state.wi.us
200 North Jefferson Street, Room 126
Green Bay, WI 54301
FAX: (920) 448-5265

HMO Contract for January 1, 2000 - December 31, 2001

                                                                 State WIC Staff
                                                         Areas of Responsibility
                                                              WHO SHOULD I CALL?

ADMINISTRATION AND NUTRITION

FIRST POINT OF CONTACT:
REGIONAL NUTRITION CONSULTANTS/CONTRACT ADMINISTRATORS

     WIC and other MCH nutrition (Gladys Kubitz is the back-up for non-WIC nutrition)
     Program operations
     Training and consultation
     Performance review
     Budget revisions
     Fiscal management
     Equipment requests
     Workplans
     Caseload Management, Deviations in caseload counts
     Contract Administration
     Site Description Chart revisions
     Clinic Activities/Responsibilities
     Chart revisions
     Back-up: State WIC Office Staff

ADMINISTRATION / OPERATIONS

PATTI HERRICK:  DIRECTOR
     Phone 608/266-3821
     e-mail:  herriph@dhfs.state.wi.us
     Funding
     National issues
     Service area issues
     Other miscellaneous issues and concerns
     Immunization coordination
     Back-up:  Nancy Brown-Joyce, Deb Grenier

DEB GRENIER:  PROGRAM OPERATIONS COORDINATOR
     Phone: 608/266-2148
     e-mail:  grenidm@dhfs.state.wi.us
     Program operations, policies and procedures
     Staffing patterns, Time Studies
     Caseload, Caseload mgmt, participation counts
     Outreach
     Draft issuance policies
     Accessibility
     ADP reports
              Questionable Issuance
              Dual Participation
              Enrollment and Participation (801)
              Other management reports
     Infant Formula Samples
     Back-up:  Patti Herrick

NANCY BROWN JOYCE:  FISCAL MANAGER
     Phone: 608/261-6383
     e-mail:  brownnj@dhfs.state.wi.us
     Fiscal management
     Allowable expenditures
     Local Salary information
     ADP/Rebate Contracts
     Back-up:  Patti Herrick

JUDY ALLEN:  ADMINISTRATIVE ASSISTANT/FARMERS' MARKET COORDINATOR
     Phone: 608/261-8867
     e-mail:  allenjl@dhfs.state.wi.us
     Contract amendments and budget revisions
     Farmers' Market Nutrition Program









HMO Contract for January 1, 2000 - December 31, 2001

NUTRITION SERVICES

CONNIE WELCH:  NUTRITION COORDINATOR
         Phone: 608/267-7320
         e-mail:  welchcl@dhfs.state.wi.us

         Nutrition Services:
                  Certification; eligibility determination
                  Secondary nutrition education,
                           scheduling, evaluation
                  Model Nutrition Services
                  Care Guidelines
                  Risk Factors/Flow Sheets
                  Risk Factor Rationale
                  Screening and assessment; tools
                  High risk
         Confidentiality
         Supplemental Foods
                  Authorized food list
                  Food packages
                  Draft messages
         Infant formula questions and problems
         Coordination with Other Programs
                  Birth to 3
                  HealthCheck
                  Nutrition Surveillance
         ADP reports
                  Nutrition (excluding Breastfeeding)
                  Birthweight by Trimester
                  Secondary education
                  Food Package

         Back-up:  Regional Nutrition Consultant



HMO Contract for January 1, 2000 - December 31, 2001

VACANT:  MCH & WIC BREASTFEEDING COORDINATOR
         Phone: 608/267-3694
         e-mail:

         Breastfeeding promotion and support activities
         MCH Nutrition and breastfeeding education materials,      tools
         ADP reports
                  Breastfeeding
                  Smoking and Drinking Behavior
         Alcohol, Tobacco and Other Drug Abuse information and referral

         Back-up:  Gladys Kubitz, MCH Nutritionist
         Phone: 608/266-2003, FAX: 608/267-3824
         e-mail:  kubitgk@dhfs.state.wi.us

LINDA SPAANS-ESTEN:  NUTRITION SURVEILLANCE
         Phone: 920/448-5346
         e-mail:  spaanln@dhfs.state.wi.us

         MCH Data system
         PNSS

         Gladys Kubitz:  MCH Nutrition Consultant
         Phone: 608/266-2003
         e-mail:  kubitgk@dhfs.state.wi.us

         MCH Nutrition
         5-A-Day
         FMNP Nutrition
         DAISy






HMO Contract for January 1, 2000 - December 31, 2001

GLENN THOMPSON:  WIC SYSTEM MANAGER
         Phone: 608/267-2201
         e-mail:  thompge@dhfs.state.wi.us

         PDA and the ADP system
         DAISy support
         DAISy enhancements
         Mass changes
         Creating and running special reports
         WordPerfect, Word
         QuattroPro, Excel
         Computer purchase information

         Back up:  PDA

PDA HELPDESK:
         Phone: 800/488-8799  X3922

         DAISy support
         Hardware problems; maintenance

JUDY HOENISCH:  PROGRAM ASSISTANT
         Phone: 608/261-6381
         e-mail:  hoenija@dhfs.state.wi.us
VI SCHOMBERG:  PROGRAM ASSISTANT
         Phone: 608/266-9824
         e-mail:  schomva@dhfs.state.wi.us

         Forms and Publications (ordering and availability)
         Project Directory (update and distribution)
         Monthly Updates and other mailings
         Equipment Inventory and stickers
         Receptionist and phone messages for WIC staff
         Caseload Status Reports

MAILING

Central WIC Office
Questionable Issuance Report - Deb
Dual Participation Report - Deb
Forms and Publications (DMS-25) - Vi, Judy
Equipment Inventory - Vi
Caseload Status Report - Vi
Computer purchase requests - Glenn

Vendor Management Section
Complaints regarding vendors - Greg
Vendor Monitoring Reports - Jana
Vendor site visit materials - Sandra
Proof of Training Affidavit - Sandra
Vendor supply orders - Sandra

Regional Offices - Regional Nutrition Consultants
Budget revisions
Equipment requests
Site Description Chart revisions
Clinic Activities/Responsibilities Chart revisions


HMO Contract for January 1, 2000 - December 31, 2001

VENDOR RELATIONS

CHRIS MADSEN:  WIC VENDOR SECTION CHIEF
         Phone: 608/261-6382
         e-mail:  madseca@dhfs.state.wi.us

         Vendor Section Supervision
         Administrative Rules
         Miscellaneous Issues & Concerns

Back-up:  Donna Dusso

DONNA DUSSO:  VENDOR RELATIONS MANAGER
         Phone: 608/261-9431
         e-mail:  dussodm@dhfs.state.wi.us

         Vendor management, policies and procedures
         Vendor authorization and reauthorization process
         Vendor training
         Replacements for drafts rejected to vendors
         Vendor reports Draft status or look-up

         Back-up:  Chris Madsen

GREG MCNEELY:  COMPLIANCE MANAGER
         Phone: 608/266-3748
         e-mail:  mcneegt@dhfs.state.wi.us

         Vendor fraud and abuse, policies and procedures
         Vendor complaints
         Vendor Training

         Back-up:  Chris Madsen

JANA STEINMETZ:  MONITORING COORDINATOR
         Phone: 608/267-9002
         e-mail:  steinjd@dhfs.state.wi.us

         Participant fraud and abuse
         Lost/Stolen Drafts
         Food package/draft redemption amount for repayment purposes Vendor monitoring

         Back-up:  Chris Madsen

SANDRA GAGLIANO:  VENDOR PROGRAM ASSISTANT
         Phone: 608/266-6912
         e-mail:  gaglisl@dhfs.state.wi.us

         Vendor applications (request, information, status)
         Vendor supplies
         Vendor status

         Back-up:  Donna Dusso

VACANT:  MILWAUKEE VENDOR COORDINATOR
         Phone:

         Site visits & Vendor monitoring, Milwaukee County vendors Vendor questions, Milwaukee County vendors
         Vendor Training
         Back-up:  Greg McNeely (compliance issues)
                     Donna Dusso (vendor issues)

HMO Contract for January 1, 2000 - December 31, 2001

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
01      1130     Great Lakes Inter-Tribal Council, Inc.                Bad River                   A. Elaine Valliere
                 WIC Project                                           Lac du Flambeau             B. Paula Havisto
                 2932 Hwy 47 North                                     Lac Courte Oreilles         C. Michael Allen
                 P.O. Box 9                                            Mole Lake                   D. Paula Havisto
                 Lac du Flambeau, WI 54538                             Potawatomi-Forest County    E. Elaine Valliere
                                                                       Red Cliff                   F. Elaine Valliere
                 (715) 588-3324       FAX: (715) 588-7900              St. Croix                   G. Paula Lickteig/Barbara Pevytoe
                                                                       Stockbridge-Munsee
                                                                       Ho Chunk

02      4260     Northeastern Wisconsin Community Clinic, LTD          Brown County                A. Judy Brose
                 East WIC Project                                                                  B. Judy Brose
                 622 Bodart Way                                                                    C. Bonnie Kuhr (920) 437-9773
                 Green Bay, WI 54301                                                               F. Bonnie Kuhr
                                                                                                   G. Mary Silha
                 (920) 437-8368       FAX: (920) 437-0984
                                                                                                   D. Carol Evans
                 N.E.W. Community Clinic West                                                      E. Jamie North
                 610 South Broadway
                 Green Bay, WI 54303

                 (920) 431-0243       FAX: (920) 431-0248
                 e-mail: newcomm@netnet.net


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
03       520     Menominee Indian Tribe of WI                          Menominee County            A. Scott Krueger
                 WIC Project                                                                       B. Scott Krueger
                 P.O. Box 970                                                                      D. Deb Prijic
                 Keshena, WI 54135-0970                                                            E. Scott Krueger
                                                                                                   F. Karen Page
                 (715) 799-5444       FAX: (715) 799-3099                                          G. Mary Silha
                                                                                                   C. Betty Jo Wozniak
                 Menominee Indian Tribe of WI
                 PO Box 910
                 Keshena, WI 54135

                 (715) 799-5154
                 e-mail: skruege2@mail.wiscnet.net
04      1515     Milwaukee Health Services, Inc                       Milwaukee County             A. Nancy Castro
                 MLK-Heritage Health Center WIC Project                                            B. Nancy Castro
                 2555 N. Dr. Martin Luther King Drive                                              C. Zettie D. Page (Acting)
                 Milwaukee, WI 53212                                                               D. Karen Miller
                                                                                                   E.
                 (414) 372-9029       FAX: (414) 372-5758                                          F. Nancy Castro
                                                                                                   G. Marilyn Bolton


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
05      2120     Waukesha Co Dept of Health & Human Services           Waukesha County             A. Merrie Baltramonas
                 WIC Project                                                                       B. Merrie Baltramonas
                 615 W Moreland Boulevard                                                          C. Nancy Healy (414) 896-8433
                 Waukesha, WI 53188                                                                D. Mary Callan
                                                                                                   E. Merrie Baltramonas
                 (414) 896-8440       FAX: (414) 896-8387                                          F. Joyce Ernst/Lonnie Strasen
                                                                                                   G. Sandra Poehlman
06      6295     Milwaukee Indian Health Board Inc.                    Milwaukee County            A. Beth Sadowski
                 Rainbow Community Health Center                                                   B. Vacant
                 WIC Project                                                                       C. Richard Grzybowski
                 2733 W. Wisconsin Ave., Suite 200                                                 D. Beth Sadowski
                 Milwaukee, WI 53208                                                               E. Beth Sadowski
                                                                                                   F. Laurie Dye
                 (414) 931-8606       FAX: (414) 937-3065                                          G. Marilyn Bolton

                 Milwaukee Indian Health Board                                                     C. Richard Grzybowski
                 PO Box 04065
                 Milwaukee, WI 53204

                 (414) 389-3880 Ext: 126


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
07       970     Southwestern Wisconsin Community Action               Crawford County             A. Amy Graber
                 Program (SWCAP)                                       Iowa County                 B. Amy Graber
                 WIC Project                                           Lafayette County            C. Richard Strand
                 149 North Iowa Street                                 Richland County             D. Amy Graber
                 Dodgeville, WI 53533                                                              E. Amy Graber
                                                                                                   F. Jody Kitelinger
                 (608) 935-2326                                                                    G. Dan Cash
                 STS 7-7963           FAX: (608) 935-2876
                 e-mail: swcap@mhtc.net
08      1310     La Clinica de los Campesinos, Inc.                    Adams County                A. Lois Schmedeke
                 Family Health WIC Project                             Green Lake County           B. Lois Schmedeke
                 P.O. Box 1440                                         Marquette County            C. Ted Kay (920) 787-5514 x7101
                 400 S. Townline Road                                  Waushara County             D. Lois Schmedeke
                 Wautoma, WI 54982                                     Migrant Population          E. Amy Mann
                                                                                                   F. Aurora Grimm
                 (920) 787-1340 ext. 7107                                                          G. Mary Silha
                 (920) 787-5514       FAX: (920) 787-2746
                 FAX: (920) 787-4737
                 e-mail: fhlc@wirural.net


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
09      2290     Northwest Wisconsin Community Service                 Ashland County              A. Grace Gee
                 Agency, Inc (NWCSA),                                  Bayfield County             B. Grace Gee
                 WIC Project                                           Douglas County              D. Mary Mahan (Superior)
                 2231 Catlin Avenue                                    Iron County                 E. Sandy Swanson (Ashland)
                 Superior, WI 54880                                                                F. Sandy Swanson (Ashland)
                                                                                                   G. JoAnn Wegenke
                 (715) 394-2750 (Superior)
                 (715) 682-6661 (Ashland)

                 FAX: (715) 394-7414 (Superior)
                 (0475 (Ashland)

                 NWCSA                                                                             C. Richard Monson
                 1118 Tower Avenue
                 Superior, WI 54880

                 (715) 392-5127
10       495     Taylor County Health Department                       Taylor County               A. Patty Krug
                 WIC Project                                                                       B. Brenda Herrell
                 Courthouse                                                                        C. Patty Krug
                 224 S Second Street                                                               D. Michele Armbrust
                 Medford, WI 54451                                                                 E. Brenda Herrell
                                                                                                   F. Jacky Peterson
                 (715) 748-1410       FAX: (715) 748-1415                                          G. Paula Lickteig
                 e-mail: krug101w@wonder.em.cdc.gov

HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
11      2130     Outagamie County Dept of Health & Human Serv          Outagamie County            A. Sue Kamien
                 WIC Project                                                                       B. Sue Kamien
                 410 South Walnut Street                                                           D. Cindy Brylski
                 Appleton, WI 54911                                                                E. Melissa Rentmeester
                                                                                                   F. Neu Yang
                 (920) 832-5109            FAX: (920) 832-5110                                     G. Diane Moreau-Stodola

                 Outagamie County Health & Human Serv Dept
                 401 S Elm Street                                                                  C. Barb Thiel, Acting Director
                 Appleton, WI 54911

                 (920) 832-5100
12       430     Oneida Tribe of Indians of Wisconsin                   Oneida Reservation         A. Susan Beck
                 Community Health Center WIC Project                                               B. Elizabeth Schwantes
                 P.O. Box 365                                                                      C. Deanna Bauman (920) 869-2711
                 Oneida, WI 54155                                                                     x4806
                                                                                                   D. Susan Beck
                 (920) 869-4829            FAX: (920) 869-1077                                     E.
                 (920) 869-2711 ext 4829                                                           F. Kelly Skenandore
                                                                                                   G. Diane Moreau-Stodola


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
13      2850     Family Planning Health Services, Inc.                 Langlade County             A. Kay Perkins
                 WIC Project                                           Lincoln County              B. Kay Perkins
                 719 North Third Avenue                                Marathon County             C. Lon Newman (715) 675-9858
                 Wausau, WI 54401                                                                  D. Mary Fischer
                                                                                                   E. Kay Perkins
                 (715) 675-5449       FAX: (715) 675-5475                                          F. Kay Perkins
                 e-mail: perk104w@wonder.em.cdc.gov                                                G. Paula Lickteig
14      1685     Fond du Lac County Health Dept                        Fond du Lac County          A. Colleen Deanovich
                 WIC Project                                                                       B. Colleen Deanovich
                 160 South Macy Street                                                             C. Diane Cappozzo (920) 929-3093
                 Fond du Lac, WI 54935                                                             D. Kathy Behlke
                                                                                                   E. Cheryl Callis
                 (920) 929-3104       FAX: (920) 929-3102                                          F. Barb Roloff
                                                                                                   G. Diane Moreau-Stodola


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
15      2915     Racine/Kenosha Community Action Agency Inc.           Kenosha County              A. Michael Lill
                 WIC Project                                                                       B. Pamela Halbach
                 2000 63rd Street                                                                  D. Pamela Halbach
                 Kenosha, WI 53143                                                                 E. Michael Lill
                                                                                                   F. Michael Lill
                 (414) 657-0840       FAX: (414) 657-1631                                          G. Sandra Poehlman
                 e-mail: maxchaos@execpc.com

                 R/K Community Action Agency                                                       C. Thomas White
                 72 Seventh Street
                 Racine, WI 53403

                 (414) 637-8377
16      2255     La Crosse County Health Department                    La Crosse County            A. Linda Lee
                 WIC Project                                                                       B. Cheryl Levendoski
                 300 Fourth Street North                                                           C. Doug Mormann (608) 785-9807
                 La Crosse, WI 54601                                                               D. Cheryl Levendoski
                                                                                                   E. Linda Lee
                 (608) 785-9865              FAX: (608) 785-9846                                   F. Judy deBack
                                                                                                   G. Linda Petersen

HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
17      1030     Portage County Health & Human Services Dept           Portage County              A. Suzanne Oehlke
                 WIC Project                                                                       B. Suzanne Oehlke
                 817 Whiting Avenue                                                                C. Judy Bablitch (715) 345-5700
                 Stevens Point, WI 54481                                                           D. Rosemary Dobbe
                                                                                                   E. Suzanne Oehlke
                 (715) 345-5775       FAX: (715) 345-5966                                          F. Cathy McCorkell
                                                                                                   G. Paula Lickteig
18       510     Jackson County Dept of Health & Human Serv            Jackson County              A. Heidi Nighbor
                 WIC Project                                                                       B. Amy Modjeski
                 420 Hwy 54 West                                                                   C. Kevin Mannell
                 P.O. Box 457                                                                      D. Heidi Nighbor
                 Black River Falls, WI     54615                                                   E. Heidi Nighbor
                                                                                                   F. Diane Milnthorpe
                 (715) 284-4301       FAX: (715) 284-7713                                          G. Linda Petersen
                 e-mail: byrn100w@wonder.em.cdc.gov
19       460     Door County Public Health Dept                        Door County                 A. Teresa Pasewald
                 WIC Project                                                                       B. Teresa Pasewald
                 421 Nebraska Street                                                               C. Rhonda Kolberg (920) 746-2234
                 P.O. Box 670                                                                      D. Teresa Pasewald
                 Sturgeon Bay, WI 54235                                                            E. Patricia Gosser
                                                                                                   F. Teresa Pasewald
                 (920) 746-2237       FAX: (920) 746-2320                                          G. Diane Moreau-Stodola


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
20      1030     Pepin County Health Dept                              Pepin County                A. Anne Bauch
                 Pepin-Dunn WIC Project                                Dunn County                 B. Anne Bauch
                 740 7th Avenue West                                                               C. Sharon Prissel
                 P.O. Box 39                                                                       D. Anne Bauch
                 Durand, WI 54736                                                                  E. Anne Bauch
                                                                                                   F. Cindy Holmstadt
                 (715) 672-5984       FAX: (715) 672-5920                                          G. JoAnn Wegenke
                 (888) 332-5768
                 e-mail: bies100w@wonder.em.cdc.gov
21       720     Juneau County Health Dept                             Juneau County               A. Kris Willey
                 WIC Project                                                                       B. Amy Podmolik
                 Courthouse Annex                                                                  C. Barbara Theis (608) 847-9373
                 220 LaCrosse Street                                                               D. Teresa Field
                 Mauston, WI 53948-1395                                                            E. Kris Willey
                                                                                                   F. Jennifer Frosh
                 (608) 847-9375       FAX: (608) 847-9407                                          G. Dan Cash
                 e-mail: jccecii@mwt.net
22      1995     Eau Claire City-County Health Department              Eau Claire County           A. Cheryl Yarrington
                 WIC Project                                                                       B. Cheryl Yarrington
                 720 Second Avenue                                                                 C. James Ryder (715) 839-4718
                 Eau Claire, WI 54703                                                              D. Cheryl Yarrington
                                                                                                   E. Jackie Hawkenson
                 (715) 839-5051       FAX: (715) 839-1674                                          F. Sandy Nordlund
                 e-mail: yarr0415@wonder.em.cdc.gov                                                G. Linda Petersen


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
23      1190     Chippewa County Department of Public Health           Chippewa County             A. Judy Fedie
                 WIC Project                                                                       B. Judy Fedie
                 711 North Bridge Street, Room 222                                                 C. Jean Durch
                 Chippewa Falls, WI 54729                                                          D. Judy Fedie
                                                                                                   E. Judy Culver
                 (715) 726-7903       FAX: (715) 726-7910                                          F. Deb Blum
                 e-mail: fedi100w@wonder.em.cdc.gov                                                G. JoAnn Wegenke
24       835     Monroe County Health Department                       Monroe County               A. Theresa Kleinertz
                 WIC Project                                                                       B. Theresa Kleinertz
                 Community Service Bldg A                                                          C. Sharon Nelson (608) 269-8666
                 14301 Cty Hwy B Box 18                                                            D. Rebecca Campbell
                 Sparta, WI 54656                                                                  E. Theresa Kleinertz
                                                                                                   F. Theresa Kleinertz
                 (608) 269-8671       FAX: (608) 269-8872                                          G. Linda Petersen
25       515     Price County Health Dept                              Price County                A. Vickie Petrashek
                 WIC Project                                                                       B. Vickie Petrashek
                 104 South Eyder Avenue                                                            C. Mary Hahn
                 Phillips, WI 54555                                                                D. Vickie Petrashek
                                                                                                   E  Laurie McKuen
                 (715) 339-3054       FAX: (715) 339-3057                                          F. Laurie McKuen
                                                                                                   G. Barbara Pevytoe


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
26       750     Trempealeau County Health Dept                        Trempealeau County          A. Joan Smedberg
                 WIC Project                                                                       B. Ellen Blumer
                 36245 Main Street                                                                 C. Eileen Gutknecht (ext 231)
                 P.O. Box 67                                                                       D. Ellen Blumer
                 Whitehall, WI 54773                                                               E. Joan Smedberg
                                                                                                   F. Tammie Coburn
                 (715) 538-2311, Ext. 233                                                          G. Linda Petersen
                 FAX: (715) 538-4861
                 e-mail: nepe100w@wonder.em.cdc.gov
27      2005     Winnebago County Health Department                    Winnebago County            A. Barbara Sheldon
                 WIC Project                                                                       B. Barbara Sheldon
                 220 Washington Ave., P.O. Box 2808                                                D. Christine Possell
                 Oshkosh, WI 54901                                                                 E. Barbara Sheldon
                                                                                                   F. Barbara Sheldon
                 (920) 236-4991       FAX: (920) 303-4792                                          G. Mary Silha

                 Winnebago County Health Department                                                C. Susan Huelsbeck
                 725 Butler Ave., P.O. Box 68
                 Winnebago, WI 54985

                 (920) 232-3029


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                                     -226-

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
28      1140     Barron County Health Dept                             Barron County               A. Marla Prytz
                 WIC Project                                                                       B. Marla Prytz
                 1443 East Division Avenue                                                         C. Kathleen Newman (414) 741-3133
                 Barron, WI 54812                                                                  D. Marla Prytz
                                                                                                   E. Shirley Glaser
                 (715) 537-6580       FAX: (715) 537-6274                                          F. Shirley Glaser
                 e-mail: pryt100w@wonder.em.cdc.gov                                                G. JoAnn Wegenke
29      1175     Walworth County Public Health Nursing Serv            Walworth County             A. Patricia Grove
                 WIC Project                                                                       B. Teresa Rutkowski
                 W3929 Highway NN                                                                  C. Patricia Grove
                 P.O. Box 1006                                                                     D. Teresa Rutkowski
                 Elkhorn, WI 53121                                                                 E. Pat Grove
                                                                                                   F. Kathleen Ludtke
                 (414) 741-3146       FAX: (414) 741-3757                                          G. Sandra Poehlman
                 e-mail: walcophn@elknet.net
30       285     Vilas County Health Services, Inc.                    Vilas County                A. Phyllis Dicka
                 WIC Project                                                                       B. Jennifer Mikulich
                 226 Highway 70                                                                    C. Phyllis Dicka
                 P.O. Box 456                                                                      D. Jennifer Mikulich
                 St. Germain, WI 54558                                                             E. Phyllis Dicka
                                                                                                   F. Nancy Minx
                 (715) 479-3357       FAX: None                                                    G. Barbara Pevytoe
                 e-mail: vicohlth@bfm.org


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
31       680     St. Croix County Dept of Health & Human Serv          St. Croix County            A. Melinda Hanson
                 WIC Project                                                                       B. Ruth Lehmann
                 1445 North Fourth Street                                                          C. John Borup (715) 246-8223
                 New Richmond, WI 54017                                                            D. Cindy Gulyash
                                                                                                   E. Ellen Rominski
                 (715) 246-8359       FAX: (715) 246-8225                                          F. Shirley Peterson
                 e-mail: hans122w@wonder.em.cdc.gov                                                G. JoAnn Wegenke
32       665     Columbia County Health Department                     Columbia County             A. Linda Cromheecke
                 WIC Project                                                                       B. Linda Cromheecke
                 711 East Cook Street                                                              C. Terry Kruse (608) 742-9250
                 Portage, WI 53901                                                                 D. Linda Cromheecke
                                                                                                   E. Linda Cromheecke
                 (608) 742-9254       FAX: (608) 742-9759                                          F. Gail Benz
                                                                                                   G. Dan Cash
33       475     Sinai Samaritan Medical Center                        Milwaukee County            A. Jen Agnello
                 WIC Project                                                                       B. Jen Agnello
                 945 N 12th Street, RE 120                                                         C. William Jenkins (414) 219-7273
                 Milwaukee, WI 53233                                                               D. Teri Kodrich
                                                                                                   E.
                 (414) 219-3210       FAX: (414) 219-3123                                          F. Jen Agnello
                                                                                                   G. Marilyn Bolton


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
34       790     West Allis Health Department                          City of West Allis          A. Jennifer Vaclav
                 WIC Project                                                                       B. Jennifer Vaclav
                 7120 West National Avenue                                                         C. Terry Brandenburg
                 West Allis, WI 53214                                                                 (414) 302-8637
                                                                                                   D. Cheryl Davies
                                                                                                   E. Jennifer Vaclav
                 (414) 302-8642       FAX: (414) 302-8628                                          F. Jennifer Vaclav
                                                                                                   G. Marilyn Bolton
35      5485     Sixteenth Street Community Health Center              Milwaukee County            A. Sue Denman
                 WIC Project                                                                       B. Diane Dankert
                 1337 South Cesar Chavez Drive                                                     C. John Bartkowski
                 Milwaukee, WI 53204                                                                  (414) 672-1315 x342
                                                                                                   D. Sally Callan
                                                                                                   E. Vacant
                 (414) 643-7554       FAX: (414) 643-1899                                          F. Lizbeth Garcia
                 e-mail: denman@sschc.org                                                          G. Marilyn Bolton
36      4870     Seeds of Health, Inc.                                Milwaukee County             A. Marcia Spector
                 WIC Project                                          (concentration on Hispanic   B. Lisa Hanson
                 1445 S 32nd Street                                   population), South Suburbs,  C. Marcia Spector (414) 672-3364
                 Milwaukee, WI 53215                                  City of Wauwatosa            D. Brenda Kalchbrenner/
                                                                                                      Monica Janza
                                                                                                   E. Lisa Hanson
                 (414) 672-3430       FAX: (414) 672-3845                                          F. Lisa Hanson
                 e-mail: mspector@execpc.com                                                       G. Marilyn Bolton


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
37      1200     Jefferson County Health Dept                          Jefferson County\           A. Ann Lynch
                 WIC Project                                           All City of Watertown       B. Vacant
                 N3995 Annex Road                                                                  C. Gail Chamberlain(920) 674-7228
                 Jefferson, WI 53549                                                               D. Vacant
                                                                                                   E. Vacant
                 (920) 674-7275       FAX: (920) 674-7477                                          F. Terry Meloy
                 e-mail: cham100w@wonder.em.cdc.gov                                                G. Sandra Poehlman
38      3755     Nutrition and Health Associates, Inc.                 Rock County                 A. Cathy Dean
                 Rock County WIC Project                               Green County                B. Mary Pesik
                 32 East Racine Street                                                             C. Cathy Dean
                 Janesville, WI 53545                                                              D. Mary Pesik
                                                                                                   E. Bonnie Bohr
                 (608) 754-3722       FAX: (608) 754-3132                                          F. Mary Pesik
                 e-mail: nha@jvlnet.com                                                            G. Dan Cash
39       275     Buffalo County Dept of Health & Human Services        Buffalo County              A. Heather Repinski
                 WIC Project                                                                       B. Claudia Cater
                 407 S 2nd Street                                                                  C. Stuart Berg
                 PO Box 517                                                                        D. Claudia Cater
                 Alma, WI 54610                                                                    E. Heather Repinski
                                                                                                   F. Barb Bauman
                 (608) 685-4412       FAX: (608) 685-3342                                          G. JoAnn Wegenke


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
40      2880     Health and Nutrition Service of Racine, Inc.          Racine County               A. Margie Carrington
                 WIC Project                                                                       B. Kathy Bible
                 2316 Rapids Drive                                                                 C. Margie Carrington
                 Racine, WI 53404                                                                  D. Tracy Steh
                                                                                                   E. Rae Jean Vistain
                 (414) 637-7750       FAX: (414) 637-7926                                          F. Kathy Bible
                                                                                                   G. Marilyn Bolton
41      685      Oneida County Health Department                       Oneida County               A. Kathryne Sutliff
                 WIC Project                                                                       B. Valerie Klave
                 Courthouse                                                                        C. Kathryne Sutliff(715) 369-6111
                 P.O. Box 400                                                                      D. Debra Durchslag
                 Rhinelander, WI 54501                                                             E. Valerie Klave
                                                                                                   F. Debra Drake
                 (715) 369-6109       FAX: (715) 732-7646                                          G. Barbara Pevytoe
                 e-mail: sutl100w@wonder.em.cdc.gov
42      885      Marinette County Health Department                    Marinette County            A. Mary Mursau
                 WIC Project                                                                       B. Sherry Stender
                 2500 Hall Avenue, Suite C                                                         C. Robert Jarentowski
                 Marinette, WI 54143                                                                 (715) 732-7700
                                                                                                   D. Sherry Stender
                                                                                                   E. Sherry Stender
                 (715) 732-7670       FAX: (715) 732-7646                                          F. Sherry Stender
                 e-mail: murs101w@wonder.em.cdc.gov                                                G. Diane Moreau-Stodola


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
43       800     Shawano County Health Department                      Shawano County              A. Linda Waggoner
                 WIC Project                                                                       B. Linda Waggoner
                 Courthouse                                                                        C. Janet Lewellyn (715) 526-4805
                 311 North Main Street                                                             D. Linda Waggoner
                 Shawano, WI 54166                                                                 E. Susan Larson
                                                                                                   F. Susan Larson
                 (715) 526-2822       FAX: (715) 524-5157                                          G. Mary Silha
                 (715) 526-3040
                 e-mail: lewe100w@wonder.em.cdc.gov
44      1520     Sheboygan County Health & Human Services              Sheboygan County            A. Jean Beinemann
                 WIC Project                                                                       B. Laura Graney
                 1011 North Eighth Street                                                          C. Gary Johnson (920) 459-3213
                 Sheboygan, WI 53081                                                               D. Marcia Beauchaine
                                                                                                   E. Karin Gunderson
                 (920) 459-3417       FAX: (920) 459-4353                                          F. Karin Gunderson
                 e-mail: jmbeinem@sheboygan.wi.us                                                  G. Mary Silha
45      1210     Manitowoc County Health Department                    Manitowoc County            A. Jeanne Gauthier
                 WIC Project                                                                       B. Jeanne Gauthier
                 823 Washington Street                                                             C. James Blaha (920) 683-4453
                 Manitowoc, WI 54220                                                               D. Barbara Redmer
                                                                                                   E. Sandy Hollen
                 (920) 683-4526       FAX: (920) 683-4156                                          F. Sandy Hollen
                                                                                                   G. Diane Moreau-Stodola


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
46       140     Florence County Health Dept                           Florence County             A. Karen Wertanen
                 WIC Project                                                                       B. Barbara Pevytoe
                 Courthouse, PO Box 17                                                             C. Karen Wertanen
                 501 Lake Avenue                                                                   D. Karen Wertanen
                 Florence, WI 54121                                                                E. Karen Wertanen
                                                                                                   F. Mary Jo Bomberg
                 (715) 528-4837       FAX: (715) 528-5269                                          G. Paula Lickteig
                 e-mail: wert101w@wonder.cdc.em.gov
47       225     Forest County Health Dept                             Forest County               A. Linda Kortbein
                 WIC Project                                                                       B. Vacant
                 Courthouse                                                                        C. Linda Kortbein
                 200 E Madison Street                                                              D. Stephanie Mattson
                 Crandon, WI 54520                                                                 E. Lillie Erdmann
                                                                                                   F. Anne Loduha
                 (715) 478-3371       FAX: (715) 478-5171                                          G. Barbara Pevytoe
48       350     Burnett County Health Department                      Burnett County              A. Nancy Osterberg
                 WIC Project                                                                       B. Nancy Osterberg
                 7410 County Road K, No. 114                                                       C. Daniel Brown
                 Siren, WI 54872                                                                   D. Nancy Osterberg
                                                                                                   E. Amy Erickson
                 (715) 349-2141       FAX: (715) 349-2140                                          F. Amy Erickson
                 e-mail: oste101w@wonder.em.cdc.gov                                                G. JoAnn Wegenke


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
49       345     Sawyer County Health & Human Services                 Sawyer County               A. Karla Arrigoni
                 WIC Project                                                                       B. Karla Arrigoni
                 105 East Fourth Street                                                            C. Pat Harrington
                 PO Box 528                                                                        D. Karla Arrigoni
                 Hayward, WI 54843                                                                 E. Karla Arrigoni
                                                                                                   F. Lois Downey
                 (715) 634-4874       FAX: (715) 634-3580                                          G. Barbara Pevytoe
50       600     Oconto County Department of Human Services WIC        Oconto County               A. Paulette Watermolen
                 Project                                                                           B. Paulette Watermolen
                 501 Park Avenue                                                                   C. Dennis Tomchek (920) 834-7000
                 Oconto, WI 54153                                                                  D. Paulette Watermolen
                                                                                                   E. Paulette Watermolen
                 (920) 834-7072       FAX: (920) 834-6889                                          F. Paulette Watermolen
                 e-mail: konitde@co.oconto.wi.us                                                   G. Diane Moreau-Stodola
51      1210     Wood County Health Department                         Wood County                 A. Mary Arnold
                 WIC Project                                                                       B. Connie Eisch
                 184 Second Street North                                                           C. Robert Newman (715) 421-8911
                 Wisconsin Rapids, WI 54494                                                        D. Mary Arnold
                                                                                                   E. Pam Killian
                 (715) 421-8950       FAX: (715) 421-8962                                          F. Pam Killian
                                                                                                   G. Paula Lickteig


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
52     10260     City of Milwaukee Health Department                   City of Milwaukee           C. Seth Foldy (414) 286-3521
                 WIC Project                                                                       E. Clarice Hall Moore
                 841 North Broadway                                                                G. Marilyn Bolton
                 Milwaukee, WI 53202-3653

                 (414) 286-3616              FAX: (414) 286-8174
52-01            Isaac Coggs Community Health Center
                 WIC Project
                 2770 North Fifth Street
                 Milwaukee, WI 53212

                 (414) 286-8819 (Staff)      FAX: (414) 286-2368
52-02            Johnston Community Health Center                                                  A. Clarice Hall Moore
                 WIC Project                                                                          (414) 286-8804
                 1230 West Grant Street                                                            D. Bonnie Brower (414) 286-8820
                 Milwaukee, WI 53215                                                               F. Shirley Newby (414) 286-8737


                 (414) 286-8805 (Staff)
52-03            Northwest Health Center                                                           B. Yvonne Greer (414) 286-3619
                 WIC Project
                 7630 West Mill Road
                 Milwaukee, WI 53218

                 (414) 286-8807 (Staff)      FAX: (414) 286-5479


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
52-04            Keenan Health Center
                 WIC Project
                 3200 North 36th Street
                 Milwaukee, WI 53216

                 (414) 286-8803 (Staff)      FAX: (414) 286-2112
53      2915     City of Madison/Madison Dept of Public Health         City of Madison             A. Janet Daniel
                 WIC Project                                                                       B. Sue Marshall
                 2202 S Park Street                                                                D. Janet Daniel
                 Madison, WI 53713                                                                 E. Janet Daniel
                                                                                                   F. Julann Esse/Kathy Boldt
                 (608) 267-1111              FAX: (608) 261-9606                                    G. Dan Cash
                 e-mail: jdaniel@ci.madison.wi.us
                 smarshall@ci.madison.wi.us

                 City of Madison/Madison Dept of Public Health                                     C. Patricia Gadow
                 City-County Building Room 507
                 210 Martin Luther King Jr Blvd
                 Madison, WI 53710

                 (608) 266-4821


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
54      1885     Dane County Department of Human                       Dane County                 A. Laura Snyder
                 Services/Division of Public Health                                                B. Carol Johnson-Hohol
                 WIC Project                                                                       C. Gareth Johnson (608) 242-6511
                 1202 Northport Drive                                                              D. Laura Snyder
                 Madison, WI 53704                                                                 E. Laura Snyder
                                                                                                   F. Barb Bailey
                 (608) 242-6525            FAX: (608) 242-6256                                     G. Dan Cash
56       415     Vernon County Health Department                       Vernon County               A. Elizabeth Johnson
                 WIC Project                                                                       B. Shyamala Ganesh
                 Rt 3, Hwy BB                                                                      C. Elizabeth Johnson
                 PO Box 209                                                                           (608) 637-2233
                 Viroqua, WI 54665-0209                                                            D. Janet Reed
                                                                                                   E. Shyamala Ganesh
                                                                                                   F. Shyamala Ganesh
                 (608) 637-6488            FAX: (608) 637-8750                                     G. Linda Petersen
                 e-mail: john125w@wonder.em.cdc.gov
57      1025     Sauk County Dept of Health                            Sauk County                 A. Linda Bormann
                 WIC Project                                                                       B. Linda Bormann
                 505 Broadway                                                                      C. Beverly Muhlenbeck
                 Baraboo, WI 53913                                                                    (608) 355-4300
                                                                                                   D. Linda Bormann
                                                                                                   E. Linda Bormann
                 (608) 355-4302            FAX: (608) 355-3469                                     F. Sonja Schyvinch
                 (608) 355-4320                                                                    G. Dan Cash


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
58       390     Washburn County Public Health/Home Care               Washburn County             A. Billie La Bumbard
                 WIC Project                                                                       B. Sarah Fry
                 222 Oak Street                                                                    C. Billie La Bumbard
                 Spooner, WI 54801                                                                 D. Sarah Fry
                                                                                                   E. Sarah Fry
                 (715) 635-7616              FAX: (715) 635-6475                                   F. Cindy Duffy
                 e-mail: labu100w@wonder.em.cdc.gov                                                G. JoAnn Wegenke
59       525     Rusk County Health Dept                               Rusk County                 A. Claudia Cater
                 WIC Project                                                                       B. Claudia Cater
                 311 Miner Avenue East                                                             C. Kathleen Mai
                 Suite C220                                                                        D. Claudia Cater
                 Ladysmith, WI 54848                                                               E. Audrey Tinder
                                                                                                   F. Audrey Tinder
                 (715) 532-2177              FAX: (715) 532-2217                                   G. JoAnn Wegenke
60       580     Clark County Health Department                        Clark County                A. Diane Roach
                 WIC Project                                                                       B. Diane Roach
                 517 Court Street                                                                  C. Cindy Woldt-Schmidt
                 Neillsville, WI 54456                                                                (715) 743-5105
                                                                                                   D. Diane Roach
                                                                                                   E. Diane Roach
                 (715) 267-5001              FAX: (715) 267-5001                                   F. Bev Reynolds
                                                                                                   G. Linda Petersen


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
61       295     Kewaunee County Public Health Dept                    Kewaunee County             A. Lynn Drzewieski
                 WIC Project                                                                       B. Lynn Drzewieski
                 510 Kilbourn Street                                                               C. Mary Halada (920) 388-7161
                 Kewaunee, WI 54216                                                                D. Lynn Drzewieski
                                                                                                   E. Lynn Drzewieski
                 (920) 388-7166             FAX: (920) 388-2122                                    F. Alisa Herrick
                 e-mail:kcpublichealth@itol.com                                                    G. Mary Silha
62      1250     Washington County Health Department                   Washington County           A. Kimber Baars
                 Washington/Ozaukee WIC Project                        Ozaukee County              B. Kimber Baars
                 333 East Washington Street, Suite 1100                                            C. Delores Harder (414) 335-4462
                 West Bend, WI 53095                                                               D. Kimber Baars
                                                                                                   E. Carol Frank
                 (414) 335-4466 (Washington)                                                       F. Jackie Henderleiter
                 (414) 284-8172 (Ozaukee)                                                          G. Marilyn Bolton
                 FAX: (414) 335-4705 (Washington)
                 e-mail: chnmichell@co.washington.wi.us
63      5650     Wee Care Day Care, Inc                                City of Milwaukee/          C. Nate Jefferson
                 WIC Project                                           Central City North          G. Marilyn Bolton
                 4355 N Richards St Suite 205
                 Milwaukee, WI 53212

                 (414) 964-9621             FAX: (414) 964-0683


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
63-01            Wee Care                                                                          A. Ann White
                 3882 North Teutonia Avenue                                                        B. Jodi Klement
                 Milwaukee, WI 53206                                                               D. Jodi Klement
                                                                                                   E. Ann White
                 (414) 449-8460       FAX: (414) 449-8465                                          F. Sheila Lampley
                 e-mail: whiteam@aol.com
63-02            Wee Care                                                                          F. Theresa Scott
                 5825 West Capitol Drive
                 Milwaukee, WI 53216

                 (414) 449-8470       FAX: (414) 449-8475
                 whiteam@aol.com
64      1430     Racine Health Department                             City of Racine               A. Amy Brieske
                 WIC Project                                                                       B. Amy Brieske
                 730 Washington Avenue                                                             C. Diane S Muri (414) 636-9495
                 Racine, WI 53403                                                                  D. Amy Brieske
                                                                                                   E. Amy Brieske
                 (414) 636-9494       FAX: (414) 636-9504                                          F. Kris Nevarez
                                                                                                   G. Sandra Poehlman


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
65       830     Waupaca County Dept of Hlth & Human Serv              Waupaca County              A. Gail Yest
                 WIC Project                                                                       B. Gail Yest
                 Courthouse                                                                        C. Barbara Black (715) 258-6385
                 811 Harding Street                                                                D. Gail Yest
                 Waupaca, WI 54981                                                                 E. Debbie Meidl
                                                                                                   F. Debbie Meidl
                 (715) 258-6391             FAX: (715) 258-6409                                    G. Diane Moreau-Stodola
66       345     Calumet County Health Dept                            Calumet County              A. Jennifer Colla
                 WIC Project                                                                       B. Jennifer Colla
                 206 Court Street                                                                  C. Rosemary Roy
                 Chilton, WI 53014                                                                 D. Barbara Schaefer
                                                                                                   E. Jennifer Colla
                 (920) 849-1432             FAX: (920) 849-1476                                    F. Shari Holterman
                 e-mail: royl105w@wonder.em.cdc.gov                                                G. Mary Silha
67       855     Dodge County Human Serv & Hlth Dept                   Dodge County                A. Carol Schwab
                 WIC Project                                                                       B. Kathy Campbell
                 143 East Center Street                                                            C. David Titus (920) 386-3534
                 Juneau, WI 53039                                                                  D. Carol Schwab
                                                                                                   E. Kathy Campbel
                 (920) 386-3680             FAX: (920) 386-3533                                    F. Sharon Kok
                 e-mail: phndodge@globaldialog.com                                                 G. Dan Cash


HMO Contract for January 1, 2002 - December 31, 2003

                                                                                                   A. PROJECT DIRECTOR
                                                                                                   B. PROJECT NUTRITIONIST
                                                                                                   C. AGENCY DIRECTOR
                                                                                                   D. BREASTFEEDING COORDINATOR
                                                                                                   E. VENDOR CONTACT
PROJ   FY '99                                                               AREA OR                F. DAISY CONTACT PERSON
NO.   CASELOAD   PROJECT NAME                                          POPULATION SERVED           G. REGIONAL NUTRITIONIST
----  --------   ------------                                          -----------------           ----------------------------
68       610     Pierce County Public Health                           Pierce County               A. Ann Rosenthal
                 WIC Project                                                                       B. Diane H-Robinson
                 412 West Kinne Street, PO Box 238                                                 C. Jane Bruggeman (715) 273-6755
                 Ellsworth, WI 54011                                                               D. Ann Rosenthal
                                                                                                   E. Mary Halls
                 (715) 273-6760             FAX: (715) 273-6854                                    F. Mary Halls
                 e-mail: rose101w@wonder.em.cdc.gov                                                G. JoAnn Wegenke
69       835     Polk County Health Dept                               Polk County                 A. Andrea Seifert
                 WIC Project                                                                       B. Andrea Seifert
                 300 Polk County Plaza, Suite 10                                                   C. Gretchen Sampson
                 Balsam Lake, WI 54810                                                             D. Andrea Seifert
                                                                                                   E. Ardis Kelly
                 (715) 485-8520: (715) 485-8501                                                    F. Ardis Kelly
                 e-mail: seif104w@wonder.em.cdc.gov                                                G. Linda Petersen
71      1025     Grant County Health Dept                              Grant County                A. Danielle Varney
                 WIC Project                                                                       B. Danielle Varney
                 125 S Monroe Street                                                               C. Linda Adrian (608) 723-6416
                 Lancaster, WI 53813                                                               D. Ann Jenkins
                                                                                                   E. Charlotte Brandt
                 (608) 723-6758             FAX: (608) 723-6501                                    F. Kelly Stadele
                 e-mail: adrilw@wonder.em.cdc.gov                                                  G. Dan Cash


HMO Contract for January 1, 2002 - December 31, 2003